UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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Nabi Biopharmaceuticals

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12276 Wilkins Avenue

Rockville, Maryland 20852

February 4, 2010

To our stockholders:

You are cordially invited to attend a special meeting of stockholders of Nabi Biopharmaceuticals, a Delaware corporation, (“Nabi,” “us” or “we”) to be held at 10:00 a.m., local time, on March 2, 2010 at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814.

We have entered into an exclusive option and license agreement (the “NicVAX Agreement”) with GlaxoSmithKline Biologicals S.A., a Belgian corporation (“GSK”). At the closing of the NicVAX Agreement, we will grant to GSK (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture Nabi’s nicotine conjugate vaccine candidate (NicVAX®), as it currently exists (“NicVAX”), as well as certain potential alternative forms of NicVAX together with an adjuvant other than a GSK proprietary adjuvant and/or with different presentation, dosage or administration (“NicVAX Alternatives”), and (2) an exclusive worldwide license to develop, commercialize and manufacture certain future generation candidate vaccines for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives), in each case, as described in more detail in the attached proxy statement. The exercise by GSK of its option to license NicVAX (and NicVAX Alternatives) pursuant to the NicVAX Agreement may constitute the sale, lease or exchange of substantially all of our assets under Delaware law. In consideration for the option and license rights, GSK has agreed to pay us a nonrefundable $40 million up-front payment upon closing of the NicVAX Agreement and certain additional option, milestone and royalty payments to be paid following the closing if certain conditions are met, in each case, as described in more detail in the attached proxy statement. A copy of the NicVAX Agreement is attached as Annex A to the proxy statement that accompanies this letter.

The transactions contemplated by the NicVAX Agreement will not become effective unless approved by the stockholders of Nabi. We have scheduled a special meeting of our stockholders for this vote on March 2, 2010. YOUR VOTE IS VERY IMPORTANT.

After careful consideration, our board of directors has unanimously determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Please carefully review the attached proxy statement for more complete information regarding the proposal to approve the NicVAX Agreement and the transactions contemplated thereby, which includes a description of the NicVAX Agreement, the background of our decision to enter into the NicVAX Agreement, and the reasons that our board of directors has decided to recommend that you approve the NicVAX Agreement and the transactions contemplated thereby.

Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you hold shares of our common stock directly in your name, you may also grant a proxy using the Internet or by telephone by following the instructions printed on your proxy card. Even if you return the proxy, you may attend the special meeting and vote your shares in person.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” each of the proposals described in this proxy statement.

Sincerely,

Raafat E.F. Fahim, Ph.D.

President and Chief Executive Officer

The accompanying notice and proxy statement are first being mailed or otherwise distributed to our stockholders on or about February 8, 2010.

Important notice regarding the availability of proxy statement materials for the stockholder meeting to be held on March 2, 2010:

The Proxy Statement is available at: http://phx.corporate-ir.net/phoenix.zhtml?c=100445&p=proxy

12276 Wilkins Avenue

Rockville, Maryland 20852

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On March 2, 2010

To our stockholders:

A special meeting of stockholders of Nabi Biopharmaceuticals will be held at 10:00 a.m., local time, on March 2, 2010 at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 for the following purposes:

1.

To approve the NicVAX Agreement (as defined below) and the transactions contemplated thereby, which includes the grant to GSK of (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture Nabi’s nicotine conjugate vaccine candidate (NicVAX®), as it currently exists (“NicVAX”), as well as certain potential alternative forms of NicVAX together with an adjuvant other than a GSK proprietary adjuvant and/or with different presentation, dosage or administration (“NicVAX Alternatives”), which option if exercised and consummated by GSK, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law, and (2) an exclusive worldwide license to develop, commercialize and manufacture certain future generation candidate vaccines for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives) pursuant to the exclusive option and license agreement (the “NicVAX Agreement”) attached as Annex A to the enclosed proxy statement; and

2.	To approve adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.

After careful consideration, our board of directors has unanimously determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

Only holders of record of our common stock at the close of business on January 25, 2010, will be entitled to notice of and to vote at the special meeting or any adjournment thereof. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting.

Your vote is important, regardless of the number of shares you own. The transactions contemplated by the NicVAX Agreement will not be completed unless the NicVAX Agreement and the transactions contemplated thereby are approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or grant a proxy by telephone or using the Internet to ensure that your shares will be represented at the special meeting if you are unable to attend. Your prompt cooperation will be greatly appreciated.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares at the special meeting.

Please follow the voting instructions on the enclosed proxy card to vote either by mail, telephone or electronically through the Internet.

By Order of the Board of Directors,

Constantine Alexander

Secretary

Rockville, Maryland

February 4, 2010

i

LIST OF ANNEXES

Annex A	Exclusive Option and License Agreement*

Annex B	Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

I.      Audited Consolidated Financial Statements from Annual Report filed on Form 10-K for the year ended December 27, 2008

II.     Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended March 28, 2009

III.   Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended June 27, 2009

IV.   Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended September 26, 2009

*	Confidential treatment has been requested for certain omitted portions of this document notated with [*] pursuant to 17 C.F.R. Sections 200.83 and 240.24b–2. The confidential portions have been filed separately with the Securities and Exchange Commission.

ii

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement and its annexes. Each item in this summary includes a page reference directing you to a more complete description of that item. In this proxy statement, the terms “Nabi,” “Company,” “we,” “our,” “ours,” and “us” refer to Nabi Biopharmaceuticals, a Delaware corporation, and its subsidiaries. The term “GSK” refers to GlaxoSmithKline Biologicals S.A., a Belgian corporation. The term “NicVAX Agreement” refers to the exclusive option and license agreement, by and between Nabi and GSK, dated as of November 13, 2009, a copy of which is attached as Annex A to this proxy statement. The term “transactions” refers to the proposed grant of the options and licenses pursuant to the NicVAX Agreement (which include an option that, if exercised and consummated by GSK, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law).

Parties to the NicVAX Agreement

Nabi Biopharmaceuticals

12276 Wilkins Avenue

Rockville, Maryland 20852

Telephone No.: (301) 770-3099

Nabi leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse. Nabi is headquartered in Rockville, Maryland. For additional information about Nabi, please visit www.nabi.com.

GlaxoSmithKline Biologicals S.A.

Parc de la Noire Epine

Avenue Pascale 2/6

B-1300 Wavre Belgium

Telephone No.: +32 (0)10.85.51.11

GSK (a GlaxoSmithKline company)—one of the world’s leading research-based pharmaceutical and healthcare companies—is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com. GSK is an entity affiliated with GlaxoSmithKline PLC.

The Special Meeting

Date, Time, Place and Purpose (Page 13)

The special meeting will be held on March 2, 2010, starting at 10:00 a.m., local time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814.

You will be asked to consider and vote to approve the NicVAX Agreement and the transactions contemplated thereby, which include the grant to GSK of (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture Nabi’s nicotine conjugate vaccine candidate (NicVAX®), as it currently exists (“NicVAX”), as well as certain potential alternative forms of NicVAX together with an adjuvant other than a GSK proprietary adjuvant and/or with different presentation, dosage or administration (“NicVAX Alternatives”), which option if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law (the “NicVAX Option”), and (2) an exclusive worldwide license to develop, commercialize and manufacture certain future generation candidate vaccines (“Future Candidates”) for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives). In addition, you will be asked to approve the adjournment of the special meeting, if necessary, in order to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

Record Date; Votes (Page 13)

Nabi has fixed the close of business on January 25, 2010 as the record date for determining the Nabi stockholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Nabi common stock on the record date are entitled to receive notice of and to vote at the special meeting, and any adjournment or postponement thereof.

Each share of Nabi common stock is entitled to one vote. On the record date, there were 49,508,843 shares of Nabi common stock entitled to vote at the special meeting.

Required Votes (Page 14)

The proposals have different voting standards for approval:

•

the proposal for the approval of the NicVAX Agreement and the transactions contemplated thereby, which include the grant to GSK of (1) the NicVAX Option, which if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law and (2) an exclusive worldwide license to develop, commercialize and manufacture Future Candidates for the prevention or treatment of nicotine addiction, requires the affirmative vote of a majority of the outstanding shares of Nabi common stock entitled to vote at the special meeting; and

•

the proposal to adjourn the special meeting, including, if necessary, to solicit additional proxies, requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting.

Approval of the NicVAX Agreement and the transactions contemplated thereby by the requisite vote of our stockholders is required for us to close the NicVAX Agreement.

Obtaining stockholder approval of the NicVAX Agreement and the transactions contemplated thereby by the holders of at least a majority of our outstanding shares of common stock is a condition to closing the NicVAX Agreement. Additionally, the transactions contemplated by the NicVAX Agreement include an option that, if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law.

A vote “FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby includes a vote in favor of the transactions contemplated under the NicVAX Agreement to occur on the closing date and any future transactions that may occur under the NicVAX Agreement following the closing date, including the transactions that would occur upon exercise by GSK of the NicVAX Option. The consummation of the transactions to occur upon GSK’s exercise of the NicVAX Option may constitute the sale, lease or exchange of substantially all of our assets under Delaware law. If the proposal to approve the NicVAX Agreement and the transactions contemplated thereby is approved by a majority of the outstanding shares of our common stock entitled to vote and the closing under the NicVAX Agreement occurs, we will not seek subsequent stockholder approval for any future transactions that may occur under the NicVAX Agreement.

Stock Ownership of Directors and Executive Officers (Page 13)

On January 25, 2010, the record date, directors and executive officers of Nabi and their respective affiliates owned and were entitled to vote 2,427,404 shares of Nabi common stock, or approximately 4.78% of the shares of Nabi common stock outstanding on that date. To our knowledge, the directors and executive officers of Nabi and their respective affiliates intend to vote their shares of Nabi common stock in favor of all proposals at the special meeting.

The NicVAX Agreement (Page 17)

On November 8, 2009, our board of directors, at a meeting duly called and held, unanimously approved the NicVAX Agreement, a copy of which is attached as Annex A to this proxy statement. Please read it carefully. Nabi and GSK may sometimes be referred to in this proxy statement as a party, or collectively as the parties. Pursuant to the terms of the NicVAX Agreement:

•

We have agreed to grant to GSK (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture NicVAX, as it currently exists, as well as NicVAX Alternatives (which are defined as “Improved Current Generation Candidates” or “ICGs” in the NicVAX Agreement and include certain potential alternative forms of NicVAX together with an adjuvant other than a GSK proprietary adjuvant and/or with different presentation, dosage or administration), and (2) an exclusive worldwide license to develop, commercialize and manufacture Future Candidates for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives).

•

In consideration for the option and license rights described above, GSK has agreed to pay us a nonrefundable $40 million up-front payment upon closing of the NicVAX Agreement and certain additional option, milestone and royalty payments to be made following the closing if certain conditions are met, in each case, as described in more detail below and in the attached proxy statement:

•	If GSK exercises the NicVAX Option, it will pay Nabi an option payment of $58 million following exercise.

•	GSK will pay Nabi a $20 million milestone payment upon successful completion of Phase III clinical trials with respect to NicVAX regardless of whether GSK exercises the NicVAX Option.

•

If GSK exercises the NicVAX Option, it will pay Nabi certain development milestone payments, including: (1) a payment of up to $70 million based on the therapeutic effect of NicVAX as approved in its U.S. or EU labeling, with the specific payment depending on whether the NicVAX therapeutic effect meets or exceeds specified targets although no payment is due if the NicVAX therapeutic effect is less than the therapeutic effect as defined in the NicVAX Agreement of the leading smoking cessation prescription product currently on the market; and (2) payments of up to an aggregate of $61 million based on obtaining regulatory approval for NicVAX in certain major market countries.

•

For Future Candidates, if GSK exercises the NicVAX Option, GSK will pay to Nabi: (1) payments of up to an aggregate of $21 million based on Phase II and Phase III clinical trial-related milestones; and (2) payments of up to an aggregate of $21 million based on obtaining regulatory approval in certain major market countries. Alternatively for Future Candidates, if GSK does not exercise the NicVAX Option, GSK will pay to Nabi: (a) payments of up to an aggregate of $47 million based on Phase II and Phase III clinical trial-related milestones; and (b) payments of up to an aggregate of $34 million based on obtaining regulatory approval in certain major market countries.

•

GSK will pay Nabi certain tiered sales milestone payments up to an aggregate of $209 million based on aggregate annual sales of (1) NicVAX, licensed NicVAX Alternatives and Future Candidates, if GSK exercises the NicVAX Option, or (2) Future Candidates, if GSK does not exercise the NicVAX Option.

•

If GSK exercises the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of NicVAX, beginning at 10% and potentially increasing on incremental sales to as high as 15%, with the increase depending on whether aggregate annual net sales of NicVAX meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

•

Whether or not GSK exercises the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of Future Candidates, beginning at 7% and potentially increasing on incremental sales to as high as 9%, with the increase depending on whether aggregate annual net sales of Future Candidates meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

•

The royalties payable by GSK to Nabi as described above (1) on Future Candidates are subject to certain reductions up to 25% depending on improvements in the therapeutic effect and/or reduction in the dosing of Future Candidates relative to NicVAX, and (2) on NicVAX and Future Candidates are subject to certain reductions if intellectual property license payments are owed to third parties. In either case, however, the minimum royalty rate on NicVAX will be 7.5% and the minimum royalty rate on Future Candidates will be 5%.

•

The economic terms of GSK’s license to NicVAX Alternatives (should GSK exercise the NicVAX Option) are subject to mutual agreement between Nabi and GSK. If the parties cannot mutually agree, then such economic terms will be determined through binding arbitration based on an agreed upon set of factors and principles relating to, among other things, the commercial potential of the NicVAX Alternatives subject to the option exercise and the relative contributions of Nabi and GSK to the development such NicVAX Alternatives.

If all necessary approvals have been obtained, including stockholder approvals and any third party consents, we anticipate that the closing of the NicVAX Agreement will occur shortly after this special meeting scheduled for March 2, 2010. At the closing of the NicVAX Agreement, Nabi will grant to GSK the exclusive option and license as described above and GSK will pay to Nabi the nonrefundable $40 million up-front payment. Following the closing, there is no guarantee that we will receive the payments described above that are structured as option payments or royalties, or that are contingent upon milestones which may not be achieved.

For a more detailed description of the NicVAX Agreement, please see the “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Summary of the NicVAX Agreement” beginning on page 27.

Reasons for the NicVAX Agreement (Page 20)

In evaluating the NicVAX Agreement, our board of directors considered its consultations with our management, industry consultants and legal advisors and other various factors. For the material factors considered by our board of directors in reaching its decision to approve the NicVAX Agreement, see “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Reasons for the NicVAX Agreement” beginning on page 20.

Recommendation of Our Board of Directors (Page 22)

After careful consideration, our board of directors has unanimously:

•	determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi;

•	approved the NicVAX Agreement and the transactions contemplated thereby; and

•	recommended that our stockholders vote to approve the NicVAX Agreement and the transactions contemplated thereby.

Proceeds from the NicVAX Agreement (Page 23)

Nabi has not made a decision about the uses of the proceeds from the transactions contemplated by the NicVAX Agreement. Under the terms of the NicVAX Agreement, Nabi is obligated to maintain sufficient personnel and financial resources to comply with its development obligations under the NicVAX Agreement, which include development of NicVAX pursuant to a mutually agreed development plan that will require Nabi, among other things, to conduct two NicVAX Phase III clinical trials. Leading up to and after the anticipated closing of the NicVAX Agreement, our board of directors intends to review with management working capital needs, anticipated liabilities and potential strategic uses of capital. We may use the proceeds from the transactions contemplated by the NicVAX Agreement for the following purposes, although there can be no assurances that we will do so:

•

Working Capital, Liabilities and Product Development.    The proceeds from the transactions contemplated by the NicVAX Agreement will be used for general corporate purposes, including satisfying our working capital needs and paying our remaining liabilities as they come due, including liabilities under our outstanding 2.875% Convertible Senior Notes due 2025 (the “Convertible Notes”), approximately $6.1 million face value of which were outstanding at September 26, 2009, and for further clinical development of NicVAX as required under the NicVAX Agreement, NicVAX Alternatives and our other ongoing programs.

•

Possible Distribution to Stockholders or Repurchase.    If our board of directors determines that we have cash and cash equivalents in excess of what is needed to fund our liabilities and projected operating needs, it may consider a distribution to stockholders of a portion of the net cash proceeds from the NicVAX Agreement, by a special dividend, a self-tender, through a stock repurchase, through any combination of the foregoing, or through other mechanisms. Our board of directors has not conducted the analyses necessary to determine if such a distribution will be made and, if made, the amount and timing of any such distribution or its form. Accordingly, we cannot assure you that we will distribute any of the net cash proceeds from the transactions contemplated by the NicVAX Agreement to our stockholders in the event the transactions contemplated by the NicVAX Agreement are consummated. Nabi has previously announced a repurchase program for up to $65 million of our common stock in the open market or in privately negotiated transactions. Through September 26, 2009, we have acquired a total of 11,141,074 shares for a total cost of $40 million. Consequently, we advise our stockholders that they should not base their vote in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby upon the assumption that they will or will not receive a distribution out of the net cash proceeds from the transactions contemplated by the NicVAX Agreement.

Our board of directors and management will continue to evaluate our operational needs and remaining liabilities after the closing of the NicVAX Agreement, as well as other potential uses of proceeds.

Effects of the NicVAX Agreement (Page 24)

If our stockholders approve the NicVAX Agreement and the transactions contemplated thereby and the closing under the NicVAX Agreement occurs, GSK will acquire (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture NicVAX, as well as NicVAX Alternatives, and (2) an exclusive worldwide license to develop, commercialize and manufacture Future Candidates. If the NicVAX Agreement and the transactions contemplated thereby are not approved by our stockholders, then either we or GSK may terminate the NicVAX Agreement and our board of directors, along with management, will reassess our options in light of our long-term strategic goals.

Other Agreements and Transactions Related to the NicVAX Agreement (Page 25)

In addition to the NicVAX Agreement, on the closing date we will also enter into two related sublicense agreements in connection with the NicVAX Agreement, each in a form that the parties agreed to in conjunction with the NicVAX Agreement, under which we will grant to GSK sublicenses to certain enabling technology related to NicVAX.

Interests of Our Executive Officers and Directors in the NicVAX Agreement (Page 25)

When you consider our board of directors’ recommendation that stockholders vote in favor of the NicVAX Agreement and the transactions contemplated thereby, you should be aware that certain Nabi executive officers have interests that may be different from or in addition to those of Nabi’s stockholders. For a more detailed description of the interests of Nabi’s executive officers and directors in the NicVAX Agreement and the transactions contemplated thereby, please see “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Interests of Our Executive Officers and Directors in the NicVAX Agreement” beginning on page 25.

Dissenters’ Rights (Page 26)

You will not experience any change in your rights as a stockholder as a result of the transactions contemplated by the NicVAX Agreement. Neither Delaware law nor our certificate of incorporation provides for appraisal or other similar rights for dissenting stockholders in connection with the transactions contemplated by the NicVAX Agreement. Accordingly, you will have no right to dissent and obtain payment for your shares.

Material U.S. Federal and State Income Tax Consequences (Page 27)

The transactions contemplated by the NicVAX Agreement will not result in any U.S. federal income tax consequences to our stockholders. The transactions will be taxable to Nabi for U.S. federal income tax purposes, but Nabi anticipates that a portion of the taxable income resulting from the transactions will be offset by net operating losses. For a more complete description of the material tax consequences of the transactions to Nabi, please see “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Material U.S. Federal and State Income Tax Consequences” beginning on page 27.

Regulatory Matters (Page 27)

Hart-Scott-Rodino filings are not required prior to the closing of the NicVAX Agreement. To the extent that expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals are necessary in connection with GSK’s exercise of the NicVAX Option pursuant to the NicVAX Agreement, the applicable option period and GSK’s obligation to make the option exercise payment will be extended until the expiration or termination of such period or such necessary approvals are obtained.

No Negotiation (Page 32)

The NicVAX Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving Nabi. Notwithstanding these restrictions, under certain limited circumstances, our board of directors may, consistent with its fiduciary duties, respond to an unsolicited alternative acquisition proposal from a third party involving Nabi equity securities or the rights to NicVAX, change its recommendation with respect to the NicVAX Agreement and the transactions contemplated thereby and/or terminate the NicVAX Agreement and enter into an alternative agreement if an alternative acquisition proposal from a third party involving Nabi equity securities or the rights to NicVAX constitutes a superior proposal, as defined in the NicVAX Agreement, subject to certain rights of first refusal of GSK, including the right to propose amendments to the terms of the NicVAX Agreement. For more detailed description of the provisions described above, please see “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Summary of the NicVAX Agreement—Termination” beginning on page 34.

Conditions to Closing of the NicVAX Agreement (Page 33)

Before the closing of the NicVAX Agreement, a number of conditions must be satisfied. These include, among others:

•

the absence of any law, preliminary or permanent injunction or other order being issued by any court or government authority enjoining, restraining, prohibiting or making illegal the NicVAX Agreement or the transactions contemplated thereby;

•	the delivery of all authorizations, consents, orders or approvals imposed by any governmental authority necessary for the closing of the NicVAX Agreement;

•	the approval of the transactions contemplated by the NicVAX Agreement by the holders of a majority of the outstanding shares of our common stock;

•	the accuracy of the parties’ representations and warranties, subject to specified materiality qualifications;

•

mutual agreement between the parties on an initial development plan for NicVAX that is consistent with a reasonably detailed summary that the parties agreed to in conjunction with the NicVAX Agreement;

•	the performance by each party of its closing obligations under the NicVAX Agreement in all material respects; and

•

the execution and delivery of customary closing certificates and two sublicense agreements, each in forms that were agreed to by the parties in conjunction with the NicVAX Agreement, under which we will grant to GSK sublicenses to certain enabling technology related to NicVAX.

In addition, GSK’s obligation to close the NicVAX Agreement is subject to the condition that no change in any condition or fact will have occurred since September 24, 2009 that has, or would reasonably be expected to have, a material adverse effect on NicVAX.

Either Nabi on the one hand, or GSK on the other hand, may elect to waive conditions to their respective obligation and close the NicVAX Agreement.

Termination (Page 34)

The NicVAX Agreement may be terminated by either party (1) due to the other party’s breach of any representation, warranty or covenant contained in the NicVAX Agreement, subject to a 90-day cure period (45-days in the event of a payment default), (2) due to insolvency, (3) if at a meeting of Nabi’s stockholders, the

NicVAX Agreement is not approved by the requisite vote of Nabi stockholders, or (4) if the closing does not occur on or before April 30, 2010. Consistent with the fiduciary duties of Nabi’s board of directors, Nabi may terminate the NicVAX Agreement if it accepts an acquisition proposal from a third party involving Nabi equity securities or the rights to NicVAX that is deemed by Nabi’s board of directors to be a superior proposal to the transactions contemplated by the NicVAX Agreement, provided that Nabi must follow the terms and conditions set forth in the NicVAX Agreement with respect to such termination (including a non-solicitation covenant and a requirement to provide GSK notice of, and a right of first refusal opportunity for GSK to match, any such proposal). GSK may terminate the NicVAX Agreement in its entirety, or in part with respect to NicVAX (including NicVAX Alternatives), or in part with respect to all Future Candidates, if (a) the NicVAX Phase III clinical trials do not meet their primary endpoints for safety and efficacy, (b) regulatory approval for NicVAX (including NicVAX Alternatives) or Future Candidates cannot be obtained in the U.S. or EU, (c) following regulatory approval, NicVAX (including NicVAX Alternatives) or a Future Candidate is removed from the market, or (d) GSK, under certain circumstances and subject to the payment of certain termination fees in certain situations, determines that commercially reasonable efforts do not warrant further development, commercialization or manufacturing of NicVAX or Future Candidates.

Termination Fee (Page 35)

The NicVAX Agreement does not require a party terminating the NicVAX Agreement prior to the closing to pay a termination fee to the other party. However, after the closing, GSK may be required to pay a termination fee if it terminates the NicVAX Agreement under certain circumstances during a limited number of years following regulatory approval of NicVAX (including NicVAX Alternatives) or Future Candidates in certain major market countries.

Historical Consolidated Financial Statements (Annex B)

Nabi’s historical consolidated financial statements, including the notes thereto, from its (1) Annual Report filed on Form 10-K for the year ended December 27, 2008, (2) Quarterly Report filed on Form 10-Q for the quarter ended March 28, 2009, (3) Quarterly Report filed on Form 10-Q for the quarter ended June 27, 2009 and (4) Quarterly Report filed on Form 10-Q for the quarter ended September 26, 2009, are included in this proxy statement as Annex B.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving a proxy statement and proxy card because you owned shares of our common stock as of the record date. This proxy statement and proxy card relate to our special meeting of stockholders (and any adjournment thereof) and describe the matters on which we would like you, as a stockholder, to vote.

Q:	Who is soliciting my proxy?

A:	Our board of directors is soliciting your proxy for use at the special meeting.

Q:	What proposals will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following:

•

a proposal to approve the NicVAX Agreement (a copy of which is attached as Annex A to this proxy statement) and the transactions contemplated thereby, which includes the grant to GSK of (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture Nabi’s NicVAX, as it currently exists, as well as NicVAX Alternatives, and (2) an exclusive worldwide license to develop, commercialize and manufacture Future Candidates for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives); and

•

a proposal to approve the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.

Q:	Why is Nabi asking for a stockholder vote?

A:	Obtaining stockholder approval of the transactions contemplated by the NicVAX Agreement by the holders of at least a majority of our outstanding shares of common stock is a condition to closing the NicVAX Agreement we negotiated with GSK. In addition, the transactions contemplated by the NicVAX Agreement include an option that, if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law, which must be approved by at least a majority of our outstanding shares of common stock.

Q:	How does the Nabi board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote:

•	“FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby; and

•

“FOR” the proposal to approve adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the NicVAX Agreement and the transactions contemplated thereby.

Q:	What vote of Nabi stockholders is required to approve the NicVAX Agreement and the transactions contemplated thereby?

A:	For us to satisfy a condition to closing the NicVAX Agreement, at least a majority of the shares of our outstanding common stock at the close of business on the record date must be voted “FOR” the resolution approving the NicVAX Agreement and the transactions contemplated thereby. In addition, the transactions contemplated by the NicVAX Agreement include the NicVAX Option which, if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets. Under Delaware law, such a transaction must be approved by at least a majority of our outstanding shares of common stock.

Q:	What vote of Nabi stockholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:	Stockholder approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the special meeting and entitled to vote on the matter.

Q:	Am I entitled to appraisal or dissenters’ rights in connection with the NicVAX Agreement?

A:	No. Holders of shares of our common stock will not have appraisal or dissenters’ rights in connection with the transactions contemplated by the NicVAX Agreement.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares by completing, signing, dating and returning the enclosed proxy card in the enclosed return envelope, by granting a proxy using the telephone number printed on your proxy card, or by granting a proxy using the Internet instructions printed on your proxy card. You can also attend the special meeting and vote in person. The special meeting will take place on March 2, 2010. Our board of directors unanimously recommends that you vote “FOR” the NicVAX Agreement and the transactions contemplated thereby and “FOR” the adjournment proposal.

Q:	Can I change my vote after I have mailed in my signed proxy card?

A:	Yes. You can change your vote in four ways. First, you can send written notice stating that you would like to revoke your proxy to our Secretary at the address given below. Second, you can request a new proxy card and complete and send it to our Secretary at the address given below. Third, you can vote at a later time by telephone or through the Internet. Fourth, if you are a holder of record, you can attend the special meeting and vote in person, but your attendance alone will not revoke any proxy that you have previously given. You should send any written notice or request for a new proxy card to the attention of the Secretary, in care of Gregory Fries, Investor Relations, Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, MD 20852.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker or other nominee will vote your shares only if you provide instructions on how to vote to such broker or other nominee. Following the directions provided by your broker or other nominee, you should instruct your broker or other nominee to vote your shares. Without your instructions, your shares will not be voted, which will have the same effect as a vote against the transactions contemplated by the NicVAX Agreement.

Q:	How will Nabi solicit proxies and who is bearing the cost of this Nabi proxy solicitation?

A:	Proxies may be solicited on behalf of our board of directors by mail, telephone, facsimile or electronic communication or in person and we will pay the solicitation costs, which include the cost of printing and distributing proxy materials and soliciting of votes. Our directors, officers and employees may solicit proxies by such methods without additional compensation. In addition, we have retained Morrow & Co., LLC to assist us in the distribution and solicitation of proxies at a fee of $5,500, plus expenses. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	Who can help answer any questions that I have about the NicVAX Agreement?

A:	If you have any questions about the NicVAX Agreement, the special meeting or this proxy statement, you should contact either:

Nabi Biopharmaceuticals		Morrow & Co., LLC
12276 Wilkins Avenue		470 West Avenue
Rockville, Maryland 20852	or	Stamford, Connecticut 06902
Attention: Gregory Fries, Investor Relations		Phone: (203) 658-9400
Phone: (301) 770-3099		(800) 662-5200

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of Nabi, the expected completion and timing of the transactions contemplated by the NicVAX Agreement and other information relating to the NicVAX Agreement. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Effects of the NicVAX Agreement,” “Proposal One: The NicVAX Agreement and the Transactions Contemplated Thereby—Proceeds from the NicVAX Agreement,” and in statements containing the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “seeks,” “would,” “could,” “may,” “will,” and “continues” or other similar words or expressions. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•

the inability to complete the transactions contemplated by the NicVAX Agreement due to the failure to satisfy the conditions to consummation of such transactions, including the failure to obtain stockholder approval, or the occurrence of any event, change or other circumstances that could give rise to the termination of the NicVAX Agreement;

•	the failure of the NicVAX Agreement to close for any other reason;

•	the inability to successfully complete our two NicVAX Phase III clinical trials;

•	the inability to achieve the regulatory, development, and sales milestones set forth in the NicVAX Agreement;

•	the inability to fully develop and commercialize NicVAX in the event GSK does not exercise the NicVAX Option;

•	the inability to successfully contract with third party manufacturers for the manufacture and supply of NicVAX;

•	the inability to attract, retain and motivate key employees;

•	the inability to obtain regulatory approval for our products in the U.S. or other markets;

•	the inability to achieve the benefits of the NicVAX Agreement;

•	the unfavorable outcome of legal proceedings that may be instituted against us and others in connection with the NicVAX Agreement;

•	the amount of the costs, fees, expenses and charges related to the NicVAX Agreement;

•	the adverse effect of the announcement of the NicVAX Agreement on our client relationships, operating results and business generally, including the ability to retain key employees; and

•	the inability to generate sufficient cash flow from sales of products or from royalty and milestone payments to fund our future business operations or make distributions to stockholders.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Except as required by law, we undertake no obligation to update or publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date of this proxy statement.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Nabi, as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders. We are first mailing this proxy statement and accompanying form of proxy to Nabi stockholders on or about February 8, 2010.

Date, Time and Place

The special meeting of Nabi stockholders will be held on March 2, 2010 at 10:00 a.m., local time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814.

Purpose of the Special Meeting

At the special meeting, we will consider:

1.	A proposal to approve the NicVAX Agreement and the transactions contemplated thereby, which includes the grant to GSK of (1) the NicVAX Option and (2) an exclusive worldwide license to develop, commercialize and manufacture Future Candidates for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives); and

2.	A proposal to approve the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.

We are not aware of any other matter that may properly come before the special meeting.

Board of Directors Recommendations

Our board of directors has unanimously determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi and unanimously recommends that stockholders vote “FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby and “FOR” the proposal to approve the adjournment.

Record Date; Shares Entitled to Vote

Our board of directors has fixed the close of business on January 25, 2010 as the record date for the special meeting. Accordingly, only holders of record of our common stock as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of the record date, an aggregate of 49,508,843 shares of our common stock were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the special meeting.

Any shares of our common stock held by us as treasury shares and shares of our common stock held by our subsidiaries will not be entitled to vote.

Stock Ownership of Directors and Executive Officers

On January 25, 2010, the record date, our directors and executive officers and their respective affiliates owned and were entitled to vote 2,427,404 shares of our common stock, or approximately 4.78% of the shares of our common stock outstanding on that date. To our knowledge, our directors and executive officers and their respective affiliates intend to vote their shares of common stock in favor of all proposals at the special meeting.

Quorum Requirement

The presence in person or by proxy of stockholders representing at least a majority of the votes entitled to be cast by holders of the shares of our common stock issued and outstanding and entitled to vote at the special meeting is necessary to establish a quorum for the transaction of business at the special meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Under the Financial Industry Regulatory Authority rules, or FINRA rules, brokers who hold shares in street name for customers have the authority to vote on certain “routine” proposals when they have not received instructions from beneficial owners. Under FINRA rules, such brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters, such as the NicVAX Agreement and the transactions contemplated thereby. Therefore, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of these non-routine proposals.

The vote on each matter submitted to stockholders is tabulated separately. Because the vote of a majority of the outstanding shares is required to approve the proposal to approve the NicVAX Agreement and the transactions contemplated thereby, abstentions and broker non-votes will have the same effect as a vote “AGAINST” that proposal, but will not be considered as shares voting or as votes cast with respect to any other matter presented at the special meeting.

Votes Required to Approve Proposals

Required Vote for Approval of the NicVAX Agreement and the Transactions Contemplated Thereby (Proposal 1).    The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote is required to approve the NicVAX Agreement and the transactions contemplated thereby. Consequently, failure to vote, an abstention from voting or a broker “non-vote” on Proposal 1 will have the effect of a vote “AGAINST” Proposal 1.

Approval of the transactions contemplated by the NicVAX Agreement by the requisite vote of our stockholders is required for us to close the NicVAX Agreement.    At the closing of the NicVAX Agreement, Nabi will grant to GSK the exclusive option and license as described in this proxy statement and GSK will pay to Nabi the nonrefundable $40 million up-front payment. A vote “FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby includes a vote in favor of the transactions contemplated under the NicVAX Agreement to occur on the closing date and any future transactions that may occur under the NicVAX Agreement following the closing date (which include the NicVAX Option that, if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law).

Required Vote for Adjournment of the Special Meeting (Proposal 2).    Stockholder approval of any adjournment of the special meeting requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy. Abstentions and broker “non-votes” will have no effect on the vote on Proposal 2.

Voting of Proxies

By Mail.    A proxy card is enclosed for your use. To submit your proxy by mail, we ask that you sign and date the accompanying proxy and, if you are a stockholder of record, return it as soon as possible in the enclosed postage-paid envelope or according to the instructions provided in the proxy card. If the envelope is missing, please see the instructions on your proxy card. If you hold your shares in “street name,” please refer to your proxy card or the information provided to you by your bank, broker, custodian or record holder. When the accompanying proxy is returned properly executed, the shares of Nabi common stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy.

If proxies are returned properly executed without indication as to how to vote, the Nabi common stock represented by each such proxy will be considered to be voted in favor of all matters for consideration at the special meeting as follows: “FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby, and “FOR” the proposal to approve the adjournment.

To our knowledge, there are no voting agreements in place in respect of any outstanding shares of Nabi common stock entitled to vote at the special meeting.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card whether or not you plan to attend the special meeting in person.

By Telephone.    If you are a stockholder of record, you may also submit your proxy by telephone by dialing the toll-free telephone number on your proxy card and providing the unique control number indicated on the enclosed proxy card. Telephone voting is available 24 hours a day, seven days a week, and will be accessible until 11:59 p.m., Eastern Standard Time, on March 1, 2010. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you hold your shares in “street name,” please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on telephone voting. If you are located outside the United States, see your proxy card or other materials for additional instructions. If you submit your proxy by telephone, you do not need to return your proxy card.

By Internet.    If you are a stockholder of record, you may also choose to submit your proxy on the Internet. Internet voting is available 24 hours a day, seven days a week, and will be accessible until 11:59 p.m., Eastern Standard Time, on March 1, 2010. Please refer to the enclosed proxy card for information about the website for Internet voting and the unique control number you will be required to provide. If you hold your shares in “street name,” please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on Internet voting. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you submit your proxy on the Internet, you do not need to return your proxy card.

Voting In Person.    If you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in “street name” by your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Revocation of Proxies

You have the power to revoke your proxy at any time before your proxy is voted at the special meeting. Your proxy can be revoked in one of four ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy by executing a new proxy card bearing a later date;

•	you can vote at a later time by telephone or through the Internet; or

•

if you are a holder of record, you can attend the special meeting (or, if the special meeting is adjourned or postponed, attend the adjourned or postponed meeting) and vote in person which will automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy previously given.

If you choose either of the first two methods, your notice of revocation or new proxy must be received by our corporate secretary no later than the beginning of the special meeting or, if the special meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker or nominee.

Solicitation of Proxies

All costs of this solicitation of proxies will be borne by Nabi. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile or electronic communication or in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Nabi common stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some Nabi stockholders in person or by mail, telephone, facsimile or electronic communication or in person. In addition, we have retained Morrow & Co., LLC to assist us in the distribution and solicitation of proxies at a fee of $5,500, plus expenses.

Householding

In accordance with notices sent to Nabi stockholders who share a single address and own their Nabi shares through a bank, broker or other holder of record, we are sending only one proxy statement to that address unless we received contrary instructions from any stockholder at that address. This “householding” practice reduces our printing and postage costs. We will deliver promptly upon oral or written request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you wish to (1) receive a separate copy of this proxy statement, (2) receive separate copies of the proxy statement in the future, or (3) receive only a single copy of the proxy statement in future, you may call us at (301) 770-3099 or send a written request to Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, MD 20852, Attention: Investor Relations.

PROPOSAL ONE:

THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

The following is a description of the material aspects of the NicVAX Agreement, including background information relating to and the transactions contemplated by the NicVAX Agreement. Although we believe that the following description covers the material terms of the NicVAX Agreement and other arrangements between GSK and us, the description may not contain all of the information that is important to you. In particular, the following summary of the NicVAX Agreement is not intended to be complete and is qualified in its entirety by reference to the copy of the NicVAX Agreement attached to this proxy statement as Annex A and incorporated by reference herein. You should carefully read this proxy statement and the other documents to which we refer, including the NicVAX Agreement, for a complete understanding of the terms of the transactions contemplated by the NicVAX Agreement.

Background of the NicVAX Agreement

Since 2006, Nabi’s board of directors and management have pursued and implemented a variety of strategic alternatives to enhance stockholder value. The decision to pursue strategic alternatives was precipitated, in part, by the failure of Nabi’s StaphVAX® (Staphylococcus aureus capsular polysaccharide conjugate vaccine) product candidate (“StaphVAX”) to meet its primary endpoint in Nabi’s confirmatory Phase III trial, the results of which were announced by Nabi in November 2005. After obtaining the Phase III trial results for StaphVAX, Nabi halted further development of StaphVAX while investigating the reasons for its failure to meet its primary endpoint in the trial. Subsequently, Nabi believed it determined the likely reasons for the trial’s failure and redesigned the vaccine by adding other antigens. The redesigned vaccine was renamed PentaStaph™ to recognize the additional antigens. Nabi’s strategic alternatives process, which has led to the NicVAX Agreement and the sale of most of Nabi’s other products and product candidates is described below.

In May 2006, Nabi’s board of directors selected Banc of America Securities as Nabi’s financial advisor to assist the board in reviewing various strategic alternatives. At a regular meeting of the board of directors held on September 15, 2006, attended by members of Nabi management and Nabi’s legal advisors, representatives of Banc of America Securities updated the board as to the results of the inquiries it had made at the direction of the board to selected potential acquirers to determine whether there was any preliminary interest in acquiring all or part of Nabi. Banc of America Securities reported that no company had expressed interest in acquiring Nabi as a whole but that some companies had expressed an interest in acquiring certain assets of Nabi relating to its biologics business.

On September 27, 2006, Nabi made its search for strategic alternatives public by announcing that it had retained Banc of America Securities as its financial advisor to assist the board in its exploration of potential strategic alternatives available to Nabi, including licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company. The board of directors subsequently formed a strategic action committee to assist the board in its oversight of the strategic alternatives process.

In October 2006, approximately 70 parties were contacted to gauge their interest in acquiring all or part of Nabi. Of the parties contacted, 12 submitted non-binding preliminary proposals, none of which concerned the acquisition of Nabi as a whole.

On November 14, 2006, Nabi sold its PhosLo® (calcium acetate) product and related assets to Fresenius USA Manufacturing, Inc. for consideration of up to $150 million, including milestones and royalties on sales of a new product formulation under development, of which approximately $72.5 million have been received. This transaction resulted from management’s business development activities that began in early 2006.

During the period from October 2006 through March 2007, Nabi engaged in negotiations with a third party regarding the terms of an exclusive out licensing agreement with respect to NicVAX. The negotiations ceased when the parties were unable to agree on key terms.

In March 2007, Nabi announced plans to restructure itself into two strategic business units—Nabi Biologics (the “BSBU”) and Nabi Pharmaceuticals. In May 2007, Nabi sold its Aloprim® (allopurinol sodium) for Injection product.

On November 7, 2007, Nabi announced the successful completion of its Phase IIb “proof of concept” study for NicVAX that showed statistically significant rates of smoking cessation and continuous long term smoking abstinence at 6 and 12 months for subjects injected with NicVAX as compared to subjects injected with placebo.

In December 2007, after conducting a process in which Nabi’s financial advisor contacted 13 potential acquirers seeking bids for the BSBU or Nabi as a whole, Nabi sold the BSBU to Biotest Pharmaceuticals Corporation. At this time Nabi had sold all of its marketed products and focused on the continued development of NicVAX and PentaStaph while searching for acquirers or partners to assist in the development and commercialization of these products.

On January 22, 2008, Nabi announced that Banc of America Securities continued to assist with the continued exploration of the full range of strategic alternatives available to Nabi to further enhance stockholder value, including, but not limited to, a sale or merger of Nabi.

From January through May 2008, Banc of America Securities contacted 58 potential interested parties regarding a possible acquisition of Nabi as a whole or a partnering transaction with respect to NicVAX and/or PentaStaph. Twelve parties signed confidentiality agreements and eight parties met with management. Two of these parties submitted non-binding preliminary proposals for the acquisition of Nabi as a whole and one party submitted a non-binding preliminary proposal for a partnering transaction regarding PentaStaph. Neither of the preliminary proposals for the acquisition of Nabi as a whole advanced.

From June through October 2008, management continued to hold discussions with potential interested parties focusing largely on partnering transactions for NicVAX and PentaStaph. Nabi received one non-binding preliminary proposal for NicVAX, entered into confidential discussions with another party interested in NicVAX, entered into three (3) new confidentiality agreements with respect to PentaStaph, and continued to have discussions on the non-binding proposal for PentaStaph. These discussions ceased when the parties were unable to agree on key terms. Also during this period, Nabi:

•	held its end of Phase II meeting for NicVAX with the U.S. Food and Drug Administration (the “FDA”);

•	entered into a collaboration agreement with the National Institute of Allergy and Infectious Diseases, or NIAID, to conduct pre clinical toxicology evaluations related to PentaStaph;

•	announced positive results of a Phase II schedule optimization immunogenicity study for NicVAX assessing the antibody response and safety of a six dose immunization schedule; and

•	modified its relationship with Banc of America Securities to permit Nabi to begin working on a co-exclusive basis with another strategic advisor, and engaged a new strategic advisor.

From September 2008 to December 2008, management separately continued to have discussions with additional potential interested parties focusing on partnering transactions for NicVAX and PentaStaph, and received a non-binding preliminary proposal for a partnering transaction regarding NicVAX. The party who submitted the proposal also conducted due diligence on the NicVAX program at Nabi’s facilities.

In December 2008, Nabi announced that it had reached an agreement with the FDA on a Special Protocol Assessment for the planned pivotal Phase III clinical trials for NicVAX.

In January 2009, Nabi and the party who submitted the partnering transaction proposal began negotiating the terms of a definitive agreement for a partnering transaction regarding NicVAX. The parties met several times throughout January and February of 2009 to negotiate a definitive agreement and to allow the party to continue its diligence review. However, the negotiations ceased when the parties failed to agree on key terms.

After the approval by the FDA of the Special Protocol Assessment, Nabi management independent of its strategic advisor, continued to pursue possible transactions with various other third parties, including GSK which entered into a confidentiality agreement with Nabi on January 23, 2009, covering both PentaStaph and NicVAX.

Nabi also engaged a specialized strategic advisor in Japan to pursue possible partners in Japan. In March 2009, Nabi’s President and Chief Executive Officer and other members of management met with 10 Japanese companies in Tokyo and Osaka. Subsequently, during April through November 2009, Nabi received numerous inquiries from potential partners in Japan about NicVAX and PentaStaph. These discussions advanced with respect to NicVAX during May through the beginning of August 2009 with two interested Japanese companies and one South Korean company entering into confidentiality agreements and performing preliminary due diligence.

In March 2009, GSK informed Nabi that, while interested in PentaStaph and a future generation of NicVAX, GSK was not interested in pursuing an acquisition of Nabi as a whole.

On April 15, 2009, Nabi received an expression of interest letter from GSK with regard to the purchase of the PentaStaph assets, and Nabi agreed in principle to the non-binding terms thereof, including a binding exclusivity period of 30 days. Subsequently, GSK began its due diligence review of the PentaStaph assets.

On May 21, 2009, the board of directors held a meeting, attended by members of Nabi’s management and legal and strategic advisors. Nabi’s strategic advisor updated the board regarding the results of the inquiries it had made at the direction of the board to certain potential parties regarding strategic alternatives. Nabi’s strategic advisor reported that it had contacted 24 parties during the period from December 2008 to April 2009 regarding a possible transaction with Nabi, and that only one potential party had expressed an interest in such a transaction. These contacts were in addition to GSK which had been contacted by Nabi management.

From May through July 2009, Nabi continued to pursue possible partners for NicVAX, including GSK. During this period, Nabi received continuing inquiries from four parties regarding its PentaStaph assets but Nabi declined to engage in these discussions during the exclusivity period with GSK. GSK and Nabi continued negotiations with respect to a definitive agreement for the proposed PentaStaph acquisition.

In June 2009, Nabi announced that it had received scientific advice on NicVAX from the European Medicines Agency, or EMEA, regarding the requirements for marketing authorization submission relating to the appropriate design of the Phase III clinical studies and safety data.

On July 17, 2009, Nabi received an expression of interest letter from GSK regarding a potential transaction involving NicVAX. Nabi and GSK negotiated the terms of the GSK proposal during the remainder of July in an effort to reach mutually agreeable terms for a potential NicVAX transaction.

On August 2, 2009, the board of directors met with management and considered and approved the terms of a possible NicVAX transaction as set forth in the expression of interest letter submitted by GSK. Subsequently, Nabi management continued to negotiate the proposed terms of the NicVAX transaction. On August 4, 2009, Nabi received a final non-binding expression of interest for NicVAX.

On August 5, 2009, Nabi and GSK entered into an asset purchase agreement pursuant to which GSK agreed to acquire Nabi’s assets related to its S. aureus program, including assets related to the development and manufacture of PentaStaph and other S. aureus vaccines, and to assume and pay post closing liabilities related to the purchased assets.

Also on August 5, 2009, in connection with the execution of the PentaStaph asset purchase agreement, Nabi and GSK entered into a non-binding expression of interest letter with respect to a possible transaction involving NicVAX that outlined the financial terms of a proposed licensing and option transaction between Nabi and GSK and provided for a binding exclusivity period until October 30, 2009 to permit GSK the opportunity to conduct due diligence and negotiate a definitive agreement with Nabi. During the remainder of August through October 2009, GSK conducted due diligence on Nabi’s NicVAX program, and Nabi and GSK negotiated the terms of a definitive agreement, in parallel.

On September 29, 2009, Nabi and the U.S. National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, announced that NIDA had awarded to Nabi a $10 million grant under the American Recovery and Reinvestment Act of 2009 to support Nabi’s first Phase III clinical trial for NicVAX. At this time, Nabi also announced that it would commence a Phase III clinical trial for NicVAX.

On October 30, 2009, Nabi and GSK agreed to extend the exclusivity period for the execution of a definitive agreement with respect NicVAX until November 5, 2009. On November 5, 2009, Nabi and GSK further extended the exclusivity period until November 13, 2009.

During October 2009, Nabi continued to receive additional inquiries about possible NicVAX partnering transactions from two Japanese companies and one South Korean company; Nabi indicated it was unable to continue discussions for a period of time. On November 5 and 6, 2009, Nabi received inquiries regarding a possible NicVAX partnering transaction from two other parties, to which Nabi did not respond in accordance with its exclusivity obligations to GSK.

On November 5, 2009, Nabi and GSK completed the sale of Nabi’s PentaStaph assets and amended the asset purchase agreement principally to include Nabi’s S. epidermidis assets in the assets transferred to GSK in exchange for an increase in the purchase price paid at closing from $20 million to $21.5 million, and to incorporate certain related changes. Nabi and GSK also entered into a transition services agreement under which Nabi agreed to provide, in exchange for reimbursement of costs, services to GSK related to the planned PentaStaph Phase I clinical trial and technology transfer related to the S. aureus program assets sold to GSK.

On November 8, 2009, the board of directors met with management and its legal and industry advisors to review the final terms of the proposed NicVAX Agreement. After discussion, the board of directors determined that the NicVAX Agreement and the transactions contemplated thereby were expedient and for the best interests of Nabi and unanimously approved both the NicVAX Agreement and the transactions contemplated thereby. In addition to approving the contemplated transactions, the board of directors formed a three member committee of the board (the strategic action committee having been previously dissolved) with authority to approve any material changes to the NicVAX Agreement from those presented to the meeting.

On November 13, 2009, Nabi and GSK entered into the NicVAX Agreement.

Reasons for the NicVAX Agreement

In evaluating the NicVAX Agreement and the transactions contemplated by the NicVAX Agreement, our board of directors consulted with our management, industry consultants and legal advisors, reviewed information regarding our business, operations and strategic plan and considered a number of factors with respect to the transactions contemplated by the NicVAX Agreement and the terms and conditions contained in the NicVAX Agreement. The material factors considered by management and our board of directors were:

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the value of the consideration to be received by us pursuant to the NicVAX Agreement, including the ability to receive consideration for the NicVAX assets (including for Future Candidates) even if GSK does not exercise the NicVAX Option and we retain the right to develop and commercialize NicVAX;

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historical, current and projected information concerning NicVAX and its state of development, clinical results, regulatory position, proprietary position, and manufacturing prospects, as well as market conditions for smoking cessation products and current and expected competitive smoking cessation products;

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the business reputation of GSK as a leading vaccine company and the technical, clinical and commercialization resources and experience of GSK and its affiliates, the experience of GSK’s affiliates in commercializing smoking cessation products, and our positive working relationship with GSK in connection with the sale of our PentaStaph vaccine program to GSK which was consummated on November 4, 2009;

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the shortcomings of current smoking cessation therapies, including nicotine replacement therapies and prescription drugs, the competitive advantages of NicVAX potentially being the first-to-market smoking cessation vaccine, and the ability of GSK to potentially establish and maintain a leading market position through NicVAX and Future Candidates;

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the benefit of receiving from a leading vaccine company certain terms for the commercialization of NicVAX and Future Candidates versus the risks inherent in other alternatives, including Nabi’s continued development and commercialization of NicVAX without a partner;

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our working capital requirements to fund the further clinical development of NicVAX including completion of the two NicVAX Phase III clinical trials and, if GSK does not exercise the NicVAX Option, to fund commercialization of NicVAX if it receives regulatory approval;

•	experience gained from the strategic alternatives process we have undertaken over the past few years which included the retention of financial and commercial advisors and outside legal advisors;

•	the potential impact of the transactions contemplated by the NicVAX Agreement on our reputation, customers, strategic partners and employees;

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the fact that the NicVAX Agreement preserves the ability of our board of directors, consistent with their fiduciary duties, to consider, evaluate and accept superior proposals in the period after signing and prior to the approval by Nabi stockholders of the NicVAX Agreement and the transactions contemplated thereby as follows:

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subject to compliance with the terms of the NicVAX Agreement, we can participate in discussions or negotiations with, and provide information to, any person in response to an unsolicited acquisition proposal (involving Nabi equity securities or the rights to NicVAX ) by any such person, if our board of directors (after consultation with our financial advisors and outside counsel) determines that there is a reasonable likelihood that such proposal could lead to a superior proposal, as defined in the NicVAX Agreement;

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subject to compliance with the terms of the NicVAX Agreement (including a requirement to provide GSK notice of, and a right of first refusal opportunity for GSK to match, any acquisition proposal from a third party involving Nabi equity securities or the rights to NicVAX), our board of directors is permitted to change its recommendation to stockholders with respect to the NicVAX Agreement or enter into an alternative transaction that constitutes a superior proposal;

•	our efforts, with the assistance of our legal advisors, to extensively negotiate and execute a NicVAX Agreement that we believe is favorable to us;

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the fact that Nabi stockholders will be able to decide whether to approve the NicVAX Agreement and the transactions contemplated thereby or to vote against the NicVAX Agreement and the transactions contemplated thereby if they view the terms to be unfavorable; and

•	the current economic environment and challenging market conditions affecting terms and valuations of biotechnology partnering transactions.

Risks of the NicVAX Agreement

In the course of its deliberations, our board of directors and management also considered a variety of risks and other countervailing factors concerning the NicVAX Agreement, including:

•	the risk that GSK would not exercise the NicVAX Option to obtain exclusive rights to NicVAX and that Nabi would not be able to successfully commercialize NicVAX on its own or with another partner;

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the risk that after GSK exercises the NicVAX Option to obtain exclusive rights to NicVAX, GSK is not able to successfully commercialize NicVAX or, under certain circumstances, GSK terminates the NicVAX Agreement with respect to NicVAX or Future Candidates;

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the structure of the NicVAX Agreement, which leaves with Nabi the expense of conducting the two NicVAX Phase III clinical trials, including an obligation to maintain sufficient personnel and financial resources to comply with its development obligations under the NicVAX Agreement, and the risk that the trials are not successful;

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the risk that payments to Nabi under the NicVAX Agreement are structured as option payments, royalties or contingent upon milestones which may not be achieved, and there is no guarantee that we will receive these payments;

•	the restrictions on our board of directors’ ability to solicit or engage in discussions or negotiations with a third party regarding alternative transactions involving NicVAX;

•	the risk that the closing of the NicVAX Agreement is subject to a number of closing conditions and may not be completed in a timely manner or at all;

•	the risk of diverting management focus and resources from operational matters while working to complete the transactions; and

•	the possibility that we may become subject to arbitration or litigation in connection with the NicVAX Agreement.

After consideration of these risks and countervailing factors, our board of directors determined that these risks could be mitigated or managed by Nabi, were reasonably acceptable under the circumstances, and that, overall, these risks were significantly outweighed by the potential benefits of the NicVAX Agreement and the transactions contemplated thereby.

Although this discussion of the information and factors considered by our board of directors is believed to include the material factors considered by our board of directors, it is not intended to be exhaustive and may not include all of the factors considered by our board of directors. In reaching its determination to approve and recommend the NicVAX Agreement and the transactions contemplated thereby, our board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi. Rather, our board of directors based its position and recommendation on the totality of the information presented to and factors considered by it. In addition, individual members of our board of directors may have given differing weights to different factors.

Recommendation of Our Board of Directors

After careful consideration, our board of directors unanimously determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi. Accordingly, our board of directors recommended that our stockholders approve the NicVAX Agreement and the transactions contemplated thereby.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Required Vote

Approval of the NicVAX Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the special meeting. Since the approval of the NicVAX Agreement and the transactions contemplated thereby requires the approval of a majority of our shares outstanding, abstentions, broker “non-votes” and the failure to vote will have the same effect as votes against the proposal.

Obtaining stockholder approval of the transactions contemplated by the NicVAX Agreement by the holders of at least a majority of our outstanding shares of common stock is a condition to closing the NicVAX Agreement. Additionally, the transactions contemplated by the NicVAX Agreement include the NicVAX Option that, if exercised by GSK and consummated, may constitute the sale, lease or exchange of substantially all of our assets under Delaware law, which, if applicable, requires approval by at least a majority of our outstanding shares of common stock.

A vote “FOR” the proposal to approve the NicVAX Agreement and the transactions contemplated thereby includes a vote in favor of the transactions contemplated under the NicVAX Agreement to occur on the closing date and any future transactions that may occur under the NicVAX Agreement following the closing date, including the transactions that would occur upon exercise by GSK of the NicVAX Option. The consummation of the transactions to occur upon GSK’s exercise of the NicVAX Option may constitute the sale, lease or exchange of substantially all of our assets under Delaware law. If the proposal to approve the NicVAX Agreement and the transactions contemplated thereby is approved by a majority of the outstanding shares of our common stock entitled to vote and the closing under the NicVAX Agreement occurs, we will not seek subsequent stockholder approval for any future transactions that may occur under the NicVAX Agreement.

Proceeds from the NicVAX Agreement

Nabi has not made a decision about the uses of the proceeds from the transactions contemplated by the NicVAX Agreement. Under the terms of the NicVAX Agreement, Nabi is obligated to maintain sufficient personnel and financial resources, as reasonably determined by Nabi, to comply with its development obligations under the NicVAX Agreement, which include development of NicVAX pursuant to a mutually agreed development plan that will require Nabi, among other things, to conduct two NicVAX Phase III clinical trials. Leading up to and after the anticipated closing of the NicVAX Agreement, our board of directors intends to review with management working capital needs, anticipated liabilities and potential strategic uses of capital. We may use the proceeds from the transactions contemplated by the NicVAX Agreement for the following purposes, although there can be no assurances that we will do so:

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Working Capital, Liabilities and Product Development.    The proceeds from the transactions contemplated by the NicVAX Agreement will be used for general corporate purposes, including satisfying our working capital needs and paying our remaining liabilities as they come due, including our outstanding Convertible Notes, approximately $6.1 million face value of which were outstanding at September 26, 2009 (we may be required to repurchase the Convertible Notes on April 15, 2010 in accordance with their terms), and for further clinical development of NicVAX as required under the NicVAX Agreement, NicVAX Alternatives and our other ongoing programs.

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Possible Distribution to Stockholders or Repurchase.    If our board of directors determines that we have cash and cash equivalents in excess of what is needed to fund our liabilities and projected operating needs, it may consider a distribution to stockholders of a portion of the net cash proceeds from the NicVAX Agreement, by a special dividend, a self-tender, through a stock repurchase, through any combination of the foregoing, or through other mechanisms. Our board of directors has not conducted the analyses necessary to determine if such a distribution will be made and, if made, the amount and timing of any such distribution or its form. Accordingly, we cannot assure you that we will distribute any of the net cash proceeds from the transactions contemplated by the NicVAX Agreement to our stockholders in the event the transactions contemplated by the NicVAX Agreement are consummated. Nabi has previously announced a repurchase program for up to $65 million of our common stock in the open market or in privately negotiated transactions. Through September 26, 2009 we have acquired a total of 11,141,074 shares for a total cost of $40 million. Consequently, we advise our stockholders that they should not base their vote in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby upon the assumption that they will or will not receive a distribution out of the net cash proceeds from the transactions contemplated by the NicVAX Agreement.

Other than the possible operational needs and remaining liabilities which are discussed below under the heading “—Effects of the NicVAX Agreement,” we cannot accurately determine other liabilities and obligations that may remain for us if and when we consummate the transactions contemplated by the NicVAX Agreement. While our board of directors and management have had preliminary discussions regarding our operational needs and remaining liabilities following entry into the NicVAX Agreement, the discussions are still preliminary in nature and will be subject to further discussion and final determination. We also do not have definitive figures for our possible operational or product development needs over the next 12 months or our remaining liabilities, as they depend on a number of currently unknown factors, such as the size and expense structure of Nabi following entry into the NicVAX Agreement, potential liabilities under the NicVAX Agreement, and the cost of the continued clinical development of NicVAX.

In addition, we may consider alternatives which may include, without limitation, the repurchase of some or all of our Convertible Notes, the acquisition of new business(es) or assets or, alternatively, the sale of Nabi as a whole or its remaining assets, restructuring Nabi, or the dissolution of our company and the liquidation and distribution of our assets to our stockholders.

Effects of the NicVAX Agreement

If the NicVAX Agreement and the transactions contemplated thereby are approved and the other conditions to closing are satisfied, we expect that our primary operational focus will be on the continued clinical development of NicVAX, including successful completion of the two NicVAX Phase III clinical trials, and NicVAX Alternatives. We also will be focused on completing the post-closing milestones under our asset purchase agreement for the sale of our PentaStaph vaccine program to GSK which was consummated on November 4, 2009.

NicVAX will require additional development, including completion of the two NicVAX Phase III clinical trials, as well as regulatory approvals, before we can market NicVAX. The NicVAX Agreement will not affect the $10 million grant awarded to Nabi by the U.S. National Institute on Drug Abuse, part of the National Institutes of Health, to support the continued development of NicVAX and Nabi’s planned Phase III clinical trials. We cannot predict if or when any of the products we are developing or those being developed with our partners will be approved for marketing. Any product development failures for these or other reasons, whether with our products or our partners’ products, may reduce our expected revenues, profits, and stock price.

In addition, under the NicVAX Agreement, we have agreed to indemnify GSK for a number of specified matters including the breach of our representations, warranties and covenants contained in the NicVAX Agreement. That indemnification obligation could cause us to be liable to GSK under certain circumstances, which would decrease the remaining cash available for our use in connection with any future corporate purposes.

Finally, closing of the NicVAX Agreement will not alter our obligation to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is expensive and burdensome.

Purpose of the NicVAX Agreement

The purpose of the NicVAX Agreement is to increase the likelihood of realizing the significant value of NicVAX for our stockholders. In this respect, our board of directors believes that the NicVAX Agreement and the transactions contemplated thereby are more favorable to our stockholders than any other alternative reasonably available because of the uncertain returns to such stockholders in light of our business, operations, financial condition, strategy and prospects, as well as the capital requirements for, and risks involved in, achieving those prospects, and general industry, economic and market conditions, both on a historical and on a prospective basis.

For these reasons, and the other reasons discussed under “—Reasons for the NicVAX Agreement” beginning on page 20, our board of directors has determined that the NicVAX Agreement and the transactions contemplated thereby are expedient and for the best interests of Nabi.

Other Agreements and Transactions Related to the NicVAX Agreement

The economic terms of the NicVAX Option with respect to NicVAX Alternatives (as described below), including the option exercise payment, milestone payments and royalty payments payable to Nabi in connection with GSK’s sales of any exercised NicVAX Alternatives, are not set forth in the NicVAX Agreement but rather are subject to mutual agreement between Nabi and GSK following GSK’s exercise of the NicVAX Option with respect to NicVAX Alternatives, and binding arbitration if the parties cannot mutually agree. If GSK desires to exercise its right to reference certain Nabi manufacturing regulatory materials in connection with GSK manufacturing, the parties will mutually agree on the financial terms for such right of reference, which would include GSK reimbursing Nabi’s actual costs incurred with respect to certain commercial manufacturing activities for NicVAX in accordance with an agreed upon set of principles and economic terms.

The NicVAX Agreement provides that the parties will enter into two sublicensing agreements at closing, each in forms that were agreed to by the parties in conjunction with the NicVAX Agreement, under which we will grant to GSK sublicenses to certain enabling technology related to NicVAX.

Interests of Our Executive Officers and Directors in the NicVAX Agreement

When you consider our board of directors’ recommendation that stockholders vote in favor of the NicVAX Agreement and the transactions contemplated thereby, you should be aware that certain Nabi executive officers have interests that may be different from or in addition to those of Nabi’s stockholders. The interests of Nabi’s executive officers and directors in the proposed transactions contemplated by the NicVAX Agreement are summarized below.

Employment Agreement with Raafat E.F. Fahim, Ph.D.    Under the terms of Dr. Fahim’s employment agreement with Nabi, dated January 22, 2008, Dr. Fahim is entitled to a payment of $250,000 upon either (1) the execution of an exclusive licensing and partnering arrangement involving all or substantially all of Nabi’s NicVAX rights and assets (a “NicVAX License”) on or before June 30, 2009 or, (2) if Nabi commenced a Phase III clinical trial on NicVAX without a partner prior to June 30, 2009, the execution of a NicVAX License on or before the date that is six months after the publication of the final results of such a clinical trial. During 2009, Dr. Fahim and Nabi’s management maintained Nabi’s readiness to commence the NicVAX Phase III trial and pursued various strategic initiatives, including partnering discussions and grant proposals. On November 3, 2009, Nabi announced that it had initiated its Phase III clinical trial for NicVAX.

On November 19, 2009, the compensation committee of our board of directors authorized the payment of the $250,000 cash incentive compensation award to Dr. Fahim. The compensation committee concluded that the NicVAX Agreement qualified as a NicVAX License for purposes of Dr. Fahim’s employment agreement and that a cash award was properly payable to Dr. Fahim because Nabi was fully prepared to commence the Phase III clinical trial for NicVAX well before June 30, 2009 but did not do so because our board of directors sought further advancement of Nabi’s strategic initiatives before authorizing commencement of the NicVAX Phase III trial.

Employment Agreement with Matthew W. Kalnik, Ph.D.    Under the terms of Dr. Kalnik’s employment agreement with Nabi, dated as of March 17, 2009, Dr. Kalnik became entitled to a cash bonus of $40,000 upon the execution of the NicVAX Agreement.

Change of Control Agreements with Certain Officers.    Under the terms of the change of control severance agreements between Nabi and each of Dr. Kalnik and Paul Kessler, M.D., dated March 17, 2009 and August 21, 2007 (as amended), respectively, the entry into the NicVAX Agreement constitutes a “change of control.” However, severance payments and benefits under those agreements do not become payable unless the executive officer’s employment is terminated by Nabi without cause or the executive officer terminates his employment for “good reason” (as defined in the agreements) within 12 months following the execution of the NicVAX Agreement.

Dr. Fahim’s employment agreement described above contains a change of control provision; however, neither the entry into nor the completion of the NicVAX Agreement or the exercise of the NicVAX Option falls within the definition of “change of control” or triggers any payments under the terms of Dr. Fahim’s employment agreement.

Options Held by Directors.    The entry into the NicVAX Agreement does not affect outstanding options held by Nabi’s non-management directors under the terms of the 2007 Omnibus Equity and Incentive Plan. To the extent that the exercise of the NicVAX Option under the NicVAX Agreement is determined to be the sale of all or substantially all of Nabi’s assets, any unvested options held by non-management directors would immediately vest at the time that the NicVAX Option is exercised. In the ordinary course, options awarded to non-management directors of Nabi pursuant to the 2007 Omnibus Equity and Incentive Plan vest in four equal installments during the 12 months after grant.

Incentive Cash Compensation.    Nabi’s executive officers participate in Nabi’s VIP Management Incentive Plan which provides the potential for cash incentive compensation for 2009. Approximately between 20 and 40% of the potential payout under the plan for each of Drs. Fahim, Kalnik and Kessler is subject to the successful partnering or out-licensing of NicVAX during 2009, as determined by the compensation committee. Subject to the compensation committee’s determination, Nabi’s entry into the NicVAX Agreement could result in payment of up to approximately $150,000 in incentive compensation to Dr. Fahim and up to approximately $70,000 to each of Drs. Kalnik and Kessler.

Dissenters’ Rights

Holders of our common stock will not have appraisal or dissenters’ rights in connection with the transactions contemplated by the NicVAX Agreement. Neither the Delaware General Corporation Law nor our certificate of incorporation provides our stockholders with appraisal or dissenters’ rights in connection with the transactions contemplated by the NicVAX Agreement. Our shares of common stock will remain publicly traded on the NASDAQ Global Market following the closing of the NicVAX Agreement.

Accounting Treatment of the NicVAX Agreement

Revenue recognition for the NicVAX Agreement under U.S. generally accepted accounting principles is currently under review. Our current assumption is that we will recognize future revenue under the NicVAX Agreement as follows:

•	the $40 million up-front payment due upon closing of the NicVAX Agreement will be recognized over the estimated period ending with the expiration of GSK’s NicVAX Option;

•	the potential option payment of $58 million related to exercise by GSK of the NicVAX Option will be recognized over the then-remaining term of the NicVAX Agreement;

•	the specific regulatory, development and sales milestone payments will be recognized as the conditions for such payments are met; and

•	revenue for the royalties on future sales of NicVAX and any NicVAX Alternatives or Future Candidates will be recognized in the periods they are earned.

The expenses we have incurred and will incur in connection with the negotiation and execution of the NicVAX Agreement will be expensed as incurred.

Financing

Closing of the NicVAX Agreement is not conditioned upon GSK obtaining financing. GSK expects to fund the NicVAX Agreement from its working capital.

Material U.S. Federal and State Income Tax Consequences

The transactions contemplated by the NicVAX Agreement will not result in any U.S. federal income tax consequences to our stockholders. The transactions will be taxable to Nabi for U.S. federal income tax purposes, but Nabi expects, subject to the completion and outcome of certain tax analysis and studies currently in process, that a portion of the taxable income resulting from the transactions will be offset by net operating losses. These analyses include studies to assess the availability of Nabi’s net operating losses under the applicable tax rules, including evaluation of the potential impact of ownership changes on Nabi’s net operating losses under Internal Revenue Code Section 382 and evaluation of the availability of research and development credits. The transactions may, however, result in some federal alternative minimum tax being imposed on Nabi in the year of the closing of the NicVAX Agreement and may, depending upon several factors, result in the imposition of federal income taxes in subsequent years that may or may not be offset by available tax credits.

Regulatory Matters

Hart-Scott-Rodino filings are not required prior to the closing of the NicVAX Agreement. To the extent that expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals, such as other similar non-U.S. competition authority filings, are necessary in connection with GSK’s exercise of the NicVAX Option, the applicable option period and GSK’s obligation to make the option exercise payment will be extended until the expiration or termination of such period or such necessary approvals are obtained.

Historical Consolidated Financial Statements

Nabi’s historical consolidated financial statements, including the notes thereto, from its (1) Annual Report filed on Form 10-K for the year ended December 27, 2008, (2) Quarterly Report filed on Form 10-Q for the quarter ended March 28, 2009, (3) Quarterly Report filed on Form 10-Q for the quarter ended June 27, 2009 and (4) Quarterly Report filed on Form 10-Q for the quarter ended September 26, 2009, are included in this proxy statement as Annex B.

Summary of the NicVAX Agreement

The following is a summary of the material terms of the NicVAX Agreement and the transactions contemplated thereby. This summary does not purport to describe all the terms of the NicVAX Agreement and is qualified in its entirety by reference the NicVAX Agreement, a copy of which is attached as Annex A to this proxy statement. We urge you to read the NicVAX Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the transaction.

The text of the NicVAX Agreement has been included to provide you with information regarding its terms. The terms of the NicVAX Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the NicVAX Agreement. The NicVAX Agreement contains representations and warranties that Nabi, on the one hand, and GSK, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the NicVAX Agreement and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that Nabi and GSK have exchanged in connection with signing the NicVAX Agreement. While Nabi does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached NicVAX Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the NicVAX Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

Under the terms of the NicVAX Agreement, Nabi has agreed to grant GSK:

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an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture NicVAX, as it currently exists, as well as NicVAX Alternatives (which are defined as “Improved Current Generation Candidates” or “ICGs” in the NicVAX Agreement and include certain potential alternative forms of NicVAX together with an adjuvant other than a GSK proprietary adjuvant and/or with different presentation, dosage or administration); and

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an exclusive worldwide license to develop, commercialize and manufacture Future Candidates for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives).

Terms of the Option

GSK’s NicVAX Option to license NicVAX and NicVAX Alternatives pursuant to the NicVAX Agreement is exercisable from the closing date of the NicVAX Agreement until the date that is 25 business days after Nabi delivers to GSK preliminary results of the first NicVAX Phase III clinical trial following the completion of such trial, subject to extension depending on when Nabi delivers the full statistical results of such trial to GSK, and subject to an additional period of time to exercise the NicVAX Option with respect to NicVAX Alternatives after GSK exercises the NicVAX Option with respect to NicVAX. Further, in the case where the NicVAX Phase III clinical trials are not successfully completed, GSK may exercise an option for NicVAX Alternatives without exercising an option for NicVAX.

In the event Nabi intends to consummate a change in control transaction prior to expiration of the NicVAX Option exercise period, or if Nabi fails to develop NicVAX in accordance with its obligations under the NicVAX Agreement, GSK will have the right to assume Nabi’s development obligations with respect to NicVAX. In such event, if GSK exercises the NicVAX Option, GSK may set-off against future payments to Nabi certain development costs incurred by GSK prior to exercise of its option.

Payments

The NicVAX Agreement provides for a nonrefundable up-front payment to Nabi of $40 million following the closing date. If GSK exercises the NicVAX Option, it will pay Nabi an option payment of $58 million following exercise. In addition, the NicVAX Agreement provides for the following milestone and royalty payments:

•	GSK will pay Nabi a $20 million milestone payment upon successful completion of Phase III clinical trials with respect to NicVAX regardless of whether GSK exercises the NicVAX Option.

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If GSK exercises the NicVAX Option, it will pay Nabi certain development milestone payments, including: (1) a payment of up to $70 million based on the therapeutic effect of NicVAX as approved in its U.S. or EU labeling; and (2) payments of up to an aggregate of $61 million based on obtaining regulatory approval for NicVAX in certain major market countries. The amount of the therapeutic effect milestone payment varies depending on the degree to which long-term smoking abstinence of participants receiving NicVAX in the Phase III clinical trials exceeds the long-term abstinence of participants receiving a placebo in the Phase III clinical trials, as reflected in the first approved labeling for NicVAX in the U.S. or EU. If the therapeutic effect of NicVAX is comparable to the leading smoking cessation prescription product currently on the market, the milestone payment would be $10 million. The milestone payment would reach $70 million if the therapeutic effect of NicVAX is substantially higher than the leading smoking cessation prescription product. If the therapeutic effect of NicVAX is no greater than the primary endpoint for NicVAX in its Phase III clinical trials, no therapeutic effect milestone payment will be made.

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For Future Candidates, if GSK exercise the NicVAX Option, GSK will pay to Nabi: (a) payments of up to an aggregate of $21 million based on Phase II and Phase III clinical trial-related milestones; and (b) payments of up to an aggregate of $21 million based on obtaining regulatory approval in certain major market countries. Alternatively for Future Candidates, if GSK does not exercise the NicVAX Option, GSK will pay to Nabi: (1) payments of up to an aggregate of $47 million based on Phase II and Phase III clinical trial-related milestones; and (2) payments of up to an aggregate of $34 million based on obtaining regulatory approval in certain major market countries.

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GSK will pay to Nabi certain tiered sales milestone payments up to an aggregate of $209 million based on aggregate annual sales of (1) NicVAX, licensed NicVAX Alternatives and Future Candidates, if GSK exercises the NicVAX Option, or (2) Future Candidates, if GSK does not exercise the NicVAX Option.

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If GSK exercises the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of NicVAX, beginning at 10% and potentially increasing on incremental sales to as high as 15%, with the increase depending on whether NicVAX aggregate annual net sales meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

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Whether or not GSK exercises the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of Future Candidates, beginning at 7% and potentially increasing on incremental sales to as high as 9%, with the increase depending on whether Future Candidates aggregate annual net sales meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

The royalties payable by GSK to Nabi (1) on Future Candidates are subject to certain reductions up to 25% depending on improvements in the therapeutic effect and/or reductions in the dosing of Future Candidates relative to NicVAX, and (2) on NicVAX and Future Candidates are subject to certain reductions if intellectual property license payments are owed to third parties. In either case, however, the minimum royalty rate on NicVAX will be 7.5% and the minimum royalty rate on Future Candidates will be 5%.

The economic terms of GSK’s license to NicVAX Alternatives (should GSK exercise the NicVAX Option) are subject to mutual agreement between Nabi and GSK. If the parties cannot mutually agree, then such economic terms will be determined through binding arbitration based on an agreed upon set of factors and principles relating to, among other things, the commercial potential of the NicVAX Alternatives subject to the option exercise and the relative contributions of Nabi and GSK to the development thereof.

Development, Commercialization and Manufacturing of the Products

Throughout the term of the NicVAX Agreement, a joint steering committee composed of representatives of Nabi and GSK will have oversight for the development, commercialization and manufacturing of NicVAX (including NicVAX Alternatives) and Future Candidates. Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will have final decision-making authority with respect to matters relating to NicVAX (including NicVAX Alternatives). GSK will have final decision-making authority with respect to matters relating to Future Candidates and, following GSK’s exercise of the NicVAX Option, NicVAX (including NicVAX Alternatives).

Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will be obligated to use commercially reasonable efforts to develop and manufacture NicVAX, at its cost, in accordance with a mutually agreed development plan that requires Nabi, among other things, to conduct the two NicVAX Phase III clinical trials. Nabi is obligated to use commercially reasonable efforts to maintain sufficient personnel to develop NicVAX pursuant to the development plan and to maintain sufficient financial resources, as reasonably determined by Nabi, to comply with its development obligations under the NicVAX Agreement. Prior to GSK’s exercise of the NicVAX Option, Nabi may, although it is not required to, develop NicVAX Alternatives and conduct research and development activities not required under the development plan, at its cost, provided that Nabi keep GSK reasonably informed of such development activities. These development activities, if conducted by Nabi in its discretion, are included in GSK’s NicVAX Option with respect to NicVAX Alternatives. Throughout the term of the NicVAX Agreement, GSK will be obligated to use commercially reasonable efforts to develop, manufacture and commercialize Future Candidates, at its cost. Following exercise of the NicVAX Option, GSK will be obligated to use commercially reasonable efforts to develop, manufacture and commercialize NicVAX (including NicVAX Alternatives), and GSK will be responsible for the development costs related thereto.

Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will have regulatory responsibility for NicVAX (including NicVAX Alternatives), at its cost. Following exercise of the NicVAX Option, regulatory filings and approvals for NicVAX and the responsibility for regulatory costs, will transfer to GSK. GSK will bear regulatory responsibilities and costs for Future Candidates throughout the term of the NicVAX Agreement.

If GSK does not exercise the NicVAX Option, Nabi will be responsible, at its cost, either on its own or with another partner, for commercializing NicVAX (including NicVAX Alternatives). GSK will assume responsibility for commercializing NicVAX (including any licensed NicVAX Alternatives), at its cost, if it exercises the NicVAX Option. GSK will bear commercialization responsibilities and costs for Future Candidates throughout the term of the NicVAX Agreement.

Prior to GSK’s exercise of the NicVAX Option and in the event of expiration of the NicVAX Option period without exercise, Nabi will be responsible for manufacturing NicVAX (and NicVAX Alternatives) at its cost. If GSK exercises the NicVAX Option, GSK will assume responsibility for manufacturing NicVAX (including any licensed NicVAX Alternatives), at its cost. GSK will be responsible for manufacturing Future Candidates at its cost throughout the term of the NicVAX Agreement; provided GSK’s license to manufacture Future Candidates will remain co-exclusive with Nabi for a certain period of time. If GSK desires to exercise its right to reference certain Nabi manufacturing regulatory materials with respect to Future Candidates and with respect to NicVAX and NicVAX Alternatives in the event GSK exercises the NicVAX Option, the parties will mutually agree on the financial terms for such right of reference, which would include GSK reimbursing Nabi’s actual costs incurred with respect to certain commercial manufacturing activities for NicVAX in accordance with an agreed upon set of principles and economic terms.

Nabi will complete a documentation transfer of technology to GSK, at Nabi’s cost, for Future Candidates following the closing date and for NicVAX (including NicVAX Alternatives) following the exercise by GSK of the NicVAX Option; provided, that if GSK requests that Nabi provide services or clinical materials to GSK as part of the technology transfer, GSK will reimburse Nabi for such services or clinical materials in accordance with an agreed upon set of principles and economic terms.

Closing

Closing of the NicVAX Agreement will occur no later than the third business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval of the transactions contemplated by the NicVAX Agreement by a majority of our common stock outstanding on the record date.

Representations and Warranties

The NicVAX Agreement contains a number of customary representations and warranties applicable to Nabi, subject in some cases to customary qualifications or scheduled exceptions, relating to, among other things, the following:

•	due organization, valid existence, good standing and other corporate matters of Nabi;

•	authorization, execution, delivery and enforceability of the NicVAX Agreement;

•	conflicts or violations under contracts or laws;

•	required government and third-party consents, assignments and approvals;

•	marketing authorization applications with a governmental authority;

•	proceedings pending before or threatened by any regulatory authority;

•	patents;

•	Nabi’s control over certain intellectual property and ability to grant rights to GSK;

•	trademark registrations for NicVAX;

•	declared or threatened inventorship challenges or interferences;

•	material compliance with all applicable laws;

•	good standing with the Food and Drug Administration;

•	no material adverse effect since September 24, 2009;

•	development of NicVAX in the ordinary course of business since September 24, 2009; and

•	no breach of governmental authorizations or material contracts since September 24, 2009.

The NicVAX Agreement also contains a number of customary representations and warranties applicable to GSK, subject in some cases to customary qualifications, relating to, among other things, the following:

•	due organization, valid existence, good standing and other corporate matters of GSK;

•	authorization, execution, delivery and enforceability of the NicVAX Agreement;

•	conflicts or violations under contracts or laws; and

•	required government and third-party consents, assignments and approvals.

The representations and warranties of each of the parties to the NicVAX Agreement will survive until expiration or termination of the NicVAX Agreement.

Indemnification; Survival of Indemnification Obligations

After the closing of the NicVAX Agreement, we have agreed to indemnify and hold GSK and their affiliates and their respective directors, officers, agents and employees harmless from any loss arising out of (1) any breach of representations, warranties, covenants or obligations by us, (2) the negligence or willful misconduct by us, our affiliates, or our officers, directors, employees, agents, consultants or sublicensee in performing any obligations under the NicVAX Agreement, (3) any matter related to the development or manufacturing of NicVAX prior to GSK’s exercise of the NicVAX Option, or (4) if GSK does not exercise the NicVAX Option, any matter related to the development commercialization, manufacturing, packaging and labeling of NicVAX, except as such losses are subject to indemnification by GSK. Our obligation to indemnify GSK for the categories of indemnifiable losses described above does not expire.

After the closing of the NicVAX Agreement, GSK has agreed to indemnify and hold us and our affiliates, and our respective directors, agents and employees harmless from any loss to us arising out of (1) any breach of representations, warranties, covenants or obligations by GSK, (2) the negligence or willful misconduct by GSK, its affiliates or its officers, employees, agents, consultants or subcontractors in performing its obligations under the NicVAX Agreement, or (3) any matter related to the development or manufacturing of NicVAX products, except as such matters are subject to indemnification by us.

Covenants and Agreements

Under the NicVAX Agreement, we have agreed to abide by certain customary covenants. Among others, these covenants include that, if GSK exercises the NicVAX Option, we are prohibited from developing, manufacturing, or commercializing any vaccine in the nicotine field for the remainder of the exclusivity term, which is the period from the signing of the NicVAX Agreement until a specified anniversary of the first commercial sale of NicVAX or a Future Candidate, subject to a maximum period that depends on whether GSK exercises the NicVAX Option. If GSK does not exercise the NicVAX Option, we are prohibited from developing, manufacturing, or commercializing any vaccine in the nicotine field other than NicVAX or a NicVAX Alternative.

Under the NicVAX Agreement, GSK has agreed to abide by certain customary covenants. Among others, these covenants include agreeing not to develop, manufacture or commercialize NicVAX or any NicVAX Alternatives unless it exercises the NicVAX Option and not to develop, manufacture or commercialize a vaccine in the nicotine field other than NicVAX, a NicVAX Alternative or Future Candidate, for the exclusivity term applicable to Nabi, except in certain circumstances and where GSK or its affiliates acquire an entity that markets, distributes or sells certain products in the nicotine field, under certain conditions.

Regulatory Matters

Hart-Scott-Rodino filings are not required prior to the closing of the NicVAX Agreement. To the extent that the expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals, such as other similar non-U.S. competition authority filings, are necessary in connection with GSK’s exercise of the NicVAX Option, the applicable option period and GSK’s obligation to make the option exercise payment will be extended until the expiration or termination of such period or such necessary approvals are obtained. If the expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals, such as other similar non-U.S. competition authority filings, are necessary in connection with GSK obtaining exclusive manufacturing rights with respect to Future Candidates, GSK’s acquisition of such exclusive manufacturing rights is contingent upon expiration or termination of such period or receipt of such regulatory approvals. To the extent the performance by either party of its obligations under the NicVAX Agreement, including with respect to sharing information through the joint steering committee, would violate applicable antitrust laws, the parties will mutually agree on alternative arrangements that comply with applicable antitrust laws.

No Negotiation

The NicVAX Agreement provides that we will not, nor will we cause any of our affiliates or representatives to, directly or indirectly, take any action to:

•	solicit, initiate or knowingly encourage any inquiries, or the making of any offer or proposal regarding any acquisition proposal (as described below);

•	enter into, continue or participate in any discussions or negotiations with, or furnish any non-public information to, any third party regarding any acquisition proposal (as described below); or

•	enter into any agreement with respect to any acquisition proposal (as described below) other than in connection with a termination of the NicVAX Agreement as described below.

An acquisition proposal is an unsolicited proposal from a third party relating to any transaction involving, directly or indirectly, (1) the acquisition or exclusive licensure of (a) NicVAX or (b) NicVAX together with all NicVAX Alternatives and Future Candidates, or (2) an acquisition of more than twenty-five percent (25%) of the total voting power of Nabi’s outstanding capital stock normally entitled to vote in the election of directors.

The prohibition on solicitation does not prevent Nabi or our board of directors from entering into discussions with regard to an unsolicited bona fide inquiry or proposal if our board of directors determines that there is a reasonable likelihood that such acquisition proposal could lead to a superior proposal.

If Nabi receives an unsolicited bona fide inquiry, proposal or offer that our board of directors determines in good faith (after consultation with Nabi’s outside counsel) constitutes or is reasonably likely to lead to a superior proposal, Nabi must allow GSK nine business days to propose an amendment to the terms of the NicVAX Agreement (subject to extension as described under the heading “—Termination”), after which our board of directors may change its recommendation or terminate the NicVAX Agreement and enter into the superior proposal.

A superior proposal is defined in the NicVAX Agreement as any acquisition proposal, which in the good faith judgment of our board of directors that would, if consummated, result in a transaction that is more favorable than the NicVAX Agreement.

Conditions to Completion of the NicVAX Agreement

The obligations of Nabi and GSK to complete the NicVAX Agreement are subject to the satisfaction or waiver of the following conditions:

•	no law, preliminary or permanent injunction or other order has been issued by any court or by any government authority enjoining, restraining, prohibiting or making illegal the NicVAX Agreement;

•	all approvals, authorizations, consents or orders, waiting periods, or the like, required by any governmental authority or regulation have been obtained, filed or have occurred;

•	a majority of the outstanding shares of our common stock have approved the transactions contemplated by the NicVAX Agreement; and

•

mutual agreement between the parties on an initial development plan for NicVAX that is consistent with a reasonably detailed summary that the parties agreed to in conjunction with the NicVAX Agreement.

In addition, the obligations of GSK to complete the exclusive option and license are subject to the satisfaction by Nabi or waiver by GSK of conditions, including the following:

•

Nabi’s representations and warranties will be true and correct as of the date of the NicVAX Agreement and the date of the closing of the NicVAX Agreement, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except that so long as any failure of Nabi’s representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a material adverse effect, the condition will be deemed satisfied;

•	Nabi will have performed and complied in all material respects with each of the covenants, agreements and obligations Nabi is required to perform under the NicVAX Agreement;

•	GSK will have received a certificate from us certifying the accuracy of our representations and warranties and performance of our obligations;

•	the execution and delivery by Nabi of customary closing certificates and two sublicense agreements, each in forms that were agreed to by the parties in conjunction with the NicVAX Agreement; and

•	no change in any condition or fact will have occurred since September 24, 2009 that has, or would reasonably be expected to have, a material adverse effect on NicVAX.

In addition, the obligations of Nabi to complete the NicVAX Agreement are subject to the satisfaction by GSK or waiver by Nabi of conditions, including the following:

•

GSK’s representations and warranties will be true and correct as of the date of the NicVAX Agreement and the date of the closing of the NicVAX Agreement, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except that so long as any failure of GSK’s representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a material adverse effect on GSK’s performance of the NicVAX Agreement, the condition will be deemed satisfied;

•	GSK will have performed and complied in all material respects with each of the covenants, agreements and obligations GSK is required to perform under the NicVAX Agreement;

•	Nabi will have received a certificate from GSK certifying the accuracy of their representations and warranties and performance of their obligations; and

•	the execution and delivery by GSK of customary closing certificates and two sublicense agreements, each in forms that were agreed to by the parties in conjunction with the NicVAX Agreement.

Term

Subject to certain exceptions, the NicVAX Agreement will become effective upon the closing date and will remain in effect, on a country-by-country basis, until the expiration of the royalty term in each such country, which depends on Nabi’s patent rights and regulatory exclusivity in such country.

Termination

The NicVAX Agreement may be terminated by mutual consent or by:

•

either GSK or us, if the NicVAX Agreement has not been completed by April 30, 2010, and, in either case, the failure of the party seeking to terminate to fulfill any obligation under the NicVAX Agreement did not materially contribute to the failure to complete the NicVAX Agreement by such time;

•

either GSK or us, if the other party is in material breach of any representation, warranty or covenant contained in the NicVAX Agreement, subject to a 90-day cure period (45-days in the event of a payment default);

•	either GSK or us, if the other party files for bankruptcy, or similar events; and

•	either GSK or us, if, at the Nabi stockholders meeting, stockholder approval of the transactions contemplated by the NicVAX Agreement is not obtained.

The NicVAX Agreement may be terminated by Nabi:

•	if Nabi accepts a superior proposal as described above under the heading “—No Negotiation;” provided, however, that each of the following conditions have been met:

•	Nabi has complied with its obligations under the NicVAX Agreement described above under the heading “—No Negotiation;”

•

Nabi has given GSK prior written notice of its intention to accept the superior proposal and the material terms and conditions thereof, and GSK does not within the nine business day period following receipt by GSK of such notice, make an offer that our board of directors, in its good faith judgment (after consultation with our outside counsel) determines to be at least as favorable to Nabi as the superior proposal (provided, that during such period, Nabi has negotiated in good faith with GSK and provided further that if there are any amendments to the financial or other terms of the superior proposal, Nabi will deliver to GSK an additional written notice of superior proposal and the nine business day period will be extended by an additional three business days after GSK’s receipt of such additional notice);

•

our board of directors, after taking into account any modifications to the terms of the NicVAX Agreement agreed to by GSK, continues to believe the alternative proposal constitutes a superior proposal, as defined in the NicVAX Agreement; and

•	a majority of the holders of our common stock have not yet approved the transactions contemplated by the NicVAX Agreement.

The NicVAX Agreement may be terminated in part with respect to all Future Candidates by GSK if GSK has not materially breached the NicVAX Agreement and GSK determines in good faith that Future Candidates no longer warrant continuing to devote commercially reasonable efforts to development or commercialization (1) following the exercise of the NicVAX Option or (2) following the expiration of the NicVAX Option period without exercise of the NicVAX Option if GSK is not successful in developing a Future Candidate.

The NicVAX Agreement may be terminated in its entirety, in part with respect to NicVAX and all NicVAX Alternatives, or in part with respect to all Future Candidates, by GSK if:

•	the NicVAX Phase III clinical trials do not meet their primary endpoints for safety and efficacy;

•	regulatory approval for NicVAX, a NicVAX Alternative or a Future Candidate cannot be obtained in the U.S. or EU;

•

following regulatory approval for NicVAX, a NicVAX Alternative or a Future Candidate in a major market country, such product is removed from the market voluntarily or by a governmental authority in a major market country for a material safety or efficacy concern; or

•

GSK, under certain circumstances and subject to the payment of certain termination fees, determines that commercially reasonable efforts do not warrant further development, commercialization or manufacturing of NicVAX and NicVAX Alternatives or Future Candidates.

Termination Fee

The NicVAX Agreement does not require a party terminating the NicVAX Agreement prior to the closing to pay a termination fee to the other party. However, after the closing, GSK may be required to pay a termination fee to Nabi if it terminates the NicVAX Agreement in its entirety, or in part, within a limited number of years following regulatory approval in a major market country for NicVAX, a NicVAX Alternative or a Future Candidate if GSK determines in good faith that the product no longer warrants continuing to devote commercially reasonable efforts to development or commercialization. If GSK terminates the NicVAX Agreement under these circumstances, GSK must pay Nabi a termination fee that varies in accordance with the number of years between the date of the first regulatory approval for the product and the date of termination. GSK may terminate the NicVAX Agreement under these circumstances without paying a termination fee if the termination occurs after a certain number of years following the first regulatory approval for the product. Following a termination of the NicVAX Agreement by GSK under these circumstances, rights to NicVAX and NicVAX Alternatives revert to Nabi. If GSK terminates the NicVAX Agreement for any other reason, the NicVAX Agreement does not require GSK to pay Nabi a termination fee.

Expenses

The NicVAX Agreement provides that all costs and expenses incurred in connection with the NicVAX Agreement and the transactions contemplated by the NicVAX Agreement will be paid by the party incurring the expenses.

Amendment

The NicVAX Agreement may only be amended, supplemented or otherwise modified by a written instrument signed by each party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

The following table sets forth information as of the close of business on January 25, 2010, the record date, (unless otherwise noted), as to the Nabi common stock beneficially owned by (1) all of our directors, (2) each named executive officer as defined by the regulations of the Securities and Exchange Commission (the “SEC”), (3) current directors and executive officers of Nabi as a group, and (4) each person who is known to us to be the beneficial owner of more than 5% of our common stock. Unless otherwise noted, this information has been provided by the persons named in the table through filings with the SEC or directly to Nabi, and each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Directors(1)
Jason M. Aryeh	660,420		1.33%
David L. Castaldi	144,389		*
Geoffrey F. Cox, Ph.D.	167,771		*
Peter Davis	83,814		*
Raafat E.F. Fahim, Ph.D.	685,673		1.37%
Richard A. Harvey, Jr.	119,996		*
Linda Jenckes	110,747		*
Timothy P. Lynch	73,000		*
Stephen G. Sudovar	97,362		*

Named Executive Officers(1)(2)
Paul Kessler, M.D.	233,113		*
Matthew W. Kalnik, Ph.D.	51,118		*

Current directors and executive officers as a group (11 persons)	2,427,404		4.78%

5% Beneficial Owners
James H. Simons and Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	2,866,804	(3)	5.79%

David M. Knott and Dorset Management Corporation 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,265,453	(4)	10.64%

Third Point LLC, Third Point Offshore Master Fund, L.P., and Daniel S. Loeb 390 Park Avenue New York, New York 10022	6,890,000	(5)	13.92%

DellaCamera Capital Master Fund, Ltd. 200 Park Avenue, Suite 3300 New York, New York 10166	3,358,838	(6)	6.78%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,919,074	(7)	7.92%

*	Less than 1%.

(1)	The address for directors and executive officers is c/o Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852. Shares of common stock indicated as being owned by directors and executive officers include shares that may be acquired under stock options that are presently exercisable or that will be exercisable on March 26, 2010. Percentages are based on 49,508,843 shares of common stock outstanding as of January 25, 2010.

(2)	Messrs. Hudson and Siegel, who are listed in our proxy statement for the Company’s 2009 annual meeting, are no longer employed by the Company and therefore are not included in this table.

(3)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 13, 2009 by Renaissance Technologies LLC and John H. Simons, which have (i) sole power to vote or to direct the vote and (ii) sole power to dispose or to direct the disposition of 2,866,804 shares of common stock.

(4)	The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on January 27, 2009 by David M. Knott and Dorset Management Corporation, which have (i) sole voting power for 5,110,153 shares of common stock, (ii) shared voting power for 84,900 shares of common stock and (iii) sole dispositive power for 5,265,453 shares of common stock.

(5)	The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on November 23, 2009 by Third Point LLC, Third Point Offshore Master Fund, L.P., Third Point Advisors II L.L.C., Daniel S. Loeb and Jason Aryeh. The Schedule 13D/A discloses that, of these shares, (i) Third Point LLC and Mr. Loeb have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 6,890,000 shares of common stock, (ii) Third Point LLC, Mr. Loeb, Third Point Offshore Master Fund, L.P., and Third Point Advisors II L.L.C. have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 4,428,500 shares of common stock and (iii) Mr. Aryeh and certain related entities have voting power and dispositive power for 859,465 shares of common stock.

(6)	The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on February 29, 2008 by DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato, which have (i) shared power to vote and to direct the vote and (ii) shared power to dispose and to direct the disposition of 3,358,838 shares of common stock.

(7)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., which has (i) sole power to vote or to direct the vote and (ii) sole power to dispose or to direct the disposition of 3,919,074 shares of common stock.

PROPOSAL TWO:

ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders may be asked to consider and vote upon a proposal to approve an adjournment of the special meeting, if necessary, including adjournments to permit further solicitation of proxies with respect to the proposal to approve the NicVAX Agreement and the transactions contemplated thereby.

If a quorum is not present at the special meeting, our bylaws permit the person presiding at the meeting to adjourn the meeting from time to time until a quorum is present. If a quorum is present at the special meeting, but there are not sufficient votes at the time of the special meeting to approve the proposal to approve the NicVAX Agreement and the transactions contemplated thereby, our stockholders may also be asked to vote on the proposal to approve the adjournment of the special meeting to permit further solicitation of proxies.

If the adjournment proposal is submitted for a vote at the special meeting, and if our stockholders vote to approve the adjournment proposal, the meeting may be adjourned to enable our board of directors to solicit additional proxies in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby. If the adjournment proposal is approved, and the special meeting is adjourned, our board of directors will use the additional time to solicit additional proxies in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby, including the solicitation of proxies from stockholders that have previously voted against the proposal to approve the NicVAX Agreement and the transactions contemplated thereby. Among other things, approval of the adjournment proposal could mean that, even though we may have received proxies representing a sufficient number of votes against the proposal to approve the NicVAX Agreement and the transactions contemplated thereby to defeat it, management could present the adjournment proposal for a vote of stockholders and thereby cause the special meeting to be adjourned without a vote on the proposal to approve the NicVAX Agreement and the transactions contemplated thereby and seek during that period of adjournment to convince the holders of those shares to change their votes to vote in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby.

Our board of directors believes that if the number of shares of our common stock voting in favor of the proposal to approve the NicVAX Agreement and the transactions contemplated thereby is insufficient to approve that proposal, it is in the best interests of our stockholders to enable our board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, INCLUDING ADJOURNMENTS TO PERMIT FURTHER SOLICITATION OF PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE NICVAX AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under the federal securities laws, the deadline for submitting stockholder proposals for inclusion in Nabi’s proxy statement and form of proxy for Nabi’s 2010 annual meeting was December 23, 2009. Under our bylaws, notice of a stockholder proposal is considered untimely unless it is delivered to or mailed and received at Nabi’s principal executive offices not later than 90 days before the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, then notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day after such notice of the meeting date was mailed or such prior public disclosure was made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers, including us, file electronically with the SEC. The SEC’s website is located at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this proxy statement.

We make available, free of charge through our website at www.nabi.com, our Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and any amendments to those reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the material is electronically filed with, or furnished to, the SEC. The information on our website is not incorporated by reference into this proxy statement.

ANNEX A

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY AN ASTERISK IN BRACKETS [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE OPTION AND LICENSE AGREEMENT

DATED AS OF NOVEMBER 13, 2009

BY AND BETWEEN

NABI BIOPHARMACEUTICALS

AND

GLAXOSMITHKLINE BIOLOGICALS S.A.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-i

(continued)

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-ii

(continued)

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-iii

(continued)

EXHIBITS

Exhibit A	Form of Brookhaven Sublicense
Exhibit B	Form of rEPA Sublicense

SCHEDULES

Schedule 1.1(a)	NicVAX Definitions
Schedule 1.1(b)	Certain Definitions
Schedule 1.1(c)	Third Party Manufacturers
Schedule 1.1(d)	Knowledge
Schedule 1.1(e)(i)	Nabi Patents
Schedule 1.1(e)(ii)	Excluded Patents
Schedule 2.1.1(f)(i)	Factors
Schedule 2.1.1(f)(ii)	Special Arbitration Provisions
Schedule 2.2.3	Technology Transfer Reimbursement Principles
Schedule 4.3.2	Initial Development Plan Outline
Schedule 7.1	Guidelines for Manufacturing Matters
Schedule 8	Financial Terms
Schedule 10.3	Disclosures
Schedule 10.3.7	Nabi Trademarks
Schedule 12.5	Joint Press Release

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-iv

EXCLUSIVE OPTION AND LICENSE AGREEMENT

This Exclusive Option and License Agreement (this “Agreement”), made and entered into as of November 13 2009 (the “Execution Date”), by and between Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and GlaxoSmithKline Biologicals S.A., a Belgian corporation (“GSK”). Nabi and GSK are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Nabi owns or Controls the Nabi Technology (as defined below); and

WHEREAS, GSK wishes to obtain, and Nabi wishes to grant, an exclusive option and certain licenses under the Nabi Technology on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this Article 1 or as otherwise defined elsewhere in this Agreement:

“Acquisition Proposal” means an unsolicited proposal from a Third Party relating to any transaction involving, directly or indirectly, (a) the acquisition or exclusive licensure of (i) NicVAX or (ii) NicVAX together with all ICGs and Future Generation Candidates, or (b) an acquisition of more than twenty-five percent (25%) of the total voting power of Nabi’s outstanding capital stock normally entitled to vote in the election of directors.

“Additional Registration Studies” means Development (if any) that the Parties agree to perform and include in the Development Plan pursuant to Section 4.3.5.

“Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) shall be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (i) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (ii) at least fifty percent (50%) of the voting securities or other comparable equity interests of such Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the U.S., the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. For the avoidance of doubt, (a) neither of the Parties shall be deemed to be an “Affiliate” of the other and (b) a Person shall cease to be an “Affiliate” hereunder upon the date that such Person no longer satisfies the requirements set forth in this definition.

“Antitrust Laws” means all U.S. federal and state, and any foreign (including those of the EU) statutes, rules, regulations, orders, administrative and judicial doctrines, and other Laws relating to antitrust or

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

competition matters, including HSR and similar foreign laws or statutes, and all other U.S. federal, state and foreign (including those of the EU) statutes, rules, regulations, orders, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“BLA” means a Biologics License Application (or successor application) in the U.S. for authorization for marketing of a biologic product, as defined in the applicable Laws and regulations and filed with the FDA.

“Brookhaven Agreement” means that certain License Agreement, effective as of January 1, 2006, between Nabi and Brookhaven Science Associates, LLC, as amended from time to time.

“Brookhaven Sublicense” means a T7 Technology Sublicense Agreement, to be effective immediately after the Effective Time, in substantially the form attached hereto as Exhibit A, pursuant to which Nabi will license to GSK certain rights under the Brookhaven Agreement for use in the Field.

“Business Day” means a day on which banking institutions in Washington, D.C., United States and Brussels, Belgium are open for business, but in any event excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term and all Saturdays and Sundays.

“Change in Control” means, with respect to Nabi, an event or transaction or series of events or transactions by which: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of Nabi or the total voting power of such securities normally entitled to vote in elections of directors; (b) (i) Nabi reorganizes, consolidates or comes under common control with, or merges into another corporation or entity, or (ii) any corporation or entity reorganizes, consolidates or comes under common control with, or merges into Nabi, in either event of the foregoing ((i) or (ii)) where more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of Nabi immediately preceding such consolidation or merger; (c) Nabi conveys, transfers or leases to a Third Party (i) all or substantially all of its assets or the control thereof, or (ii) all or substantially all of Nabi’s assets or business relating to this Agreement or the control thereof; or (d) any other arrangement whereby a Third Party (or group of Third Parties acting in concert) obtains control or the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management or policies of Nabi.

“Centralized Procedure” means the procedure for Regulatory Approval of an MAA issued through the approval according to EU council regulation 726/2004.

“Closing” means the closing of the Transactions to occur on the Closing Date as contemplated by this Agreement.

“Collaboration Term” means the period of time commencing on the Closing Date and continuing until the earlier of (a) ninety (90) days after the date of the Exercise, (b) the NicVAX Option Expiration Date without Exercise, or (c) the date on which this Agreement is terminated.

“Combination Product” means any product (in any formulation) or kit containing (i) one or more active pharmaceutical or biologic ingredients (other than NicVAX, an ICG or a Future Generation Candidate) in addition to (ii) a Product.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Commercialize,” “Commercializing” or “Commercialization” means all activities directed to the marketing (whether through direct, in-person, electronic or other marketing channels), promotion, selling or offering for sale of a product for an indication, including planning, market research, pre-marketing activities undertaken in preparation for launch, advertising, educating, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance and reporting as well as obtaining or maintaining all regulatory approvals for such product. For clarity, “Commercialization” shall not include any activities included with the Manufacturing or Development of a product.

“Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including to Develop, Commercialize or Manufacture the Product, those efforts and resources (including, without limitation, expenditures) consistent with the usual practices of such Party in pursuing the Development or Commercialization of its own biologic or pharmaceutical products that are of similar status, such as commercial potential, the proprietary position of the product, the regulatory structure involved, the probably profitability of the applicable product, and other relevant factors including technical, legal, scientific or medical factors. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party: (i) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (ii) set annual objectives for carrying out such obligations, and (iii) allocate sufficient resources (including, without limitation, expenditures) designed to advance progress with respect to such objectives.

“Competitive Product” means a Vaccine in the Field other than any Current Generation Candidate or any Future Generation Candidate.

“Contracts” means any and all written binding commitments, contracts, purchase orders, leases, licenses, permits, instruments, arrangements, undertakings, practices or other agreements.

“Control,” “Controls” or “Controlled” means, when used in reference to intellectual property, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property, other intangible property or materials, and has the ability to grant a license or sublicense or other right to use such intellectual property, other intangible property or materials, as applicable, as provided for herein, without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party.

“Cover,” “Covering” or “Covered” means, with respect to a country in the Territory, but for a license granted under a Valid Claim of a Patent, the use or sale, or offer for sale in such country of the subject matter at issue would infringe such Valid Claim, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“Data Lock” means the point in time during a Phase III Clinical Trial when (i) all active clinical research subjects have completed their final study visit and any follow-up visit activities required under a study protocol, (ii) all coding of clinical events are completed, (iii) all adverse events are reconciled, (iv) all external data in support of the Phase III Clinical Trial is received and loaded into any clinical database (i.e., laboratory data, other electronic data, if applicable), (iv) all outstanding queries or questions to the investigator or site personnel are resolved, and (v) all clinical research subject study data is permanently restricted from any further changes and available for final study analysis.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Designated Affiliates or Sublicensees” means any Person (including an Affiliate or (sub)licensee of Nabi) to which Nabi grants any assignment, license or other rights in, to or under any Nabi Technology for the Development, Manufacture or Commercialization of a Current Generation Candidate that is not licensed to GSK under this Agreement and is no longer subject to the NicVAX Option or an ICG Option.

“Develop,” “Developing” or “Development” means all activities relating to research, non-clinical, preclinical and clinical trials, toxicology testing, statistical analysis, publication and presentation of research and study results and reporting, preparation and submission of applications (including any CMC-related information) for regulatory approval of a product, necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all regulatory approvals for such product, but shall not include any activities included with the Commercialization or Manufacture of such product.

“Development Costs” means the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the Development of a Current Generation Candidate and that are consistent with the applicable Development Plan, including costs of conducting Phase III Clinical Trials, Phase IIIB Clinical Trials and Phase IV Clinical Trials (as well as other post-Product Approval studies (including physician-initiated studies)). Development Costs shall include (i) Out-of-Pocket Costs and (ii) fully burdened costs that are attributable or reasonably allocable to the Development of a Current Generation Candidate. For clarity, Development Costs shall exclude Regulatory Costs.

“Development Data” means all data (including pre-clinical, clinical, technical, chemical, safety, and scientific data and information), Know-How and other results generated by or resulting from or in connection with the conduct of Development activities, including relevant laboratory notebook information, screening data and synthesis schemes, including descriptions in any form, data and other information, including rights of reference in same for use in applications for Regulatory Approvals.

“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

“EMEA” means the European Medicines Agency or its successor.

“EU” means the countries of the European Union as it exists at any time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exclusivity Term” means the period of time commencing on the Execution Date and continuing until the earlier of (a) the seventh (7th) anniversary of the First Commercial Sale of the first Product in any Major Market Country by or on behalf of GSK, or (c) the expiration or termination of this Agreement in its entirety; provided, (A) if GSK Exercises the NicVAX Option, the Exclusivity Term shall not extend beyond December 31 2010, and (B) if GSK does not Exercise NicVAX Option, the Exclusivity Term shall not extend beyond December 31, 2025.

“Facility” means, as applicable, a Party’s Manufacturing facility and such other facilities used by such Party (or those of its Affiliates or Third Party contractors) in the manufacture, packaging, labeling or storage of (i) the Product or (ii) materials utilized in the manufacture, packaging or labeling of the Product, in each case, for Development or Commercialization in the Field in the Territory hereunder.

“FDA” means the U.S. Food and Drug Administration or its successor.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

“Field” means human uses for the prevention or treatment of nicotine addiction or other use as an aid to smoking prevention and/or cessation and/or to prevent relapse, and/or for the prevention or decrease of the toxic effects of nicotine.

“Full Results” means, with respect to a Phase III Clinical Trial, the complete statistical results and analysis generated after Data Lock from such clinical trial where such results and analysis are calculated and presented in accordance with the applicable clinical trial protocol which has been reviewed and approved by an applicable Regulatory Authority for such clinical trial, which shall be composed of, as applicable: (i) primary end point analysis, (ii) secondary end point analysis, (iii) immunogenicity, (iv) safety analysis, and (v) any other remaining statistical results and analysis provided for in the applicable clinical trial protocol.

“First Commercial Sale” means the first sale of the Product in a given country or other regulatory jurisdiction in the Territory by or on behalf of GSK, its Affiliates or sublicensees to a Third Party, after receipt of Regulatory Approval (including Pricing Approval, to the extent required for sale of the Product in a given country or regulatory jurisdiction, and any necessary labeling negotiations that may be required after Regulatory Approval and such Pricing Approval) for the Product in such country or regulatory jurisdiction.

“First Phase III Clinical Trial” means: (a) the first to be completed Phase III Clinical Trial for NicVAX (being either the Nabi-4514 Phase III Clinical Trial or the Nabi-4515 Phase III Clinical Trial), only in the event that such first to be completed Phase III Clinical Trial for NicVAX demonstrates in its Full Results therapeutic effects equal to or greater than [*] percent ([*]%); or (b) both the Nabi-4514 Phase III Clinical Trial and the Nabi-4515 Phase III Clinical Trial, in the event that the first to be completed of such Phase III Clinical Trials for NicVAX demonstrates in its Full Results therapeutic effects less than [*] percent ([*]%) but only where each of Nabi-4514 Phase III Clinical Trial and the Nabi-4515 Phase III Clinical Trial meet their respective efficacy primary end points, as set forth in the applicable clinical trial protocol.

“GSK Collaboration Patents” means a Patent Covering any GSK Invention.

“GSK Invention” means an Invention that is discovered, solely or jointly with a Third Party, by an employee of GSK or its Affiliates or a Person under an obligation of assignment to GSK or its Affiliates.

“GSK Know-How” means all Know-How that is (i) Controlled by GSK as of the Closing Date or comes under the Control of GSK during the Term and is necessary for the Development, Manufacture or Commercialization of a Current Generation Candidate or a Future Generation Candidate or (ii) a GSK Invention. For purposes of this definition, GSK shall not be deemed to Control any Know-How that is licensed or disclosed to GSK pursuant to this Agreement.

“GSK Patent” means any Patent that is (i) Controlled by GSK as of the Closing Date or comes under the Control of GSK during the Term and is necessary for the Development, Manufacture or Commercialization of a Current Generation Candidate or a Future Generation Candidate or (ii) a GSK Collaboration Patent. For purposes of this definition, GSK shall not be deemed to Control any Patent that is licensed to GSK pursuant to this Agreement.

“Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by (i) the International Conference on Harmonisation of Technical Requirements for

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the EU, (ii) the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and (iii) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

“Good Laboratory Practices” or “GLP” means the then-current standards, practices and procedures promulgated or endorsed by (i) the European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex - OECD principles of GLP), (ii) the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (iii) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

“Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by (i) the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, (ii) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, and (iii) the principles detailed in the ICH Q7A guidelines.

“Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.

“IND” means the equivalent application of an Investigational New Drug Application to the equivalent agency of the FDA in the Territory, such as a clinical trial application or a clinical trial exemption, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

“Invention” means any subject matter invented during the Term by or on behalf of a Party or the Parties jointly, as determined in accordance with the provisions of U.S. patent law governing inventions, resulting from activities undertaken pursuant to this Agreement.

“Isolate” means with respect to two (2) programs: (a) to ensure that employees, consultants and Third Party contractors that are working on one program will not simultaneously work on the other program; and (b) from and after the date applicable programs are to be isolated, to ensure that Confidential Information relating to the one program is not shared with, accessible to or used by employees, consultants and Third Party contractors that are working on the other program. For clarity, the foregoing restrictions will not prevent employees of a Party that are at or above the vice president or senior management level from providing oversight of both programs; provided, that such employees do not have day-to-day clinical or technical responsibilities for either program and that such Party informs such employees of their obligations of confidentiality and non-use as set forth herein and uses commercially reasonable efforts to ensure such employees comply with such obligations.

“Joint Collaboration Know-How” means Know-How relating to a Product or Complementary R&D that is not existing as of the Closing Date, that results from activities undertaken pursuant to this Agreement and that is discovered jointly by (i) on the one hand, an employee of, or Person under an obligation of assignment to, Nabi or its Affiliates, and (ii) on the other hand, an employee of, or Person under an obligation of assignment to, GSK or its Affiliates.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Joint Collaboration Patents” means any Patent claiming (i) a Joint Invention or (ii) Joint Collaboration Know-How.

“Joint Collaboration Technology” means the Joint Collaboration Patents and Joint Collaboration Know-How.

“Joint Invention” means an Invention that is discovered jointly by (i) on the one hand, an employee of, or Person under an obligation of assignment to, Nabi or its Affiliates, and (ii) on the other hand, an employee of, or Person under an obligation of assignment to, GSK or its Affiliates.

“Joint Steering Committee” or “JSC” means the joint steering committee formed by the Parties as described in Section 3.1.

“Know-How” means any proprietary data, results, material(s), technology, and nonpublic information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, discoveries, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports and plans, market research, expertise (including experts’ information), technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures, including Development Data.

“Knowledge” means, with respect to Nabi, the actual knowledge of the Persons set forth on Schedule 1.1(d) after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, directives, decisions, ordinances, guidelines and other pronouncements of any Governmental Authority.

“Major Market Country” means the following: U.S., France, Germany, Italy, Spain, UK, Japan, Brazil, Russia and India.

“Manufacture” or “Manufacturing” means all activities, whether performed by a Party or a Third Party designee of a Party, related to the manufacturing of a product, or any ingredient thereof, including manufacturing for clinical use or commercial sale, in-process and product testing, release of product, quality assurance activities related to manufacturing and release of product, handling and storage of product and ongoing stability tests, packaging and labeling, and regulatory activities related to any of the foregoing.

“Manufacturing Regulatory Materials” means all CMC Regulatory Materials owned or Controlled by Nabi or its Affiliates at any time during the Term.

“Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell the Product (but excluding Pricing Approval) in any particular country or regulatory jurisdiction, including such application filed with the EMEA pursuant to the Centralized Procedure or with the applicable Regulatory Authority of a country in accordance with such country’s national approval procedure.

“Material Adverse Effect” means any change or effect that is materially adverse to NicVAX or the Development or Commercialization thereof, taken as a whole, but shall exclude any change, effect or circumstance

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

resulting or arising from: (a) events, circumstances, changes or effects that generally affect the industries in which Nabi Develops and Manufactures (including the pharmaceutical or biopharmaceutical industries) NicVAX (including legal and regulatory changes), (b) general economic or political conditions or events, circumstances, changes or effects affecting the securities markets generally, (c) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof, (d) changes arising from the consummation of Transactions contemplated by this Agreement, or the announcement of the execution of, this Agreement, (e) any action by any Governmental Authority with respect to any regulatory approval or government contract, so long as such action does not affect NicVAX in a materially disproportionate manner from other similarly situated pharmaceutical products, or (f) any changes in Law.

“Nabi Collaboration Patents” means a Patent Covering any Nabi Invention.

“Nabi Invention” means an Invention that is discovered solely or jointly with a Third Party, by an employee of Nabi or its Affiliates or a Person under an obligation of assignment to Nabi or its Affiliates.

“Nabi Know-How” means all Know-How that is (i) Controlled by Nabi (or its Affiliates) as of the Closing Date or at any time during the Term or (ii) a Nabi Invention or a Joint Invention, in each case of (i) or (ii) having application in the Development, Manufacture and/or Commercialization of a Product or any Complementary R&D in the Field.

“Nabi Patent” means any Patent that is (i) Controlled by Nabi (or its Affiliates) as of the Closing Date and listed in Schedule 1.1(e)(i) or (ii) that comes under the Control of Nabi during the Term (including a Nabi Collaboration Patent), in each case of (i) or (ii) having application in the Development, Manufacture and/or Commercialization of a Product or any Complementary R&D in the Field. For clarity, the Patents set forth on Schedule 1.1(e)(ii) shall not be Nabi Patents hereunder.

“Nabi Recommendation” means the recommendation of the board of directors of Nabi that the board of directors of Nabi has determined that the Transactions are fair to and in the best interests of Nabi and its stockholders.

“Nabi Technology” means the Nabi Patents and Nabi Know-How.

“NDA” means a New Drug Application in the U.S. for authorization for marketing of a pharmaceutical product, as defined in the applicable Laws and regulations and filed with the FDA.

“Net Sales” means the gross amount invoiced by or on behalf of GSK or any of its Affiliates or sublicensees (or any permitted distributors) on account of sales of a Product, less the following deductions specifically and solely related to a Product and actually allowed:

(a) customary trade, cash or quantity discounts actually paid, granted or accrued, to the extent not already reflected in the amount invoiced;

(b) excise and sales taxes and customs duties to the extent included in the price and separately itemized on the invoice price (but specifically excluding, for clarity, any income taxes assessed against the income arising from such sale);

(c) outbound freight, shipment and insurance costs to the extent included in the price and actually incurred; and

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) amounts actually paid, granted or accrued on returns in accordance with GSK’s returned goods policy provided to Nabi.

For clarity, any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales.

Notwithstanding the foregoing, amounts billed by GSK, its Affiliates, its sublicensees or any permitted distributors for the sale of Products among GSK, its Affiliates, its sublicensees or any permitted distributor for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with generally accepted accounting principles in the U.S. (“GAAP”), consistently applied. For purposes of determining Net Sales, the Product shall be deemed to be sold when invoiced. Any price discounts offered by GSK or its Affiliates or sublicensees (or any permitted distributor) to purchase the Product will not exceed in the aggregate the discount levels customary in the industry for products that are comparable to the Product at a similar stage in the product life cycle (e.g., novel product, potentially first in class). In the case of any sale of the Product for value other than in an arm’s-length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of the Product are sold in an arm’s-length transaction for cash. In the event a Product is sold as a Combination Product, the Net Sales of the Product, for the purposes of determining Royalty Payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where “A” is the weighted (by sales volume) average sale price in a particular country (or applicable region in the Territory) of the Product when sold separately in finished form and “B” is the weighted average sale price in that country (or applicable region in the Territory) of the other product(s) sold separately in finished form, where an applicable region in the Territory shall be applied in cases where GSK does not maintain such data in a country in question but where GSK maintains such data in such applicable region in the Territory. In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining Royalty Payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld.

“NicVAX” means the Vaccine identified on Schedule 1.1(a).

“NicVAX Adjuvant” means the compound identified on Schedule 1.1(a).

“NicVAX Carrier” means the protein identified on Schedule 1.1(a).

“NicVAX Conjugation” means the Conjugation Technology identified on Schedule 1.1(a).

“NicVAX Development Activities” means the following Development activities: (i) Nabi-4512, a Phase II Clinical Trial proof of concept and long-term safety follow-up; (ii) Nabi-4513, a Phase II Clinical Trial dose schedule optimization and long-term safety follow-up; (iii) Nabi-4514 and Nabi-4515, two Phase III Clinical Trials, Multi-Center, Randomized, Double-Blind, Placebo-Controlled Studies to Assess Efficacy, Immunogenicity and Safety of 3’-aminomethylnicotine-P. aeruginosa r-Exoprotein A Conjugate Vaccine (NicVAX) as an Aid to Smoking Cessation; and (iv) Nabi-4516, Conformance Lot Studies; provided, in each of the foregoing ((i) through (iv) (inclusive)), where such Development activities are undertaken and conducted in accordance with the Development Plan. All such studies have been or will be conducted in the United States. For clarity, the post-Phase III Clinical Trials mentioned in the SPA for alternative indications, regarding a relapse

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prevention study and a booster follow-up study for maintenance and salvage are excluded from the definition of NicVAX Development Activities hereunder. If any such study is conducted by Nabi prior to Exercise, it would be considered Complementary R&D for purposes of this Agreement.

“NicVAX Hapten” means the small molecule identified on Schedule 1.1(a).

“Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees, by either Party.

“Patents” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country.

“Patent Term Extension” means any term extensions, supplementary protection certificates, Regulatory Exclusivity and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase II Clinical Trials” means, as to a product, a clinical study in humans of the safety, dose ranging and efficacy of such product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial of such product, as further exemplified in Federal Regulation 21 C.F.R. 312.21(b), or corresponding non-U.S. applicable Laws.

“Phase III Clinical Trials” means, as to a product, a clinical study in humans of the clinical benefit of such product, which is prospectively designed to generate sufficient data (if successful) to support Product Approval of such product, as further exemplified in Federal Regulations 21 C.F.R. 312.21(c), or corresponding non-U.S. applicable Laws.

“Phase IIIB Clinical Trials” means one (1) or more product support clinical trial(s) with respect to the product (i.e., a clinical trial which is not required for receipt of initial Regulatory Approval for the Product but which may be useful in providing additional drug profile data, pharmacoeconomic data or in seeking a label expansion) commenced before receipt of Regulatory Approval for the indication for which such clinical trial is being conducted.

“Phase IV Clinical Trials” means certain post-marketing studies to delineate additional information about the product’s risks, benefits, and optimal use, commenced after receipt of Regulatory Approval for the product in the indication for which such trial is being conducted.

“Preliminary Results” means, with respect to a Phase III Clinical Trial, the preliminary statistical results and analysis generated after Data Lock from such clinical trial where such results and analysis are calculated and presented in accordance with the applicable clinical trial protocol which has been reviewed and approved by an applicable Regulatory Authority for such clinical trial, which shall be composed of: (i) primary end point analysis, (ii) secondary end point analysis, (iii) immunogenicity, and (iv) safety analysis.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Pricing Approval” means the approval, agreement, determination or decision from a Governmental Authority establishing the price and/or reimbursement for the Product for sale in a given country or regulatory jurisdiction, as required by applicable Law in such country or other regulatory jurisdiction prior to the sale of the Product in such country or regulatory jurisdiction.

“Product” means, as applicable, (i) each Future Generation Candidate, (ii) only if GSK Exercises the NicVAX Option, NicVAX and (iii) only if GSK exercises one or more ICG Option, each Exercised ICG.

“Product Approval” means, with respect to a Product, the approval of a Governmental Authority necessary for the marketing and sale of the Product in a given country or regulatory jurisdiction, which may include the approval of an MAA (but shall not include any Pricing Approvals).

“Product Royalty Term” means, with respect to a Product and on a country-by-country basis in the Territory, the period of time beginning on the First Commercial Sale of the Product in such country and ending on the later of: (i) the date on which the sale, offer for sale or use of a Product is no longer Covered by a Valid Claim of a Nabi Patent (but not a Joint Collaboration Patent) in such country (for clarity, taking into account any Patent Term Extensions), (ii) the tenth (10th) anniversary of the First Commercial Sale of the Product in such country or (iii) the loss of Regulatory Exclusivity in such country.

“Regulatory Approvals” means, with respect to a Product, all filings and approvals (including IND filings, Product Approvals, Pricing Approvals and, in each case any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority necessary to obtain marketing authorization for or to Develop, Manufacture or Commercialize of a Product, as applicable, for or in a particular country or regulatory jurisdiction.

“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or regulatory jurisdiction, including, without limiting the foregoing, (i) in the U.S., the FDA, and (ii) in the EU, the EMEA, the European Commission and relevant national medicines regulatory authorities.

“Regulatory Costs” means, with respect to a Product, the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the preparation, obtaining or maintaining of Regulatory Materials and Regulatory Approvals for the Product and that are consistent with the applicable Development Plan, including the MAA (other than Pricing Approval and Manufacturing-related Regulatory Approvals), including any filing fees and any costs associated with safety monitoring and reporting.

“Regulatory Exclusivity” means, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to the Product other than a Patent right, including without limitation, in the European Union, Regulation (EC) No 726/2004 and Directive 2001/83/EC (as amended).

“Regulatory Materials” means, with respect to a Product, a Current Generation Candidate or Complementary R&D, as applicable, regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to obtain marketing authorization for or to Develop, Manufacture or Commercialize a Product, a Current Generation Candidate or Complementary R&D, as applicable, for or in a particular country or regulatory jurisdiction. Regulatory Materials include BLAs, INDs, MAAs, presentations, responses, and applications for Product Approvals.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“rEPA Agreement” means that certain Non-exclusive Biological Materials License Agreement dated March 31, 1998 having NIH Reference Number L-030-1991/0, as amended by the September 11, 2000 First Amendment having NIH Reference Number L-030-1991/1, and the October 30, 2009 Second Amendment having NIH Reference Number L-030-1991/2, between Nabi and the National Institutes of Health, as further amended from time to time.

“rEPA Sublicense” means an rEPA Materials Sublicense Agreement, to be effective immediately after the Effective Time, in substantially the form attached hereto as Exhibit B, pursuant to which Nabi will license to GSK certain rights under the rEPA Agreement for use in the Field.

“Representatives” means, with respect to any Person, the directors, managers, employees, independent contractors, agents or consultants of such Person.

“Required Nabi Stockholders” means, with respect to the Transactions, the approval or authorization of the Transactions by holders of a majority of the outstanding shares of Nabi’s capital stock entitled to vote thereon.

“Selected Know-How” means GSK Know-How other than any GSK Know-How that relates to any GSK Adjuvant or is necessary for any method of Vaccine delivery.

“Selected Patents” means GSK Patents other than any GSK Patent that claims or Covers any GSK Adjuvant or any method of Vaccine delivery.

“SPA” means the Special Protocol Assessment (SPA) for NicVAX phase III studies, Nabi-4514 and Nabi-4515, safety follow-up study extensions to Nabi-4512 and Nabi-4513, and consistency lot study, Nabi-4516, as adequately designed to provide necessary data, depending on outcome, supporting submission of a BLA as agreed by the FDA on December 18, 2008.

“Sublicense Agreements” means, collectively, the Brookhaven Sublicense and the rEPA Sublicense.

“Successful Completion” means, (i) with respect to NicVAX, the First Phase III Clinical Trial, and (ii) with respect to a Future Generation Candidate, the first Phase III Clinical Trial therefore, in each case, determined using the Full Results of such studies: (a) the positive outcome of the First Phase III Clinical Trial for NicVAX or such first Phase III Clinical Trial for a Future Generation Candidate demonstrating that the studies (1) have met their primary end point(s), and (2) have met the safety and efficacy criteria in accordance with the target product profile identified in the study protocol; or (b) a decision by GSK to progress to filing of a BLA (or NDA) with the FDA or an MAA with the EMEA for NicVAX or Future Generation Candidate, as applicable.

“Superior Proposal” means an Acquisition Proposal, which in the good faith judgment of the board of directors of Nabi (after considering the advice of its financial advisors and outside legal counsel), taking into account such matters deemed relevant in good faith by such board of directors, including, among other things, all the terms and conditions of the Acquisition Proposal, including any expense reimbursement provisions, conditions to consummation and long-term strategic considerations, would, if consummated, result in a transaction that (i) if for the Products, is more favorable to Nabi than the Transactions, or (ii) if for equity interests in Nabi is more favorable, taken as a whole, to Nabi’s stockholders than the Transactions, and with respect to which the board of directors of Nabi intends to terminate this Agreement in connection with such determination.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Territory” means all the countries of the world.

“Third Party” means any Person other than Nabi or GSK or their respective Affiliates.

“Third Party Manufacturer” means the Third Parties identified on Schedule 1.1(c) attached hereto undertaking Manufacturing activities relating to a Current Generation Candidate.

“Transactions” means the transactions contemplated by this Agreement.

“U.S.” means the United States of America and its possessions and territories.

“Vaccine” means a biological preparation which, when given to a patient, elicits an immune response which subsequently protects or treats a patient from a disease. For purposes of clarity, the term Vaccine as used in this Agreement shall not include [*].

“Valid Claim” means (i) a claim of an issued and unexpired Patent that (a) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (b) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer; or (ii) a claim included in a pending patent application (whether filed before or after the Closing Date) that (a) has not been pending for more than [*] years after the earliest date from which such patent application claims priority (provided, however that for purposes of clarity, in the event such pending claim subsequently issues in an issued patent, then such claim shall again be a Valid Claim as of the date of issuance of such patent) or (b) has not been finally determined to be unallowable by the applicable Governmental Authority (from which no appeal is or can be taken).

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2 Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section

“Adjuvant”	Schedule 1.1(b)
“Agreement”	Preamble
“Audit”	8.12
“Audited Party”	8.12
“Auditing Party”	8.12
“Breaching Party”	13.2
“Chairpersons”	3.2
“Carrier”	Schedule 1.1(b)
“Change in Control Notice”	2.1.4
“Closing Date”	10.8
“CMC”	5.2.2
“Committee”	3.6
“Complementary R&D”	Schedule 1.1(b)
“Confidential Information”	12.1
“Conjugation Technology”	Schedule 1.1(b)
“Controlling Party”	9.4.1(a)
“Current Generation Candidate”	Schedule 1.1(b)
“Current Generation Therapeutic Effect”	8.4.2
“Development Plan”	4.3.1(a)
“Disclosing Party”	12.1
“DOJ”	2.7.1
“Effective Time”	10.8
“Enrolment of the First Patient”	8.4.2
“Execution Date”	Preamble
“Exercise”	2.1.1(b)
“Exercised ICG”	2.1.1(c)(ii)
“Exercised R&D”	2.1.1(c)(ii)
“FTC”	2.7.1
“FTE”	Schedule 2.2.3
“Future Generation Candidate”	Schedule 1.1(b)
“Future Generation Therapeutic Effect”	8.5.3
“GAAP”	1.1
“GSK”	Preamble
“GSK Adjuvant”	Schedule 1.1(b)
“GSK Step-In Costs”	2.1.6(a)
“Hapten”	Schedule 1.1(b)
“HSR”	2.7.1
“ICH”	1.1
“Improved Current Generation Candidate” or “ICG”	Schedule 1.1(b)
“ICG Option”	2.1.1(c)(ii)
“ICG Option Period”	2.1.1(c)(ii)
“Improved Relative Therapeutic Effect”	8.5.3
“Indemnification Claim Notice”	11.3.1
“Indemnified Party” and “Indemnifying Party”	11.3.1
“Indemnitee” and “Indemnitees”	11.3.1
“Infringement Claim”	9.4.1

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Term	Section
“Initial Development Plan”	4.3.2
“Legal Proceeding”	2.4.2
“Licensed Patent”	2.4.2
“Licensee”	2.4.2
“Long-Term Abstinence”	8.4.2
“Losses”	11.1
“Material Regulatory Failure Notice”	13.4.1
“Milestone”	8.4
“Milestone Notification Notice”	8.4
“Milestone Payments”	8.4
“Nabi”	Preamble
“Nabi-4514”	1.1
“Nabi-4515”	1.1
“Nabi Diligence Failure Event”	2.1.5(a)
“Nabi Stockholders’ Meeting”	10.6.3
“NicVAX”	Schedule 1.1(a)
“NicVAX Adjuvant”	Schedule 1.1(a)
“NicVAX Carrier”	Schedule 1.1(a)
“NicVAX Conjugation”	Schedule 1.1(a)
“NicVAX Development Budget”	2.1.6(a)
“NicVAX Hapten”	Schedule 1.1(a)
“NicVAX Option”	2.1.1(b)
“NicVAX Option Expiration Date”	Schedule 1.1(b)
“NicVAX Option Payment”	8.2
“Non-Exercised ICG”	2.1.1(c)(ii)
“Non-Exercised R&D”	2.1.1(c)(ii)
“Notice of Superior Proposal”	13.3
“Option Deadline Extension Period”	2.7.1
“Outside Date”	13.2(c)(ii)
“Party” or “Parties”	Preamble
“Phase III Clinical Trial Payment”	8.3
“Product Trademark”	6.4.1
“Proxy Statement”	10.6.1
“Receiving Party”	12.1
“Receipt of Preliminary Results”	Schedule 1.1(b)
“Recovery”	9.4.2(c)(iv)
“Royalty Payments”	8.5
“Royalty Rates”	8.5
“Special Arbitration Provisions”	Schedule 2.1.1(f)(ii)
“Term”	13.1
“Terminated Product(s)”	14.1
“Third Party Claim”	11.1
“Third Party Licenses”	8.5.3(d)
“Up-Front Payment”	8.1
“VAT”	8.7.1

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3 Interpretation. In this Agreement unless otherwise specified:

(a)	“includes” and “including” shall mean, respectively, includes and including without limitation;

(b)	a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c)	a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended, restated, modified, supplemented, or re-enacted;

(d)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(e)	the Schedules and other attachments form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the Schedules and attachments; and

(f)	the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement.

Article 2

EXCLUSIVE OPTION AND LICENSES

2.1 NicVAX Option; Options for Improved Current Generation Candidates.

2.1.1 Exclusive Options.

(a) During the Exclusivity Term until the earlier of Exercise or the NicVAX Option Expiration Date, Nabi (i) shall undertake Development of NicVAX pursuant to Section 4.2 and the NicVAX Development Activities, and (ii) may also undertake Development of one (1) or more ICGs and/or Complementary R&D, in each case as contemplated and permitted pursuant to Article 4.

(b) Subject to the terms and conditions of this Agreement, Nabi hereby grants to GSK an exclusive, irrevocable option to obtain the rights and licenses set forth in Section 2.1.2(a) as well as the related transfers of technical information and materials and resulting changes in the rights and obligations of the Parties, (the “NicVAX Option”). Subject to Section 2.7, GSK may exercise the NicVAX Option at any time from and after the Closing Date until the NicVAX Option Expiration Date. In the event that GSK elects to exercise the NicVAX Option, GSK shall, on or prior to the NicVAX Option Expiration Date deliver to Nabi written notice stating that such option is being exercised (the “Exercise”). In the event of Exercise, the payment of the NicVAX Option Payment shall be made in accordance with Section 8.2; provided, however, that if Successful Completion with respect to NicVAX has not occurred on or before December 31, 2012 and GSK Exercises the NicVAX Option after such date, (i) the Milestone Payments and Royalty Payments payable to Nabi under Sections 8.4 and 8.5 for the Development and Commercialization of NicVAX shall be renegotiated in accordance with Section 2.1.1(f), including, as may be appropriate, taking into consideration relevant factors such as the amount of time after December 31, 2012 when Successful Completion with respect to NicVAX occurs, the remaining Product Royalty Term at the time of any such Exercise, and the commercial profile of NicVAX at the time of any such Exercise, provided that in no such event shall such resulting Milestone Payments and Royalty Payments payable to Nabi with respect to NicVAX be greater than those set forth in Sections 8.4 and 8.5, (ii) for purposes of Section 2.1.1(f), the [*] day period set forth therein shall be [*] days in the event of any such Exercise and (iii) for clarity, the NicVAX Option Payment pursuant to Section 8.2 shall remain payable in the event of any such Exercise.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) In the event of Exercise of the NicVAX Option:

(i) NicVAX, all ICGs and all Complementary R&D shall be exclusively licensed to GSK under Section 2.1.2(a), but GSK’s use and exercise of such license rights in the Development and Commercialization of Products based thereon shall be subject to financial obligations as determined in accordance with Section 2.1.1 and the restrictive covenants set forth in Section 2.6.1.

(ii) GSK shall have a period of [*] days following the date of Exercise (the “ICG Option Period”) in which it shall give further notice to Nabi, unless it includes such information in the initial notice, as to: (A) which (if any) ICGs GSK will initially be pursuing in further Development as a Current Generation Candidate following Exercise; and (B) what (if any) elements of the Complementary R&D GSK will incorporate into the Development and Commercialization of Products. GSK’s option to select ICGs or Complementary R&D is referred to herein as the “ICG Option,” and each ICG or Complementary R&D initially selected by GSK are referred to herein as an “Exercised ICG” and “Exercised R&D,” respectively. With respect to any ICGs and elements of the Complementary R&D which are not initially selected for further Development or Commercialization within the ICG Option Period (each a, “Non-Exercised ICG” and “Non-Exercised R&D,” respectively), GSK may from time to time, following the expiration of the ICG Option Period, upon giving notice to Nabi select such for further Development or Commercialization; provided, GSK’s utilization of any such Non-Exercised ICG or Non-Exercised R&D shall be subject to financial obligations which shall be determined in accordance with Section 2.1.1(f). Any Non-Exercised ICG or Non-Exercised R&D selected by GSK for further Development or Commercialization shall, following final determination of financial obligations with respect thereto in accordance with Section 2.1.1(f), be considered an Exercised ICG or Exercised R&D, as applicable, hereunder. For the avoidance of doubt, at all times following Exercise, NicVAX, all ICGs and all Complementary R&D even when not selected for further Development or Commercialization shall remain exclusively licensed (even as to Nabi) to GSK under Section 2.1.2(a).

(iii) GSK’s utilization of each ICG as a Current Generation Candidate in further Development as well as Commercialization shall be subject to financial obligations which shall be determined in accordance with Section 2.1.1(f).

(iv) GSK’s utilization of Complementary R&D in Development and Commercialization of Products shall be subject to financial obligations which shall be determined in accordance with Section 2.1.1(f).

(d) In the event GSK does not Exercise the NicVAX Option on or before the NicVAX Option Expiration Date, the NicVAX Option and the ICG Option shall expire and Nabi shall be free to Develop, Commercialize and Manufacture NicVAX and ICGs on its own or with or through Third Parties as Nabi determines in its sole discretion, in a manner consistent with the terms of this Agreement and subject to any applicable intellectual property rights Controlled by GSK or its Affiliates.

(e) Notwithstanding anything to the contrary contained herein (including Section 2.1.1(d)), if following the delivery to GSK of Full Results for each of Nabi-4514 and Nabi-4515 Successful Completion has not occurred, GSK may, without being required to Exercise the NicVAX Option, exercise an ICG Option by giving notice to Nabi within [*] days following the date Full Results for both Nabi-4514 and Nabi-4515 are delivered to GSK. GSK’s utilization of any ICG or Complementary R&D so exercised shall be subject to financial obligations which shall be determined in accordance with Section 2.1.1(f).

(f) Promptly following GSK giving notice to Nabi under Sections 2.1.1(b), 2.1.1(c) or 2.1.1(e) of (A) further Development of a Vaccine which is subject to the determination of corresponding financial

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligations under this Section 2.1.1(f) or (B) use of Complementary R&D in Development and Commercialization of Products, the Parties shall engage in good faith negotiations regarding the royalties and milestones which shall be payable by GSK to Nabi relating to such activities in addition to any other applicable existing financial obligations provided for under this Agreement. Taken as a whole such royalties and milestones shall be commercially reasonable and appropriately take into consideration the factors set forth on Schedule 2.1.1(f)(i). Such matters on which the Parties cannot reach consensus within [*] days after delivery of such notice shall be conclusively settled in accordance with the Special Arbitration Provisions set forth on Schedule 2.1.1(f)(ii) in a manner consistent with the factors set forth on Schedule 2.1.1(f)(i). The royalties and milestones agreed by the Parties and/or determined through application of such Special Arbitration Provisions shall be added to this Agreement as an amendment to Schedule 8 and shall be payable pursuant to the terms set forth therein.

2.1.2 General Grants to GSK Following Exercise of Options.

(a) Subject to the terms and conditions of this Agreement (including the provisions of Sections 2.7, 2.1.2(b), 2.1.2(c) and 7.3), from and after Exercise of the NicVAX Option, Nabi hereby grants to GSK an exclusive (even as to Nabi), worldwide right and license, including the right to sublicense solely in accordance with Section 2.5.2, under the Nabi Technology, Joint Collaboration Technology and Regulatory Materials: (a) to Develop NicVAX and all ICGs as Current Generation Candidates, (b) to Commercialize NicVAX and all ICGs as Current Generation Candidates, (c) to Manufacture NicVAX and all ICGs as Current Generation Candidates, and (d) utilize and fully exploit any and all Complementary R&D in connection with each of the foregoing in ((a), (b) and (c)); which license shall be royalty-bearing during the Product Royalty Term and fully paid-up, royalty-free from and after the expiration of the Product Royalty Term.

(b) Subject to the terms and conditions of this Agreement (including the provisions of Sections 2.7 and 7.3), from and after the exercise of the ICG Option with respect to an ICG, Nabi hereby grants to GSK an exclusive (even as to Nabi), worldwide right and license, including the right to sublicense solely in accordance with Section 2.5.2, under the Nabi Technology, Joint Collaboration Technology and Regulatory Materials: (a) to Develop such ICG as a Current Generation Candidate, (b) to Commercialize such ICG as a Current Generation Candidate, and (c) to Manufacture such ICG as a Current Generation Candidate for Commercialization; which license shall be royalty-bearing during the Product Royalty Term and fully paid-up, royalty-free from and after the expiration of the Product Royalty Term; which license shall be subject to financial terms to be agreed upon pursuant to Section 2.1.1(f).

(c) Subject to the terms and conditions of this Agreement (including the provisions of Sections 2.7 and 7.3) from and after the exercise of the ICG Option with respect to identified elements of Complementary R&D, Nabi hereby grants to GSK an exclusive (even as to Nabi), worldwide right and license, including the right to sublicense solely in accordance with Section 2.5.2, under the Nabi Technology, Joint Collaboration Technology and Regulatory Materials to utilize and fully exploit such identified elements of Complementary R&D in connection with the Development, Manufacture and Commercialization of Current Generation Candidates to which GSK has a license under Section 2.1.2(a) or Section 2.1.2(b); which license shall be royalty-bearing during the Product Royalty Term and fully paid-up, royalty-free from and after the expiration of the Product Royalty Term; which license shall be subject to financial terms to be agreed upon pursuant to Section 2.1.1(f).

2.1.3 Technical Transfer following Exercise. Promptly after the exercise of an option under Section 2.1 (and following the Option Deadline Extension Period pursuant to Section 2.7, if applicable), Nabi shall expeditiously transfer and deliver to GSK (and continue to deliver to GSK throughout the Term),

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

at no cost to GSK, copies of all tangible embodiments of all Joint Collaboration Technology not in the possession of GSK as well as all Nabi Technology, in each case within the possession of Nabi relating to the subject matter of such option and corresponding license grants made to GSK under Section 2.2 to the extent not already provided pursuant to Section 2.2.3, including final study reports for the support of Regulatory Approvals, batch records, vendor information, validation documentation, all pre-clinical data, analyses, manufacturing data, and applicable reference standards used in analytical testing of such Current Generation Candidate; provided, that GSK shall reimburse Nabi for any services or materials (other than standards) provided by Nabi to GSK, at GSK’s request, after such exercise of an option under Section 2.1 pursuant to a mutually agreed consultancy framework consistent with the principles set forth on Schedule 2.2.3; and provided, further, that GSK’s right of reference with respect to any such Manufacturing Regulatory Materials shall be subject to Section 7.3.

2.1.4 Option Exercise in Connection with a Change in Control of Nabi. In the event Nabi intends to consummate a Change in Control prior to GSK’s Exercise of the NicVAX Option and where such Change in Control would occur prior to the NicVAX Option Expiration Date, then: (a) Nabi shall notify GSK at least [*] days prior to the consummation of any such Change in Control (a “Change in Control Notice”); and (b) GSK shall have the right to elect, by giving notice to Nabi within [*] days of GSK’s receipt of the Change in Control Notice, to assume and complete Nabi’s obligations with respect to the NicVAX Development Activities; (provided that such assumption of such activities (i) may, in GSK’s discretion, be contingent upon consummation of such Change in Control and (ii) shall be contingent upon Nabi entering into a definitive agreement with respect to such Change in Control); provided, that in such event while GSK shall continue to have the right to Exercise the NicVAX Option and the right to exercise the ICG Option, the provisions of Section 2.1.6(a) shall also apply in the event of such election by GSK. For clarity, GSK shall have no right under this Section 2.1.4 to assume and complete Nabi’s obligations with respect to the NicVAX Development Activities if Nabi does not enter into a definitive agreement with respect to a Change in Control.

2.1.5 Option Exercise Following Nabi Diligence Failure Event.

(a) In the event that prior to the earlier of the Exercise of the NicVAX Option and the NicVAX Option Expiration Date without Exercise, Nabi materially fails to comply with its Development obligations with respect to NicVAX as set forth in Section 4.2, then, without limitation to any other rights or remedies available to GSK under law or in equity, GSK shall have the right to allege a failure of diligence on the part of Nabi under this Section 2.1.5(a) (a “Nabi Diligence Failure Event”) by written notice to Nabi, such notice to set forth the detailed basis for such alleged failure. Subject to Section 2.1.5(b), upon receipt of such notice of a Nabi Diligence Failure Event, Nabi shall have a period of ninety (90) calendar days within which to cure or dispute the allegation of such Nabi Diligence Failure Event.

(b) Upon the conclusion of such ninety (90) calendar day cure period, if (i) Nabi has not reasonably cured such Nabi Diligence Failure Event (as asserted by GSK) and (ii) Nabi has not in good faith disputed in accordance with Section 2.1.5(c) the occurrence of such alleged Nabi Diligence Failure Event or the alleged failure to reasonably cure such alleged Nabi Diligence Failure Event, then, without limitation to any other rights or remedies available to GSK under law or in equity, GSK shall have the right to elect, by giving notice to Nabi, to assume and complete Nabi’s obligations with respect to the NicVAX Development Activities; provided, that in such event while GSK shall continue to have the right to Exercise the NicVAX Option and the right to exercise the ICG Option, the provisions of Section 2.1.6(b) shall also apply in the event of such election by GSK.

(c) In the event that Nabi disputes in good faith the allegation of a Nabi Diligence Failure Event made under Section 2.1.5(a) or an assertion by GSK that Nabi has not reasonably cured an alleged Nabi Diligence Failure Event, Nabi shall have the right to submit such dispute for resolution through arbitration as provided

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in Section 15.2. The Parties agree to use commercially reasonable efforts to ensure that any arbitration of a dispute involving a Nabi Diligence Failure Event shall be adjudicated within ninety (90) calendar days after initiation of the arbitration procedure set forth in Section 15.2.2. Except as otherwise agreed by the Parties in writing, the Party not prevailing in any such dispute shall pay the reasonable legal fees and costs incurred by the prevailing Party in connection with such dispute. In the event GSK prevails in such a dispute, then without limiting any other right or remedy available to GSK at law or in equity, the Exercise of the NicVAX Option and exercise of any ICG Option shall proceed as specified under Sections 2.1.5 and 2.1.6. In the event Nabi prevails in such a dispute, then the Exercise of the NicVAX Option and exercise of any ICG Option shall not proceed as specified under Section 2.1.5 as a result of such alleged Nabi Diligence Failure Event, but Section 2.1.5 and the other terms and conditions of this Agreement shall remain in full force and effect pursuant to their terms.

2.1.6 Modified Option Exercise Terms Following Certain Events.

(a) In the event GSK elects to assume and complete Nabi’s obligations with respect to NicVAX Development Activities pursuant to Section 2.1.4, (i) Nabi shall promptly disclose to GSK Nabi’s internal budget for the NicVAX Development Activities (the “NicVAX Development Budget”) and such supporting documentation as reasonably requested by GSK, and (ii) in the event GSK Exercises the NicVAX Option, GSK shall be entitled to deduct from and set-off against any and all payments due to be paid to Nabi by GSK under Article 8 (including the NicVAX Option Payment but with any such set-off limited to fifty percent (50%) of any such payments subsequent to the NicVAX Option Payment) all of GSK’s reasonable and documented Development Costs for NicVAX Development Activities actually incurred by or on behalf of GSK from and after the date GSK assumes such obligations until the date of Exercise that are reasonably required for GSK to assume and complete such obligations to the date of Exercise (the “GSK Step-In Costs”), not to exceed the remainder of the NicVAX Development Budget at the time GSK assumes Nabi’s obligations with respect to NicVAX Development Activities. In the event GSK elects to assume and complete Nabi’s obligations with respect to NicVAX Development Activities pursuant to Section 2.1.4(b)(ii), but does not Exercise the NicVAX Option, GSK shall not be entitled to any set-off or reimbursement of GSK Step-In Costs.

(b) In the event GSK elects to assume and complete Nabi’s obligations with respect to NicVAX Development Activities pursuant to Section 2.1.5, (i) upon the later of the expiration of the ninety (90) day cure period set forth therein without cure by Nabi and any dispute resolution process initiated thereunder, Nabi shall promptly disclose to GSK Nabi’s NicVAX Development Budget and such supporting documentation as reasonably requested by GSK and (ii) in the event GSK Exercises the NicVAX Option, GSK shall be entitled to deduct from and set-off against any and all payments due to be paid to Nabi by GSK under Article 8 (including the NicVAX Option Payment but with any such set-off limited to fifty percent (50%) of any such payments subsequent to the NicVAX Option Payment) all of GSK Step-In Costs, not to exceed one hundred fifty percent (150%) of the remainder of the NicVAX Development Budget at the time GSK assumes Nabi’s obligations with respect to NicVAX Development Activities. In the event GSK elects to assume and complete Nabi’s obligations with respect to NicVAX Development Activities pursuant to Section 2.1.5(b)(ii), but does not Exercise the NicVAX Option, GSK shall not be entitled to any set-off or reimbursement of GSK Step-In Costs.

(c) From and after GSK’s election to assume and complete Nabi’s obligations with respect to NicVAX Development Activities pursuant to Section 2.1.4 or Section 2.1.5 until Exercise of the NicVAX Option or the NicVAX Option Expiration Date without Exercise: (i) notwithstanding Section 3.5.1 GSK shall have final decision making authority with respect to all matters pertaining to the NicVAX Development Activities, and (ii) notwithstanding anything to the contrary in Article 4 or Article 5, GSK shall be

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

responsible for undertaking and making decisions with respect to the Development and Regulatory activities for NicVAX, including the NicVAX Development Activities; provided, that during such period (A) GSK may not, without Nabi’s prior written consent (which consent shall not be unreasonably withheld), materially change the NicVAX Development Activities or materially expand the scope of the Development Plan as compared to the Development Plan last mutually agreed between GSK and Nabi and (B) in the event GSK elects to assume and complete such obligations pursuant to Section 2.1.5, GSK may not exercise its decision-making authority under this Section 2.1.6(c), over an objection from Nabi or Nabi Representatives on the JSC, in a way that could reasonably be expected to adversely affect Nabi or any Current Generation Candidate.

2.1.7 Isolation of Programs. In the event that GSK does not Exercise the NicVAX Option on or prior to the NicVAX Option Expiration Date, then Nabi must Isolate any continued program for the Development, Manufacture and/or Commercialization of NicVAX or ICGs from any continued program for the Development, Manufacture and/or Commercialization of any Future Generation Candidates, including such information being reported to Nabi under Section 4.5 and Section 6.2.

2.2 License for Future Generation Candidates.

2.2.1 General Grant to GSK for the Future Generation Candidate. Subject to the terms and conditions of this Agreement (including Section 7.3), Nabi hereby grants to GSK from and after the Closing Date: (a) the exclusive (even as to Nabi), worldwide right and license, including the right to sublicense solely in accordance with Section 2.5.2, under the Nabi Technology, the Joint Collaboration Technology and the Regulatory Materials, (i) to Develop Future Generation Candidates in the Territory for Commercialization, and (ii) to Commercialize Future Generation Candidates, including, for the avoidance of doubt, the exclusive (even as to Nabi) worldwide right of reference to all Development Data and Regulatory Materials owned or Controlled by Nabi or its Affiliates relating to NicVAX and a Current Generation Candidate for all uses solely in connection with the Future Generation Candidates; and (b) the worldwide right and license, including the right to sublicense solely in accordance with Section 2.5.2, under the Nabi Technology, the Joint Collaboration Technology and the Regulatory Materials, to Manufacture Future Generation Candidates for Commercialization by GSK, which license shall be co-exclusive with Nabi for the period of time provided in Section 2.2.2 and shall in the future become an exclusive license (even as to Nabi) as provided in Section 2.2.2; in each case of ((a) and (b)), which license shall be royalty-bearing during the Product Royalty Term and fully paid-up, royalty-free from and after the expiration of the Product Royalty Term.

2.2.2 Co-Exclusive Manufacturing of Future Generation Candidates. The license granted under Section 2.2.1(b) shall remain co-exclusive with Nabi until the earlier of (a) the Exercise of the NicVAX Option, (b) the expiration of the NicVAX Option Expiration Date without the Exercise of the NicVAX Option, or (c) the expiration of the Term, in each case following which such license shall become exclusive (even as to Nabi); provided, the Parties may by mutual written agreement elect to extend the period of co-exclusivity. During such period of co-exclusivity, upon GSK undertaking Development of a Future Generation Candidate with respect to which GSK contemplates significant Manufacturing activities, upon request of GSK the Parties shall engage in good faith negotiations regarding Nabi engaging in (or having a Third Party engage in on its behalf) Manufacturing activities for such Future Generation Candidate on commercially reasonably terms to be mutually agreed by the Parties at such time. All Manufacturing undertaken by or on behalf of Nabi with respect to Future Generation Candidates shall be solely to support GSK’s Development and Commercialization of such Future Generation Candidates.

2.2.3 Technical Transfer of Future Generation Candidate. Promptly after the Closing Date, Nabi shall expeditiously transfer and deliver to GSK (and continue to deliver to GSK throughout the Term), at no

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cost to GSK, copies of all tangible embodiments of all Joint Collaboration Technology not in the possession of GSK as well as all Nabi Technology, in each case within the possession of Nabi relating to NicVAX for GSK’s use in Developing, Manufacturing and Commercializing the Future Generation Candidate, including, without limitation, final study reports for the support of Regulatory Approvals, batch records, vendor information, validation documentation, all pre-clinical data, analyses, manufacturing data, and applicable reference standards regarding NicVAX; provided, that GSK shall reimburse Nabi for any services or materials (other than standards for analytical testing) provided by Nabi to GSK, at GSK’s request, following the Closing Date pursuant to a mutually agreed consultancy framework consistent with the principles set forth on Schedule 2.2.3; and provided, further, that GSK’s right of reference with respect to any such Manufacturing Regulatory Materials shall be subject to Section 7.3.

2.3 Covenant of GSK Not to Sue. GSK hereby covenants that (a) from and after the Closing Date, none of GSK or its Affiliates shall (i) sue Nabi or any of its Designated Affiliates or Sublicensees under or in connection with or (ii) commence, aid, prosecute, or cause to be commenced, aided or prosecuted any action or other proceeding against any such Person with respect to, in each case ((i) and (ii)), any Selected Patents or Selected Know-How (including, for the avoidance of doubt, any Selected Patents or Selected Know-How related to a Joint Invention), in each case based on or in connection with the Development or Manufacture of Current Generation Candidates by Nabi or any of its Designated Affiliates or Sublicensees prior to the NicVAX Option Expiration Date; and (b) if GSK does not Exercise the NicVAX Option, during the Term none of GSK or its Affiliates shall (i) sue Nabi or any of its Designated Affiliates or Sublicensees under or in connection with or (ii) commence, aid, prosecute, or cause to be commenced, aided or prosecuted any action or other proceeding against any such Person with respect to, in each case ((i) and (ii)), any Selected Patents or Selected Know-How (including, for the avoidance of doubt, any Selected Patents or Selected Know-How to which GSK obtains rights pursuant to this Agreement), in each case based on or in connection with the Development, Commercialization or Manufacture of Current Generation Candidates by Nabi or any of its Designated Affiliates or Sublicensees at any time after the NicVAX Option Expiration Date; provided, however, in each case of the foregoing ((a) and (b)), to the extent any of the foregoing covenants in this Section 2.3 would or do give rise to license fees (including upfront fees, annual payments, milestone payments, sublicense fees or royalty payments) owed by GSK or any Affiliate to a Third Party with respect to GSK Patents or GSK Know-How licensed to GSK or any Affiliate by a Third Party then (x) to the extent and when attorneys in GSK’s Corporate Intellectual Property Department having responsibility for the Products become aware of such license fees as actually applying to Nabi or any of its Designated Affiliates or Sublicensees activities relating to Current Generation Candidates, GSK shall provide reasonably prompt written notice thereof, and (y) in any event, Nabi may elect, by giving written notice to GSK, to either (A) exclude such GSK Patents and/or GSK Know-How, as applicable, from all of the provisions in this Section 2.3 such that such license fees do not become payable to such Third Party, or (B) agree to reimburse GSK for all such license fees via a one hundred percent (100%) credit applicable against any Royalty Payments (assuming GSK is then paying Royalty Payments and such credit shall not count towards, impact, or be subject to, any Royalty Payment floor or limitation on the credit deduction (however, if GSK is then not making Royalty Payments to Nabi when such payments are due the Third Party, then Nabi shall instead promptly pay to GSK such license fees as they become payable to such Third Party)). For clarity, the foregoing proviso shall apply only to the extent that Nabi’s Development, Commercialization or Manufacturing of Current Generation Candidates is Covered by a Valid Claim of an issued Selected Patent or makes use of Selected Know-How, in each case, in-licensed by GSK or its Affiliates from a Third Party.

2.4 Additional Licensing Provisions.

2.4.1 No Unauthorized Use. Each Party covenants that it will not use or practice any of the other Party’s Patent rights or other intellectual property rights licensed (or sublicensed, as applicable) to it under

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Article 2 except for the purposes expressly permitted in the applicable license grant. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel or otherwise.

2.4.2 No Challenge. From and after the Closing Date and continuing during the Term, each Party, its Affiliates and their respective sublicensees hereunder (each a “Licensee” hereunder) shall not directly or indirectly initiate or prosecute any lawsuit or any other civil or administrative proceeding, or the making of any claim or counterclaim, of any kind in any court, tribunal, agency or governmental entity (a “Legal Proceeding”) anywhere in the world challenging the validity or enforceability of any Patent licensed to it under this Agreement by the other Party or any Patent which is subject to a non-assertion clause under this Agreement (“Licensed Patent”), provided, however, in the event a Legal Proceeding is initiated by a Party hereunder which alleges that a Licensee infringes a Patent licensed to such Licensee under this Agreement, such Licensee may raise a defense of invalidity or unenforceability of any asserted claims of such Patent; provided, further, that this contractual prohibition shall not apply to any Affiliates of a Licensee that first become Affiliates of such Licensee after the Closing Date in connection with a merger or acquisition event, where such Affiliates of such Licensee were already engaged in a Legal Proceeding prior to such merger or acquisition event. Notwithstanding the foregoing, if any such Affiliates of GSK prosecute any Legal Proceeding anywhere in the world challenging the validity or enforceability of any Licensed Patent, GSK shall be obligated to indemnify and hold harmless Nabi and its Affiliates from any and all of Nabi’s and its Affiliates’ fees, costs and expenses incurred in connection with such Legal Proceeding during the period that such Affiliate of GSK directly or indirectly prosecutes such Legal Proceeding. Nothing in this Section 2.4.2 shall be construed as an admission or concession by any Party that any Licensee has, or ever shall have, any standing, right, or basis to challenge the validity or enforceability of any of the Patents licensed to such Licensee under this Agreement.

2.5 Performance by Affiliates, Sublicensees and Subcontractors.

2.5.1 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

2.5.2 Sublicensees. GSK shall have the right to grant sublicenses in multiple tiers to any sublicensee under its rights under the licenses granted pursuant to Section 2.1 and Section 2.2 during the Term in any part of the Territory; provided, with respect to each such sublicense, (i) GSK shall notify Nabi (on a confidential basis) in writing following each sublicense grant (including a description of the rights granted, the identity of the sublicensee and the countries involved), (ii) GSK shall ensure that each such sublicensee accepts and complies with all applicable terms and conditions of this Agreement, and GSK shall remain responsible for, and shall guarantee, the performance of such sublicensees hereunder, and (iii) any such sublicense shall (a) be subject and subordinate to the terms and conditions of this Agreement, (b) contain terms and conditions which are consistent with the terms and conditions of this Agreement, (c) not in any way diminish, reduce or eliminate any of GSK’s obligations under this Agreement, and (d) impose on the sublicensee all applicable obligations under the terms of this Agreement, including the reporting, audit, inspection and confidentiality provisions hereunder, as well as a provision prohibiting such sublicensee from

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

further sublicensing. For the avoidance of doubt, GSK will remain directly responsible for all amounts owed to Nabi under this Agreement. GSK hereby expressly waives any requirement that Nabi exhaust any right, power or remedy, or proceed against a sublicensee, for any obligation or performance hereunder prior to proceeding directly against GSK.

2.5.3 Subcontractors. Subject to the provisions of Section 2.5.2, GSK shall have the right to subcontract its rights and obligations hereunder at any given time during the Term in any part of the Territory; provided, however, that with respect to each such subcontract, (i) GSK shall notify Nabi in writing (on a confidential basis) in advance (including a description of the activity(ies) to be subcontracted, the identity of the subcontractor and the countries involved), (ii) GSK shall ensure that each of its subcontractors accepts and complies with all applicable terms and conditions of this Agreement, and GSK shall remain responsible for, and shall guarantee, the performance of its subcontractors hereunder, and (iii) any such subcontract shall (a) be subject and subordinate to the terms and conditions of this Agreement, (b) contain terms and conditions which are consistent with the terms and conditions of this Agreement, (c) not in any way diminish, reduce or eliminate any of GSK’s obligations under this Agreement, and (d) impose on the subcontractor all applicable obligations under the terms of this Agreement, including the reporting, audit, inspection and confidentiality provisions hereunder, as well as a provision prohibiting such subcontractor from further sublicensing or subcontracting. For the avoidance of doubt, GSK will remain directly responsible for all amounts owed to Nabi under this Agreement. GSK hereby expressly waives any requirement that Nabi exhaust any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against GSK.

2.6 Restrictive Covenants.

2.6.1 Non-Commercialization.

(a) GSK hereby covenants and agrees that (a) unless and until it Exercises the NicVAX Option, GSK and its Affiliates shall not, either directly or indirectly, market, distribute or sell NicVAX in the Territory and (b) unless and until it exercises the ICG Option with respect to an ICG or elements of the Complementary R&D, GSK and its Affiliates shall not, either directly or indirectly, (i) actively research, develop, market, distribute or sell such ICG in the Territory or (ii) incorporate such elements of the Complementary R&D into the Development and Commercialization of Products; provided, however, that pursuant to Section 4.2 Nabi shall keep GSK reasonably and timely informed as to its Development efforts relating to any ICGs and Complementary R&D, and if GSK reasonably demonstrates (including by providing reasonable supporting documentation or tangible evidence) that GSK or its Affiliates independently developed and took steps towards researching or developing any such ICG or Complementary R&D in the Field, in each case, prior to Nabi informing GSK thereof, then GSK and its Affiliates shall not be prohibited pursuant to this Section 2.6.1(a) from researching, developing, marketing, distributing or selling such ICG or incorporating such elements of Complementary R&D into the Development and Commercialization of Products.

(b) Nabi hereby covenants and agrees that if GSK Exercises the NicVAX Option, Nabi and its Affiliates shall not, either directly or indirectly, actively research, develop, market, distribute or sell Products in the Territory.

2.6.2 Competitive Product.

(a) GSK hereby covenants that during the Exclusivity Term neither it nor any of its Affiliates shall research (subject to Section 2.6.2(b)), Develop (including submitting any applications for regulatory approval), Commercialize or Manufacture any Competitive Product; provided, for the avoidance of

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

doubt, that general research (e.g., evaluation and screening of candidate compounds) that is either outside the Field or has only non-material or incidental application in the Field and does not include research involving Vaccines in the Field shall not be deemed to be research regarding a Competitive Product hereunder. Notwithstanding the foregoing, if GSK or any of its Affiliates acquires any entity or all or substantially all of the assets of an entity and such entity markets, distributes or sells Competitive Product(s) in the Territory, or such assets include Competitive Product(s) in the Territory, and such Competitive Product(s) represent less than [*] percent ([*]%) of the net present value of such acquisition transaction (as set forth in the final presentation made to the board of directors or comparable body seeking corporate approval for such transaction by GSK or its Affiliate, as applicable), then: GSK, or its successor, shall notify Nabi within [*] calendar days after the completion of such an acquisition relating to such Competitive Product(s) with respect to which the foregoing covenant in this Section 2.6.2(a) applies and indicate in such notice whether GSK intends to: (i) divest itself of such Competitive Product(s); (ii) terminate its involvement in further Development or Commercialization of such Competitive Product(s); (iii) enter into in good faith negotiations regarding combining the program for the Competitive Product(s) with its program for Future Generation Candidates under this Agreement in such amended form as the Parties may mutually agree; or (iv) continue to Develop, Manufacture and Commercialize the Competitive Product(s) while at the same time continuing to Develop, Manufacture and Commercialize Products under this Agreement; provided, however, that in such event, during the remainder of the Exclusivity Term GSK shall not use any Nabi Technology or Joint Collaboration Technology in connection with Developing, Manufacturing or Commercializing such Competitive Product(s) and shall Isolate the program for such Competitive Product(s) from the program for each Product. If GSK, or its successor, chooses to (A) divest itself of such Competitive Product(s) or (B) terminate its involvement in further work on such Competitive Product(s), then GSK, or its successor, shall divest itself of (including the consummation of any such sale, transfer or assignment), or abandon, the Competitive Product(s) not later than [*] days following the acquisition of such Competitive Product(s).

(b) Notwithstanding anything to the contrary contained in Section 2.6.2(a), if (i)(A) prior to Successful Completion with respect to NicVAX, either the Nabi-4514 Phase III Clinical Trial or the Nabi-4515 Phase III Clinical Trial are terminated by DSMB or FDA instruction or (B) following completion of a Phase III Clinical Trial with respect to NicVAX, a Phase III Clinical Trial with respect to NicVAX fails for material, bona fide safety or efficacy concerns, and (ii) the JSC reasonably determines, in the case of clauses (i)(A) or (i)(B), that such termination or failure was caused by, or was directly attributable to, the NicVAX Hapten (provided, that for purposes of this Section 2.6.2(b), Section 3.5 shall not apply, and in the event the Chairpersons are unable to resolve any dispute regarding matters subject to JSC determination under this Section 2.6.2(b), such dispute shall be resolved in accordance with Section 15.2), then GSK and its Affiliates shall not be prohibited under Section 2.6.2(a) from [*] with respect to a Competitive Product. Notwithstanding anything herein to the contrary and upon providing prior written notice to Nabi, GSK and its Affiliates shall have the ability to Develop, Manufacture and Commercialize any Competitive Product during the Term, provided such Competitive Product shall be deemed a Future Generation Candidate for purposes of the Milestone Payments and Royalty Payments payable to Nabi under Article 8, however in such event the Product Royalty Term for such Competitive Product shall end on the date that is ten (10) years after the date of First Commercial Sale thereof in a Major Market Country.

(c) Nabi hereby covenants that during the Exclusivity Term, Nabi shall not undertake any Development, Manufacturing or Commercialization relating to any Vaccine in the Field, other than (i) as contemplated under the Development Plan for the Development or Manufacturing of NicVAX,

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) with respect to ICGs or Complementary R&D prior to the earlier of the Exercise of the NicVAX Option and the NicVAX Option Expiration Date without Exercise of the NicVAX Option, (iii) with respect to Current Generation Candidates in the event GSK does not Exercise the NicVAX Option and (iv) any Manufacturing of the Future Generation Candidate undertaken pursuant to Section 2.2.1 and Section 2.2.2.

2.6.3 Inclusion in Sublicensee Agreements. Each Party shall require that each of its sublicensees hereunder agrees in the applicable sublicense agreement to be bound by the provisions of Section 2.6 to the same extent binding upon such Party.

2.7 HSR and Equivalent Foreign Laws.

2.7.1 HSR Filing. If at the time GSK desires to exercise the NicVAX Option or an ICG Option, GSK reasonably determines in good faith that such proposed exercise of such option is required to be filed with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a) (“HSR”) or with equivalent foreign governmental authorities under any similar foreign law, then GSK shall provide written notice of exercise of the applicable option to Nabi prior to the end of the applicable period for option exercise, which notice shall include GSK’s binding commitment to complete the exercise of the applicable option, subject only to HSR or other governmental clearance in the EU or Major Market Countries, and the applicable period for option exercise automatically shall be extended for [*] calendar days (the “Option Deadline Extension Period”). Alternatively, if GSK does not Exercise the NicVAX Option, then at least [*] days before GSK acquires exclusive Manufacturing rights with respect to Future Generation Candidates pursuant to Section 2.2.1, GSK will notify Nabi in writing as to whether such acquisition is required to be filed with the FTC and DOJ under HSR or with equivalent foreign governmental authorities under any similar foreign law. GSK and Nabi will file the required HSR notifications and any other foreign antitrust filings it determines to be required no later than [*] Business Days after GSK provides Nabi with written notice of the exercise of the applicable option or with respect to acquisition of exclusive Manufacturing rights. If the exercise of option in question does not comply with the requirements of Section 2.1 and this Section 2.7, including, for example, because it includes other conditions to the completion of the exercise of the such option other than the grant of HSR or other governmental clearance, then such option exercise shall not be effective, and the Option Deadline Extension Period shall not be extended. If HSR or other governmental clearance in the EU or Major Market Countries is not granted within the Option Deadline Extension Period, or if GSK receives a “Second Request” from the FTC or the DOJ or similar request for additional information from a Governmental Authority in the EU or Major Market Countries in connection with such filing, the Option Deadline Extension Period shall be extended for an additional period of time (not to exceed an additional [*] calendar days) to permit GSK to obtain HSR or other governmental clearance in the EU or Major Market Countries or to respond to the Second Request or provide additional information to the Governmental Authority. If GSK elects not to respond to the Second Request or to withdraw its request for HSR or other governmental clearance or HSR, such option shall terminate. Otherwise, if HSR or other governmental clearance has not been granted by the end of the extended Option Deadline Extension Period, Nabi and GSK shall promptly meet to discuss in good faith whether to provide an additional extension of the Option Deadline Extension Period. GSK shall have no obligation to make any payment to Nabi for exercise of such option under Section 2.1 until it obtains HSR clearance or similar clearance from any other Governmental Authority in the EU or Major Market Countries from which approval has been determined to be necessary by GSK for exercise of such option. The Parties shall use commercially reasonable efforts to facilitate the obtaining of any requested HSR or other governmental clearance as soon as reasonably possible after determination that such clearance is required. If GSK does not

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exercise the NicVAX Option and concludes in accordance with the terms of this Section 2.7.1 that an HSR filing with the DOJ and FTC or a filing with an equivalent Governmental Authority under any similar law is required with respect to GSK’s acquisition of exclusive Manufacturing rights with respect to Future Generation Candidates pursuant to Section 2.2.1, then GSK’s acquisition of such exclusive manufacturing rights is contingent upon all required waiting periods having terminated or expired and all necessary clearances having been obtained.

2.7.2 Tolling of Payment Obligations. If the exercise by GSK of an option under Section 2.1 is determined to require the making of filings under HSR, or under any similar premerger notification provision in the EU or any other Major Market Country, then all rights and obligations related to the exercise of such option (including payment due upon exercise of such option) shall be tolled until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to cooperate at the request of the Party which decides in its sole discretion to respond to any such request for information to expedite review of such transaction.

2.7.3 Compliance with Antitrust Laws. It is the intent of the Parties to at all times during the Term comply with all applicable Antitrust Laws. If at any time following the NicVAX Option Expiration Date without Exercise, either Party in good faith reasonably determines upon the advice of counsel that the performance by either Party of its obligations under this Agreement, including with respect to the sharing of information through the JSC, would violate applicable Antitrust Laws, the Parties shall negotiate in good faith to agree upon mutually acceptable alternative arrangements that comply with applicable Antitrust Laws, including, if reasonably requested by Nabi, arranging for information deliverable to Nabi hereunder to be delivered to a mutually agreed Third Party, or allowing a mutually agreed Third Party to perform Nabi’s audit and inspection rights hereunder.

Article 3

GOVERNANCE

3.1 Joint Steering Committee. The Parties shall establish the JSC within thirty (30) days after the Closing Date.

3.1.1 During the Collaboration Term, the JSC shall perform the following functions related to the Current Generation Candidates, ICGs and Complementary R&D:

(a) Review, coordinate and discuss the overall strategy for Developing NicVAX, any ICGs and Complementary R&D in the Field in the Territory and seeking Regulatory Approvals for NicVAX or any proposed ICGs in the Field in the Territory;

(b) Review, coordinate and discuss GSK’s involvement (if any) in undertaking Development or Regulatory activities relating to NicVAX, any ICGs and/or Complementary R&D in the Field in the Territory and/or assisting and guiding Nabi in its undertaking and completing Development, Manufacturing and Regulatory activities relating to NicVAX, any ICGs and/or Complementary R&D in the Field in the Territory;

(c) Review and approve the Development Plan and any amendments thereto;

(d) Review activities of subcontractors, CROs and CMOs undertaking Development, Regulatory and/or Manufacturing activities in connection with Current Generation Candidates, any ICGs or any Complementary R&D;

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) Review any matters related to Regulatory Approvals and post-Regulatory Approval commitments for Current Generation Candidates, ICGs and Complementary R&D in the Field in the Territory;

(f) Review the design of the clinical trial protocols and endpoints and oversee the conduct of all clinical trials required as set forth in the Development Plan to be conducted with respect to NicVAX and any ICGs and Complementary R&D, if applicable, in the Field in the Territory;

(g) Review and oversee issues regarding pharmacovigilance and safety for Current Generation Candidates, ICGs and Complementary R&D in the Field in the Territory, including recall, withdrawal or market notification of Current Generation Candidates and ICGs in the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification;

(h) Review and discuss the overall strategy for obtaining, maintaining and enforcing Patent protection and market and data exclusivity for Current Generation Candidates in the Field in the Territory;

(i) Review and discuss Manufacturing activities and packaging and labeling strategies for Current Generation Candidates in the Field in the Territory;

(j) Review and discuss the overall strategy for Commercializing the Products in the Field in the Territory;

(k) Review the progress of Committees (if any);

(l) Resolve disputes and other matters referred to the JSC by any other Committee; and

(m) Have such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.1.2 From and after the Closing Date during the Term with respect to Future Generation Candidates as well as following Exercise with respect to NicVAX as well as each Exercised ICG and Exercised R&D:

(a) Review, coordinate and discuss the overall strategy for Developing Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory and seeking Regulatory Approvals therefor;

(b) Review, coordinate and discuss Nabi’s involvement (if any) in undertaking Development or Regulatory activities relating to Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory and/or assisting and guiding GSK in its undertaking and completing Development, Manufacturing and Regulatory activities relating to Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory;

(c) Review any matters related to Regulatory Approvals and post-Regulatory Approval commitments for Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory;

(d) Review and oversee issues regarding pharmacovigilance and safety for Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory, including recall, withdrawal or market notification of Future Generation Candidates or such Current Generation Candidates in the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification;

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) Review and discuss the overall strategy for obtaining, maintaining and enforcing Patent protection and market and data exclusivity for Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory;

(f) Review and discuss Manufacturing activities and packaging and labeling strategies for Future Generation Candidates, such Current Generation Candidates and such Complementary R&D in the Field in the Territory;

(g) Review and discuss the overall strategy for Commercializing the Products in the Field in the Territory;

(h) Review the progress of Committees (if any);

(i) Resolve disputes and other matters referred to the JSC by any other Committee; and

(j) Have such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.2 Joint Steering Committee Membership. Nabi and GSK shall each designate three (3) Representatives of appropriate seniority and experience to serve on the JSC by written notice to the other Party. Either Party may designate substitutes for its Representatives if two (2) or more of such Party’s designated Representatives are unable to be present at a meeting. From time to time each Party may replace its Representatives by written notice to the other Party specifying the prior Representative(s) and their replacement(s). The JSC shall be co-chaired by a Representative of each of GSK and Nabi (the “Chairpersons”), the name of such Representative to be communicated to the other Party prior to the first JSC meeting. One member of the JSC shall serve as secretary of the JSC at each Committee meeting, and the secretary shall alternate from meeting to meeting between a GSK Committee member and a Nabi Committee member. The Chairpersons shall be responsible for (i) calling meetings, (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter, and (iii) preparing and circulating an agenda for the upcoming meeting; provided, that the Chairpersons shall consider including any agenda items proposed by either Party no less than five (5) days prior to the next scheduled JSC meeting. The final agenda shall be circulated no less than forty-eight (48) hours prior to the meeting.

3.3 Joint Steering Committee Meetings. The JSC shall hold at least one (1) meeting per calendar quarter at such times during such calendar quarter as it elects to do so. The first JSC meeting shall be held within sixty (60) days following the Closing Date. Meetings of the JSC shall be effective only if at least two (2) Representatives of each Party are present or participating. The JSC may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided, that no less than one (1) meeting of the JSC during each calendar year shall be conducted in person. Other Representatives of each Party involved with the Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article 12. Additional meetings of the JSC may also be held with the consent of each Party, as required to resolve disputes, disagreements or deadlocks in the other Committees or as otherwise required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the JSC meetings or any of the other Committee meetings.

3.4 Decision-Making. The JSC may make decisions with respect to any subject matter that is subject to the JSC’s decision-making authority and functions as set forth in Section 3.1. All decisions of the JSC shall be made by unanimous vote or written consent, with GSK and Nabi each having, collectively among its respective members, one (1) vote in all decisions, such decision to be documented in the meeting minutes. The JSC shall

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use commercially reasonable efforts to resolve the matters within its roles and functions or otherwise referred to it. If the JSC cannot reach consensus on a matter within ten (10) Business Days after such matter has been presented to the JSC, then such matter shall be handled in the following manner. Any dispute that cannot be resolved by the JSC shall be first referred to the Chairpersons. The Chairpersons shall use their commercially reasonable efforts to reach mutually acceptable resolutions on all such disputed matters. If the Chairpersons are unable to resolve such dispute within ten (10) Business Days after the dispute is first referred to the Chairpersons, the matter shall be resolved as provided in Section 3.5.

3.5 Dispute Resolution Procedures. In the event that any matter within the decision-making authority of the JSC that remains unresolved following attempted resolution under Section 3.4, then the following shall apply:

3.5.1 Subject to Section 2.1.6(c) and 3.5.3, if the dispute relates to NicVAX, any ICGs or any Complementary R&D, then: (a) unless and until GSK Exercises the NicVAX Option, Nabi shall have final decision making authority with respect to such matters; provided, that notwithstanding the foregoing, Nabi shall not have the right to exercise its decision making authority in a manner which GSK can reasonably demonstrate would adversely affect a Future Generation Candidate; and (b) from and after GSK’s Exercise of the NicVAX Option, GSK shall have final decision making authority with respect to such matters.

3.5.2 Subject to Section 3.5.3, if the dispute relates to any Future Generation Candidate, then GSK shall have final decision making authority with respect to such matters.

3.5.3 Notwithstanding the foregoing provisions of this Section 3.5, neither Party shall exercise its right to finally resolve a dispute hereunder in a manner that excuses such Party from any of its obligations specifically enumerated under this Agreement or in a manner that negates any consent rights or other rights specifically allocated to the other Party under this Agreement. In addition, in resolving a dispute hereunder each Party shall act in good faith. Nothing in this Section 3.5 shall affect the right of a Party to exercise its rights or remedies for a breach of this Agreement by the other Party.

3.6 Committees. From time to time, the JSC may establish and delegate duties to other sub-committees or directed teams (each, a “Committee”) to oversee particular projects or activities. Each such Committee shall be constituted and shall operate as the JSC determines; provided, that each Committee shall have equal representation from each Party. Committees may be established on an ad hoc basis for purposes of a specific project, or on such other basis as the JSC may determine. Each Committee and its activities shall be subject to the oversight, review and approval of, and shall report to, the JSC. In no event shall the authority of a Committee exceed that of the JSC.

3.7 Limits on JSC and Committee Authority. The JSC and any other Committee shall have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC and any other Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, the JSC and any other Committee shall have no decision-making authority with respect to any matters related to approving (or otherwise making decisions with respect to) matters related to obtaining, maintaining or enforcing Patent protection and market and data exclusivity for the Product in the Field in the Territory (which matters shall be governed by Article 9).

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 4

DEVELOPMENT

4.1 Overview. Subject to the terms and conditions of this Agreement, during the Collaboration Term Nabi shall be primarily responsible for the Development of NicVAX, ICGs and Complementary R&D for use in the Field in the Territory, and in the case of NicVAX in accordance with the NicVAX Development Activities, together with (a) any assistance or guidance provided by GSK in connection with such Development activities or (b) any such Development activities undertaken by GSK, in each case of ((a) and (b)) at GSK’s sole discretion and expense, with the prior approval of Nabi and coordinated through the JSC.

4.2 Diligence; Compliance. During the Collaboration Term Nabi shall use Commercially Reasonable Efforts to carry out the NicVAX Development Activities and to Develop and Manufacture NicVAX, in each case, pursuant to the Development Plan and in accordance with the SPA. If GSK Exercises the NicVAX Option and/or any ICG Option, then during the remainder of the Term following such exercise, GSK shall use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize NicVAX and Exercised ICGs and to exploit Exercised R&D. During the Term, GSK shall use Commercially Reasonable Efforts to Develop and Commercialize Future Generation Candidates. Each Party shall conduct its respective Development activities consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs, GMPs and GLPs. Without limiting any other obligations set forth in this Agreement, at all times during the Collaboration Term, Nabi shall keep GSK reasonably and timely informed as to the Development efforts and results thereof relating to NicVAX and any ICGs and/or Complementary R&D that Nabi, in its sole discretion, determines to Develop.

4.3 Development Plan for a Current Generation Candidate during the Collaboration Term.

4.3.1 General.

(a) During the Collaboration Term Nabi agrees that it shall carry out the NicVAX Development Activities in accordance with the Development Plan using a sufficient amount of time, effort and resources, with personnel with sufficient skills and experience and sufficient equipment to efficiently and expeditiously carry out its obligations. Without limiting the generality of the foregoing or being limited thereby, in connection with the Development of NicVAX for Commercialization in the Field in the Territory, Nabi shall conduct such Development activities pursuant to a comprehensive development plan which, during the Collaboration Term, shall be substantially consistent with the Initial Development Plan and the NicVAX Development Activities as described in the SPA (the “Development Plan”) which shall be mutually agreed by the Parties as soon as practicable following the Execution Date and in any event prior to Closing. The Development Plan shall be based on, and consistent with, the Initial Development Plan and subject to amendment thereafter by mutual agreement of the Parties as may be necessary to facilitate the expeditious and efficient Development of NicVAX.

(b) The Development Plan shall also include an estimated timeline for completing Development with respect to NicVAX.

4.3.2 Initial Development Plan. An outline of the initial Development Plan (“Initial Development Plan”) for NicVAX is attached hereto as Schedule 4.3.2.

4.3.3 Updating and Amending the Development Plan. During the Collaboration Term, on or before September 30th of each year, after consulting with GSK through the JSC, Nabi shall review and update the

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Plan which shall cover the remaining Development to be conducted with respect to NicVAX through to the completion of the Development Plan, including reflecting any appropriate changes, reprioritizations of, or additions to, the Development Plan; provided, however, that all such updates, changes, reprioritizations of, or additions to, the Development Plan must be made in good faith with the intention of furthering the expeditious Development of NicVAX toward successful Regulatory Approval.

4.3.4 Nabi to Maintain Sufficient Resources. Recognizing that the Development of NicVAX is Nabi’s highest business priority, at all times during the Collaboration Term Nabi agrees that it shall use commercially reasonable efforts to maintain sufficient personnel having such qualifications and expertise as is reasonably necessary in order to efficiently and expeditiously undertake the NicVAX Development Activities, and in support of such Development Nabi shall maintain sufficient financial resources as Nabi determines to be reasonably necessary in order to comply with its obligations under this Agreement to complete the NicVAX Development Activities.

4.3.5 Additional Registration Studies. If a Party receives notice from any applicable Regulatory Authority during or after the Collaboration Term indicating that additional studies are required or suggested in order to obtain Regulatory Approval for a Current Generation Candidate in a country or regulatory jurisdiction, the Parties shall promptly meet and discuss such additional studies. If the Parties agree to conduct such studies under this Agreement, the Parties shall also mutually agree to (i) allocate the responsibilities and costs for performing the Development with respect to such Additional Registration Studies and (ii) amend the Development Plan to include such Additional Registration Studies.

4.4 Development Costs. Each Party shall bear its own costs and expenses related to the Development activities undertaken by or on its behalf by its subcontractors or sublicensees with respect to a Current Generation Candidate; provided, that GSK shall be responsible for the costs of such Development activities undertaken by or on behalf of Nabi following Exercise or exercise of an ICG Option, where such activities are requested to be performed by GSK and; provided, further, that prior to Exercise of the NicVAX Option, the Parties may mutually agree that GSK shall bear the costs and expenses related to Development activities undertaken with respect to one or more ICGs. Any such investment by GSK in ICG Development shall be subject to mutual agreement between the Parties with respect to, among other terms, the Parties’ respective intellectual property rights regarding such Development. Any such costs and expenses born by GSK shall be taken into account under the factors set forth on Schedule 2.1.1(f)(i) in determining the financial terms applicable to such Exercised ICG pursuant to Section 2.1.1(f).

4.5 Development of a Current Generation Candidate after Exercise; Development of Future Generation Candidates. With respect to GSK’s Development of a Current Generation Candidate following Exercise as well as Development of the Future Generation Candidates following the Closing Date, GSK shall provide Nabi with reasonably detailed reports every [*] months regarding such Development (including pre-clinical, technical, CMC and clinical information) and setting out the status of such Development as well as GSK’s then-current expected future plans and timetable regarding such further Development.

4.6 Records, Reports and Information.

4.6.1 General. Each Party shall maintain current and accurate records of all Development conducted by or on behalf of it in relation to a Current Generation Candidate or Future Generation Candidates, as the case may be, and all data and other information resulting from such work (which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development activities)). Such records shall

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

properly reflect all work done and results achieved in the performance of such Development activities in sufficient detail and in good scientific manner necessary for regulatory and patent purposes. Each Party shall document all preclinical studies and clinical trials to be conducted pursuant to such Development activities in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines.

4.6.2 Status Updates Regarding the Current Generation Product during the Collaboration Term. During the Collaboration Term: (a) Nabi shall provide the JSC with reports detailing the Development undertaken with respect to the Current Generation Candidate and the results thereof at least five (5) Business Days prior to any JSC meeting, but in any event, on at least a calendar quarter basis; and (b) without limiting the foregoing, Nabi shall promptly, but in any event within five (5) Business Days after receipt thereof, provide to GSK copies of any material documents or correspondence received from any Regulatory Authority related to the Development undertaken with respect to the Current Generation Candidate.

4.6.3 Access to Records Regarding the Current Generation Product during the Collaboration Term. During the Collaboration Term GSK shall have the right, not more than one (1) time per calendar year, to review all records relating to the Development undertaken with respect to the Current Generation Candidate at reasonable times, upon written request.

4.7 Ownership and Transfer of Development Data. Subject to the rights and licenses granted under Article 2, all right, title and interest in and to any and all Development Data generated by a Party or jointly by the Parties shall be owned by such Party or jointly by the Parties, as the case may be, and such Development Data shall be Confidential Information of such owning Party(ies).

Article 5

REGULATORY

5.1 Regulatory Materials.

5.1.1 Regulatory Materials Relating to a Current Generation Candidate during the Collaboration Term. During the Collaboration Term, Nabi shall, where reasonably practicable to do so, permit GSK an opportunity to participate in the preparation and review of all Regulatory Materials that are drafted, proposed or approved for the Development or Manufacture of a Current Generation Candidate in the Field in the Territory hereunder. During the Collaboration Term all Regulatory Materials, including Regulatory Approvals, for a Current Generation Candidate in the Territory shall be in the name of Nabi, and Nabi shall own all right, title and interest in and to all such Regulatory Materials. Upon Exercise, and within thirty (30) days thereafter (subject to any Option Deadline Extension Period pursuant to Section 2.7, if applicable), Nabi shall and hereby does, subject to Section 2.2.2 and Section 7.3, assign to GSK all right, title and interest in and to all Regulatory Approvals for Current Generation Candidates in the Territory and all related Regulatory Materials, and promptly following Exercise Nabi shall transfer to GSK all Regulatory Approvals for Current Generation Candidates in the Territory and all related Regulatory Materials and take such further actions and execute such further documents and agreements as may be necessary or useful to give effect to such assignment and transfer to GSK.

5.2 Regulatory Filings and Regulatory Approvals.

5.2.1 General Responsibilities; Ownership of Regulatory Approvals. With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Date, GSK shall be solely responsible for the preparation of all Regulatory Materials necessary or desirable for obtaining and maintaining Regulatory Approvals for such Products in the Territory (including in connection with labelling and packaging for such Products in the Field in the Territory). All Regulatory Approvals for the Product in the Territory shall be in the name of GSK, and GSK shall own all right, title and interest in and to all such Regulatory Approvals and all related Regulatory Materials.

5.2.2 Manufacturing Approvals and Manufacturing Related Sections. Notwithstanding the provisions of Section 5.2.1 but subject to Section 7.3, if GSK Exercises the NicVAX Option, for so long as requested by GSK, Nabi or any party working on its behalf shall be primarily responsible for preparing those portions of any Regulatory Materials related to the manufacture of a Current Generation Candidate for sale in the Field in the Territory, including any Drug Master Files and Chemistry, Manufacturing and Control (“CMC”) (or equivalent) sections of any such Regulatory Materials, and will provide such Regulatory Materials to GSK for use in compiling, supporting and maintaining regulatory filings in the Territory. Nabi will provide such Regulatory Materials in the format required by Regulatory Authorities in the Territory and the Parties shall discuss the feasibility of providing GSK such Regulatory Materials in a format requested by GSK (and Nabi shall use commercially reasonable efforts to provide such Regulatory Materials in such requested format).

5.2.3 Cost of Regulatory Activities.

(a) Prior to Exercise during the Collaboration Term: (i) Nabi shall be solely responsible for all of Nabi’s Regulatory Costs incurred in connection with the preparation of Regulatory Materials in the Territory for a Current Generation Candidate, including applicable Regulatory Costs incurred by Nabi pursuant to Section 5.4, shall be borne by Nabi; and (ii) Nabi shall be responsible for all of Nabi’s Regulatory Costs involved in the maintenance of all Regulatory Approvals for a Current Generation Candidate.

(b) With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date: (i) GSK shall be solely responsible for all Regulatory Costs incurred in connection with the preparation of Regulatory Materials in the Territory for the Product, including applicable Regulatory Costs incurred by Nabi pursuant to Section 5.2.2 or Section 5.4, shall be borne by GSK, including outstanding activities of Nabi’s CRO(s) relating to the transition from such CRO(s) to GSK following Exercise; and (ii) GSK shall be responsible for all Regulatory Costs involved in the maintenance of all Regulatory Approvals for the Product in the Field in the Territory.

5.3 Communications. During the Collaboration Term, Nabi shall be responsible for communicating with any Regulatory Authority having jurisdiction regarding a Current Generation Candidate in the Territory, but Nabi shall keep GSK reasonably and timely informed of all such communications and shall, where reasonably practicable to do so, permit GSK an opportunity to participate in such communications. With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date, GSK shall be responsible for communicating with any Regulatory Authority having jurisdiction regarding such Products in the Field in the Territory. During the Collaboration Term, each Party shall, however, immediately (but in any event within twenty four (24) hours) notify the other in the event that such Party communicates, or intends to communicate, either on its own initiative in accordance with this Agreement or as a result of such a Regulatory Authority initiating contact with such Party in connection therewith, in each case, with respect to a Current Generation Candidate or a Product.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4 Adverse Event Reporting; Safety Data Exchange and Medical Inquiries.

5.4.1 Pharmacovigilance.

(a) During the Collaboration Term and continuing thereafter if GSK does not Exercise the NicVAX Option on or before the NicVAX Option Expiration Date, Nabi shall be responsible for the collection, processing and submission of information related to adverse events associated with a Current Generation Candidate in the Territory in accordance with applicable Law and this Agreement (and Nabi shall ensure that, in the Development and Commercialization of the Product, it will collect, process and submit all adverse events in accordance with applicable Law).

(b) With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date, GSK shall be responsible for the collection, processing and submission of information related to adverse events associated with the Products in the Territory (whether or not Product Approval has been achieved), in each case, in accordance with applicable Law and this Agreement (and GSK shall ensure that, in the Development and Commercialization of the Product, it will collect, process and submit all adverse events in accordance with applicable Law).

(c) Both Parties shall provide each other with information related to such adverse events as are likely to be reportable to Regulatory Authorities as expedited reports.

(d) The drug safety departments from each of the Parties shall meet and agree upon a written pharmacovigilance agreement for exchanging adverse event and other safety information and timelines in a manner consistent with this Section 5.4.1, relating to a Current Generation Candidate and the Products within ninety (90) days of the Closing Date. Such written pharmacovigilance agreement shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party (and its sublicensees or designees) to comply with applicable Laws and regulatory requirements.

5.4.2 Medical Inquiries for the Product.

(a) During the Collaboration Term and continuing thereafter if GSK does not Exercise the NicVAX Option on or before the NicVAX Option Expiration Date, Nabi shall be responsible for handling all medical questions or inquiries in each country in the Territory with regard to the NicVAX Option sold by or on behalf of Nabi (or any of its Affiliates or sublicensees) (including setting up a call center in connection therewith), in each case in accordance with applicable Law and this Agreement.

(b) With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date, GSK shall be responsible for handling all medical questions or inquiries in each country in the Territory with regard to any Product sold by or on behalf of GSK (or any of its Affiliates or sublicensees) (including setting up a call center in connection therewith), in each case in accordance with applicable Law and this Agreement.

5.5 Regulatory Authority Communications Received by a Party.

5.5.1 General. Each Party shall immediately inform the other Party of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority with respect to a Product or Current Generation Candidate which: (i) raises any material concerns regarding the safety or efficacy of such Product or Current Generation Candidate; or (ii) relates to expedited and periodic reports of adverse events with respect to such Product or Current Generation Candidate, and which may have an adverse impact on Regulatory Approval or the Commercialization of such Product or Current Generation Candidate.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5.2 Cooperation. The Parties shall reasonably cooperate with and assist each other in complying with regulatory obligations, including by a Party providing to the other Party such information and documentation which is in such Party’s possession as may be reasonably necessary for the other Party to prepare a response to an inquiry from a Regulatory Authority with respect to a Product or Current Generation Candidate in the Territory.

5.5.3 Disclosures. In addition to its obligations under this Agreement, each Party shall promptly disclose to the other Party the following regulatory information: all material notices or demands received from Regulatory Authorities in connection with a Product or Current Generation Candidate, including any notice, audit notice, notice of initiation by Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning a Product or Current Generation Candidate, notice of violation letter (i.e., an untitled letter), warning letter, service of process or other inquiry, including that which may affect the overall compliance status of any contract manufacturing organization engaged by Nabi in relation to any Product or Current Generation Candidate.

5.6 Recall, Withdrawal, or Market Notification of Product.

5.6.1 Notification and Determination. In the event that any Governmental Authority threatens or initiates any action to remove a Product or Current Generation Candidate from the market, the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event later than one (1) Business Day, after receipt thereof.

5.6.2 Nabi Responsibility. During the Collaboration Term and continuing thereafter if GSK does not Exercise the NicVAX Option on or before the NicVAX Option Expiration Date, Nabi shall be responsible and shall determine whether to initiate any recall, withdrawal or market notification of a Current Generation Candidate in the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification; provided, however that before Nabi initiates a recall, withdrawal or market notification, the Parties shall promptly meet and discuss in good faith the reasons therefor; and provided, further, that such discussions shall not delay any action that Nabi reasonably believes has to be taken in relation to any recall, withdrawal or market notification.

5.6.3 GSK Responsibility. With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date, GSK shall be responsible and shall determine whether to initiate any recall, withdrawal or market notification of a Product in the Field in the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification; provided, however that before GSK initiates a recall, withdrawal or market notification, the Parties shall promptly meet and discuss in good faith the reasons therefor; and provided, further, that such discussions shall not delay any action that GSK reasonably believes has to be taken in relation to any recall, withdrawal or market notification.

5.6.4 General. In the event of any such recall, withdrawal or market notification, the responsible Party (as set forth in Sections 5.6.2 and 5.6.3) shall determine the necessary actions to be taken, and shall implement such action. Each Party shall at all times utilize a batch tracing system which will enable the Parties to identify, on a prompt basis, customers within the Territory who have been supplied with Current Generation Candidate or a Product, as the case of may be, of any particular batch, and to recall such Current Generation Candidate or Product from such customers as set forth in this Section 5.6.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6.5 Cost Allocation. All direct costs and expenses associated with implementing a recall, withdrawal or market notification with respect to the Product in the Field in the Territory shall be allocated between Nabi and GSK as follows:

(a) in the event, and to the extent (if at all), that the recall, withdrawal or market notification arises as a result of a material breach of this Agreement by a Party directly related to such recall, withdrawal or market notification, then such Party shall bear the Out-of-Pocket Costs and fully loaded internal costs of the Parties for implementing such recall, withdrawal or market notification; and

(b) in all other cases, all costs and expenses incurred by either Party for implementing the recall, withdrawal or market notification shall be borne by the responsible Party (as set forth in Sections 5.6.2 and 5.6.3).

Article 6

COMMERCIALIZATION

6.1 Commercialization.

6.1.1 Nabi. If GSK does not Exercise the NicVAX Option on or before the NicVAX Option Expiration Date, subject to the other provisions of this Agreement Nabi shall be solely responsible for Commercializing a Current Generation Candidate in the Territory at its sole cost and expense.

6.1.2 GSK. With respect to a Current Generation Candidate following Exercise as well as the Future Generation Candidates following the Closing Date, subject to the other provisions of this Agreement during the Term GSK shall be solely responsible for Commercializing the Products in the Territory at its sole cost and expense. Without limiting the generality of the provisions of Section 4.2, GSK shall use Commercially Reasonable Efforts to launch each Product in each country (or other regulatory jurisdiction) after all applicable Regulatory Approvals for such Product in such country (or other regulatory jurisdiction) have been obtained (including Pricing Approval and final label agreement of the Product in such country, to the extent Pricing Approval and final label agreement are required in such country). Without limiting the generality of the foregoing, or being limited thereby, with respect to at least one (1) Product which has all applicable Regulatory Approvals for the Product in each Major Market Country, including Pricing Approval and final label agreement of the Product in each Major Market Country (to the extent Pricing Approval and final label agreement are required in such country), GSK shall use its Commercially Reasonable Efforts to launch such Product in each Major Market Country.

6.2 Reporting by GSK. GSK shall update Nabi via the JSC on a regional or on a country-by-country basis no less than once per each [*] month period during the Term regarding its significant Commercialization activities (including to the extent material, pre-marketing activities, market research, health economic and outcome research (HEOR) plans and publications) and Commercialization strategy (including to the extent material, launch plans, Phase IV Clinical Trial strategy and activities, [*] for each Product.

6.3 Compliance. GSK shall, in Commercializing the Product, comply with all applicable Laws as well as all applicable Regulatory Approvals for the Product.

6.4 Product Trademarks.

6.4.1 Product Trademark. If GSK Exercises the NicVAX Option, GSK may in its sole discretion elect to Commercialize any Product in the Territory under the trademark NicVAX® (and logo) as listed in

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 10.3.7 (the “Product Trademark”), and GSK shall have the exclusive right and license, together with a right to sublicense, to utilize the Product Trademark in connection with the Commercialization of Products in the Field.

6.4.2 Use and Ownership of Product Trademarks. All uses of the Product Trademark (and its Affiliates and sublicensees) to identify and/or in connection with the Commercialization of the Products in the Territory shall be in accordance with Regulatory Approvals, all applicable Laws and all reasonable trademark usage guidelines of Nabi in effect from time to time. GSK (and its Affiliates and sublicensees) shall only use the Product Trademark pursuant to the terms of this Agreement to identify and in connection with the Commercialization of the Products in the Territory, and GSK shall not (and shall cause its Affiliates and sublicensees not to) use such Product Trademark to identify any products other than the Products. The Parties hereby agree and acknowledge that nothing contained herein shall limit Nabi’s right to use, assign, license or sublicense the Product Trademark with respect to a Current Generation Candidate after the NicVAX Option Expiration Date if GSK does not Exercise the NicVAX Option. Each Party agrees that it will not at any time during or after the Term assert or claim any interest in, or do anything which may adversely affect the validity or enforceability of the Product Trademark.

6.4.3 Maintenance of Product Trademark. If GSK Exercises the NicVAX Option and GSK in its sole discretion elects to use the Product Trademark as permitted under Sections 6.4.1 and 6.4.2, then: (a) with respect to such countries in the Territory where Product Trademark is registered as of the Closing Date, GSK shall use Commercially Reasonable Efforts, and shall bear all costs and expenses related, to establishing, maintaining, defending and enforcing the Product Trademark in such countries for the duration of GSK’s use of the Product Trademark in such countries during the Term; and (b) with respect to such countries in the Territory where Product Trademark is not registered as of the Closing Date, GSK shall in its discretion elect where it desires, and shall bear all costs and expenses related, to establish, maintain, defend and enforce the Product Trademark in such countries for the duration of GSK’s use of the Product Trademark in such countries during the Term.

6.4.4 Infringement of the Product Trademark. If GSK Exercises the NicVAX Option and GSK in its sole discretion elects to use the Product Trademark as permitted under Sections 6.4.1 and 6.4.2, then in the event that either Party becomes aware of any infringement of the Product Trademark by a Third Party in the Territory, such Party shall promptly notify the other Party and the Parties shall consult with each other in good faith with respect thereto. In such event, GSK, shall, at its sole discretion (but taking into consideration any comments received from Nabi), have the first right to determine how to proceed with respect to such infringement, including by the institution of legal proceedings against such Third Party and the Parties shall equally share any and all awards and settlements relating to such legal proceedings after each Party recovers their respective costs incurred in connection with such legal proceedings. If requested to do so, Nabi shall reasonably cooperate with any and all action initiated by GSK, including by joining legal proceedings as a party at GSK’s reasonable expense. If GSK elects not to take action or initiate legal proceedings against an instance of infringement of the Product Trademark in the Territory, Nabi shall have the right at its own and sole discretion to take action or initiate legal proceedings against such instance of infringement to the Product Trademark in the Territory, in which case all costs and awards relating to such legal proceeding will be borne or retained exclusively by Nabi after each Party recovers their respective costs incurred in connection with such legal proceedings.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 7

SUPPLY; MANUFACTURING; TECHNOLOGY TRANSFER

7.1 Manufacture and Supply of a Current Generation Candidate.

7.1.1 During the Collaboration Term and if GSK does not Exercise the NicVAX Option on or prior to the NicVAX Option Expiration Date, Nabi shall be responsible (at its sole cost and expense) for all NicVAX Manufacturing activities, subject to the provisions of this Article 7.

7.1.2 During the Collaboration Term the Parties shall in good faith discuss and collaborate on the Manufacturing aspects with regard to NicVAX pursuant to the principles set forth in Schedule 7.1. Following Exercise by GSK, subject to the Parties agreement otherwise and Section 7.3, GSK shall be responsible (at its sole cost and expense) for all NicVAX Manufacturing activities.

7.2 Manufacture and Supply of Future Generation Candidates. In a manner consistent with Section 2.2.2 and subject to Section 7.3, the Parties shall undertake the Manufacture of the Future Generation Candidates.

7.3 Nabi Manufacturing Reimbursement. Notwithstanding anything else herein to the contrary, in the event that (a) after Exercise of the NicVAX Option with respect to a Current Generation Candidate or (b) at any time during the Term with respect to a Future Generation Candidate, GSK desires to exercise its right of reference hereunder with respect to the Manufacturing Regulatory Materials, the Parties shall engage in good faith negotiations regarding the financial terms for such right of reference, consistent with the principles set forth on Schedule 7.1, which shall include GSK paying to Nabi an amount that reasonably reflects Nabi’s actual costs incurred with respect to its Manufacturing activities since initiation of the scale-up, validation and consistency lots manufacturing for NicVAX drug product, including internal costs and costs associated with Regulatory Approvals, acquisition and development of Know-How, scale-up and related activities in connection with such Manufacture; provided, that, with respect to GSK’s right of reference to Manufacturing Regulatory Materials relating to a Future Generation Candidate, GSK shall not be required to include costs of hapten-related Manufacturing activities in such financial terms. Nabi’s Manufacturing-related costs for NicVAX incurred through the Execution Date are set forth on Schedule 7.1. Such matters on which the Parties cannot reach consensus within ninety (90) days shall, at GSK’s election, be conclusively settled in accordance with the Special Arbitration Provisions set forth on Schedule 2.1.1(f)(ii). Until the Parties reach agreement with respect to such financial terms, or such financial terms are determined in accordance with the Special Arbitration Provisions set forth on Schedule 2.1.1(f)(ii), none of GSK, its Affiliates or sublicensees shall have a right of reference hereunder with respect to the Manufacturing Regulatory Materials except with respect to Manufacturing the NicVAX Hapten for use with Future Generation Candidates without charge. For clarity, if neither the Nabi-4514 Phase III Clinical Trial or the Nabi-4515 Phase III Clinical Trial meets its primary endpoints or either such Phase III Clinical Trial is terminated for safety reasons, GSK shall have the right to reference Manufacturing Regulatory Materials with respect to Future Generation Candidates without charge except for payment to Nabi for any inventory (including intermediates, drug substance, drug product and the like) that GSK wishes to purchase from Nabi.

7.4 Third Party Manufacturer. Nabi covenants to GSK that in negotiating and entering into commercial manufacturing and supply agreements with the Third Party Manufacturers for Current Generation Candidates, it shall use commercially reasonable efforts to (a) do so on terms consistent with the rights and obligations of the Parties under this Article 7 and the principles set forth in Schedule 7.1 and (b) ensure such agreements [*].

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 8

PAYMENTS

8.1 Up-Front Payment. Within [*] Business Days after the Closing Date, GSK shall pay to Nabi an upfront payment amount of Forty Million Dollars ($40,000,000) (the “Up-Front Payment”) by wire transfer of immediately available funds into an account designated in writing by Nabi. Such Up-Front Payment shall be nonrefundable and noncreditable against any other payments due hereunder.

8.2 NicVAX Option Payment. If GSK Exercises the NicVAX Option in accordance with Section 2.1.1, GSK shall within [*] days following the Exercise, pay to Nabi an amount equal to Fifty-Eight Million Dollars ($58,000,000) (the “NicVAX Option Payment”) by wire transfer of immediately available funds into an account designated in writing by Nabi; provided, if GSK Exercises the NicVAX Option in accordance with and as permitted under Section 2.1.4 or Section 2.1.5, then the NicVAX Option Payment shall be due and payable as and when specified in Section 2.1.6(b). Except as expressly provided in Article 2, such payment is nonrefundable and noncreditable against any other payments due hereunder.

8.3 Phase III Clinical Trial Completion Payment for NicVAX. Whether or not GSK Exercises the NicVAX Option or exercises an ICG Option, within [*] days after Successful Completion with respect to NicVAX, GSK shall pay to Nabi an amount equal to Twenty Million Dollars ($20,000,000) (the “Phase III Clinical Trial Payment”) by wire transfer of immediately available funds into an account designated in writing by Nabi. Such Phase III Clinical Trial Payment shall be nonrefundable and noncreditable against any other payments due hereunder except as set forth in Article 2. Nabi shall notify GSK in writing as promptly as possible, but in no event later than ten (10) days, following Successful Completion with respect to NicVAX giving rise to such Phase III Clinical Trial Payment. Only up to one (1) Phase III Clinical Trial Payment shall be due and payable under this Section 8.3 regardless of the number of Products which are Developed under this Agreement. For the avoidance of doubt, the foregoing Phase III Clinical Trial Payment shall not be due for Successful Completion of any Future Generation Candidate, any ICG or any other product other than NicVAX.

8.4 Milestone Payments. GSK shall pay (only once per Milestone Payment if achieved) to Nabi the milestone payments described in this Section 8.4 (“Milestone Payments”) upon achievement (first occurrence) of the corresponding milestone events or thresholds set forth below (“Milestones”). A Party shall promptly notify the other Party in writing, but in no event later than thirty (30) days after, of the achievement of each such Milestone (each, a “Milestone Notification Notice”) achieved by such Party. GSK shall pay the applicable Milestone Payment by wire transfer of immediately available funds into an account designated by Nabi within [*] days after the achievement (first occurrence) of the applicable Milestone; provided, however, that in no event shall a failure to deliver a Milestone Notification Notice relieve GSK of its obligation to pay Nabi the Milestone Payments described in this Section 8.4. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4.1 Sales Milestone Payments Independent of NicVAX Option. GSK shall pay to Nabi the Milestone Payments set forth below upon achievement (first occurrence) of the corresponding Milestones whether or not GSK Exercises the NicVAX Option or exercises an ICG Option:

Milestone	Milestone Payment
Sales Milestones

1. Aggregate Net Sales of Product in the Territory equal to or exceeding $300,000,000 for any calendar year	$[*]

2. Aggregate Net Sales of Product in the Territory equal to or exceeding $600,000,000 for any calendar year	$[*]

3. Aggregate Net Sales of Product in the Territory equal to or exceeding $900,000,000 for any calendar year	$[*]

4. Aggregate Net Sales of Product in the Territory equal to or exceeding $1,200,000,000 for any calendar year	$[*]

For clarity, if more than one of the above Milestones is achieved in the same calendar year, each corresponding Milestone Payment will be payable.

8.4.2 Development Milestone Payments if GSK Exercises the NicVAX Option. If GSK Exercises the NicVAX Option, GSK shall pay to Nabi the Milestone Payments set forth below upon achievement (first occurrence) of the corresponding Milestones:

Milestone Event	Milestone Payment
Development Milestones

1. Current Generation Therapeutic Effect greater than or equal to [*]% and less than [*]%	$[*]

2. Current Generation Therapeutic Effect greater than or equal to [*]% and less than [*]%	$[*]

3. Current Generation Therapeutic Effect greater than or equal to [*]% and less than [*]%	$[*]

4. Current Generation Therapeutic Effect greater than or equal to [*]%	$70,000,000

5. First granting of Product Approval for NicVAX in the U.S.	$[*]

6. First granting of Product Approval for NicVAX in the EU	$[*]

7. First granting of Product Approval for NicVAX in Japan	$[*]

8. First granting of Product Approval for NicVAX in Brazil, Russia, India or China	$[*]

9. Enrolment of the First Patient in a Phase II Clinical Trial with respect to a Future Generation Candidate	$[*]

10. Enrolment of the First Patient in a Phase III Clinical Trial with respect to a Future Generation Candidate	$[*]

11. Successful Completion of a Phase III Clinical Trial with respect to a Future Generation Candidate	$[*]

12. First granting of Product Approval for a Future Generation Candidate in the U.S.	$[*]

13. First granting of Product Approval for the Future Generation Candidate in the EU	$[*]

14. First granting of Product Approval for the Future Generation Candidate in Japan	$[*]

15. First granting of Product Approval for the Future Generation Candidate in Brazil, Russia, India or China	$[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

As used herein, the following terms have the meanings set forth below:

“Enrolment of the First Patient” shall mean the date upon which the first subject is administered the first dose of the subject Vaccine in the applicable Phase II Clinical Trial or Phase III Clinical Trial in accordance with its protocol.

“Long-Term Abstinence” shall mean smoking abstinence measured, defined, and calculated (i) with respect to NicVAX, by the primary endpoint of the First Phase III Clinical Trial as set forth in the SPA and (ii) with respect to a Future Generation Candidate, in a manner consistent with the methodology applicable to NicVAX.

“Current Generation Therapeutic Effect” shall be calculated in accordance with the following formula on the basis of information included in labeling approved by the applicable Regulatory Authority in the EU or U.S. at the time of the first Product Approval of a Current Generation Candidate in such jurisdiction:

X = A – B

For purposes of the foregoing formula, the following definitions shall apply:

(i) “X” equals Current Generation Therapeutic Effect;

(ii) “A” equals the percentage of active group subjects in the First Phase III Clinical Trial with respect to NicVAX (i.e., those receiving NicVAX) that exhibit Long-Term Abstinence; and

(iii) “B” equals the percentage of placebo group subjects in such Phase III Clinical Trial (i.e., those receiving a placebo) that exhibit Long-Term Abstinence.

8.4.3 Development Milestone Payments if GSK Does Not Exercise the NicVAX Option. If GSK does not Exercise the NicVAX Option, GSK shall pay to Nabi the Milestone Payments set forth below upon achievement (first occurrence) of the corresponding Milestones:

Milestone Event	Milestone Payment
Development Milestones

1. Enrolment of the First Patient in a Phase II Clinical Trial with respect to a Future Generation Candidate	$[*]

2. Enrolment of the First Patient in a Phase III Clinical Trial with respect to a Future Generation Candidate	$[*]

3. Successful Completion of a Phase III Clinical Trial with respect to a Future Generation Candidate	$[*]

4. First granting of Product Approval for a Future Generation Candidate in the U.S.	$[*]

5. First granting of Product Approval for the Future Generation Candidate in the EU	$[*]

6. First granting of Product Approval for the Future Generation Candidate in Japan	$[*]

7. First granting of Product Approval for the Future Generation Candidate in Brazil, Russia, India or China	$[*]

8.5 Royalty Payments. As further consideration for the rights granted to GSK under this Agreement, during the Product Royalty Term, GSK shall pay to Nabi tiered royalties (“Royalty Payments”) at the following rates

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(the “Royalty Rates”) based on annual Net Sales of Product in the Territory for all or any portion of the calendar year falling within the Product Royalty Term, aggregated Product-by-Product, as set forth below.

8.5.1 NicVAX Royalty Payments if GSK Exercises the NicVAX Option. If GSK Exercises the NicVAX Option, GSK shall pay to Nabi Royalty Payments at the Royalty Rates set forth below with respect to aggregate annual Net Sales of NicVAX:

Annual Net Sales	Royalty Rate

For that portion of aggregate annual Net Sales of NicVAX less than $300,000,000	10%

For that portion of aggregate annual Net Sales of NicVAX equal to or greater than $300,000,000 but less than $600,000,000	[*]%

For that portion of aggregate annual Net Sales of NicVAX equal to or greater than $600,000,000	15%

8.5.2 Product Royalty Payments for Future Generation Candidates. GSK shall pay to Nabi Royalty Payments at the Royalty Rates set forth below whether or not GSK Exercises the NicVAX Option or exercises an ICG Option with respect to aggregate annual Net Sales of Future Generation Candidates:

Annual Net Sales	Royalty Rate

For that portion of aggregate annual Net Sales of Future Generation Candidates less than $300,000,000	7%

For that portion of aggregate annual Net Sales of Future Generation Candidates equal to or greater than $300,000,000 but less than $600,000,000	[*]%

For that portion of aggregate annual Net Sales of Future Generation Candidates equal to or greater than $600,000,000	9%

8.5.3 Reductions in Royalty Rate.

(a) Future Generation Candidate Improved Relative Therapeutic Effect.

(i) If the Improved Relative Therapeutic Effect of a Future Generation Candidate is greater than or equal to [*]% and less than [*]%, the Royalty Rates set forth in Section 8.5.2 shall be reduced by 15%.

(ii) If the Improved Relative Therapeutic Effect of a Future Generation Candidate is equal to or greater than [*]%, the Royalty Rates set forth in Section 8.5.2 shall be reduced by 25%.

As used herein, the following terms have the meanings set forth below:

“Future Generation Therapeutic Effect” shall be calculated in accordance with the following formula on the basis of information included in labeling approved by the applicable Regulatory Authority in the EU or U.S. at the time of the first Product Approval of a Future Generation Candidate in such jurisdiction:

X = A – B

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For purposes of the foregoing formula, the following definitions shall apply:

(i) “X” equals the Future Generation Therapeutic Effect;

(ii) “A” equals the percentage of active group subjects in such Phase III Clinical Trial (i.e., those receiving such Future Generation Candidate) that exhibit Long-Term Abstinence; and

(iii) “B” equals the percentage of placebo group subjects in such Phase III Clinical Trial (i.e., those receiving a placebo) that exhibit Long-Term Abstinence.

“Improved Relative Therapeutic Effect” shall be calculated with respect to a Future Generation Candidate in accordance with the following formula:

X = A – B

           B

For purposes of the foregoing formula, the following definitions shall apply:

(i) “X” equals the Improved Relative Therapeutic Effect;

(ii) “A” equals the Future Generation Therapeutic Effect for such Future Generation Candidate; and

(iii) “B” equals the Current Generation Therapeutic Effect.

(b) Future Generation Candidate Improved Dosing.

(i) Following the Regulatory Approval in the EU or U.S. of an injectable Future Generation Candidate which indicates in the approved label a complete dosing regimen of at most [*] total injections of the Future Generation Candidate within a [*] month period with Future Generation Therapeutic Effect equal to or greater than the Current Generation Therapeutic Effect, the Royalty Rates set forth in Section 8.5.2 shall be reduced by fifteen percent (15%).

(ii) Following the Regulatory Approval in the EU or U.S. of an injectable Future Generation Candidate which indicates in the approved label a complete dosing regimen of in which the protocol for such Phase III Clinical Trial including [*] or fewer total injections of the Future Generation Candidate within a [*] month period with Future Generation Therapeutic Effect equal to or greater than the Current Generation Therapeutic Effect, the Royalty Rates set forth in Section 8.5.2 shall be reduced by twenty-five percent (25%).

(iii) Any reduction in Royalty Rates pursuant to this Section 8.5.3(b) shall be in addition to any reduction in Royalty Rates pursuant to Section 8.5.3(a).

(c) Notwithstanding anything to the contrary contained herein, the maximum reduction in Royalty Rates pursuant to Sections 8.5.3(a) and 8.5.3(b) shall be, in the aggregate, fifty percent (50%) and under no circumstances (including at any level of annual Net Sales and notwithstanding the Successful Completion of any Phase III Clinical Trial with respect to any Future Generation Candidate and a corresponding approved label in the U.S. or EU) shall a Future Generation Candidate Royalty Rate be less than five percent (5%).

(d) Third Party Licenses. Without prejudice to the representations, warranties and covenants made by each of the Parties under this Agreement or any related claims that a Party may have against the other, if the Parties determine, after good faith discussion at the Joint Steering Committee (which would include each Party’s intellectual property counsel as non-voting ad-hoc attendees of the JSC solely for the purpose of providing advice as to such issue and in each case with GSK retaining the

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ultimate decision in the event of a disagreement) that it is reasonably necessary for: (i) Nabi during the Collaboration Term to seek or exercise a license from one or more Third Parties in order for Nabi to Develop or Manufacture NicVAX, or (ii) GSK to practice any of the intellectual property rights licensed or sublicensed to GSK to seek or exercise a license from one or more Third Parties in order for GSK to practice any of the intellectual property rights licensed or sublicensed to GSK under Sections 2.1.2 or 2.2.1, in each case, other than the Brookhaven Agreement or rEPA Agreement, or pursuant to the Sublicense Agreements hereunder (collectively, “Third Party Licenses”), then GSK shall be entitled to a credit against the Royalty Payments due to Nabi upon sales of a Product in a particular country of an amount equal to [*] of all license fees (including all upfront fees, annual payments, milestone payments and royalty payments) paid by GSK to a Third Party or reimbursed to Nabi with respect to such Third Party Licenses; provided, however, that under no circumstances (including at any level of annual Net Sales and notwithstanding the Successful Completion of any Phase III Clinical Trial with respect to any Future Generation Candidate and a corresponding approved label in the U.S. or EU) shall a Royalty Rate with respect to (a) NicVAX be less than seven and one-half percent (7.5%) or (ii) Future Generation Candidates be less than five percent (5%).

(e) Except as is expressly set forth in Section 2.3, in no event shall reductions or credits in Royalty Rates due to any provision in this agreement, and in particular with respect to this Section 8.5.3, result in a Royalty Rate with respect to (a) NicVAX of less than seven and one-half percent (7.5%) or (ii) Future Generation Candidates of less than five percent (5%).

8.6 Royalty Payments and Reports. GSK shall calculate all Royalty Payments payable to Nabi pursuant to Section 8.5 with respect to Net Sales at the end of each calendar quarter, which amounts shall be converted to Dollars at such time in accordance with Section 8.8. GSK shall pay to Nabi the Royalty Payment due for Net Sales during a given calendar quarter within [*] days after the end of such calendar quarter. Each Royalty Payment due to Nabi shall be accompanied by (i) a statement of the amount of gross sales of the Product (a) in the Territory as a whole and (b) on a country-by-country basis during the applicable calendar quarter, and (ii) a reasonably detailed calculation of Net Sales (in the Territory as a whole and on a country-by-country basis, showing for both the deductions provided for in the definition of “Net Sales” during such calendar quarter) and the amount of the Royalty Payment due on such Net Sales for such calendar quarter (if any). Without limiting the generality of the foregoing, GSK shall require its Affiliates and sublicensees to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by GSK.

8.7 Taxes and Withholding.

8.7.1 VAT. The Parties agree to cooperate with one another and use reasonable efforts to ensure that value added tax or similar payment (“VAT”) in respect of any payments made by GSK to Nabi under this Agreement does not represent an unnecessary cost in respect of payments made under this Agreement. For purposes of clarity, all sums payable under this Agreement shall be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, GSK shall pay such VAT, and the payment in respect of which such VAT is owing shall be made without deduction for or on account of such VAT to ensure that Nabi receives a sum equal to the sum which it would have received had such VAT not been due. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Nabi will provide to GSK any tax invoices it receives showing the correct amount of VAT in respect of such payments hereunder.

8.7.2 Withholding Tax Matters. GSK will have the right to withhold taxes in the event that authorities in any country require the withholding of taxes on amounts paid hereunder to Nabi. GSK shall, however, use commercially reasonable efforts to structure its operations with respect to the Nabi Technology so as to

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

minimize the application and amount of withholding taxes. To the extent such taxes apply, such taxes will be deducted by GSK from such payment and will be paid by GSK to the proper taxing authority on behalf of Nabi. GSK will secure and send to Nabi proof evidencing payment of such taxes withheld and paid by GSK for the benefit of Nabi. GSK will upon request assist Nabi in claiming exemption from (or reduction in the amount of) such deductions or withholdings under any applicable income tax treaty by providing such documentation as may be reasonably required by Nabi to claim such exemption. Notwithstanding the foregoing, GSK shall have no right to withhold any taxes with respect to the Up-Front Payment or any payments associated with Milestone Payments and, in the event taxes are imposed on such payments, GSK shall pay such additional amounts as are necessary so that, after paying such taxes (including any taxes on such additional amounts), Nabi receives payments net of such taxes equal to the payments it would have received if such taxes had not been imposed.

8.7.3 Tax Cooperation. To the extent GSK is required to deduct and withhold taxes on any Royalty Payments to Nabi, GSK shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Nabi an official tax certificate or other evidence of such withholding sufficient to enable Nabi to claim such payments of taxes. Nabi shall provide to GSK any tax forms that may be reasonably necessary in order for GSK not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Nabi shall use reasonable efforts to provide any such tax forms to GSK at least thirty (30) days prior to the due date for any payments for which Nabi desires that GSK apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.

8.8 Currency Conversion. With respect to sales of the Product invoiced in Dollars, the Net Sales and the amounts due hereunder will be expressed in Dollars. With respect to sales of the Product invoiced in a currency other than Dollars, the Net Sales and amounts due hereunder will be reported in Dollars, calculated using the applicable exchange rates as calculated and utilized by GSK’s group reporting system and published accounts. As of the Execution Date, the method utilized by GSK’s group reporting system uses spot exchange rates sourced from Reuters/Bloomberg and, if such method is changed during the Term, GSK will provide Nabi with prompt written notice of the revised method.

8.9 General Payment Procedures. With the exception of the payments pursuant to Sections 8.1, 8.2 and 8.3, the Milestone Payments payable pursuant to Section 8.4, Royalty Payments payable pursuant to Section 8.6, or other amounts expressly payable in certain time frames set forth in this Agreement, the receiving Party shall invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments shall be made within thirty (30) days following the receipt by the paying Party of an invoice from the receiving Party specifying the amount due.

8.10 Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest at a rate equal to the thirty (30) day U.S. Dollar LIBOR rate effective for the date that payment was first due as published by the European Central Bank, plus two percent (2%). Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent.

8.11 Reimbursement Procedure for Transitional Activities Following Exercise.

8.11.1 Report of Development Costs and Regulatory Costs. Following Exercise, within thirty (30) days following the end of each calendar quarter for so long as Nabi continues to undertake transitional

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development or Regulatory activities at the request of GSK relating to the Products, Nabi shall prepare and deliver to the JSC a quarterly report detailing the Development Costs and Regulatory Costs (with the methodology for calculating such costs to be agreed by the Parties in good faith) incurred by Nabi during such period with respect to activities undertaking following Exercise at the request of GSK. Nabi shall submit any additional information reasonably requested by GSK related to such Development Costs and Regulatory Costs included in Nabi’s report within ten (10) days of GSK’s receipt of such request.

8.11.2 Payments. Within thirty (30) days after the receipt of the report delivered by Nabi pursuant to Section 8.11.1, subject to any reasonably necessary extensions thereto as a result of GSK’s request for additional information pursuant to the final sentence of Section 8.11.1, GSK shall pay any undisputed amounts due. Each Party shall have the right to audit the records of the other Party with respect to any purported Development Costs and/or Regulatory Costs addressed by this Section 8.11.

8.12 Records; Audits. GSK and its Affiliates and its sublicensees and subcontractors shall keep full, true and accurate records and books of account containing all particulars that may be reasonably necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all Royalty Payments and other amounts payable to Nabi hereunder (including records of Net Sales), and any other records reasonably required to be maintained with respect to GSK’s obligations under this Agreement, and each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of all Development Costs, Regulatory Costs and any other amounts payable or otherwise reimbursable hereunder, in each case for a minimum period of [*] or such longer period as required by applicable Law. Each Party shall have a right to request an audit of the other Party in order to confirm the accuracy of any of the foregoing (an “Audit”); provided, however, that each Party shall only have the right to request such Audit of the other Party one time during any given calendar year. Upon the written request by a Party (the “Auditing Party”) to audit the other Party (the “Audited Party”), the Auditing Party shall have the right to engage an independent, internationally recognized accounting firm to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of any of the foregoing for the calendar year(s) requested by the Auditing Party; provided, that (i) such accountants shall be given access to, and shall be permitted to examine and copy such books and records of the Audited Party upon five (5) days’ prior written notice to the Audited Party, and at all reasonable times on such Business Days, (ii) prior to any such examination taking place, such accountants shall enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books and records strictly confidential and shall not disclose such information or copies of such books and records to any Person who is not an employee of such accountants, including the Auditing Party, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to determine any amounts being reviewed, and (iii) such accountants shall use reasonable efforts to minimize any disruption to the Audited Party’s business. The Audited Party shall make personnel reasonably available during regular business hours to answer queries on all such books and records required for the purpose of the Audit. The accountants shall deliver a copy of their findings to each of the Parties within ten (10) Business Days of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties. Any underpayments by a Party shall be paid to the other Party within ten (10) Business Days of notification of the results of such inspection. Any overpayments made by a Party shall be refunded by the other Party within ten (10) Business Days of notification of the results of such inspection. The cost of the accountants shall be the responsibility of the Auditing Party unless the accountants’ calculation shows that the actual royalties payable, Net Sales, Development Costs, Regulatory Costs, number of details, and/or any such other amount Audited hereunder to be different, by more than [*] percent ([*]%), than the amounts as previously calculated by the Audited Party.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 9

INTELLECTUAL PROPERTY MATTERS

9.1 Ownership of Intellectual Property.

9.1.1 General. Subject to the provisions of this Article 9 and subject to the rights and licenses granted under Article 2, (i) Nabi shall solely own, and have the right to apply for, Nabi Collaboration Patents in the Territory, (ii) GSK shall solely own, and it alone shall have the right to apply for, GSK Collaboration Patents in the Territory, and (iii) the Parties shall jointly own and have the right to exploit without accounting to the other Party, all Joint Collaboration Patents. During the Collaboration Term, each Party shall promptly disclose to the other Party all Nabi Inventions, GSK Inventions and Joint Inventions, as applicable, made by it hereunder. The determination of inventorship for such Inventions shall be made in accordance with applicable Laws relating to inventorship set forth in the patent Laws of the U.S. (Title 35, U.S. Code).

9.1.2 IP Assignment and Employees. Each Party shall require all of its, its Affiliates’, its subcontractors’ (including in the case of Nabi, the Third Party Manufacturer) and employees to assign all Inventions that are developed, made or conceived by such employees according to the ownership principles and to the Parties described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party shall ensure that any agents, independent contractors or sublicensees performing an activity pursuant to this Agreement to assign all Inventions that are developed, made or conceived by such agents, independent contractors or sublicensees to Nabi, GSK and/or the Parties jointly, as the case may be, according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party shall undertake all actions necessary or reasonably useful to ensure that its obligations under this Section 9.1.2 are conducted in accordance with all applicable Laws, including, without limitation, paying to any such assigning Person any applicable remuneration payments (as, for instance, is required by the German Employee Inventor Remuneration Act).

9.2 Disclosures; Disputes Regarding Inventions. During the Collaboration Term, each Party shall, before filing a new Patent application (including provisionals and continuations-in-part) claiming an Invention, promptly disclose such Invention to the other Party and shall provide the other Party with a copy of the proposed patent application at least ten (10) Business Days before filing such application or such shorter time as may be required to preserve Patent rights, including the avoidance of a statutory bar or prior publication. If the non-filing Party believes that the filing Party’s proposed Patent application discloses Confidential Information of the non-filing Party, the non-filing Party shall so notify the filing Party within such ten (10) Business Days after receipt thereof, and the filing Party shall amend its proposed application to comply with the confidentiality provisions of this Agreement. If the Parties are in agreement as to the designation of the Invention as a Nabi Invention, Joint Invention or GSK Invention, as applicable, then Section 9.3 shall apply accordingly. If the Parties disagree as to whether an Invention is a Nabi Invention, Joint Invention or GSK Invention, and are unable to reach agreement within thirty (30) days after commencing discussions, then the provisions of Article 15 shall apply to such dispute; provided, such dispute shall be resolved within thirty (30) days.

9.3 Patent Filings, Prosecution and Maintenance.

9.3.1 Nabi Patents.

(a) Subject to, and without limiting GSK’s rights under Section 9.4, until the Exercise (and throughout the Term in the event that the Exercise does not occur), Nabi shall have the first right to prepare, file, prosecute

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and maintain (i) Nabi Collaboration Patents and (ii) all other Nabi Patents, at its own cost and expense. Nabi shall keep GSK informed of the status of Nabi Patents to which GSK receives a license hereunder and will provide GSK with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that Nabi is required to or otherwise intends to submit to a patent office with respect to a Nabi Patent, Nabi shall provide a draft of such submission to GSK at least thirty (30) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if Nabi has less than thirty (30) days notice of a deadline for submission). GSK shall have the right to review and comment upon any such submission by Nabi to a patent office, and will provide such comments within ten (10) days after receiving such submission (provided, that if no comments are received within such ten (10) day period, then Nabi may proceed with such submission). Nabi shall consider in good faith any suggestions or recommendations of GSK concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Nabi Patents and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, Nabi (i) intends to allow any Nabi Patent to which GSK has a license under this Agreement to expire or intends to otherwise abandon any such Nabi Patent, or (ii) decides not to prepare or file patent applications covering Nabi Inventions in the Territory to which GSK would otherwise have a license under this Agreement, Nabi shall notify GSK of such intention or decision at least fifteen (15) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Nabi Patent, and GSK shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof in the Territory at its sole cost and expense, in the name of GSK.

(b) Subject to, and without limiting Nabi’s rights under Section 9.4, from and after the Exercise, GSK shall have the first right to prepare, file, prosecute and maintain (i) Nabi Collaboration Patents licensed to GSK hereunder and (ii) all other Nabi Patents licensed to GSK hereunder, at its own cost and expense. GSK shall keep Nabi informed of the status of such Nabi Patents and will provide Nabi with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that GSK is required to or otherwise intends to submit to a patent office with respect to a Nabi Patent, GSK shall provide a draft of such submission to Nabi at least thirty (30) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if GSK has less than thirty (30) days notice of a deadline for submission). Nabi shall have the right to review and comment upon any such submission by GSK to a patent office, and will provide such comments within ten (10) days after receiving such submission (provided, that if no comments are received within such ten (10) day period, then GSK may proceed with such submission). GSK shall consider in good faith any suggestions or recommendations of Nabi concerning the preparation, filing, prosecution and maintenance thereof, and shall reasonably defer to Nabi to the extent such suggestions or recommendations relate to [*]. The Parties shall cooperate reasonably in the prosecution of all Nabi Patents and shall share all material information relating thereto promptly after receipt of such information. If, at any time, GSK (i) intends to allow any Nabi Patent to which GSK has prosecution rights pursuant to this Section 9.3.1(b) to expire or intends to otherwise abandon any such Nabi Patent, or (ii) decides not to prepare or file patent applications covering Nabi Inventions in the Territory to which GSK has prosecution rights pursuant to this Section 9.3.1(b), GSK shall notify Nabi of such intention or decision at least fifteen (15) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Nabi Patent, and Nabi shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof in the Territory at its sole cost and expense, in the name of Nabi.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.2 Joint Collaboration Patents.

(a) Subject to, and without limiting GSK’s rights under Section 9.4, until the Exercise (and throughout the Term in the event that the Exercise does not occur), Nabi shall have the first right to prepare, file, prosecute and maintain Joint Collaboration Patents, at its own cost and expense. Nabi shall keep GSK informed of the status of Joint Collaboration Patents and will provide GSK with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that Nabi is required to or otherwise intends to submit to a patent office with respect to a Joint Collaboration Patent, Nabi shall provide a draft of such submission to GSK at least thirty (30) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if Nabi has less than thirty (30) days notice of a deadline for submission). GSK shall have the right to review and comment upon any such submission by Nabi to a patent office, and will provide such comments within ten (10) days after receiving such submission (provided, that if no comments are received within such ten (10) day period, then Nabi may proceed with such submission). Nabi shall consider in good faith any suggestions or recommendations of GSK concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Joint Collaboration Patents and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, Nabi (i) intends to allow any Joint Collaboration Patent to expire or intends to otherwise abandon any such Joint Collaboration Patent, or (ii) decides not to prepare or file patent applications covering Joint Inventions, Nabi shall notify GSK of such intention or decision at least thirty (30) days (or as soon as possible if less than fifteen (15) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Joint Collaboration Patent or Joint Invention, and GSK shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense.

(b) Subject to, and without limiting GSK’s rights under Section 9.4, from and after the Exercise, GSK shall have the first right to prepare, file, prosecute and maintain Joint Collaboration Patents, at its own cost and expense. GSK shall keep Nabi informed of the status of Joint Collaboration Patents and will provide Nabi with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that GSK is required to or otherwise intends to submit to a patent office with respect to a Joint Collaboration Patent, GSK shall provide a draft of such submission to Nabi at least thirty (30) days (or such time as is possible) prior to the deadline for, or the intended filing date of, such submission, whichever is earlier (or as soon as reasonably possible if GSK has less than thirty (30) days notice of a deadline for submission). Nabi shall have the right to review and comment upon any such submission by GSK to a patent office, and will provide such comments within ten (10) days after receiving such submission (provided, that if no comments are received within such ten (10) day period, then GSK may proceed with such submission). GSK shall consider in good faith any suggestions or recommendations of GSK concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all Joint Collaboration Patents and shall share all material information relating thereto promptly after receipt of such information. If, at any time, GSK (i) intends to allow any Joint Collaboration Patent to expire or intends to otherwise abandon any such Joint Collaboration Patent, or (ii) decides not to prepare or file patent applications covering Joint Inventions, GSK shall notify Nabi of such intention or decision at least thirty (30) days (or as soon as possible if less than fifteen (15) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Joint Collaboration Patent or Joint Invention, and Nabi shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.3 GSK Patents. GSK shall have the sole right (but not the obligation) to prepare, file, prosecute and maintain, in GSK’s discretion, (i) GSK Collaboration Patents and (ii) all other GSK Patents, at its own cost and expense and without reporting to Nabi.

9.3.4 Cooperation. The Parties agree to cooperate in the preparation, filing, prosecution and maintenance of all Patents under this Section 9.3, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in such Patent, obtaining execution of such other documents which are needed in the filing and prosecution of such Patent, and, as requested by a Party, updating each other regarding the status of such Patent, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patents.

9.4 Defense and Enforcement of Patents.

9.4.1 Infringement of Third Party Patents. Nabi and GSK shall each promptly, but in any event no later than ten (10) days after receipt of notice of such action, notify the other Party in writing if it, or any of its respective Affiliates, shall be individually named as a defendant in a legal proceeding by a Third Party alleging infringement of a patent or other intellectual property right of such Third Party as a result of the Manufacturing, Development, use or Commercialization of a Product (each, an “Infringement Claim”). With respect to any Infringement Claim, the Parties shall attempt to negotiate in good faith a resolution with respect thereto. If the Parties cannot settle such Infringement Claim with the appropriate Third Parties within thirty (30) days after the receipt of the notice of such action, then the following applies:

(a) GSK shall have the first right, but not the obligation, to assume sole control of the defense of any such Infringement Claim and if GSK so elects, then GSK shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the event that GSK does not elect to assume sole control of the defense of any such Infringement Claim, then Nabi shall have the right, but not the obligation, to assume sole control of the defense of any such Infringement Claim and Nabi shall be deemed to be the “Controlling Party.” Each Party shall reasonably assist the other in its role as the Controlling Party.

(b) If, consistent with the foregoing in (a), a Party wishes to assume sole control of the defense of any such Infringement Claim to become a Controlling Party, then such Controlling Party may do so upon written notice to the other Party and in such event (i) the Controlling Party will have the exclusive right, at its cost, to hire, fire and direct an attorney to represent both it and the other Party with respect to such Infringement Claims; and (ii) the Controlling Party will have the exclusive right to settle any Infringement Claim subject to Section 9.4.2(c)(iii). For purposes of this Section 9.4.1, any settlement that would involve the waiver of rights (including rights to receive payments) of such other Party shall be deemed a material adverse impact and shall require the consent of such other Party, such consent not to be unreasonably withheld.

(c) If the Controlling Party does not exercise its right to control the defense of such Infringement Claim within fifteen (15) Business Days, then the Parties shall jointly control the defense of any such Infringement Claim, and in such event, (i) each Party shall have the right but not the obligation, to retain its own counsel to participate in any such Infringement Claim, and (ii) neither Party may settle such Infringement Claim without the consent of the other Party; provided, however, that, notwithstanding the foregoing, in no event shall GSK have any right to control the defense of, either by

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

itself or jointly, or settle, any Infringement Claim relating to the Manufacture of the Product. For clarity, the Controlling Party, as determined in accordance with Section 9.4.1(a) shall at all times bear the reasonable costs and expenses incurred hereunder by either Party.

(d) If a Party shall become engaged in or participate in any suit described in this Section 9.4.1, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other (other than reimbursement of actually incurred, reasonable out-of-pocket travel and lodging expenses), such employees who may be helpful with respect to such suit, investigation, claim, interference or other proceeding.

9.4.2 Prosecution of Infringers.

(a) Notice. If either Party (i) receives notice of any patent nullity actions, oppositions, requests for reexamination, or the like, or any declaratory judgment actions or any alleged or threatened infringement of patents or patent applications or misappropriation of intellectual property in the Territory comprising the Nabi Patents, Nabi Inventions, Nabi Know-How, Joint Inventions, GSK Patents, GSK Inventions or GSK Know-How or (ii) learns that a Third Party is infringing or allegedly infringing any Patent within the Nabi Patents or the GSK Patents, in each case, in the Territory, or if any Third Party claims that any such Patent is invalid or unenforceable, in each case, with respect to the Field in the Territory, it will promptly notify the other Party thereof, including providing evidence of infringement or the claim of invalidity or unenforceability reasonably available to such Party. The Parties will cooperate and use reasonable efforts to stop such alleged infringement or to address such claim without litigation.

(b) Enforcement of Patents.

(i) GSK shall have the sole right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the GSK Patents against infringement by a Third Party. GSK may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. GSK shall bear the costs of such enforcement.

(ii) Until the Exercise (and throughout the Term in the event that the Exercise does not occur), Nabi shall have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the Nabi Patents or Joint Collaboration Patents against infringement by a Third Party. Nabi may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Nabi shall bear the costs of such enforcement. Notwithstanding the foregoing, GSK will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(iii) From and after the Exercise, GSK shall have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the Nabi Patents or Joint Collaboration Patents against infringement by a Third Party. GSK may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. GSK shall bear the costs of such enforcement. Notwithstanding the foregoing, Nabi will have the right, at its own expense, to be represented in any such action by counsel of its own choice. For the sake of clarity, from and after the Exercise, Nabi shall have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the Nabi Patents or Joint Collaboration Patents against

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

infringement outside the Field and infringement of subject matter not licensed hereunder; provided, however Nabi shall not take any action in connection with the enforcement or defense of any such Patent that would reasonably be expected to have an adverse effect on the rights and licenses granted to GSK under this Agreement.

(iv) If, pursuant to Sections 9.4.2(b)(i) or 9.4.2(b)(ii), the Party that has the first right to enforce or defend the applicable Patents fails to take the appropriate steps to enforce or defend any Patent within the Nabi Patents or Joint Collaboration Patents within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 9.4.2(a) of such infringement or claim, then the other Party will have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice and the Party that has the first right to enforce or defend the applicable Patents will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c) Cooperation; Damages.

(i) If one Party brings any suit, action or proceeding under Section 9.4.1(b), the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party will be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder.

(ii) The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any Out-of-Pocket Costs incurred by the non-enforcing or defending Party in providing such assistance.

(iii) Neither Party shall, without the prior written consent of the other Party (in its sole discretion), enter into any compromise or settlement relating to any claim, suit or action that it brought under Sections 9.4.2 or 9.4.1 involving a Patent Controlled by the other Party, that admits the invalidity or unenforceability of such other Party’s Patent, or requires such other Party to pay any sum of money, or otherwise adversely affects the rights of such other Party with respect to such Patents, the Product or such other Party’s rights hereunder (including the rights to receive payments).

(iv) Any settlements, damages or other monetary awards (a “Recovery”) shall first be applied against payment of each Party’s costs and expenses incurred in connection therewith. Any remaining portion of such Recovery remaining after each Party’s costs and expenses have been reimbursed shall be (A) for enforcement actions under Sections 9.4.2(b)(ii) or 9.4.2(b)(iii), (1) retained by Nabi to the extent the claim relates to a Current Generation Candidate or a claim outside the Field or a claim that relates to subject matter not licensed hereunder and (2) treated as Net Sales of the Products hereunder to the extent the claim relates to a Future Generation Candidate; and (B) for enforcement actions under Section 9.4.2(b)(iii), treated as Net Sales of the Products hereunder to the extent the claim relates to infringement in the Field of subject matter licensed hereunder.

9.5 Patent Term Extensions. As between GSK and Nabi, Nabi shall have the exclusive right, but not the obligation, to seek Patent Term Extensions (including any supplemental protection certificates and the like available under applicable Law) in any country in the Territory in relation to the Nabi Patents (including Joint Collaboration Patents). Nabi and GSK shall cooperate in connection with all such activities. Nabi, its agents and attorneys will give due consideration to all suggestions and comments of GSK regarding any such activities, but in the event of a disagreement between the Parties, Nabi will have the final decision making authority.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.6 Patent Marking. GSK shall mark the Product marketed and sold by GSK (or its Affiliate or distributor) hereunder with appropriate patent numbers or indicia at Nabi’s request, in each instance in accordance with all applicable Laws in the applicable jurisdiction.

Article 10

REPRESENTATIONS, WARRANTIES; COVENANTS; CONDITIONS PRECEDENT

10.1 Mutual Representations and Warranties. Each Party hereby represents, warrants and covenants to the other Party as follows, as of the Execution Date:

10.1.1 Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder (except as provided in Section 10.1.4).

10.1.2 Authority and Binding Agreement. Except as provided in Section 10.1.4, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

10.1.3 No Conflicts. The execution, delivery and performance of this Agreement by it does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound or (ii) violate any Laws of any Governmental Authority having jurisdiction over it.

10.1.4 All Consents and Approvals Obtained. Except with respect to Regulatory Approvals for the Development, Manufacturing or Commercialization of the Product or a Current Generation Candidate or as otherwise described in this Agreement (including, without limitation, approval of the Transactions by Required Nabi Stockholders and as described in Section 2.7), (i) all necessary consents, approvals and authorizations of, and (ii) all notices to, and filings by such Party with, all Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Execution Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.

10.2 Mutual Covenants; No Debarment. Neither Party shall use in any capacity, in connection with its Development, Manufacture or Commercialization of the Product hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Law outside of the U.S.), or who is the subject of a conviction described in such section, and each Party shall inform the other Party in writing immediately if it or any Person who is performing services for such Party hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Law outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment of such Party or any Person used in any capacity by such Party in connection with its Development, Manufacture or Commercialization of the Product hereunder.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3 Additional Representations and Warranties of Nabi. Nabi hereby represents, warrants and covenants to GSK that, as of the Execution Date, except as set forth on Schedule 10.3:

10.3.1 Nabi has not filed any Marketing Authorization Applications with a Governmental Authority in the Territory for the sale of a Current Generation Candidate in the Territory.

10.3.2 Nabi has not received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to a Current Generation Candidate or any Facility where a Current Generation Candidate is manufactured that would cause a Material Adverse Effect on the ability of the Parties to Develop, Manufacture and/or Commercialize a Current Generation Candidate or Product in the Field in the Territory.

10.3.3 To the Knowledge of Nabi, (i) the issued patents encompassed within the Nabi Patents are valid and enforceable patents, and (ii) there are no facts which would render the patent applications encompassed within the Nabi Patents, if and when issued, invalid or unenforceable.

10.3.4 Schedule 1.1(e) contains a complete and correct list of the Nabi Patents as of the Execution Date.

10.3.5 Nabi Controls all of the Nabi Technology as of the Execution Date and, except as described in Section 10.1.4, has the full right to grant to GSK the rights granted under this Agreement (including the right to Commercialize Products in the Territory) except as provided in the Brookhaven Agreement and rEPA Agreement.

10.3.6 Nabi has obtained the assignment of all interests and all rights of any and all Third Parties (including, but not limited to, employees) with respect to all Nabi Patents.

10.3.7 Nabi (or its Affiliate) is the exclusive owner of the trademark registrations for NicVAX® set forth on Schedule 10.3.7. Nabi has no Knowledge of any trademarks or other rights which would prevent the use or registration of the NicVAX® mark in any of the countries of the Territory.

10.3.8 Nabi has not received any written notice or any declared or threatened inventorship challenges or interferences with respect to NicVAX® or Nabi Patents.

10.3.9 As of the Execution Date, the Development and Manufacture of a Current Generation Candidate have been conducted by Nabi and, to Nabi’s Knowledge, its subcontractors in compliance in all material respects with all applicable Laws.

10.3.10 As of the Execution Date, Nabi has not received any notice in writing that would reasonably lead Nabi to believe that any of the INDs or other Regulatory Materials relating to a Current Generation Candidate are not currently in good standing with the FDA.

10.3.11 Since September 24, 2009 and through the Closing Date, there has not been any Material Adverse Effect effecting NicVAX or the Development or Commercialization thereof.

10.3.12 Since September 24, 2009 and through the Closing Date, Nabi has caused the Development of NicVAX to be conducted in the ordinary course of business.

10.3.13 Since September 24, 2009 and through the Closing Date, Nabi has not taken any action that, if taken after the Closing, would constitute a breach of any governmental authorizations or material contracts.

10.4 Disclaimer. GSK understands that the Products and Current Generation Candidates are the subject of ongoing clinical research and Development and that Nabi cannot ensure the safety or usefulness of the Products or Current Generation Candidates or that the Products or Current Generation Candidates will receive Regulatory Approvals.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 10, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO (I) MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE LIKELIHOOD OF SUCCESS OF ANY APPLICATION FOR MARKETING AUTHORIZATION RELATING TO ANY PRODUCT OR CURRENT GENERATION CANDIDATE CURRENTLY IN DEVELOPMENT OR FOR WHICH MARKETING AUTHORIZATION HAS NOT YET BEEN GRANTED EITHER IN THE U.S. OR IN ANY OTHER COUNTRY, OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF ANY PRODUCT OR CURRENT GENERATION CANDIDATE AFTER THE EXECUTION DATE ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

10.6 Proxy Statement; Nabi Stockholders’ Meeting.

10.6.1 Proxy Statement. As promptly as practicable after the Execution Date, Nabi shall prepare and file with the SEC a proxy statement relating to Nabi Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Nabi, after consultation with GSK, shall use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement and to make any further filings in connection therewith which Nabi, in its reasonable discretion, deems necessary or appropriate. GSK shall furnish all information as Nabi may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the SEC clears for mailing the Proxy Statement, Nabi shall mail the Proxy Statement to its stockholders. Subject to Section 10.7(c), the Proxy Statement shall include the Nabi Recommendation. Nabi shall notify GSK, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Nabi shall supply GSK with copies of all written correspondence between Nabi or any of its Representatives, on the one hand, and the SEC or the SEC’s staff or any other governmental officers, on the other hand, with respect to the Proxy Statement or the Transactions; provided, however, that nothing herein shall obligate Nabi to disclose any written information submitted to the SEC for which Nabi has obtained confidential treatment thereof from the SEC. If at any time prior to the Effective Time, any event or circumstance relating to GSK or any Affiliate of GSK, or their respective Representatives, should be discovered by GSK which should be set forth in an amendment or a supplement to the Proxy Statement, GSK shall promptly inform Nabi. If at any time prior to the Effective Time, any event or circumstance relating to Nabi or any Affiliate of Nabi, or their respective Representatives, should be discovered by Nabi which should be set forth in an amendment or a supplement to the Proxy Statement, Nabi shall promptly inform GSK.

10.6.2 Information Supplied. The Proxy Statement is Nabi’s document and Nabi shall be and remain solely responsible for its contents. All documents that Nabi is responsible for filing in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

10.6.3 Nabi Stockholders’ Meeting. Subject to this Section 10.6.3, Nabi shall mail the Proxy Statement to its stockholders and call and hold a meeting of its stockholders (the “Nabi Stockholders’ Meeting”) in accordance with Nabi’s bylaws and applicable Law as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the approval of the Required

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Nabi Stockholders. Subject to Nabi’s fiduciary duties and applicable Law, Nabi will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Transactions, and will take all other reasonable action, if any, deemed necessary by Nabi to secure the approval of its stockholders (by vote or consent) required by applicable Law, Nabi’s certificate of incorporation and bylaws, each as amended to date. The Proxy Statement will contain the Nabi Recommendation; provided, however, that no director or officer of Nabi shall be required to violate any fiduciary duty or other requirement imposed by Law in connection therewith.

10.7 No Negotiation. Between the Execution Date and the Closing Date, Nabi agrees it shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly, take any action to (i) solicit, initiate or knowingly take any action to facilitate any Acquisition Proposal, (ii) as to any such Acquisition Proposal, participate in any way in discussions or negotiations with, or furnish any non-public information to, any Person that has made an Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that, notwithstanding anything to the contrary contained herein, at any time prior to the Closing Date, Nabi shall, following the provision of written notice to GSK, be permitted to:

(a) participate in any discussions or negotiations with, and provide any non-public information (other than any Confidential Information of GSK or any non-public financial or other material terms of this Agreement) to, any Person in response to an Acquisition Proposal by any such Person, if the board of directors of Nabi determines that there is a reasonable likelihood that such Acquisition Proposal could lead to a Superior Proposal;

(b) if Nabi has received an Acquisition Proposal from a Third Party and the board of directors of Nabi determines (after consultation with Nabi’s financial advisors and outside counsel) that such Acquisition Proposal constitutes a Superior Proposal, the board of directors of Nabi shall give GSK nine (9) Business Days to propose an amendment to the terms of this Agreement, after which period Nabi may withdraw or effect a change in the Nabi Recommendation;

(c) effect a change in the Nabi Recommendation if the board of directors of Nabi determines that doing so is consistent with its fiduciary duties to Nabi’s stockholders under applicable Law; and

(d) take and disclose to Nabi’s stockholders a position with respect to any tender offer or exchange offer by a Third Party or amend or withdraw such a position in accordance with Rule 14d-9 and Rule 14e-2 of the Exchange Act.

10.8 Closing; Effectiveness. Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date to be specified by the Parties, such date (the “Closing Date”) to be no later than the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Sections 10.9, 10.10 and 10.11 at the offices of Hogan & Hartson LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004, unless the Parties otherwise agree. The Parties will exchange (or cause to be exchanged) at the Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 10.9. The Closing shall be deemed to have occurred at 12:01 a.m. Washington, DC time on the Closing Date (the “Effective Time”). Between the Execution Date and the Effective Time, only Article 1, Section 2.6, Article 10, Article 11, Article 12 (for the period set forth therein), Article 13, Article 14, Article 15 and Article 16 shall be effective and in full force in effect, and the other provisions of this Agreement shall not have any force or effect. From and after the Effective Time, this entire Agreement shall become effective and be in full force pursuant to its terms.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.9 Transactions at Closing.

10.9.1 Nabi’s Actions and Deliveries. Nabi shall deliver or cause to be delivered to GSK:

(a) except as contemplated by Section 2.7, duly executed copies of all material consents required to be obtained by Nabi in order for Nabi to duly execute and perform its obligations under this Agreement;

(b) duly executed counterparts of each of the Sublicense Agreements; and

(c) a certificate of a duly authorized officer of Nabi certifying that:

(1) each of the representations, warranties and covenants of Nabi contained in Sections 10.1, 10.2 and 10.3 shall be true and correct in all material respects as of the Execution Date and through and including the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(2) Nabi shall have performed and complied in all material respects with each of the covenants, agreements and obligations Nabi is required to perform under this Agreement, and delivered or caused to be delivered to GSK on or before the Closing.

10.9.2 GSK’s Actions and Deliveries. GSK shall deliver or cause to be delivered to Nabi:

(a) duly executed counterparts of each of the Sublicense Agreements; and

(b) a certificate of a duly authorized officer of GSK certifying that:

(1) each of the representations, warranties and covenants of GSK contained in Sections 10.1 and 10.2 shall be true and correct in all material respects as of the Execution Date and through and including the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(2) GSK shall have performed and complied in all material respects with each of the covenants, agreements and obligations GSK is required to perform under this Agreement.

10.10 Conditions to Obligations of GSK and Nabi. The respective obligations of GSK and Nabi to consummate the Transactions contemplated by this Agreement to occur on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) No Law, preliminary or permanent injunction or other order has been issued by any court or by any Governmental Authority, body or authority which enjoins, restrains, prohibits or makes illegal pursuant to applicable Law the Transactions on the Closing Date.

(b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the Transactions contemplated by this Agreement to occur on the Closing Date shall have been obtained or filed or shall have occurred.

(c) The Transactions shall have been approved by the Required Nabi Stockholders.

(d) The Development Plan shall have been mutually agreed by the Parties; provided, that the Parties shall negotiate in good faith to, on or prior to the Closing Date, agree upon a Development Plan

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

substantially consistent with the Initial Development Plan that incorporates the NicVAX Development Activities as described in the SPA and; provided, further, that satisfaction of the condition set forth in this Section 10.10(d) shall not be a condition to the obligation of a Party to consummate the Transactions contemplated by this Agreement to occur on the Closing Date if such Party (i) unreasonably withholds their agreement to a proposed form of Development Plan that is substantially consistent with the Initial Development Plan or (ii) asserts that this condition has not been satisfied after requesting that the Development Plan include any item not consistent with the Initial Development Plan.

10.11 Condition to Obligations of GSK. The obligation of GSK to effect the Transactions contemplated by this Agreement to occur on the Closing Date shall be further subject to the satisfaction or waiver by GSK at or prior to the Closing of the following condition: there shall not have been any change in any condition or fact since September 24, 2009, which has, or would reasonably be expected to have, a Material Adverse Effect.

10.12 Closing Efforts; Further Assurances and Documents. Subject to Sections 10.10 and 10.11, each of the Parties shall use their respective commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the Transactions contemplated by this Agreement to occur on the Closing Date as soon as reasonably practicable, and in any event within one hundred twenty (120) days, after the Execution Date, including using its commercially reasonable efforts (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 10.9, 10.10 and 10.11 as applicable to each of them, (ii) to take, or cause to be taken, all reasonable and appropriate action, and to do, or cause to be done, all things reasonable, necessary, proper or advisable in compliance with applicable Laws to cause such Transactions to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of Third Parties and to make all filings with, and give all notices to, Third Parties that may be necessary or reasonably required on its part in order to consummate such Transactions.

Article 11

INDEMNIFICATION

11.1 Indemnification by Nabi. Nabi hereby agrees to save, indemnify, defend and hold GSK, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (i) any breach by Nabi of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by Nabi or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensee in performing any obligations under this Agreement, or (iii) any matter related to the Development or Manufacturing of a Current Generation Candidate prior to Exercise during the Collaboration Term (including, for clarity, any product liability Losses resulting therefrom) by any Person, or (iv) in the event GSK does not Exercise the NicVAX Option, any matter related to the Development, Commercialization, Manufacturing, packaging and labeling or of a Current Generation Candidate (including, for clarity, any product liability Losses resulting therefrom) by any Person; in each case except to the extent that such Losses are subject to indemnification by GSK pursuant to Section 11.2.

11.2 Indemnification by GSK. GSK hereby agrees to save, indemnify, defend and hold Nabi, its Affiliates, and their respective directors, agents and employees harmless from and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (i) any breach by GSK of any

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of its representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by GSK or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees in performing any obligations under this Agreement, or (iii) any matter related to the Development, Commercialization, Manufacturing, packaging and labeling of Products hereunder (including, for clarity, any product liability Losses resulting therefrom) by GSK or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees; in each case except to the extent that such Losses are subject to indemnification by Nabi pursuant to Section 11.1.

11.3 Indemnification Procedures.

11.3.1 Notice of Claim. All indemnification claims in respect of any indemnitee seeking indemnity under Section 11.1 or 11.2, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under Section 11.1 or 11.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

11.3.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 11.1 or 11.2, as applicable, by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 11.3.

11.3.3 Right to Participate in Defense. Without limiting Section 11.3.2, any Indemnitee will be entitled to participate in the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with this Section 11.3, in which case the Indemnified Party will be allowed to control the defense.

11.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 11.3.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 11.3.2.

11.3.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable Out-of-Pocket Costs incurred in connection with such cooperation.

11.3.6 Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DAMAGES THAT ARE NOT A DIRECT AND FORESEEABLE CONSEQUENCE OF THE BREACH, ACTION OR OMISSION GIVING RISE TO AN INDEMNIFICATION OBLIGATION HEREUNDER (FOR EXAMPLE, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING DAMAGE TO GOODWILL) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.3, SECTION 2.4.1, SECTION 2.6 OR ARTICLE 12.

11.5 Insurance. Nabi shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which a Current Generation Candidate or Product is being clinically tested in human subjects or commercially distributed or sold by such Party pursuant to this Agreement, and the insurance coverage shall in no event be less than (i) prior to the First Commercial Sale of the Product in the Territory, [*] Dollars ($[*]) per loss occurrence and [*] Dollars ($[*]) in the aggregate, and (ii) after such First Commercial Sale in the Territory, [*] Dollars ($[*]) per loss occurrence and [*] Dollars ($[*]) in the aggregate. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its indemnification obligations under this Article 11. GSK hereby represents and warrants to Nabi that it is self- insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for large pharmaceutical companies in the life sciences industry for the activities to be conducted by it under this Agreement. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance which materially adversely affects the rights of the other Party hereunder.

Article 12

CONFIDENTIALITY

12.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the Transactions set forth in this Agreement, including any information disclosed by either Party pursuant to that certain Confidentiality Agreement, effective as of January 23, 2009, between the Parties). Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b) were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d) were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

12.2 Confidentiality Obligations. Each of GSK and Nabi shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who receives such Confidential Information of the confidential

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 12) that all such directors, managers, employees, independent contractors, agents, consultants or sublicensees comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents, consultants or sublicensees, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 12. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.

12.3 Permitted Disclosure and Use. Notwithstanding Section 12.2, (i) either Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement, or (b) comply with applicable Law; and (ii) either Party may disclose Confidential Information belonging to the other Party related to a Product (a) only to the extent such disclosure is reasonably necessary to obtain or maintain Regulatory Approval of the Product, as applicable, to the extent such disclosure is made to a Governmental Authority, or (b) to those of its directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, potential strategic partners, advisors, agents and sublicensees whose duties reasonably require them to have access to such information; provided, that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents or sublicensees are required to maintain the confidentiality of such information. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 12.3, such Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy. Notwithstanding anything herein to the contrary, at any time on or after on the Closing Date unless and until GSK Exercises the NicVAX Option, Nabi may, in its sole discretion and without GSK’s consent, (i) issue press releases and other public statements as it deems appropriate in connection with the Development of a Current Generation Candidate and (ii) publish or have published, or otherwise disclose to Third Parties, information about clinical trials related to a Current Generation Candidate, including the preliminary or final results of such clinical trials, provided, however, Nabi shall provide to GSK any such information relating to a Current Generation Candidate and that has not already been announced publicly by a Party at least two (2) Business Days prior to Nabi’s disclosure thereof.

12.4 Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

12.5 Publicity. The joint press release to be issued by GSK and Nabi with respect to the execution of this Agreement is set forth in Schedule 12.5. Except as otherwise provided in this Section 12.5, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party, except for: (i) disclosure to those of its directors, officers, employees, accountants, attorneys,

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

underwriters, lenders and other financing sources, potential strategic partners, advisors, agents and sublicensees whose duties reasonably require them to have access to this Agreement; provided, that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents or sublicensees are required to maintain the confidentiality of this Agreement, (ii) disclosures required by Nasdaq regulation or any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the nondisclosing Party with at least forty eight (48) hours’ notice unless otherwise not practicable, but in any event no later than the time the disclosure required by such Nasdaq regulation or listing agreement is made, (iii) disclosures as may be required by Law, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure and cooperate with the nondisclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of a filing with the Securities and Exchange Commission, (iv) the report on Form 8-K, which may be filed by Nabi or an Affiliate of Nabi setting forth the press release referred to above, and/or this Agreement in redacted form, (v) disclosures that are consistent with or complementary to those described in clause (iv) disclosures which do not contain any Confidential Information of the other Party (provided, that prior to Exercise, Nabi shall give GSK reasonable advance notice of any press release or public announcement regarding a Current Generation Candidate), and (vi) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 12.5 any information that was previously publicly disclosed pursuant to this Section 12.5.

12.6 Publication. The Parties recognize that each may wish to publish the results of its work relating to the subject matter of this Agreement. However, the Parties also recognize the importance of acquiring patent protection and other considerations. Consequently, subject to any applicable Laws obligating a Party to do otherwise, any proposed publication by either Party concerning the subject matter of this Agreement shall comply with this Article 12. All such publications, whether written or oral, shall be prepared in accordance with the publication strategy established by each Party and reviewed by the JSC. At least forty five (45) calendar days before a manuscript is to be submitted to a publisher, the publishing Party will provide the JSC with a copy of the manuscript. If the publishing Party wishes to make an oral presentation, it will provide the JSC with a summary of such presentation at least thirty (30) calendar days before such oral presentation and, if an abstract is to be published, thirty (30) calendar days before such abstract is to be submitted. Any oral presentation, including any question period, shall not include any Confidential Information belonging to a Party unless such Party agrees in writing to such inclusion in advance of such oral presentation. The JSC will review the manuscript, abstract, text or any other material provided to it to determine whether patentable subject matter or valuable trade secrets are disclosed and to assess the accuracy of the technical content therein. The JSC will notify the publishing Party within thirty (30) calendar days of receipt of the proposed publication if the JSC, in good faith, determines that patentable subject matter or valuable trade secrets are or may be disclosed, or if the JSC, in good faith, believes Confidential Information is or may be disclosed. If it is determined by the JSC that patent applications should be filed in advance of the proposed publication, the publishing Party shall delay its publication or presentation for a period not to exceed sixty (60) calendar days from the JSC’s receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the sixty (60) day period, the JSC will discuss the need for obtaining an extension of the publication delay beyond the sixty (60) day period. If it is determined in good faith by a Party that Confidential Information or proprietary information of such Party is being disclosed, the Parties shall consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

12.7 Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to the Transactions in any public announcement, press release or other public document

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

without the written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that, subject to Section 12.5, either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the FDA, EMEA and the Securities and Exchange Commission.

12.8 Clinical Trial Register. GSK shall have the right to publish the results or summaries of results of all clinical trials conducted by or on behalf of GSK with respect to a Product in any clinical trial register maintained by GSK or its Affiliate and the protocols of clinical trials relating to such Product on www.ClinicalTrials.gov (and/or in each case publish the results, summaries and/or protocols of clinical trials on such other websites and/or repositories as required by law or GSK’s or its Affiliate’s standard operating procedures). Nabi shall publish the results or summaries of results of all clinical trials conducted by or on behalf of Nabi during the Collaboration Term with respect to a Current Generation Candidate in any clinical trial register maintained by Nabi or its Affiliate and the protocols of clinical trials relating to such Current Generation Candidate on www.ClinicalTrials.gov (and/or in each case publish the results, summaries and/or protocols of clinical trials on such other websites and/or repositories as required by law or Nabi’ or its Affiliate’s standard operating procedures). Each such publication made in accordance with this Section 12.8 shall not be a breach of the confidentiality obligations provided in this Article 12.

12.9 Survival. The obligations and prohibitions contained in this Article 12 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of ten (10) years.

Article 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Execution Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect, on a country-by-country basis, until the expiration of the Product Royalty Term in such country in the Territory (the “Term”).

13.2 Termination by Nabi or GSK.

(a) Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety upon written notice to the other Party in the event that the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations. The Breaching Party shall have ninety (90) days (forty-five (45) days in the event of non-payment) after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default. Unless the Breaching Party has cured any such breach or default prior to the expiration of such ninety (90) day period (forty-five (45) day period for non-payment), such termination shall become effective upon receipt of the written notice of termination by the Breaching Party to be given within ten (10) days of the end of the ninety (90) day period (forty-five (45) day period for non-payment), unless the non-Breaching Party is disputing the alleged breach under Article 15 which shall toll such termination until the resolution of the dispute as provided therein.

(b) Either Party shall have the right to terminate this Agreement upon written notice as a result of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, that such termination shall be effective only if such proceeding is not dismissed within ninety (90) days after the filing thereof.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Either Party shall have the right to terminate this Agreement upon written notice if:

(i) at the Nabi Stockholders’ Meeting (including any adjournment or postponement thereof), the Transactions shall not have been approved by Required Nabi Stockholders; or

(ii) the Transactions contemplated under this Agreement to occur at the Closing have not been consummated on or before April 30, 2010 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 13.2(c) shall not be available to a Party whose failure to fulfill any obligation under this Agreement materially contributed to the Effective Time failing to occur on or before the Outside Date.

13.3 Termination by Nabi. This Agreement may be terminated by Nabi, in writing, if Nabi accepts a Superior Proposal; provided, however, that each of the following conditions have been met: (a) Nabi has theretofore complied with its obligations under Section 10.7; and (b) (i) Nabi has given GSK prior written notice (a “Notice of Superior Proposal”) of its intention to accept a Superior Proposal and of all the material terms and conditions of such Superior Proposal, (ii) GSK does not within nine (9) Business Days of receipt of the Notice of Superior Proposal, make an offer that the board of directors of Nabi determines, in its good faith judgment (after consultation with Nabi’s outside financial advisors and outside counsel) to be at least as favorable to Nabi as such Superior Proposal; provided, however, that during such nine (9) Business Day period, Nabi shall have negotiated in good faith with GSK (to the extent that GSK wishes to negotiate) to enable GSK to make such an offer; and provided, further, that, in the event of any amendment to the financial or other terms of such proposed Superior Proposal, Nabi shall deliver to GSK an additional written Notice of Superior Proposal, and the nine (9) Business Day period referenced above shall be extended for an additional three (3) Business Days after GSK’s receipt of such additional Notice of Superior Proposal, (iii) the board of directors of Nabi, after taking into account any modifications to the terms hereof agreed to by GSK after receipt of such notice, continues to believe such Acquisition Proposal continues to constitute a Superior Proposal and (iv) the Required Nabi Stockholders have not yet approved the Transactions.

13.4 Unilateral Termination Rights of GSK.

13.4.1 GSK shall have the right, at its sole discretion and without any penalty or liability, and without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement (i) in its entirety or (ii) subject to Section 14.1.1, only with respect to all Current Generation Candidates or all Future Generation Candidates, by providing Nabi with sixty (60) calendar days’ prior written notice to Nabi if: (a) prior to Successful Completion with respect to NicVAX, either the Nabi-4514 Phase III Clinical Trial or the Nabi-4515 Phase III Clinical Trial are terminated by DSMB or FDA instruction; (b) following completion of a Phase III Clinical Trial with respect to NicVAX, a Phase III Clinical Trial with respect to NicVAX fails for material, bona fide safety or efficacy concerns; (c) following completion of a Phase III Clinical Trial with respect to NicVAX, the FDA or EMEA informs Nabi or GSK, in writing, that such Governmental Authority will not grant Product Approval for a Product (a “Material Regulatory Failure Notice”) and such Governmental Authority has not withdrawn such Material Regulatory Failure Notice or granted Product Approval for such Product within one (1) year of Nabi or GSK’s receipt of the Regulatory Failure Notice; or (d) following Product Approval for a Product in a Major Market Country, the Product is withdraw (whether voluntarily or involuntarily) from the market in such Major Market Country due to a material, bona fide safety or efficacy concern.

13.4.2 At any time following Product Approval in a Major Market Country for a Product hereunder, GSK shall have the right, at its sole discretion, and without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement (i) in its entirety or (ii) subject to Section 14.1.1, only with respect to all Current Generation Candidates or all Future Generation Candidates, if GSK, using its

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercially Reasonable Efforts, in good faith determines that such Product no longer warrants GSK continuing with the Development or Commercialization of such Product, by (a) providing Nabi with one hundred eighty (180) calendar days’ prior written notice and (b) paying to Nabi a termination fee of (I) $20,000,000 if such termination notice is delivered within two (2) years following the first Product Approval of such Product in a Major Market Country or (II) $10,000,000 if such termination notice is delivered after two (2) years but before four (4) years following the first Product Approval of such Product in a Major Market Country. For the avoidance of doubt, (A) no termination penalty shall be payable hereunder if such termination notice is delivered after four (4) years following the first Product Approval of such Product in a Major Market Country, (B) a full or partial termination of this Agreement by GSK pursuant to Section 13.4 shall not affect the obligation of GSK to make payments pursuant to Sections 8.1, 8.2 and 8.3, as applicable, if such payment obligation has accrued prior to such termination, and (C) for clarity, except for any obligation to make payments accrued as of the date of termination, GSK shall have no obligation to make payments under Section 8.4 or 8.5 with respect to Terminated Products.

13.4.3 GSK shall have the right, at its sole discretion and without any penalty or liability, and without prejudice to any other remedies available to it at law or in equity to terminate this Agreement, subject to Section 14.1.1, only with respect to all Future Generation Candidates, by providing Nabi with sixty (60) calendar days’ prior written notice if: (a) GSK has Exercised its NicVAX Option; (b) GSK shall not have materially breached or defaulted in the performance of any of its material obligations under this Agreement; and (c) GSK, using its Commercially Reasonable Efforts, in good faith determines that Future Generation Candidates no longer warrant GSK continuing Development or Commercialization.

13.4.4 GSK shall have the right, at its sole discretion and without any penalty or liability, and without prejudice to any other remedies available to it at law or in equity to terminate this Agreement after the NicVAX Option Expiration Date and GSK did not Exercise the NicVAX Option, subject to Section 14.1.1, only with respect to all Future Generation Candidates, by providing Nabi with sixty (60) calendar days’ prior written notice if: (a) GSK shall not have materially breached or defaulted in the performance of any of its material obligations under this Agreement; and (b) GSK, using its Commercially Reasonable Efforts either (1) after [*] Phase I Studies, is not able to advance a Future Generation Candidate to a Phase II Study because the Future Generation Candidate has not successfully met the reasonable (as determined in consultation with the JSC) safety or immunological response endpoints of a Phase I Study, or (2) a Future Generation Candidate fails a proof-of-concept Phase II Study, and then in GSK good faith determines that Future Generation Candidates no longer warrant GSK continuing Development or Commercialization. For the avoidance of doubt, the foregoing shall not in any way obligate GSK to undertake any Phase I Study or Phase II Study if not within its Commercially Reasonable Efforts.

Article 14

EFFECTS OF TERMINATION

14.1 Certain Terminations By Nabi and GSK. Without limiting any other legal or equitable remedies that a Party may have, in the event this Agreement is terminated by GSK under Section 13.4, or in the event this Agreement is terminated by Nabi in accordance with Section 13.2(a) or 13.2(b), then the following provisions shall apply with respect to the Products (the “Terminated Products”):

14.1.1 Termination of Licenses. Notwithstanding anything else contained herein to the contrary, all rights and licenses granted to GSK hereunder shall immediately terminate and be of no further force and effect and GSK shall cease Developing, Commercializing and Manufacturing the Terminated Products; provided, that (a) in the event this Agreement is terminated by GSK under Section 13.4 only with respect to

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Current Generation Candidates, all rights and licenses granted to GSK under Section 2.2 shall survive such termination and no Future Generation Candidate shall be considered a Terminated Product hereunder and (b) in the event this Agreement is terminated by GSK under Section 13.4 only with respect to Future Generation Candidates, all rights and licenses granted to GSK under Section 2.1 shall survive such termination and no Current Generation Candidate shall be considered a Terminated Product hereunder.

14.1.2 Assignments. Other than in the event this Agreement is terminated by GSK under Section 13.4 only with respect to Future Generation Candidates, in which case this Section 14.1.2 shall not apply, GSK shall promptly, in each case within sixty (60) days after receipt of Nabi’s request, and at no cost to Nabi:

(a) assign to Nabi all of GSK’s right, title and interest in and to any agreements (or portions thereof) between GSK and Third Parties to the extent relating to the Development, Commercialization or Manufacturing of a Current Generation Candidate;

(b) assign to Nabi the management and continued performance of any clinical trials to the extent relating to a Current Generation Candidate ongoing hereunder as of the effective date of such termination and requested by Nabi;

(c) transfer to Nabi all of GSK’s right, title and interest in and to any and all regulatory filings, Regulatory Approvals and other Regulatory Materials to the extent relating to a Current Generation Candidate;

(d) transfer to Nabi all of GSK’s right, title and interest in and to any and all Development Data to the extent relating to a Current Generation Candidate and which is Controlled by GSK; and

(e) provide a copy of (i) the material tangible embodiments of the foregoing and (ii) any other material books, records, files and documents Controlled by GSK to the extent relating to a Current Generation Candidate and which may be redacted to exclude Confidential Information of GSK;

(f) transfer to Nabi all of GSK’s right, title and interest in and to promotional materials and Commercialization data to the extent relating to a Current Generation Candidate and which is owned or Controlled by GSK or its Affiliates;

(g) assign to Nabi any copyrights relating to a Current Generation Candidate, including any goodwill associated therewith, and any registrations for the foregoing; and

(h) to the extent that GSK is, at the time of such termination, Commercializing any Current Generation Candidate under any trade mark that is neither (i) used for any other products in GSK’s portfolio nor (ii) confusingly similar, in whole or in part, to any other trade mark used for any other products in GSK’s portfolio, GSK shall, upon Nabi’s request, promptly assign such trade mark to Nabi;

provided, however, that to the extent that any agreement or other asset described in this Section 14.1.2 is not assignable by GSK, then such agreement or other asset will not be assigned, and upon the request of Nabi, GSK will take such steps as may be reasonably necessary to allow Nabi to obtain and to enjoy the benefits of such agreement or other asset. For purposes of clarity, (1) Nabi shall have the right to request that GSK take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions and (2) to the extent Nabi requests GSK to transfer its right, title and interest in the items set forth in this Section 14.1.2 to Nabi, GSK shall also cause its Affiliates and sublicensees to transfer and assign to Nabi all of such Affiliates’ and sublicensees’ right, title and interest in and to the foregoing items set forth in this Section 14.1.2.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.2 Termination By Nabi and Due to Lack of Shareholder Approval. Without limiting any other legal or equitable remedies that a Party may have and subject to Section 10.8, in the event this Agreement is terminated by GSK or Nabi under Section 13.2(c), then all rights and obligations of the Parties under this Agreement shall immediately terminate in their entirety and be of no further force and effect.

14.3 Termination by GSK. Without limiting any other legal or equitable remedies that a Party may have, in the event this Agreement is terminated by GSK under Section 13.2, then the following provisions shall apply:

14.3.1 Product Inventory. GSK and its Affiliates will be entitled, during the period ending on the last day of the sixth (6th) full month following the effective date of such termination, to sell any inventory of Product affected by such termination that remains on hand as of the effective date of the termination, so long as GSK pays to Nabi the Royalty Payments and other amounts payable hereunder (including Milestones) applicable to said subsequent sales, with respect to sales in the Territory, as applicable, in accordance with the terms and conditions set forth in this Agreement and otherwise complies with the terms set forth in this Agreement.

14.3.2 Termination of Licenses. Except as specifically provided in Section 14.3.1, all rights and licenses granted to GSK hereunder shall immediately terminate and be of no further force and effect and GSK shall cease Developing, Commercializing and Manufacturing the Product.

14.3.3 Assignments. At Nabi’s request, GSK shall assign to Nabi (a) continued management and continued performance of any clinical trials solely relating to a Current Generation Candidate ongoing hereunder as of the effective date of such termination; and (b) all of GSK’s right, title and interest in and to any and all regulatory filings, Regulatory Approvals and other Regulatory Materials solely relating to a Current Generation Candidate. At Nabi’s reasonable request, GSK shall also provide a copy of (A) the material tangible embodiments of the foregoing and (B) any other material books, records, files and documents Controlled by GSK solely to the extent related to a Current Generation Candidate and which may be redacted to exclude Confidential Information of GSK.

14.4 Expiration of the Agreement. In the event and to the extent this Agreement expires with respect to a Product in a country under Section 13.1, then all rights and licenses granted to GSK under or in connection with this Agreement with respect to such Product in such country shall become fully paid-up, royalty-free but otherwise remain in full force and effect and survive such expiration of this Agreement, and GSK may continue to Develop, Manufacture and Commercialize such Product in such country as may be desired by GSK in its discretion without accounting to Nabi.

14.5 Filing, Prosecution, Maintenance, Defense and Enforcement of Intellectual Property. Notwithstanding anything else contained herein to the contrary, upon termination or expiration of this Agreement (i) in its entirety for any reason or (ii) with respect to all rights pertaining to a Nabi Patent or Nabi Collaboration Patent in a country, then, the rights granted to GSK in Article 9 of this Agreement with regard to all Nabi Patents and Nabi Collaboration Patents (in the case of (i)), or such Nabi Patent or Nabi Collaboration Patent (in the case of (ii)) shall terminate and revert to Nabi, with the Parties promptly taking such steps as may be required to revert control of filing, prosecution, maintenance, defense and enforcement of such Patents to Nabi in a manner that does not jeopardize any rights in or to such Patents.

14.6 Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.7 Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Article 1 (for interpretation purposes), Article 11, Article 12 (for the period set forth therein), Article 13, Article 14, Article 15 and Sections: 5.4.1(d), 5.6.5, 8.6-8.11 (to extent any payments remain post-termination), 8.12, 9.1.1, 9.1.2, 16.2, 16.4, and 16.5 through 16.12 (inclusive). For the avoidance of doubt, the representations, warranties and covenants contained in Sections 10.1, 10.2 and 10.3 shall survive the Closing Date until expiration or termination of this Agreement for purposes of Article 11. Except as set forth in this Article 14 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations of the Parties shall cease.

14.8 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Nabi and GSK are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as GSK of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

Article 15

DISPUTE RESOLUTION

15.1 Disputes. The Parties recognize that, from time to time, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement (other than a dispute addressed in Section 3.5).

15.2 Dispute Resolution.

15.2.1 In the event of a dispute under this Agreement, the Parties will refer the dispute to the Chairpersons for discussion and resolution. If the Chairpersons are unable to resolve such a dispute within thirty (30) days of the dispute being referred to them, either Party may require that the Parties forward the matter to the CEO of Nabi and the President of GSK, or such individuals’ designee(s), who shall attempt in good faith to resolve such dispute. If the CEO of Nabi and the President of GSK, or such individuals’ designee(s), cannot resolve such dispute within thirty (30) days of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 15.2.2.

15.2.2 Except as otherwise provided herein, any unresolved disputes between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder shall be submitted for binding arbitration pursuant to the rules of the American Arbitration Association. One arbitrator with relevant industry experience shall be jointly selected by the Parties. The arbitration shall be held in New York City and the arbitrator shall decide the dispute in accordance with the law governing this Agreement. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator; provided, however, that the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements, and/or the fees and costs of the arbitrator.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3 Patent and Trademark Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the Territory in which such patent or trademark rights were granted or arose.

15.4 Injunctive Relief. Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order, in any court of competent jurisdiction, so as to prevent any Confidential Information from being disclosed in violation of this Agreement.

Article 16

MISCELLANEOUS

16.1 Non-Solicitation. During the Term, neither Party shall, either directly or indirectly, on its own behalf or in the service or on behalf of others, solicit or recruit the employment or services of any Person who was employed by the other Party during the Term; provided that, nothing herein shall restrict or preclude a Party for making generalized searches for employees by advertising in the media or engaging search firms to engage in searches that are not targeted on an employee or employees of the other Party (including via advertisement or posting in the newspaper, trade journals or internet and response thereof from other Party’s employees or other personnel during the relevant period), and such activities shall not be a breach of this Section 16.1. GSK agrees that, during the Term, neither it nor any of its Affiliates will, directly or indirectly (whether as an officer, director, employee, consultant, agent, advisor, partner, joint venturer, proprietor, or otherwise), without the prior written consent of Nabi, hire for employment, or induce the termination of employment of, any employee or other personnel who is or was providing services to Nabi or any of its Affiliates at the time of, or within a [*] period prior to the date of, such hiring or inducement.

16.2 Entire Agreement; Amendment. This Agreement, including the Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Execution Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

16.3 Force Majeure. A Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party makes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of force majeure affecting such Party.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.4 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.4, and shall be deemed to have been given for all purposes (i) when delivered, if (a) hand-delivered or (b) sent by confirmed facsimile on a Business Day, (ii) on the next Business Day if sent by an international overnight courier service, or (iii) five (5) Business Days after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

If to Nabi:

Nabi Biopharmaceuticals

12276 Wilkins Avenue

Rockville, MD 20852-1834

Attention: Chief Executive Officer

Fax: 301.770.3097

With a copy (which shall not constitute notice) to:

Hogan & Hartson LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Michael C. Williams

Fax: 202.637.5910

If to GSK :

GlaxoSmithKline Biologicals S.A.

Parc de la Noire Epine

Avenue Pascale 2/6

B-1300 Wavre

Belgium

Attn: Vice President, Business Development

Fax: [Intentionally Omitted]

With a copy (which shall not constitute notice) to:

GlaxoSmithKline Biologicals S.A.

Parc de la Noire Epine

Avenue Pascale 2/6

B-1300 Wavre

Belgium

Attn: Vice President and General Counsel, Legal Department

Fax: [Intentionally Omitted]

16.5 No Strict Construction; Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.6 Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the prior written consent of the other Party hereto, except that (a) either Party may assign this Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party, whether by merger, asset sale or otherwise; provided, that the acquirer assumes this Agreement in writing or by operation of law; and (b) either Party may assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided, that, in the case of (b), (i) the assigning Party guarantees the performance of this Agreement by such Affiliate, (ii) if the non-assigning Party reasonably believes that assignment to such Affiliate would result in adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent, such consent not to be unreasonably withheld, and (iii) if the Affiliate to which this Agreement was assigned ceases to be an Affiliate, pursuant to the definition of “Affiliate” set forth in Section 1.1, of the Party originally assigning this Agreement to such Affiliate, such Person shall assign this Agreement back to the originally assigning Party. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 16.6 shall be null and void.

16.7 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.8 Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision or provisions shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.9 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.10 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.11 English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.12 Counterparts; Facsimile. This Agreement may be executed in two (2) counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option and License Agreement to be executed by their duly authorized representatives as of the date first written above.

GLAXOSMITHKLINE BIOLOGICALS S.A.		NABI BIOPHARMACEUTICALS

By:	/s/ Michel Baijot	By:	/s/ Raafat E. F. Fahim
Name:	Michel Baijot	Name:	Raafat E. F. Fahim, Ph.D.
Title:	Vice President WW Business Development and Strategic Aliances, GSK Biologicals	Title:	President & Chief Executive Officer

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Form of Brookhaven Sublicense

T7 Technology Sublicense Agreement

This T7 Technology Sublicense Agreement (this “Agreement”) is made and entered into effective as of [            ] (the “Effective Date”), by and between Nabi Biopharmaceuticals, a Delaware corporation, having offices at 12276 Wilkins Avenue, Rockville, MD 20852 (collectively, together with its Affiliates, “Nabi”) and GlaxoSmithKline Biologicals S.A., a Belgian corporation having a place of business at rue de l’Institut 89, 1330 Rixensart, Belgium (“GSK”), (each, a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENTS

WHEREAS, Nabi and GSK entered into that certain Exclusive Option and License Agreement dated November 13, 2009, (the “Option and License Agreement”);

WHEREAS, Brookhaven Science Associates, LLC (“Brookhaven”) and Nabi entered into that certain License Agreement, effective as of January 1, 2006 (the “Brookhaven License Agreement”); and

WHEREAS, as contemplated under the Option and License Agreement, GSK desires to obtain from Nabi a sublicense under Nabi’s license rights under the Brookhaven License Agreement under the Licensed Patents (defined below) for the prevention or treatment of nicotine addiction in humans with Licensed Products (defined below), and Nabi desires to grant such a sublicense to GSK.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. CERTAIN DEFINITIONS; CAPITALIZED TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, in relation to a Person, any person, corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. An entity shall be deemed to control another entity if it (a) owns, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

1.2 “Exploit” means to make, use, sell or offer for sale and/or import, including to discover, research, develop, commercialize, register, hold or keep (whether for disposal or otherwise), have used, have made, export, transport, distribute, promote, market or have sold or otherwise dispose of. When used as a noun, “Exploitation” shall mean the act of Exploiting.

1.3 “GSK Indemnitees” has the meaning assigned to such term in Section 3.4(a).

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.4 “Indemnitee” has the meaning assigned to such term in Section 3.4(c).

1.5 “Indemnitor” has the meaning assigned to such term in Section 3.4(c).

1.6 “Know-How” means all tangible and intangible: (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, reports and study reports; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material. As used herein, “clinical test data” shall be deemed to include all information related to the clinical or pre-clinical testing of a product or component thereof, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses and communications, and the like.

1.7 “Liabilities” has the meaning assigned to such term in Section 3.4(a).

1.8 “Licensed Field” means the prevention or treatment of nicotine addiction in humans.

1.9 “Licensed Products” means the Licensed Products, as defined in the Brookhaven License Agreement, in the Licensed Field.

1.10 “Licensed Patents” means the Patent Rights licensed to Nabi under, and as defined in, the Brookhaven License Agreement.

1.11 “Nabi Indemnitees” has the meaning assigned to such term in Section 3.4(b).

1.12 “Patents” means patent applications and patents, together with any divisions, continuations, continuations-in-part or the like thereof, and any foreign patent application or equivalent corresponding thereto, and any letters patent or the equivalent thereof issuing thereon, or reissues, re-examinations or extensions thereof, or Supplementary Protection Certificates or the like in respect thereof.

1.13 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.14 “Supplementary Protection Certificate” shall mean the supplementary protection certificate for Medicinal products provided under Council Regulation (EEC) No. 1768/92 of June 18, 1992, and their equivalents.

1.15 “Third Party” means any Person other than Nabi or GSK.

2. GRANT.

2.1 Grant. Subject to the Option and License Agreement and the applicable terms of the Brookhaven License Agreement, for the term of the Brookhaven License Agreement Nabi hereby grants to GSK a non-exclusive sublicense of Nabi’s non-exclusive rights under the Brookhaven License Agreement to under the Licensed Patents, (i) use the T7 Technology (as defined in the Brookhaven License Agreement) in the Licensed Field in the conduct of its own in-house research and development, and (ii) make, have made, use, have used,

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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offer for sale, sell and/or have sold Licensed Products in the Licensed Field, which sublicense shall be royalty-bearing; which sublicense shall be non-exclusive unless and until GSK Exercises the NicVAX Option and shall in the future become exclusive (as to Nabi) in the event GSK Exercises the NicVAX Option (as used herein, the terms “Exercise” and “NicVAX Option” have the meanings ascribed to such terms in the Option and License Agreement). This Agreement is intended to constitute a sublicense to a Product Development Partner, as defined in and pursuant to the Brookhaven License Agreement, in the Licensed Field, and to comply with all the terms and conditions under the Brookhaven License Agreement for such a sublicense, with such terms incorporated by reference herein.

2.2 No Other Licenses. Except as set forth in Section 2.1, neither Party shall acquire any license or other intellectual property interest under this Agreement, by implication, estoppel or otherwise, in any intellectual property, including Patents, Know-How, or any other intellectual property owned or controlled by the other Party or its Affiliates.

2.3 (a) No Challenge. From and after the Effective Date of this Agreement and continuing until the expiration or termination of this Agreement, Nabi, GSK, and their respective Affiliates hereunder shall not directly or indirectly initiate or prosecute any lawsuit or any other civil or administrative proceeding, or the making of any claim or counterclaim, of any kind in any court, tribunal, agency or governmental entity (a “Legal Proceeding”) anywhere in the world challenging the validity or enforceability of any Licensed Patent; provided, however that this contractual prohibition shall not apply to any Affiliates of a Party or a sublicensee hereunder that first become Affiliates of such Party after the Effective Date of this Agreement in connection with a merger or acquisition event, with regard to any Legal Proceeding in which such Affiliates of such Party hereunder were already engaged prior to such merger or acquisition event.

(b) Termination Upon Challenge. Separate and apart from Section 2.3(a) above, and notwithstanding any other provision herein including Section 2.1 above, if GSK or its Affiliates shall at any time during the term of this Agreement commence or maintain any action, claims, demand, controversy, or suit (“Challenge”) to the validity or enforceability of the Licensed Patents, this Agreement shall terminate by revocation upon the date of such commencement or maintenance. If the aforementioned challenge made by GSK or its Affiliates fails, GSK shall pay Brookhaven and Nabi for any expenses associated with the challenge and with re-negotiating a subsequent license agreement, which re-negotiation shall include re-negotiation of the royalty rate(s) and other payments.

Nothing in this Section 2.3 shall be construed as an admission or concession by Nabi that GSK or an Affiliate hereunder has, or ever shall have, any standing, right, or basis to challenge the validity or enforceability of any of the Licensed Patents.

2.4 Covenants.

(a) GSK acknowledges receipt of an unredacted copy of the Brookhaven License Agreement. Nabi represents and warrants to GSK that Nabi has provided GSK with a complete and accurate copy of the Brookhaven License Agreement in effect as of the Effective Date.

(b) Nabi hereby covenants and agrees that:

(1) it shall not terminate the Brookhaven License Agreement;

(2) it shall not modify or amend (or consent to modification or amendment of) the Brookhaven License Agreement, in each case only insofar as it affects the rights and obligations of Nabi

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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thereunder with respect to the rights and obligations of GSK under this Agreement, without the written permission of GSK (which permission may be withheld by GSK in its sole discretion);

(3) to the extent permitted under the Brookhaven License Agreement, it may assign the Brookhaven License Agreement without the written consent of GSK, provided that (A) any such assignment of the Brookhaven License Agreement is subject to this Agreement, and (B) GSK is promptly provided with written notice of such assignment; and

(4) it shall promptly provide GSK with any notice of material breach of the Brookhaven License Agreement and/or any intent to terminate the Brookhaven License Agreement and/or the rights and licenses with respect to rights and obligations of GSK under this Agreement and it shall use commercially reasonable efforts to cure any such breach and/or to prevent termination of such Brookhaven License Agreement and/or such rights and licenses in the Licensed Field thereunder, except to the extent caused by GSK or its Affiliates and if Nabi fails to do so, GSK shall have the right, but not the obligation, to cure such breach and/or prevent such termination at the cost and expense of Nabi and/or at the cost and expense of GSK with such cost and expense being reimbursed to GSK by Nabi.

(c) In the event Nabi ceases operations or otherwise ceases to have need for the Brookhaven License Agreement, or if the Brookhaven License Agreement is terminated while the sublicense granted herein remains in force and in good standing, Nabi, following receipt of a request from GSK, shall, subject to the terms of the Brookhaven License Agreement, use commercially reasonable efforts to have the Brookhaven License Agreement assigned to GSK, or request that Brookhaven grant to GSK a direct license consistent with the terms and conditions of the Brookhaven License Agreement, with any amounts due and payable in connection with such assignment or license to be paid by GSK.

(d) Notwithstanding anything herein to the contrary, GSK acknowledges that the rights under the Brookhaven License Agreement that are sublicensed to GSK hereunder do not and cannot exceed the scope of Nabi’s rights under the Brookhaven License Agreement. GSK further agrees that in exercising such rights sublicensed to GSK hereunder it shall abide by the terms, conditions, limitations, restrictions and obligations applicable to GSK as sublicensee under the Brookhaven License Agreement.

2.5 Royalties and Payment Terms. GSK acknowledges and agrees to make to Nabi the royalty payments due from Nabi under the applicable clauses of the Brookhaven License Agreement in respect of sales of Licensed Products in the Licensed Field made by GSK or its Affiliates hereunder as if such sales had been made by Nabi. For the avoidance of doubt, such royalties due from sale or commercial use or disposition of Licensed Products shall be reported and calculated based on Net Sales Proceeds (as defined in the Brookhaven License Agreement) and as provided in Article I(e) of the Brookhaven License Agreement. GSK will make each such payment to Nabi no less than five (5) Business Days prior to the date the corresponding payment from Nabi is due under the Brookhaven License Agreement. If permitted under the Brookhaven License Agreement, GSK may make such payments directly to Brookhaven and provide Nabi with evidence of each payment and a copy of all sales reports provided to Brookhaven in connection with such payments.

2.6 Reporting. GSK acknowledges and agrees to provide to Nabi any and all reports due from Nabi under the applicable clauses of the Brookhaven License Agreement in respect of sales or dispositions of Licensed Products in the Licensed Field made by GSK or its Affiliates hereunder as if such sales or dispositions had been made by Nabi. For the avoidance of doubt, such reports on sale or commercial use or disposition of Licensed Products shall comply with all provisions of the Brookhaven License Agreement and as provided in Article I(e)

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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of the Brookhaven License Agreement. GSK will provide each such report to Nabi no less than five (5) Business Days prior to the date the corresponding report from Nabi is due under the Brookhaven License Agreement. If permitted under the Brookhaven License Agreement, GSK may make such reports directly to Brookhaven and provide Nabi with evidence of delivery of, and a copy of, each such report.

2.7 Auditing. GSK acknowledges and agrees to keep for a period of three (3) years the records used to prepare the reports required by the Brookhaven License Agreement, and to comply with, and be governed by, the audit provisions of Article V of the Brookhaven License Agreement.

3. WARRANTIES AND INDEMNITY.

3.1 Each Party represents and warrants to the other Party as of the Effective Date that (a) it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

3.2 Nabi represents and warrants to GSK that Nabi has the right to grant the sublicense and rights granted under this Agreement.

3.3 This Agreement imposes upon GSK no diligence obligations with respect to the use, offer for sale or sale of Licensed Products. GSK shall be under no obligation to utilize any of the Licensed Patents in connection with any use, offer for sale or sale of Licensed Products.

3.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY DISCLAIMS ANY WARRANTIES WITH RESPECT TO: (A) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE TECHNOLOGY, MATERIALS OR PRODUCTS IT PROVIDES OR WHICH MAY BE DISCOVERED, DEVELOPED OR COMMERCIALIZED UNDER THIS AGREEMENT; AND (B) THE VALIDITY, ENFORCEABILITY, OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR TECHNOLOGY IT PROVIDES OR LICENSES TO THE OTHER PARTY UNDER THIS AGREEMENT.

3.5 Indemnification.

(a) GSK Right to Indemnification. Nabi shall indemnify, defend, and hold harmless GSK and its Affiliates and their respective directors, officers, shareholders, employees, contractors and agents (collectively, the “GSK Indemnitees”) from and against any and all claims, demands, actions, causes of actions, losses, damages, costs, expenses and other liabilities, and expenses, costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification (collectively, the “Liabilities”) to the extent resulting from or arising out of (i) any material breach by Nabi of any of its obligations under this Agreement, or (ii) any negligent

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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or willful misconduct of Nabi. Notwithstanding the foregoing, Nabi shall not have any obligation to indemnify hereunder with respect to a Liability to the extent that it arises out of (A) the negligent or willful misconduct of any GSK Indemnitee, or (B) any material breach of this Agreement by any GSK Indemnitee.

(b) Nabi Right to Indemnification. GSK shall indemnify, defend, and hold harmless Nabi, and its Affiliates, Brookhaven and the U.S. government and their respective directors, officers, shareholders, employees, contractors and agents (collectively, the “Nabi Indemnitees”) from and against any and all Liabilities, to the extent resulting from or arising out of (i) any negligent or willful misconduct of GSK, (ii) any material breach by GSK of any of its obligations under this Agreement, or (iii) the manufacture, development, use, sale, marketing or other commercialization of any Licensed Product by or on behalf of GSK or its Affiliates, including without limitation claims relating to any alleged latent, overt, or other defect in design, formulation, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of express or implied warranties or representations or infringement of third party intellectual property rights relating to any Licensed Product. Notwithstanding the foregoing, GSK shall not have any obligation to indemnify Nabi or Brookhaven hereunder with respect to a Liability to the extent that it arises out of (A) the negligent or willful misconduct of Nabi and its Affiliates or the willful negligence or misconduct of Brookhaven, respectively, or (B) any material breach of this Agreement by Nabi or its Affiliates.

(c) Indemnification Procedures. A Party that intends to claim indemnification under Section 3.5(a) or Section 3.5(b) of this Agreement (the “Indemnitee”) shall promptly notify the Party from whom it seeks indemnification (the “Indemnitor”) in writing of any claim, lawsuit, or other action in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall permit the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee’s rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights or require Indemnitee to make any admission, payment or other action without the Indemnitee’s written approval. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided in this Section 3.5(c). The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

3.6 Insurance. During the term of this Agreement, and for five (5) years thereafter with respect to claims made no more than sixty (60) days thereafter, Nabi shall procure and maintain insurance adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated and the insurance coverage shall in no event be less than Five Million Dollars ($5,000,000) per loss occurrence and Ten Million Dollars ($10,000,000) in the aggregate, provided, however, that Nabi shall not be required to have or obtain Extended Reporting Period coverage such that claims may be made more than sixty (60) days after expiration or termination of this Agreement. GSK hereby represents and warrants to Nabi that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for large pharmaceutical companies in the life sciences industry for the activities to be conducted by it under this Agreement, and that such insurance complies with, and GSK will cause such insurance to continue to comply with, the requirements of the Brookhaven License Agreement with respect to insurance. Each Party shall provide the other Party with written evidence of such insurance upon request, and GSK will deliver to Brookhaven a certificate of insurance satisfying the requirements of the Brookhaven License Agreement. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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which materially adversely affects the rights of the other Party hereunder. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Section 3.4.

4. INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS.

Subject in each case to the rights (if any) obtained by Nabi under the Brookhaven License Agreement with respect to the following:

4.1 Nabi shall promptly inform GSK if Nabi becomes aware of any suspected infringement of any Licensed Patent relating to the Exploitation of a Licensed Product by a Third Party in the Licensed Field. GSK shall promptly inform Nabi if GSK becomes aware of any suspected infringement of any Licensed Patent relating to the Exploitation of a Licensed Product by a Third Party in the Licensed Field. The rights, obligations and processes relating to the institution of any action for infringement of any of the Licensed Patents in the Licensed Field against such Third Party shall be governed by the terms of the Brookhaven License Agreement, where Brookhaven is the Licensor and Nabi and GSK collectively are the Licensee. As between Nabi and GSK, the following terms shall additionally apply:

(a) If Nabi and GSK agree to institute suit jointly under the terms of the Brookhaven License Agreement, the suit shall be brought in both names by mutually acceptable legal counsel, the out-of-pocket costs thereof shall be borne equally (to the extent infringement is limited to the Licensed Field) or as mutually agreed to, and any recovery or settlement shall be shared equally (to the extent infringement is limited to the Licensed Field) or as mutually agreed to, as between GSK and Nabi. GSK and Nabi shall agree to the manner in which they shall exercise control over such action. Nabi may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by Nabi;

(b) In absence of agreement to institute a suit jointly, Nabi may, but shall not be obligated to, institute suit under the terms of the Brookhaven License Agreement and, to the extent GSK is a necessary party for jurisdiction and/or standing, join GSK as a plaintiff. Nabi shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement, as between Nabi and GSK;

(c) In the absence of agreement to institute a suit jointly and if Nabi notifies GSK that it has decided not to join in or institute a suit, as provided in (a) or (b) above, then GSK may, but shall not be obligated to, institute suit under the terms of the Brookhaven License Agreement and GSK shall be entitled to retain the entire amount of any recovery or settlement as between GSK and Nabi and GSK shall bear the entire cost of such litigation and, notwithstanding the last clause of Section 4.2, GSK shall indemnify Nabi for any and all Liabilities arising in connection with such suit instituted by GSK;

(d) If Nabi decides to institute suit under the terms of the Brookhaven License Agreement, then it shall notify GSK in writing. GSK’s failure to notify Nabi in writing, within forty-five (45) days after Nabi’s notice, that GSK shall join in enforcing the patent pursuant to the provisions hereof, shall be deemed conclusively to be GSK’s assignment to Nabi of all rights, causes of action and damages resulting from any such alleged infringement and Nabi shall be entitled to retain the entire amount of any recovery or settlement as between Nabi and GSK. Furthermore, at its option, Nabi may join GSK as plaintiff in accordance with Section 4.4(b) above; and

(e) If GSK decides to institute suit under the terms of the Brookhaven License Agreement under Section 4.1(c) above, then it shall notify Nabi in writing. If GSK does not have the right to institute suit under

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 4.1(c) above, then Nabi shall have no right to join in the suit, nor shall any of the provisions of this section apply. If GSK does have the right to institute suit under Section 4.1(c), then Nabi’s failure to notify GSK in writing, within forty-five (45) days after GSK’s notice, that Nabi shall join in enforcing the patent pursuant to the provisions hereof, shall be deemed conclusively to be Nabi’s assignment to GSK of all rights, causes of action and damages resulting from any such alleged infringement and GSK shall be entitled to retain the entire amount of any recovery or settlement, as between GSK and Nabi.

Should either Nabi or GSK commence a suit under the provisions of Section 4.1 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit under the terms of the Brookhaven License Agreement provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between Nabi and GSK.

4.2 Should either Nabi or GSK commence a suit under the provisions of Section 4.1 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between Nabi and GSK.

5. CONFIDENTIALITY. Except as otherwise agreed by the Parties in writing in the Option and License Agreement or otherwise, or pursuant to the Brookhaven License Agreement, the Parties agree that from and continuing after the Effective Date each Party shall maintain in confidence, shall not disclose to any Third Party and shall not make any public announcement to any Third Party concerning any terms or conditions of this Agreement or the Option and License Agreement or anything else relating to the facts or circumstances of the Parties entering into this Agreement; provided, however, that no such prior consent shall be necessary for a Party to disclose such terms and conditions: (a) as reasonably required under the circumstances, to its Affiliates, officers, directors, employees, representatives or agents under obligations of confidentiality substantially similar to those provided herein; (b) as reasonably required under the circumstances, to existing or prospective advisors, investors, collaborators, (sub)licensees, partners or joint venturers under obligations of confidentiality substantially similar to those provided herein; (c) as reasonably required under the circumstances, to a Third Party under obligations of confidentiality substantially similar to those provided herein in connection with: (i) a merger, consolidation or similar transaction by such Party, or (ii) the sale of all or substantially all of the assets of such Party to which this Agreement relates; or (d) as otherwise required by law, rule or regulation including, without limitation, applicable securities exchange rules or regulations, provided, further, that, with respect to any disclosure required by law, rule or regulation, the Party required to disclose such terms and conditions shall (x) provide prior notice thereof to the other Party and (y) if requested by the other Party, seek, or cooperate with such requesting Party’s efforts to obtain, confidential treatment with respect to any such disclosure to the extent available at such requesting Party’s expense. Prior to any disclosure pursuant to clause (a), (b) or (c) above, the Party disclosing such terms and conditions in accordance with clause (a), (b) or (c) of this Section shall (1) require that the Third Party to which such disclosure is made to be bound by obligations of confidentiality that are at least equivalent in scope to those owed by such disclosing Party and (2) ensure that any Affiliate to which such disclosure is made shall not disclose such terms or conditions to any Third Party, except as would be permitted by a Party pursuant to this Section 5.

6. TERMINATION.

6.1 Unless previously terminated in accordance with the following provisions of this Article 6, this Agreement shall become effective as of the Effective Date and shall run to the end of the term of the Licensed Patents, and shall thereupon expire.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.2 GSK may terminate this Agreement by giving Nabi notice in writing at least thirty (30) days in advance of the effective date of termination selected by GSK. Nabi may terminate this Agreement only because of a material breach of this Agreement by GSK that has not been remedied by GSK within 20 calendar days from and after notice from Nabi to GSK of such breach, and which shall include any action or inaction of GSK resulting in a default in the payment of any amount due under, the making of any report under, or any other breach of a material covenant contained in the Brookhaven License Agreement. Notwithstanding the foregoing, this Agreement shall automatically terminate upon termination of the Brookhaven License Agreement for any reason or cause.

6.3 Surviving any termination of this Agreement are: (a) any cause of action or claim of GSK or Nabi, accrued or to accrue, because of any breach or default by the other party; (b) the provisions of Articles 3, 5 and 7 of this Agreement, and (c) any reports and royalties provisions of the Brookhaven License Agreement that survive termination, including the provisions of Article (XI)(e) and Article IV.

7. MISCELLANEOUS PROVISIONS.

7.1 Construction and Joint Preparation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The headings contained in this Agreement are intended for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles thereof to the extent such principles would require or permit the application of the laws of another state.

7.3 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in the English language and in written form, and shall be deemed delivered (a) on the date of delivery when delivered by hand on a business day, (b) on the business day designated for delivery if sent by reputable overnight courier maintaining records of receipt and (c) on the date of transmission when sent by facsimile during normal business hours on a business day, with confirmation of transmission by the transmitting equipment; provided, however, that any such communication delivered by facsimile shall only be effective if within two (2) business days of such transmission such communication is also delivered by hand or deposited with a reputable overnight courier maintaining records of receipt for delivery on the immediately succeeding business day. All such communications shall be addressed to the Parties at the applicable addresses set forth below or at such other address(es) as a Party may designate upon ten (10) days’ prior written notice to the other Parties.

If to Nabi:

Nabi Biopharmaceuticals

12276 Wilkins Avenue

Rockville, MD 20852

Attention: President/CEO

Facsimile No: 301-770-0093

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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If to GSK:

GlaxoSmithKline Biologicals S.A.

rue de l’Institut 89

Rixensart, Belgium

Attention: President, General Manager

Facsimile No.: +32-2-656 8000

Attention: General Counsel

Facsimile No.: +32-10-85-8144

Either Party may change its address or facsimile number by notice to the other Party, which notice shall be effective only upon receipt.

7.4 Assignment. Except as provided in Section 2.4(b), neither Party may assign this Agreement, including to any Affiliate of such Party or to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets, without the prior written consent of the other Party. Moreover, the sublicense granted hereunder to GSK is non-assignable and non-transferable without the prior written consent of Brookhaven. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 7.4 shall be null and void.

7.5 Relationship Among the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship among the Parties. No Party shall incur any debts or make any commitments for the other(s), except to the extent, if at all, specifically provided under this Agreement.

7.6 Entire Agreement. This Agreement and the Option and License Agreement and the agreements entered into as contemplated therein, constitute the entire agreement among the Parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

7.7 Waivers. Neither the failure of any Party to enforce, nor the delay of any Party in enforcing, any condition or part of this Agreement at any time shall be construed as a waiver of that condition or part or a forfeiture of any rights to future enforcement thereof.

7.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

7.9 Severability. To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect or to any extent, then in such respect and to such extent such provision shall be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law, all other provisions of this Agreement shall remain in full force and effect and the Parties shall use commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

[SIGNATURE PAGE TO FOLLOW]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have caused this T7 Technology Sublicense Agreement to be duly executed as of the date first above written.

NABI BIOPHARMACEUTICALS

By: _______________________________

Name:

Title:

GLAXOSMITHKLINE BIOLOGICALS S.A.

By: _______________________________

Name:

Title:

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

Form of rEPA Sublicense

rEPA-Nicotine Materials Sublicense Agreement

This rEPA-Nicotine Materials Sublicense Agreement (this “Agreement”) is made and entered into effective as of [            ] (the “Effective Date”), by and between Nabi Biopharmaceuticals, a Delaware corporation, having offices at 12276 Wilkins Avenue, Rockville, MD 20852 (collectively, together with its Affiliates, “Nabi”) and GlaxoSmithKline Biologicals S.A., a Belgian corporation having a place of business at rue de l’Institut 89, 1330 Rixensart, Belgium (“GSK”), (each, a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENTS

WHEREAS, Nabi and GSK entered into that certain Exclusive Option and License Agreement dated November 13, 2009, (the “Option and License Agreement”);

WHEREAS, the National Institutes of Health (“PHS”) and Nabi entered into that certain Non-exclusive Biological Materials License Agreement dated March 31, 1998 having NIH Reference Number L-030-1991/0, as amended by the September 11, 2000 First Amendment having NIH Reference Number L-030-1991/1 and the October 30, 2009 Second Amendment having NIH Reference Number L-030-1991/2, (collectively, the “PHS/Nabi rEPA Materials License Agreement”); and

WHEREAS, as contemplated under the Option and License Agreement, GSK desires to obtain from Nabi a sublicense under Nabi’s license rights under the PHS/Nabi rEPA Materials License Agreement to the Materials (defined below) and Licensed Products (defined below) for the commercial production of human Vaccines or a component thereof for use for the prevention or treatment of nicotine addiction or other use as an aid to smoking prevention and/or cessation and/or to prevent relapse, and/or for the prevention or decrease of the toxic effects of nicotine with Licensed Products (defined below), and Nabi desires to grant such a sublicense to GSK.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. CERTAIN DEFINITIONS; CAPITALIZED TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, in relation to a Person, any person, corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. An entity shall be deemed to control another entity if it (a) owns, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.2 “GSK Indemnitees” has the meaning assigned to such term in Section 3.5(a).

1.3 “Indemnitee” has the meaning assigned to such term in Section 3.5(c).

1.4 “Indemnitor” has the meaning assigned to such term in Section 3.5(c).

1.5 “Know-How” means all tangible and intangible: (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, reports and study reports; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material. As used herein, “clinical test data” shall be deemed to include all information related to the clinical or pre-clinical testing of a product or component thereof, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses and communications, and the like.

1.6 “Liabilities” has the meaning assigned to such term in Section 3.5(a).

1.7 “Licensed Field” means the commercial production of human Vaccines or a component thereof for use for the prevention or treatment of nicotine addiction or other use as an aid to smoking prevention and/or cessation and/or to prevent relapse, and/or for the prevention or decrease of the toxic effects of nicotine.

1.8 “Licensed Products” means those products listed on Schedule A attached hereto.

1.9 “Materials” means the Materials as defined in the PHS/Nabi rEPA Materials License Agreement.

1.10 “Nabi Indemnitees” has the meaning assigned to such term in Section 3.5(b).

1.11 “Patents” means patent applications and patents, together with any divisions, continuations, continuations-in-part or the like thereof, and any foreign patent application or equivalent corresponding thereto, and any letters patent or the equivalent thereof issuing thereon, or reissues, re-examinations or extensions thereof, or Supplementary Protection Certificates or the like in respect thereof.

1.12 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.13 “Supplementary Protection Certificate” shall mean the supplementary protection certificate for Medicinal products provided under Council Regulation (EEC) No. 1768/92 of June 18, 1992, and their equivalents.

1.14 “Third Party” means any Person other than Nabi or GSK.

1.15 “Vaccine” means a biological preparation which, when given to a patient, elicits an immune response which subsequently protects or treats a patient from a disease. For purposes of clarity, the term Vaccine as used in this Agreement shall not include (i) suppression immunotherapies designed to reduce, suppress or direct an existing immune response or (ii) antibodies, monoclonal antibodies or immunoglobulins.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2. GRANT.

2.1 Exclusive Grant. Subject to the Option and License Agreement and the applicable terms of the PHS/Nabi rEPA Materials License Agreement, for the term of the PHS/Nabi rEPA Materials License Agreement Nabi hereby grants to GSK an exclusive (as to Nabi) sublicense of Nabi’s non-exclusive rights under PHS/Nabi rEPA Materials License Agreement to:

(a) make, have made and use the Materials for the purpose of making or having made Licensed Products in the Licensed Field; and

(b) make, have made, use, sell and have sold Licensed Products in the Licensed Field.

which sublicense shall be royalty-bearing, world-wide.

2.2 No Other Licenses. Except as set forth in Section 2.1, neither Party shall acquire any license or other intellectual property interest under this Agreement, by implication, estoppel or otherwise, in any intellectual property, including Patents, Know-How, or any other intellectual property owned or controlled by the other Party or its Affiliates.

2.3 Covenants.

(a) GSK acknowledges receipt of an unredacted copy of the PHS/Nabi rEPA Materials License Agreement. Nabi represents and warrants to GSK that Nabi has provided GSK with a complete and accurate copy of the PHS/Nabi rEPA Materials License Agreement in effect as of the Effective Date.

(b) Nabi hereby covenants and agrees that:

(1) it shall not terminate the PHS/Nabi rEPA Materials License Agreement;

(2) it shall not modify or amend (or consent to modification or amendment of) the PHS/Nabi rEPA Materials License Agreement, in each case only insofar as it affects the rights and obligations of Nabi thereunder with respect to the rights and obligations of GSK under this Agreement, without the written permission of GSK (which permission may be withheld by GSK in its sole discretion);

(3) to the extent permitted under the PHS/Nabi rEPA Materials License Agreement, it may assign the PHS/Nabi rEPA Materials License Agreement without the written consent of GSK, provided that (A) any such assignment of the PHS/Nabi rEPA Materials License Agreement is subject to this Agreement, and (B) GSK is promptly provided with written notice of such assignment; and

(4) it shall promptly provide GSK with any notice of material breach of the PHS/Nabi rEPA Materials License Agreement and/or any intent to terminate the PHS/Nabi rEPA Materials License Agreement and/or the rights and licenses with respect to rights and obligations of GSK under this Agreement and it shall use commercially reasonable efforts to cure any such breach and/or to prevent termination of such PHS/Nabi rEPA Materials License Agreement and/or such rights and licenses in the Licensed Field thereunder, except to the extent caused by GSK, its Affiliates and if Nabi fails to do so, GSK shall have the right, but not the obligation, to cure such breach and/or prevent such termination at the cost and expense of Nabi and/or at the cost and expense of GSK with such cost and expense being reimbursed to GSK by Nabi.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) In the event Nabi ceases operations or otherwise ceases to have need for the PHS/Nabi rEPA Materials License Agreement, Nabi, following receipt of a request from GSK, shall, subject to the terms of the PHS/Nabi rEPA Materials License Agreement, use commercially reasonable efforts to have the PHS/Nabi rEPA Materials License Agreement assigned to GSK, with any amounts due and payable in connection with such assignment to be paid by GSK.

(d) Notwithstanding anything herein to the contrary, GSK acknowledges that the rights under the PHS/Nabi rEPA Materials License Agreement that are sublicensed to GSK hereunder do not and cannot exceed the scope of Nabi’s rights under the PHS/Nabi rEPA Materials License Agreement. GSK further agrees that in exercising such rights sublicensed to GSK hereunder it shall abide by the terms, conditions, limitations, restrictions and obligations under the PHS/Nabi rEPA Materials License Agreement, including with respect to the use of Materials and Licensed Products in the Licensed Field.

2.4 Royalties and Payment Terms. GSK acknowledges and agrees to make to Nabi the royalty payments due from Nabi under the applicable clauses of the PHS/Nabi rEPA Materials License Agreement in respect of sales of Licensed Products in the Licensed Field made by GSK or its Affiliates hereunder as if such sales had been made by Nabi. GSK will make each such payment to Nabi no less than five Business Days prior to the date the corresponding payment from Nabi is due under the PHS/Nabi rEPA Materials License Agreement. If permitted under the PHS/Nabi rEPA Materials License Agreement, GSK may make such payments directly to PHS and provide Nabi with evidence of each payment and a copy of all sales reports provided to PHS in connection with such payments.

2.5 Reporting. GSK acknowledges and agrees to provide to Nabi any and all reports due from Nabi under the applicable clauses of the PHS/Nabi rEPA Materials License Agreement in respect of sales of Licensed Products in the Licensed Field made by GSK or its Affiliates hereunder as if such sales had been made by Nabi. GSK will provide each such report to Nabi no less than five Business Days prior to the date the corresponding report from Nabi is due under the PHS/Nabi rEPA Materials License Agreement. If permitted under the PHS/Nabi rEPA Materials License Agreement, GSK may make such reports directly to PHS and provide Nabi with evidence of delivery of, and a copy of, each such report.

3. WARRANTIES AND INDEMNITY.

3.1 Each Party represents and warrants to the other Party as of the Effective Date that (a) it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

3.2 Nabi represents and warrants to GSK that Nabi has the right to grant the sublicense and rights granted under this Agreement.

3.3 This Agreement imposes upon GSK no diligence obligations with respect to the use, development or commercialization of Licensed Products in the Licensed Field.

3.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY DISCLAIMS ANY WARRANTIES WITH RESPECT TO: (A) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE TECHNOLOGY, MATERIALS OR PRODUCTS IT PROVIDES OR WHICH MAY BE DISCOVERED, DEVELOPED OR COMMERCIALIZED UNDER THIS AGREEMENT; AND (B) THE VALIDITY, ENFORCEABILITY, OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR TECHNOLOGY IT PROVIDES OR LICENSES TO THE OTHER PARTY UNDER THIS AGREEMENT.

3.5 Indemnification.

(a) GSK Right to Indemnification. Nabi shall indemnify, defend, and hold harmless GSK and its Affiliates and their respective directors, officers, shareholders, employees, contractors and agents (collectively, the “GSK Indemnitees”) from and against any and all claims, demands, actions, causes of actions, losses, damages, costs, expenses and other liabilities, and expenses, costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification (collectively, the “Liabilities”) to the extent resulting from or arising out of (i) any material breach by Nabi of any of its obligations under this Agreement, or (ii) any negligent or willful misconduct of Nabi. Notwithstanding the foregoing, Nabi shall not have any obligation to indemnify hereunder with respect to a Liability to the extent that it arises out of (A) the negligent or willful misconduct of any GSK Indemnitee, or (B) any material breach of this Agreement by any GSK Indemnitee.

(b) Nabi Right to Indemnification. GSK shall indemnify, defend, and hold harmless Nabi, PHS and their Affiliates and their respective directors, officers, shareholders, employees, contractors and agents (collectively, the “Nabi Indemnitees”) from and against any and all Liabilities, to the extent resulting from or arising out of (i) any negligent or willful misconduct of GSK, (ii) any material breach by GSK of any of its obligations under this Agreement, or (iii) the manufacture, development, use, sale, marketing or other commercialization of any Licensed Products by or on behalf of GSK or its Affiliates, including without limitation claims relating to any alleged latent, overt, or other defect in design, formulation, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of express or implied warranties or representations or infringement of third party intellectual property rights relating to any Licensed Product. Notwithstanding the foregoing, GSK shall not have any obligation to indemnify hereunder with respect to a Liability to the extent that it arises out of (A) the negligent or willful misconduct of any Nabi Indemnitee, or (B) any material breach of this Agreement by any Nabi Indemnitee.

(c) Indemnification Procedures. A Party that intends to claim indemnification under Section 3.5(a) or Section 3.5(b) of this Agreement (the “Indemnitee”) shall promptly notify the Party from whom it seeks indemnification (the “Indemnitor”) in writing of any claim, lawsuit, or other action in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall permit the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee’s rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights or require Indemnitee to make any admission, payment or other action without the Indemnitee’s written approval. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided in this Section 3.5(c). The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

3.6 Insurance. During the term of this Agreement, and for five (5) years thereafter with respect to claims made no more than sixty (60) days thereafter, Nabi shall procure and maintain insurance adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated and the insurance coverage shall in no event be less than Five Million Dollars ($5,000,000) per loss occurrence and Ten Million Dollars ($10,000,000) in the aggregate, provided, however, that Nabi shall not be required to have or obtain Extended Reporting Period coverage such that claims may be made more than sixty (60) days after expiration or termination of this Agreement. GSK hereby represents and warrants to Nabi that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for large pharmaceutical companies in the life sciences industry for the activities to be conducted by it under this Agreement. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance which materially adversely affects the rights of the other Party hereunder. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Section 3.5.

4. CONFIDENTIALITY. Except as otherwise agreed by the Parties in writing in the Option and License Agreement or otherwise or pursuant to the PHS/Nabi rEPA Materials License Agreement, the Parties agree that from and continuing after the Effective Date each Party shall maintain in confidence, shall not disclose to any Third Party and shall not make any public announcement to any Third Party concerning any terms or conditions of this Agreement or the Option and License Agreement or anything else relating to the facts or circumstances of the Parties entering into this Agreement; provided, however, that no such prior consent shall be necessary for a Party to disclose such terms and conditions: (a) as reasonably required under the circumstances, to its Affiliates, officers, directors, employees, representatives or agents under obligations of confidentiality substantially similar to those provided herein; (b) as reasonably required under the circumstances, to existing or prospective advisors, investors, collaborators, (sub)licensees, partners or joint venturers under obligations of confidentiality substantially similar to those provided herein; (c) as reasonably required under the circumstances, to a Third Party under obligations of confidentiality substantially similar to those provided herein in connection with: (i) a merger, consolidation or similar transaction by such Party, or (ii) the sale of all or substantially all of the assets of such Party to which this Agreement relates; or (d) as otherwise required by law, rule or regulation including, without limitation, applicable securities exchange rules or regulations, provided, further, that, with respect to any disclosure required by law, rule or regulation, the Party required to disclose such terms and conditions shall (x) provide prior notice thereof to the other Party and (y) if requested by the other Party, seek, or cooperate with such requesting Party’s efforts to obtain, confidential treatment with respect to any such disclosure to the extent available at such requesting Party’s expense. Prior to any disclosure pursuant to clause (a), (b) or (c) above, the Party disclosing such terms and conditions in accordance with clause (a), (b) or (c) of this Section shall (1) require that the Third Party to which such disclosure is made to be bound by obligations of confidentiality that are at least equivalent in scope to those owed by such disclosing Party and (2) ensure that any Affiliate to which such disclosure is made shall not disclose such terms or conditions to any Third Party, except as would be permitted by a Party pursuant to this Section 5.

5. TERMINATION.

5.1 GSK may terminate this Agreement by giving Nabi notice in writing at least thirty (30) days in advance of the effective date of termination selected by GSK. Nabi may terminate this Agreement only because

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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of (i) a material breach of this Agreement by GSK or its Affiliates that has not been remedied by GSK within 60 calendar days from and after notice from Nabi to GSK of such breach, and which shall include any action or inaction of GSK or its Affiliate resulting a default in any material obligation under the PHS/Nabi rEPA Materials License Agreement, or (ii) termination by PHS of the PHS/Nabi rEPA Materials License Agreement.

5.2 Surviving any termination of this Agreement are: (a) any cause of action or claim of GSK or Nabi, accrued or to accrue, because of any breach or default by the other party; (b) the provisions of Articles 3, 4 and 6; and (c) any provision hereunder necessary for Nabi to comply with its obligations under the PHS/Nabi rEPA Materials License Agreement in respect of matters addressed by this Sublicense, including the return of Materials and Licensed Products by GSK pursuant to Section 16 of the PHS/Nabi rEPA Materials License Agreement and submission of a final report pursuant to Section 17 of the PHS/Nabi rEPA Materials License Agreement.

6. MISCELLANEOUS PROVISIONS.

6.1 Construction and Joint Preparation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The headings contained in this Agreement are intended for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles thereof to the extent such principles would require or permit the application of the laws of another state.

6.3 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in the English language and in written form, and shall be deemed delivered (a) on the date of delivery when delivered by hand on a business day, (b) on the business day designated for delivery if sent by reputable overnight courier maintaining records of receipt and (c) on the date of transmission when sent by facsimile during normal business hours on a business day, with confirmation of transmission by the transmitting equipment; provided, however, that any such communication delivered by facsimile shall only be effective if within two (2) business days of such transmission such communication is also delivered by hand or deposited with a reputable overnight courier maintaining records of receipt for delivery on the immediately succeeding business day. All such communications shall be addressed to the Parties at the applicable addresses set forth below or at such other address(es) as a Party may designate upon ten (10) days’ prior written notice to the other Parties.

If to Nabi:

Nabi Biopharmaceuticals

12276 Wilkins Avenue

Rockville, MD 20852

Attention: President/CEO

Facsimile No: 301-770-0093

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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If to GSK:

GlaxoSmithKline Biologicals S.A.

rue de l’Institut 89

Rixensart, Belgium

Attention: President, General Manager

Facsimile No.: +32-2-656 8000

Attention: General Counsel

Facsimile No.: +32-10-85-8144

Either Party may change its address or facsimile number by notice to the other Party, which notice shall be effective only upon receipt.

6.4 Assignment. Except as provided in Section 2.3(b), either Party may assign this Agreement, including to any Affiliate of such Party or to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets, without the prior written consent of the other Party. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 6.4 shall be null and void.

6.5 Relationship Among the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship among the Parties. No Party shall incur any debts or make any commitments for the other(s), except to the extent, if at all, specifically provided under this Agreement.

6.6 Entire Agreement. This Agreement and the Option and License Agreement and the agreements entered into as contemplated therein, constitute the entire agreement among the Parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

6.7 Waivers. Neither the failure of any Party to enforce, nor the delay of any Party in enforcing, any condition or part of this Agreement at any time shall be construed as a waiver of that condition or part or a forfeiture of any rights to future enforcement thereof.

6.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

6.9 Severability. To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect or to any extent, then in such respect and to such extent such provision shall be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law, all other provisions of this Agreement shall remain in full force and effect and the Parties shall use commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

[SIGNATURE PAGE TO FOLLOW]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-B-8

IN WITNESS WHEREOF, the Parties have caused this rEPA-Nicotine Materials License Agreement to be duly executed as of the date first above written.

NABI BIOPHARMACEUTICALS

By:

Name:

Title:

GLAXOSMITHKLINE BIOLOGICALS S.A.

By:

Name:

Title:

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-B-9

SCHEDULE A: Licensed Products

“Products” as such term is defined in the Option and License Agreement.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-B-10

SCHEDULES

TO

EXCLUSIVE OPTION AND LICENSE AGREEMENT

BY AND BETWEEN

NABI BIOPHARMACEUTICALS

AND

GLAXOSMITHKLINE BIOLOGICALS S.A.

DATED AS OF NOVEMBER 13, 2009

The Schedules attached hereto (these “Schedules”) are being delivered with, and form part of, that certain Exclusive Option and License Agreement (the “Agreement”), dated as of November 13, 2009, by and between Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and GlaxoSmithKline Biologicals S.A., a Belgian corporation (“GSK”), subject to the following terms and conditions:

1. In some respects, these Schedules may provide information not strictly called for by the Agreement but have been included because it was thought that such additional information might be helpful. No implication should be drawn that any information provided in the Schedules is necessarily material or otherwise required to be disclosed or that the inclusion of such information establishes or implies a standard of materiality, a standard for what is or is not in the ordinary course of business, or any other standard set forth in the Agreement.

2. The inclusion of any fact or item in a Schedule referred to specifically in the Agreement shall, should it be appropriate and reasonably apparent, be deemed to be disclosed with respect to such other Schedules whether or not an explicit cross-reference appears, although Nabi has endeavored to specifically cross-reference to other Schedules, where applicable.

3. Capitalized terms used in a Schedule shall, unless the context indicates otherwise, have the same meanings as in the Agreement. Headings have been inserted for convenience of reference only and shall not have the effect of amending or changing the content or meaning of the information disclosed in the Schedules.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(a)

NicVAX Definitions

“NicVAX” means the 3’-aminomethylnicotine-P. aeruginosa r-Exoprotein A conjugate Vaccine, NicVAX® existing as of the Execution Date utilizing each of the NicVAX Hapten, NicVAX Carrier, NicVAX Conjugation and NicVAX Adjuvant, utilizing the presentation, dosage form, regimen of administration and method of Vaccine delivery existing as of the Execution Date.

“NicVAX Hapten” means 3’-aminomethylnicotine.

“NicVAX Carrier” means recombinant Pseudomonas aeruginosa r-Exoprotein A.

“NicVAX Conjugation” means the chemical linking together of the NicVAX Hapten through the 3’-position of the NicVAX Hapten and the terminal amino groups of the NicVAX Carrier via a succinyl moiety according the following formula:

“NicVAX Adjuvant” means alum.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-1

Schedule 1.1(b)

Certain Definitions

“Improved Current Generation Candidate” or “ICG” means any Vaccine in the Field Developed (A) by or on behalf of Nabi prior to the Execution Date or during the Term as permitted under this Agreement, or (B) by or on behalf of GSK during the Term as permitted under this Agreement following Exercise of the NicVAX Option or an ICG Option Exercise, in each case of ((A) and (B)): (i) other than NicVAX and which [*] together with any Adjuvant other than any GSK Adjuvant, (ii) [*], (iii) NicVAX in a different presentation or dosage form, having any different regimen of administration, and/or [*].

“Complementary R&D” means [*] or any other clinical trial or other experimental discovery, research and development work conducted by or on behalf of Nabi for Vaccines in the Field during the Collaboration Term on, relating to or having application to NicVAX, any ICG and/or any Future Generation Candidate, and in each case together with all Know-How and Patents developed or discovered in connection with undertaking such activities, to the extent relating to Vaccines in the Field. [*]

“Current Generation Candidate” means NicVAX and/or any ICG, in each case which is Developed or Commercialized under the Agreement.

“Future Generation Candidate” means any Vaccine in the Field other than NicVAX and the ICGs, in each case the Development, Manufacture or Commercialization of which is (a) Covered by any Nabi Patents or Joint Collaboration Patents, or (b) makes use of any Nabi Know-How or Joint Collaboration Know-How.

“Hapten” means a small molecule targeted to elicit an immune response when attached to a Carrier to form a Hapten - Carrier adduct.

“Carrier” means proteins that transport a specific substance or group of substances, including a Hapten, through intracellular compartments or in extracellular fluids (e.g. in the blood) or else across the cell membrane.

“Conjugation Technology” means the technology and process for coupling two molecules together, including the coupling of a Hapten and a Carrier.

“Adjuvant” means an agent targeted to stimulate the immune system and increase the response to a Vaccine, without having any specific antigenic effect in itself.

“GSK Adjuvant” means any Adjuvant Covered by any Patents, or the making, use or sale of which would infringe any other intellectual property, owned or Controlled by GSK or any of its Affiliates at any time.

“NicVAX Option Expiration Date” means the date that is twenty-five (25) Business Days following the receipt by GSK (the “Receipt of Preliminary Results”) of the database and Preliminary Results following Data Lock for the First Phase III Clinical Trial for NicVAX; provided, that if the Full Results for such clinical trial are not received by GSK within ten (10) Business Days following the Receipt of Preliminary Results, then the NicVAX Option Expiration Date shall be extended by the number of Business Days in excess of ten (10) Business Days upon which the Full Results for such trial are actually delivered to GSK by Nabi following such Receipt of Preliminary Results.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-2

Schedule 1.1(c)

Third Party Manufacturers

[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-3

Schedule 1.1(d)

Knowledge

Ali Fattom, VP, Research & Development

Raafat Fahim, President & CEO

Matthew Kalnik, Sr. VP, Strategic Planning & Business Operations

Paul Kessler, Sr. VP Clinical, Medical, & Regulatory Affairs

Darlene Flaim, Director of Legal Operations

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-4

Schedule 1.1(e)(i)

Nabi Patents

I.	HAPTEN-CARRIER CONJUGATES FOR TREATING AND PREVENTING NICOTINE ADDICTION

1.	018861-0156 US Patent 6232082 granted 5/15/2001

2.	018861-0192 US Patent 6518031 granted 2/11/2003

3.	018861-0253 US Patent 6773891 granted 8/10/2004

4.	018861-0278 US Patent 7247502 granted 7/24/2007

5.	018861-0360 US Application 11/780742 filed 7/20/2007

6.	018861-0177 PCT Application PCT/US1999/028272 filed 12/1/1999

7.	018861-0213 Serbia Application P-396/01 filed 12/1/1999

8.	018861-0508 Montenegro Application P-342/08 filed 12/1/1999

9.	018861-0507 Kosovo Application 165 filed 9/25/2008

10.	018861-0212 Turkey Patent 2001 02411 granted 12/22/2003

11.	018861-0211 South Africa Patent 2001/4477 granted 3/27/2002

12.	018861-0210 Poland Patent 199253 granted 2/20/2008

13.	018861-0209 Norway Application 20012589 filed 12/1/1999

14.	018861-0208 New Zealand Patent 512103 granted 1/5/2004

15.	018861-0207 Mexico Patent 235363 granted 3/31/2006

16.	018861-0361 Mexico Div Application PA/a/2006/003568 filed 12/1/1999

17.	018861-0206 Korea (South) Patent 656836 granted 12/6/2006

18.	018861-0205 Japan Application 2000-584928 filed 12/1/1999

19.	018861-0204 Israel Patent 143474 granted 9/12/2006

20.	018861-0203 Indonesia Patent ID0014233 granted 9/10/2004

21.	018861-0202 India Patent 231829 granted 3/9/2009

018861-0452 India Div Application 2303/DELNP/2007 filed 12/1/1999

22.	018861-0201 Hungary Application P0104365 filed 12/1/1999

23.	018861-0198 Canada Application 2352765 filed 12/1/1999

24.	018861-0197 Brazil Application 9915852-3 filed 12/1/1999

25.	018861-0196 Australia Patent 763001 granted 10/23/2003

26.	018861-0199 China Patent 99813956.4 granted 9/28/2005

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-5

27.	018861-0249 Hong Kong Patent 1043061 granted 7/7/2006

28.	018861-0329 China Div Application 200510092438.8 filed 12/1/1999

29.	018861-0395 Hong Kong Application 06112172.9 filed 12/1/1999

30.	018861-0200 EAPO (Eurasian) Patent 004956 granted 10/28/2004

31.	018861-0313 Turkmenistan Patent 004956 granted 10/28/2004

32.	018861-0312 Tajikistan Patent 004956 granted 10/28/2004

33.	018861-0311 Russian Federation Patent 004956 granted 10/28/2004

34.	018861-0310 Moldova Patent 004956 granted 10/28/2004

35.	018861-0309 Kyrgyzstan Patent 004956 granted 10/28/2004

36.	018861-0308 Kazakhstan Patent 004956 granted 10/28/2004

37.	018861-0307 Belarus Patent 004956 granted 10/28/2004

38.	018861-0306 Azerbaijan Patent 004956 granted 10/28/2004

39.	018861-0305 Armenia Patent 004956 granted 10/28/2004

40.	018861-0191 EPO Patent 1135166 granted 10/13/2004

41.	018861-0254 Hong Kong Patent 1042428 granted 7/29/2005

42.	018861-0288 United Kingdom Patent 1135166 granted 10/13/2004

43.	018861-0281 Switzerland Patent 1135166 granted 10/13/2004

44.	018861-0297 Sweden Patent 1135166 granted 10/13/2004

45.	018861-0285 Spain Patent 1135166 granted 10/13/2004

46.	018861-0296 Portugal Patent 1135166 granted 10/13/2004

47.	018861-0295 Netherlands Patent 1135166 granted 10/13/2004

48.	018861-0294 Monaco Patent 1135166 granted 10/13/2004

49.	018861-0293 Luxembourg Patent 1135166 granted 10/13/2004

50.	018861-0291 Italy Patent 1135166 granted 10/13/2004

51.	018861-0290 Ireland Patent EP1135166 granted 10/13/2004

52.	018861-0289 Greece Patent 3051742 granted 10/13/2004

53.	018861-0283 Germany Patent 69921178-6 granted 10/13/2004

54.	018861-0287 France Patent 1135166 granted 10/13/2004

55.	018861-0286 Finland Patent 1135166 granted 10/13/2004

56.	018861-0284 Denmark Patent 1135166 granted 10/13/2004

57.	018861-0282 Cyprus Patent 1103497 granted 10/13/2004

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-6

58.	018861-0280 Belgium Patent 1135166 granted 10/13/2004

59.	018861-0279 Austria Patent E279211 granted 10/13/2004

60.	018861-0300 EPO Div Application 04024278.6 filed 12/1/1999

61.	018861-0331 Hong Kong Application 05107870.5 filed 12/1/1999

II.	METHOD FOR MAKING NICOTINE HAPTEN

1.	018861-0317 US Provisional Application 60/739933 filed 11/28/2005

2.	018861-0403 US Patent 7446205 granted 11/4/2008

3.	018861-0401 Gulf Cooperation Council Application 7279 filed 11/27/2006

4.	018861-0397 Argentina Application 060105225 filed 11/27/2006

5.	018861-0399 Taiwan Application 095143752 filed 11/27/2006

6.	018861-0400 Thailand Application 0601005877 filed 11/27/2006

7.	018861-0396 PCT Application PCT/US2006/044402 filed 11/15/2006

8.	018861-0500 EPO Application 06837711.8 filed 11/15/2006

9.	018861-0518 Hong Kong Application 09101446.9 filed 11/15/2006

III.	METHOD TO DECREASE THE TOXIC EFFECTS OF NICOTINE (FROM SMOKING) ON FETUSES IN PREGNANT WOMEN

1.	018861-0321 US Provisional Application 60/776667 filed 2/27/2006

2.	018861-0426 US Patent 7547712 granted 6/16/2009

3.	018861-0427 PCT Application PCT/US2007/004909 filed 2/26/2007 (Inactive)

4.	018861-0431 Venezuela Application 00385-2007 filed 2/27/2007 (Abandoned)

5.	018861-0432 Uruguay Application 30174 filed 2/27/2007 (Abandoned)

6.	018861-0430 Argentina Application 070100813 filed 2/27/2007 (Abandoned)

7.	018861-0429 Pakistan Application 188/2007 filed 2/26/2007 (Abandoned)

Note Nabi has stopped pursuing this application outside of the US

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-7

Schedule 1.1(e)(ii)

Excluded Patents

[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-8

Schedule 2.1.1(f)(i)

Factors

[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-9

Schedule 2.1.1(f)(ii)

Special Arbitration Provisions

A. Generally. Any matter to be resolved pursuant to the Special Arbitration Provisions as indicated in Section 2.1.1(f), or any other matter the Parties agree to resolve through these procedures, shall be determined through binding arbitration in New York, New York in accordance with this Schedule 2.1.1(f)(ii). Except as set forth in the foregoing sentence, this Schedule shall have no other force or effect.

B. Arbitration Panel. The arbitration panel shall be comprised of one (1) independent, conflict-free arbitrator that is mutually acceptable to each Party. The Parties shall endeavor to select the arbitrator within ten (10) Business Days of the failure of the Parties to resolve the matter. If the Parties are unable to agree on the appointment of an arbitrator, the arbitration shall be heard and decided by three (3) independent, conflict-free arbitrators with one (1) independent, conflict-free arbitrator to be appointed by each Party and a third independent, conflict-free arbitrator to be appointed by the Parties’ appointed arbitrators. If the Parties’ appointed arbitrators shall fail to agree, within ten (10) Business Days from the date both Parties’ arbitrators have been appointed, on the identity of the third arbitrator, then such arbitrator shall be appointed by the appropriate administrative body of the American Arbitration Association from its list of authorized arbitrators.

C. Exchange of Proposed Agreements. Within six (6) Business Days of the appointment of the arbitrator(s), the Parties shall exchange their final proposals in the form of a proposed amendment to Schedule 8 of this Agreement ready for execution. The arbitration panel shall promptly convene a hearing, at which time each Party shall have one (1) hour to argue in support of its final proposed amendment to Schedule 8 of this Agreement. The Parties shall not call any witnesses in support of their arguments.

D. Selection of Proposed Settlement Agreement. The arbitrator(s) shall select the proposed amendment to Schedule 8 of this Agreement that most closely reflects a commercially reasonable solution consistent with the factors set forth on Schedule 2.1.1(f)(i) as the binding agreement to be executed by the Parties. In making their selection, the arbitrator(s) shall not modify the terms or conditions of either Party’s final proposed amendment to Schedule 8 of this Agreement nor shall the arbitrator(s) combine provisions from both final proposed amendments to Schedule 8 of this Agreement. In making their selection, the arbitrator(s) shall consider the terms and conditions of this Agreement, the relative merits of the final proposed amendment to Schedule 8 of this Agreement, and the written and oral arguments of the Parties. In the event the arbitrator(s) seek the guidance of the law of any jurisdiction, the laws of the State of Delaware shall govern.

E. Notification of Decision. The arbitrator(s) shall make their decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. Such written notice need not justify their decision. The Parties shall execute the agreement selected by the arbitration panel within ten (10) Business Days of receipt of notice of such selection. Any payments due upon the effectiveness of such agreement, shall be due upon the execution of such agreement by the last party thereto. The decision of the arbitrator(s) shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.

F. Costs. The Parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrator(s) shall be equally divided between the Parties.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-10

Schedule 2.2.3

Technology Transfer Reimbursement Principles

Subject to the applicable provisions of the Agreement, Nabi would transfer and deliver to GSK, at no cost to GSK, copies of all tangible embodiments of all Joint Collaboration Technology not in the possession of GSK as well as all Nabi Technology, in each case within the possession of Nabi, including final study reports for the support of Regulatory Approvals, batch records, vendor information, validation documentation, all pre-clinical data, analyses, manufacturing data, applicable reference standards. To the extent GSK requests that Nabi provide materials (other than standards for analytical testing) or services to GSK, such as clinical material, physical assistance with technology transfer, consultancy activities, etc., GSK shall reimburse Nabi for such services consistent with the following principles:

•	[*] – Nabi FTE rate, subject to annual increases consistent with Nabi’s past practice, not to exceed [*] percent ([*]%) in any year;

•	Nabi would be reimbursed for operating expenses including all third party contracting and consulting arrangements, with a [*] percent ([*]%) administrative fee on third party arrangements;

•	Nabi would be reimbursed for all out of pocket expenses plus [*] percent ([*]%); and

•

“FTE” means a full-time person dedicated by Nabi to the work in question, or in the case of less than a full-time dedicated person, a full-time equivalent person year, based upon a total of forty-seven (47) weeks (i.e., one thousand eight hundred eighty (1,880) hours) per year of work on or directly related to the work in question (in each case, whether Nabi employees, consultants, or subcontractors).

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-11

Schedule 4.3.2

Initial Development Plan Outline

Nabi and GSK acknowledge that a successful outcome of the Agreement between the Parties is largely dependent on well executed Development Plan outlining ongoing and future activities to be conducted by Nabi, leading to the completion of the NicVAX Phase III trials. The Parties also acknowledge that, as appropriate, input from GSK would be beneficial and may enhance the success of the project, particularly on aspects that would better prepare the eventual commercialization of the product. The JSC will oversee the execution of the Development Plan.

While the Parties have discussed the constituents of the Development Plan, they agreed to have further documentation of the Development Plan after execution of a definitive agreement. For clarity, it is agreed by the Parties that the deliverables under the Development Plan will be delivered over the course [*] following the Closing Date and are not a condition to closing under the Agreement. Furthermore, the Development Plan will comply with the terms of [*]. The Development Plan will be guided by the following philosophy and key elements:

A) Non-Clinical development:

In view of a submission of NicVAX the non-clinical package should contain all the elements [*] to support regulatory filing. Key elements which the parties recognize as critical to the development:

•	Pre-clinical toxicology package [*]

•	[*]

•	[*]

•	Affinity measurements of [*]

•	Sharing [*] between parties to allow each to be ready with setup of methods at the time of exercise [*].

B) Clinical development (refer to SPA and GxP):

In view of a submission of NicVAX the clinical package should contain all the elements required to demonstrate the safety and efficacy of the product according [*]. Key elements which the parties recognize as critical are:

•	[*] the two parallel phase III trials (4514 and 4515) as agreed with the regulators [*]

•	[*] product safety information from all phase I-II-III trials [*].

•	[*].

•	[*].

•	[*]

•	[*]

•	[*]

•	[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-12

•	[*]

•	[*]

•	[*]

•	Information transfer protocols [*].

•	Data transfer procedures [*].

•	statistical programming [*]

•	Ensure that adequate resources [*].

C) Regulatory development:

In view of a submission of NicVAX the relationship with the different regulators will be key to understand their expectations and to be as ready as possible to provide the relevant quality data that they are seeking, allowing a rapid submission and registration once the phase III data are available. [*] Key elements which the parties recognize as critical to the development:

•	Additional Discussions with Regulatory Authorities in general. [*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	Pre-submission meeting(s) with [*] country authorities as needed

•	[*] Meeting [*] – to discuss plans and acceptability [*]

•	[*]

•	[*]

D) CMC:

[*] should contain all the elements to receive rapid approval of any [*] manufacturing facilities by the regulators, and to support commercial production and supply of the product [*].

[*]

•	[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-13

•	[*]

¡	[*]

¡	[*]

¡	[*]

¡	[*]

¡	[*]

¡	[*]

•	[*]

•	[*]

•	[*]

E) Commercial development and communication:

Commercial development of the vaccine would be the responsibility of GSK (assuming option exercise). [*] Key elements which the parties recognize as critical to the development:

•	Introduction and participation of both parties into [*] development activities organized.

•	[*]

•	Joint participation to a number of meetings and workshops [*].

F) Project Management:

The parties agree to apply best project management practices to the activities they will perform. Key elements which the parties recognize as critical to the development and supervised by the JSC:

•	Clear charters, memberships and accountabilities of the development and governance teams involved with NicVAX

•	Excellence in documentation of project discussions and decision making with storage of this information in a sharable format.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-14

Schedule 7.1

Guidelines for Manufacturing Matters

[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-15

Schedule 8

Financial Terms

Schedule 8 to be appended to these Schedules in the event that the Parties determine financial terms in accordance with Section 2.1.1(f).

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-16

Schedule 10.3

Disclosures

[*]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-17

Schedule 10.3.7

Nabi Trademarks

For the “word” mark NICVAX

Owner of Record

Nabi Biopharmaceuticals

Mark	Country	Reg./Ser. No.	Filing/Reg. Date	Class	Goods	Status
NICVAX	United States	2,995,529	9/13/2005	5	vaccine for the treatment or prevention of nicotine addiction	Registered

NICVAX	Korea Republic of (South Korea)	884799	2/17/2006	5	vaccine for the treatment or prevention of nicotine addiction	Registered

NICVAX	Korea, Democratic People’s Republic of (North Korea)	884799	2/17/2006	5	vaccine for the treatment or prevention of nicotine addiction	Registered

NICVAX	CTM	887850	5/8/2006	5	vaccine for the treatment or prevention of nicotine addiction	Registered

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-18

Schedule 12.5

Joint Press Release

[Intentionally Omitted.]

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-SCH-19

ANNEX B

Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

I.	Audited Consolidated Financial Statements from Annual Report filed on Form 10-K for the year ended December 27, 2008

II.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended March 28, 2009

III.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended June 27, 2009

IV.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended September 26, 2009

ANNEX B-I

Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

I.	Audited Consolidated Financial Statements from Annual Report filed on Form 10-K for the year ended December 27, 2008

B-I-1

Report of Independent Registered Public Accounting Firm

The Board of Directors

and Stockholders of Nabi Biopharmaceuticals

We have audited Nabi Biopharmaceuticals’ (the “Company”) internal control over financial reporting as of December 27, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Nabi Biopharmaceuticals’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified a material weakness in internal controls over the accounting for income taxes. Specifically, the process and procedures for intraperiod allocation of the provision for income taxes between loss from continuing operations and income from discontinued operations were not effective. This material weakness in internal controls over income taxes resulted in the restatement of the 2007 and 2006 financial statements. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2008 consolidated financial statements, and this report does not affect our report dated March 11, 2009, on those consolidated financial statements.

In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, Nabi Biopharmaceuticals has not maintained effective internal control over financial reporting as of December 27, 2008, based on the COSO criteria.

/s/ Ernst & Young LLP

McLean, Virginia

March 11, 2009

B-I-2

Report of Independent Registered Public Accounting Firm

The Board of Directors

and Stockholders of Nabi Biopharmaceuticals

We have audited the accompanying consolidated balance sheets of Nabi Biopharmaceuticals as of December 27, 2008 and December 29, 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 27, 2008. Our audits also included the financial statement schedule listed in the index at item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nabi Biopharmaceuticals at December 27, 2008 and December 29, 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 27, 2008, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the Consolidated Financial Statements, the 2007 and 2006 consolidated financial statements have been restated to correct an error in the allocation of the provision for income taxes between continuing operations and discontinued operations.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), internal control over financial reporting of Nabi Biopharmaceuticals as of December 27, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 11, 2009 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

McLean, Virginia

March 11, 2009

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Nabi Biopharmaceuticals

CONSOLIDATED BALANCE SHEETS

	December 27,	December 29,
In thousands, except share and per share data	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$106,438	$217,606
Marketable securities	23,900	1,600
Prepaid expenses and other current assets	1,430	2,371
Assets of discontinued operations (including restricted cash in 2008)	10,409	4,616

Total current assets	142,177	226,193
Property and equipment, net	1,315	1,971
Other assets (including discontinued operations restricted cash in 2007)	657	10,406

Total assets	$144,149	$238,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,226	$3,647
Accrued expenses and other current liabilities	3,030	7,105
Current liabilities of discontinued operations	3,381	9,548

Total current liabilities	7,637	20,300
2.875% convertible senior notes, net	16,024	71,738

Total liabilities	23,661	92,038
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.10 per share: 5,000,000 shares authorized; no shares outstanding	—	—
Common stock, par value $0.10 per share; 125,000,000 shares authorized; 62,396,414 and 62,116,963 shares issued, respectively	6,239	6,212
Capital in excess of par value	336,691	333,527
Treasury stock, 10,881,846 and 5,807,055 shares, respectively, at cost	(42,187)	(23,608)
Other comprehensive income	60	—
Accumulated deficit	(180,315)	(169,599)

Total stockholders’ equity	120,488	146,532

Total liabilities and stockholders’ equity	$144,149	$238,570

See accompanying notes to consolidated financial statements.

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Nabi Biopharmaceuticals

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
In thousands, except per share data	December 27, 2008	December 29, 2007 (restated)	December 30, 2006 (restated)
Operating expenses:
Selling, general and administrative expense	$12,415	$26,090	$32,576
Research and development expense	12,556	18,841	28,745

Operating loss	(24,971)	(44,931)	(61,321)
Interest income	4,579	6,026	4,148
Interest expense	(1,456)	(3,454)	(3,467)
Other income (expense), net	4,122	3,576	(66)

Loss from continuing operations before income taxes	(17,726)	(38,783)	(60,706)
Benefit from income taxes	2,765	14,265	753

Loss from continuing operations	(14,961)	(24,518)	(59,953)
Discontinued operations:
Income (loss) before gain on disposals, net of tax benefit (provision) of $2.8 million, $0.7 million and ($0.2) million in 2008, 2007 and 2006	4,245	4,036	(3)
Gain on disposals, net of tax provision of $15.0 million and $0.7 million in 2007 and 2006	—	67,551	1,253

Income from discontinued operations	4,245	71,587	1,250

Net income (loss)	$(10,716)	$47,069	$(58,703)

Basic and diluted income (loss) per share:
Continuing operations	$(0.29)	$(0.41)	$(0.98)
Discontinued operations	0.09	1.19	0.02

Basic and diluted income (loss) per share	$(0.20)	$0.78	$(0.96)

Basic and diluted weighted average shares outstanding	51,866	60,295	60,936

See accompanying notes to consolidated financial statements.

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Nabi Biopharmaceuticals

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Capital in Excess of Par Value	Treasury Stock		Accumulated Deficit	Other Accumulated Comprehensive (Loss) Income	Total Stockholders’ Equity
In thousands	Shares	Amount		Shares	Amount
Balance at December 31, 2005	60,323	$6,032	$318,910	(806)	$(5,321)	$(157,965)	$171	$161,827
Net loss	—	—	—	—	—	(58,703)	—	(58,703)
Currency translation adjustment	—	—	—	—	—	—	(171)	(171)

Comprehensive loss								(58,874)
Stock options exercised	477	48	2,293	—	—	—	—	2,341
Recognition of option-related expense, net of tax benefit	—	—	2,434	—	—	—	—	2,434
Stock-based compensation expense	—	—	2,831	—	—	—	—	2,831
Stock issued under Employee
Stock Purchase Plan	224	23	734	—	—	—	—	757
Restricted stock awards, net	450	45	(45)	—	—	—	—	—
Directors fees paid in stock	12	1	71	—	—	—	—	72

Balance at December 30, 2006	61,486	$6,149	$327,228	(806)	$(5,321)	$(216,668)	$—	$111,388
Net income	—	—	—	—	—	47,069	—	47,069

Comprehensive income								47,069
Stock options exercised	229	23	966	—	—	—	—	989
Stock-based compensation expense	—	—	4,981	—	—	—	—	4,981
Purchase of treasury stock	—	—	—	(5,001)	(18,287)	—	—	(18,287)
Stock issued under Employee Stock Purchase Plan	97	9	343	—	—	—	—	352
Restricted stock awards, net	297	30	(30)	—	—	—	—	—
Directors fees paid in stock	8	1	39	—	—	—	—	40

Balance at December 29, 2007	62,117	$6,212	$333,527	(5,807)	$(23,608)	$(169,599)	$—	$146,532
Net loss	—	—	—	—	—	(10,716)		(10,716)
Other comprehensive income							60	60

Comprehensive loss								(10,656)
Stock options exercised	120	12	360	—	—	—		372
Stock-based compensation expense	—	—	2,733	—	—	—		2,733
Purchase of treasury stock	—	—	—	(5,075)	(18,579)	—		(18,579)
Stock issued under Employee
Stock Purchase Plan	28	3	83	—	—	—		86
Restricted stock awards, net	132	12	(12)	—	—	—		—

Balance at December 27, 2008	62,397	$6,239	$336,691	(10,882)	$(42,187)	$(180,315)	$60	$120,488

See accompanying notes to consolidated financial statements.

B-I-6

Nabi Biopharmaceuticals

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
In thousands	December 27, 2008	December 29, 2007 (restated)	December 30, 2006 (restated)
Cash flow from operating activities:
Loss from continuing operations	$(14,961)	$(24,518)	$(59,953)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	574	1,725	954
Non-cash intra-period tax allocation	(2,765)	(14,265)	(753)
Accretion of discount on convertible senior notes	70	168	168
Non-cash compensation	2,733	2,770	4,348
Gain on repurchase of convertible senior notes	(4,023)	(3,583)	—
Other	48	(5)	102
Changes in assets and liabilities:
Prepaid expenses and other assets	541	(401)	(172)
Accounts payable, accrued expenses and other	(4,982)	(4,488)	(6,382)

Total adjustments	(7,804)	(18,079)	(1,735)

Net cash used in operating activities from continuing operations	(22,765)	(42,597)	(61,688)
Net cash provided by operating activities from discontinued operations	3,864	15,853	17,776

Net cash used in operating activities	(18,901)	(26,744)	(43,912)

Cash flow from investing activities:
Purchases of marketable securities	(23,871)	(29,475)	(82,325)
Proceeds from sales of marketable securities	1,600	60,375	54,997
Capital expenditures	(53)	(110)	(223)
Other investing activities, net	112	80	8

Net cash (used in) provided by investing activities from continuing operations	(22,212)	30,870	(27,543)
Net cash provided by investing activities from discontinued operations	1,567	176,362	56,807

Net cash (used in) provided by investing activities	(20,645)	207,232	29,264

Cash flow from financing activities:
Proceeds from issuance of common stock for employee benefit plans	128	728	1,564
Purchase of common stock for treasury	(20,010)	(16,523)	—
Repurchase of convertible senior notes	(51,634)	(34,071)	—
Other financing activities, net	(83)	82	—

Net cash (used in) provided by financing activities from continuing operations	(71,599)	(49,784)	1,564
Net cash (used in) provided by financing activities from discontinued operations	(23)	675	(2,451)

Net cash used in financing activities	(71,622)	(49,109)	(887)

Net (decrease) increase in cash and cash equivalents	(111,168)	131,379	(15,535)
Cash and cash equivalents at beginning of year	217,606	86,227	101,762

Cash and cash equivalents at end of year	$106,438	$217,606	$86,227

See accompanying notes to consolidated financial statements.

B-I-7

Nabi Biopharmaceuticals

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BUSINESS AND ORGANIZATION

We are a biopharmaceutical company focused on the development of products that address unmet medical needs in the areas of nicotine addiction and infectious disease. We leverage our experience and knowledge in powering the human immune system to target serious medical conditions in these areas. Our products in development are NicVAX [Nicotine Conjugate Vaccine], an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse, and PentaStaph [Pentavalent S.aureus Vaccine], a new pentavalent vaccine designed to prevent S.aureus infections including those infections caused by the most dangerous antibiotic-resistant strains of S.aureus. We were incorporated in Delaware in 1969 and our operations are located in Rockville, Maryland.

Products in Development

NicVAX is an investigational vaccine based on patented technology. Nicotine, a non-immunogenic small molecule, can cross the blood-brain barrier and reach specific receptors in the brain, thereby leading to the highly addictive pleasure sensation experienced by smokers and users of nicotine products. NicVAX is designed to stimulate the immune system to produce highly specific antibodies that bind to nicotine. A nicotine molecule attached to an antibody is too large to cross the blood-brain barrier, and thus is unable to reach the receptors in the brain and trigger pleasure sensations. In November 2007, we announced the successful completion of a Phase IIb “proof-of-concept” clinical trial for NicVAX that showed statistically significant rates of smoking cessation and continuous long-term smoking abstinence at 6 and 12 months for subjects injected with NicVAX as compared with subjects injected with placebo. In October 2008, we announced the results of a Phase II schedule optimization immunogenicity study assessing the antibody response and safety of a six-dose immunization schedule. This study showed that significantly higher antibody levels can be generated earlier in a higher percentage of subjects than in previous studies and that the revised dose regimen continued to be well-tolerated. These key results have confirmed the basis of our design for the NicVAX Phase III trials. In December 2008, we announced that we had reached agreement with the FDA on a SPA for the pivotal Phase III clinical trial for NicVAX, which we are in a position to initiate in 2009. The SPA forms the foundation to support approval of a NDA. We are seeking a partner who will assist in further development of the vaccine including the Phase III trial and future commercialization.

PentaStaph is an investigational vaccine based on patented technology, including technology that we have licensed on an exclusive basis from NIH. We are developing PentaStaph for use in patients who are at high risk of S.aureus infection and who are able to respond to a vaccine by producing their own antibodies. PentaStaph requires additional development, including preclinical testing and human studies, as well as regulatory approvals before it can be marketed. We announced two significant events in 2008 that will help advance the development of PentaStaph. In September 2008, we entered into a collaboration agreement with the NIAID to conduct pre-clinical toxicology evaluations of two new antigens designed to protect against two of the most virulent and debilitating toxins produced by the bacteria. This testing will enable the initiation of Phase I clinical trials for these new antigens in 2009. Additionally, in December 2008, we entered into a research and development agreement with the U.S. Department of Defense to conduct a series of collaborative clinical trials for PentaStaph. With these agreements in place, we will be able to advance the development of PentaStaph much further and faster than we could on our own.

Strategic Initiatives

In 2006, we began strategic initiatives to enhance shareholder value. In November 2006, we sold our PhosLo (calcium acetate) product and the product’s related assets to a U.S. subsidiary of Fresenius Medical Care, or Fresenius. Under the sale agreement, we received $65.0 million in cash at closing and received an additional $13.0 million of milestones as of March 11, 2009. We can also receive up to $72.5 million in milestone payments

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and royalties. The royalties relate to sales of a new product formulation over a base amount for 10 years after the closing date. In June 2007, we sold certain assets related to our product Aloprim (allopurinol sodium for Injection) of $3.7 million. On December 4, 2007, we sold our Biologics SBU and certain corporate shared services assets to Biotest Pharmaceuticals Corporation, or Biotest, for $185.0 million ($10.0 million of which has been escrowed for indemnification claims asserted on or before March 31, 2009).

As a result of these strategic actions, as of December 29, 2007 we had sold all of our marketed products, moved our corporate headquarters to Rockville, Maryland and focused our efforts on developing and partnering our NicVAX and PentaStaph products.

In 2008, we announced that we had retained a prominent investment bank to assist with our continued exploration of the full range of strategic alternatives available to us to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company. In addition, we have engaged several other life science strategic advisors to assist with the process.

NOTE 2 RESTATEMENT OF OUR 2007 AND 2006 CONSOLIDATED FINANCIAL STATEMENTS

We determined in connection with the preparation of our 2008 consolidated financial statements that our 2007 and 2006 consolidated financial statements required restatement to correct errors in the allocation of the income tax provision between continuing and discontinued operations. We previously did not consider income we reported from discontinued operations for purposes of determining the amount of income tax benefit that results from a loss from continuing operations and that should be allocated to continuing operations. As a result of these errors, we restated our consolidated financial statements for the years ended December 29, 2007 and December 30, 2006.

The following table summarizes adjustments to our financial statements for the years ended December 29, 2007 and December 30, 2006:

	As Previously Reported	As Restated	Increase (Decrease)
Year ended December 29, 2007:
(Provision) benefit for income taxes	$(201)	$14,265	$(14,466)
Loss from continuing operations	(38,984)	(24,518)	(14,466)

Discontinued operations:
Income before gain on disposals	4,818	4,036	(782)
Gain on disposals	81,235	67,551	(13,684)
Income from discontinued operations	86,053	71,587	(14,466)
Net income	47,069	47,069	—

Basic and diluted income (loss) per share:
Continuing operations	$(0.65)	$(0.41)	$0.24
Discontinued operations	$1.43	$1.19	$(0.24)
Basic and diluted income (loss) per share	$0.78	$0.78	$—

Year ended December 30, 2006:
(Provision) benefit for income taxes	$69	$753	$684
Loss from continuing operations	(60,637)	(59,953)	(684)

Discontinued operations:
Income before gain on disposals	(64)	(3)	61
Gain on disposals	1,998	1,253	(745)
Income from discontinued operations	1,934	1,250	(684)
Net income (loss)	(58,703)	(58,703)	—

Basic and diluted income (loss) per share:
Continuing operations	$(1.00)	$(0.98)	$0.02
Discontinued operations	$0.04	$0.02	$(0.02)
Basic and diluted income (loss) per share	$(0.96)	$(0.96)	$—

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The adjustments did not have any effect on the reported amount of our consolidated net income (loss) for any period. As a result of the decrease in the loss from operations from the intra-period tax allocation, a non-cash line item for a corresponding amount was included as an adjustment in our consolidated statements of cash flows to reconcile our loss from continuing operations to net cash used in operating activities from continuing operations of $14.3 million and $0.8 million for the years ended December 29, 2007 and December 30, 2006, respectively.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation: The consolidated financial statements include the accounts of Nabi Biopharmaceuticals and our wholly-owned subsidiaries (referred to as “Nabi,” the “Company,” “us,” or “we” throughout this report). All significant inter-company accounts and transactions are eliminated in consolidation. All our wholly-owned subsidiaries are dormant or are otherwise non-operative.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period, including such amounts related to discontinued operations. Actual results could differ from those estimates.

Basis of presentation and reclassifications: As further discussed in Note 4, the results of operations and the assets and the liabilities related to the Biologics SBU as well as those amounts related to the Aloprim product line have been accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS 144. Accordingly, the results of the operations related to the Biologics SBU business and to Aloprim from prior periods have been reclassified to discontinued operations. Although we have sold substantially all assets of our corporate shared services and our vaccine manufacturing facility, we continue to reflect these expenses in continuing operations because we continue to require similar functions on an ongoing basis. Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Fiscal year periods: Our fiscal year ends on the last Saturday of December. Consequently, we will periodically have a 53-week fiscal year. The fiscal years ended for the periods presented in the accompanying consolidated financial statements are December 27, 2008, December 29, 2007 and December 30, 2006; all three years were 52-week years.

Research and development expenses: Except for advance payments, research and development costs are expensed as incurred. We use our research and development resources, including employees, equipment and facilities, across multiple drug development programs. Research and development expenses include direct labor costs as well as the costs of contractors and other direct and indirect expenses, but exclude an allocation of selling, general and administrative expenses. We expense amounts payable to third parties under collaborative product development agreements at the earlier of the milestone achievement or as payments become contractually due. In circumstances where we receive grant income (which is a reimbursement to research and development costs incurred), we record the income as an offset to the related expense. In 2007 and 2006, $1.5 million and $2.2 million, respectively, of income related to our NIDA grant was recorded as an offset to clinical trials expenses for NicVAX. We had no NIDA reimbursements in 2008.

Comprehensive income (loss): We follow SFAS No. 130, “Reporting Comprehensive Income,” which calculates comprehensive income (loss) as the total of our net income (loss) and all other changes in equity other than transactions with owners. For the year ended December 27, 2008, comprehensive income consisted of net

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loss, net unrealized gains on our available for sale portfolio of marketable securities of approximately $29, and $31 of cumulative foreign currency translation adjustments; for the year ended December 29, 2007, comprehensive income consisted solely of net income. For the year ended December 30, 2006, comprehensive loss consisted of our net loss as well as foreign currency adjustments.

Income (loss) per share: Basic income (loss) per share is computed by dividing consolidated net income (loss) by the weighted average number of common shares outstanding during the year, excluding unvested restricted stock. For the periods presented in the accompanying Consolidated Statements of Operations, diluted income (loss) per share is calculated similarly because the impact of all potentially dilutive securities is anti-dilutive due to our net loss from continuing operations each year.

When the effects are not anti-dilutive, diluted earnings per share is computed by dividing our net income (loss) by the weighted average number of shares outstanding and the impact of all potentially dilutive securities, consisting primarily of stock options, restricted stock grants and the common shares underlying our Convertible Senior Notes. The dilutive impact of our potentially dilutive securities is determined by applying the treasury stock method. A total of 0.2 million, 0.3 million, and 1.7 million potential dilutive shares have been excluded in the calculation of diluted net income (loss) per share in 2008, 2007 and 2006, respectively, because their inclusion would be anti-dilutive.

Financial instruments: The carrying amounts of financial instruments including cash equivalents, marketable securities, accounts receivable and accounts payable approximated fair value as of December 27, 2008 and December 29, 2007, because of the relatively short-term maturity of these instruments. The carrying value of our Convertible Senior Notes, at December 27, 2008 and December 29, 2007 was $16.0 million and $71.7 million, respectively, compared to the approximate fair value of $14.2 million and $64.1 million, respectively, based on quoted market prices.

Cash, cash equivalents and marketable securities: Cash equivalents consist of investments in highly liquid securities with original maturities of three months or less. Marketable securities consist of short-term available-for-sale securities. Our cash equivalents and marketable securities are carried at market values using quoted market prices. We have investment policies and procedures that are reviewed periodically to minimize credit risk.

Restricted cash: Restricted cash includes (i) $10.2 million of restricted cash from discontinued operations held in escrow to support valid indemnification claims that may be made by Biotest related to the sale of our Biologics SBU, and (ii) restricted cash related to various insurance policies. Any remaining restricted cash held in escrow will be released to us on April 15, 2009; as of March 11, 2009, Biotest had not asserted any indemnification claims against us, and we are not aware of any such claims.

Property and equipment: Property and equipment are carried at cost. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets as follows:

Asset	Estimated Useful Life
Furniture and fixtures	8 years
Information systems	3 - 7 years
Machinery and equipment	4 - 8 years
Leasehold improvements	Lesser of lease term or economic life

Recoverability of Long-Lived Assets: Our policy is to evaluate our long-lived assets for impairment, pursuant to the provisions of SFAS No. 144, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When an evaluation indicates that an asset impairment has occurred, a loss is recognized and the asset is adjusted to its estimated fair value. Given the inherent technical and commercial risks within the biopharmaceuticals industry and the special purpose use of certain of our assets,

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future impairment charges could be required if we were to change our current expectation that we will recover the carrying amount of our long-lived assets from future operations.

Equity-based compensation: We currently account for equity-based compensation under the fair value recognition provisions of SFAS No. 123R, “Share-Based Payment,” which establish accounting for share-based awards in exchange for employee services and require companies to expense the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income taxes: We follow SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of these benefits is more likely than not. We periodically evaluate the realizability of our net deferred tax assets. A valuation allowance is established when the Company believes that it is more likely than not that its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. We consider discontinued operations for purposes of determining the amount of tax benefits that results from a loss from continuing operations.

Segment information: We currently operate in a single business segment.

New accounting pronouncements: In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141R, “Business Combinations,” (“SFAS 141R”). SFAS 141R requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their fair values, changes the recognition of assets acquired and liabilities assumed arising from contingencies, changes the recognition and measurement of contingent consideration, and requires the expensing of acquisition-related costs as incurred. SFAS 141R also requires additional disclosure of information surrounding a business combination, so that users of the financial statements can fully understand the nature and financial impact of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R will only impact us if we are a party to a business combination after the pronouncement has been adopted.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. In February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13,” (“FSP 157-1”) and FSP No. 157-2, “Effective Date of FASB Statement No. 157,” (“FSP 157-2”), as amendments to SFAS No. 157. FSP 157-1 and FSP 157-2 exclude lease transactions from the scope of SFAS No. 157 and also defer the effective date of the adoption of SFAS 157 for certain non-financial assets and non-financial liabilities. In October of 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of Financial Assets When the Market for That Asset is Not Active,” (“FSP 15-3”) as an amendment to SFAS No. 157, clarifying the application of SFAS No. 157 in a non-active market. SFAS 157 (along with FSP 157-1 and FSP 157-3) is effective for fiscal years beginning after November 15, 2007, and we adopted SFAS 157 beginning in the first quarter of 2008; the adoption of SFAS 157 did not have any impact on our financial position or results of operations. We will adopt FSP 157-2 in our first quarter of 2009; we have not yet determined the impact, if any, that the adoption of FSP 157-2 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS 159”) which gives companies the option to measure eligible financial assets,

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financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We adopted SFAS 159 beginning in the first quarter of our 2008 fiscal year and currently have elected not to use the fair value option for any eligible financial assets or liabilities.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51,” (“SFAS 160”). SFAS No. 160 amends APB’s Accounting Research Bulletin No. 51 and establishes accounting and reporting standards for non-controlling interests (i.e., minority interests) in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. We do not expect that adoption of this standard will have a material impact on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 133,” (“SFAS 161”). SFAS 161 states that entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”) and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The provisions of SFAS 161 are effective for fiscal years beginning on or after November 15, 2008. We anticipate that the adoption of this statement will not have a material impact on our financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the U.S. SFAS 162 is effective 60 days following the Securities and Exchange Commission approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We anticipate that the adoption of this statement will not have a material impact on our financial statements.

In March 2007, the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 06-10, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements,” (“EITF 06-10”). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” or the Accounting Principles Board (“APB”) Opinion No. 12 “Omnibus Opinion -1967,” (“APB 12”). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. We adopted EITF 06-10 beginning in the first quarter of our 2008 fiscal year and it did not have a material impact to our financial position or results of operations.

In November 2007, the EITF issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements,” (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 is effective for fiscal years beginning on or after December 15, 2008, and is to be applied to all periods presented for all collaborative arrangements existing as of it adoption. We are currently evaluating the impact of the adoption of this statement on our financial statements.

In June 2008, the EITF issued EITF Issue No. 07-2, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,” (“EITF 07-2”). EITF 07-2 applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative pursuant to SFAS 133, for purposes

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of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in SFAS 133. EITF 07-2 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative, for purposes of determining whether the instrument is within the scope of EITF Issue No. 00-19. EITF 07-2 is effective for financial statements issued for fiscal years beginning after December 15, 2008; we are currently evaluating the impact of the adoption of this statement on our financial statements.

In June 2007, the EITF issued EITF Issue No. 07-03, “Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development,” (“EITF 07-03”). EITF 07-03 addresses the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Pursuant to EITF 07-03, an entity is required to defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF 07-03 is effective for fiscal years beginning after December 15, 2007. We adopted EITF 07-03 beginning in the first quarter of our 2008 fiscal year and it did not have a material impact to our financial position or results of operations.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” (“FSP 14-1”). FSP 14-1 clarifies that (1) convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, are not considered debt instruments within the scope of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” (“APB 14”) and (2) issuers of such instruments should separately account for the liability and equity components of those instruments by allocating the proceeds from issuance of the instrument between the liability component and the embedded conversion option (i.e., the equity component). APB 14-1 is effective for fiscal years beginning after December 15, 2008 and is required to be applied retrospectively to convertible debt instruments that are within the scope of this guidance and were outstanding during any period presented in the financial statements. Our Convertible Senior Notes fall within the scope of this guidance. While APB 14-1 does not change the cash flow requirements under our Convertible Senior Notes, non-cash interest expense will increase as a result of amortizing the discounted carrying value of our Convertible Senior Notes. We are in the process of further evaluating the financial impact that the adoption of APB 14-1 will have on our financial statements; however, on a preliminary basis we believe that diluted earnings per share from continuing operations would be reduced by approximately $0.15 per share, $0.14 per share and $0.09 per share in 2008, 2007 and 2006, respectively, as a result of non-cash interest expense recorded in connection with the adoption of APB 14-1.

NOTE 4 DISCONTINUED OPERATIONS

In December 2007, we sold certain assets constituting our Biologics SBU and certain corporate shared services assets to Biotest for $185.0 million ($10.0 million of which was placed into an escrow account to support any valid indemnification claims made by Biotest on or before March 31, 2009). Included in the assets sold were Nabi-HB [Hepatitis B Immune Globulin (Human)], our plasma business assets including nine FDA-certified plasma collection centers across the U.S., our state-of-the-art plasma protein production facility, and the investigational products, IVIG, Civacir, Anti-D and Altastaph as well as most of our corporate shared services assets (other than cash, cash equivalents and marketable securities) and our Boca Raton, Florida headquarters. We retained all accounts receivable and the vast majority of liabilities associated with the Biologics SBU. We recorded a net gain on this sale of $65.2 million in the fourth quarter of 2007 in discontinued operations, based on estimated asset and liability balances as of the date of sale. Adjustments to these estimates were charged to discontinued operations as necessary in 2008.

We also entered into the following agreements with Biotest: (i) a Transition Services Agreement pursuant to which the parties agreed to provide transition services (including services related to finance, human resources, information technologies, and clinical and regulatory) to each other for a period of up to six months after closing for a price equal to 150% of direct salary costs plus out-of-pocket costs, except that there was no charge for services provided by Biotest to us through February 4, 2008; (ii) a Contract Manufacturing Agreement pursuant

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to which Biotest will provide manufacturing and technology transfer services related to NicVAX and PentaStaph to us at cost until December 31, 2009; (iii) a Right of First Negotiation/Refusal Agreement pursuant to which we granted Biotest a right of first negotiation and a right of first refusal to obtain rights to utilize PentaStaph and to license the PentaStaph intellectual property that is necessary to enable Biotest to use PentaStaph solely for purposes relating to the production of Altastaph; and (iv) a Trademark License Agreement pursuant to which, we will license to Biotest the “Nabi-HB” trademarks on a worldwide, perpetual, royalty-free basis solely for Biotest’s use in the promotion, distribution and sale of Nabi-HB. The Transition Services Agreement expired in accordance with its terms in 2008; however, the parties have continued to provide certain transition services to each other under the fee structure set forth in the Transition Services Agreement.

During the second quarter of 2007, we sold certain assets related to Aloprim to Bioniche Teoranta for $3.7 million. Of that amount, $1.3 million was received at closing, $1.4 million was received in the fourth quarter of 2007 and $1.0 million was received in the fourth quarter of 2008. Bioniche Teoranta also assumed the remaining commitments under our agreement with DSM Pharmaceuticals, Inc. In connection with the closing of this transaction, we recorded a gain of $2.6 million during the second quarter of 2007. In the first three quarters of 2007 as originally reported, we did not treat Aloprim as a discontinued operation given its relative immateriality; in the fourth quarter of 2007, we reclassified these results to discontinued operations along with the results of Biologics SBU.

During the fourth quarter of 2006, we sold certain assets related to our PhosLo operations. Under the sale agreement, we received $65.0 million in cash at closing and received an additional $13.0 million of milestones as of March 11, 2009. We can also receive up to $72.5 million in milestone payments and royalties. The royalties relate to sales of a new product formulation over a base amount for 10 years after the closing date.

The assets and liabilities related to our Biologics SBU, Aloprim and PhosLo businesses have identifiable cash flows that are largely independent of the cash flows of other groups of assets and liabilities, and we will not have a significant continuing involvement with the related products beyond one year after the closing of the transactions. Therefore in accordance with SFAS 144, the accompanying Consolidated Balance Sheets report the assets and liabilities related to our Biologics SBU, Aloprim and PhosLo businesses as discontinued operations in all periods presented, and the results of operations of these businesses have been classified as discontinued operations in the accompanying Consolidated Statements of Operations for all periods presented.

The following table presents the major classes of assets and liabilities that have been presented as assets and liabilities of discontinued operations in the accompanying Consolidated Balance Sheets:

(In thousands)	December 27, 2008	December 29, 2007
Accounts receivable, net	$—	$2,690
Other assets (including restricted cash in 2008)	10,409	1,926

Total current assets of discontinued operations	$10,409	$4,616

Other assets (including restricted cash in 2007)	—	10,027

Total assets of discontinued operations	$10,409	$14,643

Accounts payable	—	1,016
Accrued expenses and other liabilities	3,381	8,180
Notes payable	—	352

Total liabilities of discontinued operations	$3,381	$9,548

The restricted cash balances relate to funds held in escrow associated with the sale of our Biologics SBU, pending the settlement of any claims presented by Biotest. Accrued expenses and other liabilities at December 27, 2008 and December 29, 2007 include $2.8 million and $4.3 million, respectively, of accrued rebates and other sales discounts and credits.

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The following table presents summarized financial information for the discontinued operations:

	For the Years Ended
(In thousands)	December 27, 2008	December 29, 2007	December 30, 2006
Total revenues	$—	$80,855	$117,852
Operating income	7,010	4,718	(64)
Income (loss) before (provision) benefit for income taxes	7,010	4,718	(64)
Net income (loss) from discontinued operations	4,245	4,036	(3)

NOTE 5 PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation are summarized below:

(In thousands)	December 27, 2008	December 29, 2007
Information systems	$2,113	$2,069
Leasehold improvements	3,204	3,204
Machinery and equipment	4,608	5,003
Furniture and fixtures	239	242

Property and equipment	10,164	10,518
Less accumulated depreciation	(8,849)	(8,547)

Property and equipment, net	$1,315	$1,971

We recorded depreciation expense in continuing operations related to property and equipment of $0.6 million, $1.7 million and $1.0 million, in 2008, 2007 and 2006, respectively.

NOTE 6 ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

(In thousands)	December 27, 2008	December 29, 2007
Employee compensation and benefits	$1,772	$3,223
Unsettled treasury stock transactions	332	1,763
Accrued clinical trial expenses	98	295
Accrued interest payable	100	450
Other	728	1,374

Total	$3,030	$7,105

NOTE 7 SUPPLEMENTAL FAIR VALUE DISCLOSURES

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. We adopted the provisions of SFAS 157 as of the beginning of the first quarter of 2008 for financial assets and liabilities. Pursuant to SFAS 157-2, we will adopt similar requirements related to non-recurring nonfinancial assets and liabilities in 2009.

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SFAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in active markets for identical assets;

•

Level 2, defined as observable inputs other than level 1 prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

All cash and cash equivalents, as well as available for sale marketable securities, are recorded at fair market value at December 27, 2008 and December 29, 2007. The inputs used in measuring the fair value of these instruments are considered to be Level 1 in accordance with the SFAS 157 fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of our funds deposited in institutional money market mutual funds with the remainder held in regular interest bearing and non-interest bearing depository accounts with commercial banks.

NOTE 8 CONVERTIBLE SENIOR NOTES

In 2005, we issued $112.4 million of our Convertible Senior Notes through a private offering to qualified institutional buyers. In 2007, we repurchased $38.8 million of our Convertible Senior Notes in two transactions for a total of $34.1 million resulting in a net gain of $3.6 million. In 2008 we repurchased an additional $57.3 million of our Convertible Senior Notes for a total of $51.6 million resulting in a net gain of $4.0 million recorded in other income (expense) in our Consolidated Statement of Operations.

Our Convertible Senior Notes were issued pursuant to an indenture between our trustee and us. Our Convertible Senior Notes are convertible, at the option of the holders, into shares of our common stock at a rate of approximately 69.8 shares per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $14.32 per share, subject to adjustment upon the occurrence of certain events. The initial implied conversion price represented a 30% premium over the closing sale price of our common stock on the date of issuance. Our Convertible Senior Notes, which represent our general, unsecured obligations, will be redeemable by us at 100% of their principal amount, plus accrued and unpaid interest, any time on or after April 18, 2010. Holders of our Convertible Senior Notes may require us to repurchase them for 100% of their principal amount, plus accrued and unpaid interest, on April 15, 2010, April 15, 2012, April 15, 2015 and April 15, 2020, or following the occurrence of a change in control as defined in the indenture agreement.

Interest on our Convertible Senior Notes is payable on each April 15 and October 15, beginning October 15, 2005. Accrued and unpaid interest related to our Convertible Senior Notes was $0.1 million and $0.4 million at December 27, 2008 and December 29, 2007, respectively. Interest payments for 2008, 2007 and 2006 were $1.7 million, $3.5 million and $3.3 million, respectively, which largely consisted of the semi-annual payments for our Convertible Senior Notes.

NOTE 9 STOCKHOLDERS’ EQUITY

Preferred Stock

We have 5,000,000 shares of preferred stock authorized, approximately 1,500,000 of which have been designated as “Series A Convertible Preferred Stock,” approximately 750,000 of which have been designated “Series One Preferred Stock” and approximately 2,700,000 remain available for future designation. Holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of us before any payment is made to the holders of common stock.

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Currently, there are no outstanding shares of preferred stock. We have issued rights that are in some cases exercisable for shares of our Series One Preferred Stock.

Shareholders Rights Plan

In 1997, we adopted a shareholders rights plan under which a dividend of one preferred share purchase right, or Right, was distributed for each outstanding share of common stock. Each Right entitles the holder to purchase one one-hundredth of a share of Series One Preferred Stock at a price of $70, subject to adjustment. The plan is designed to deter coercive or unfair takeover tactics. The Rights are exercisable only if an individual or group has acquired or obtained the right to acquire, or has announced a tender or exchange offer that if consummated would result in such individual or group acquiring, beneficial ownership of 15% or more of our common stock. Such percentage may be lowered at the Board of Directors’ discretion. If the Rights become exercisable, the holder (other than the individual or group who triggered the exercisability) may be entitled to receive upon exercise shares of our common stock having a market value of two times the exercise price of the Rights, or the number of shares of the acquiring company which have a market value of two times the exercise price of the Rights. The Rights separate from the common stock if they become exercisable. We are entitled to redeem the Rights in whole for $0.01 per Right under certain circumstances. The Rights expire in August 2009.

Treasury Stock

In the fourth quarter of 2007, our Board of Directors approved the repurchase of up to $65 million of our common stock in the open market or in privately negotiated transactions. In 2008 we purchased 5.1 million shares at a cost of $18.6 million with an average cost per share of $3.66, $18.2 million of which was paid in 2008 and the balance was settled and paid in 2009. In 2007, we purchased 5.0 million shares at a cost of $18.3 million with an average cost per share of $3.66, $16.5 million of which was paid in 2007 and the balance was settled and paid in 2008. We have acquired a total of 10.1 million shares for a total cost of $36.9 million. At December 27, 2008, $28.1 million remains available for share repurchase under the current authorization. Under a previous repurchase plan, 0.8 million shares of common stock had been repurchased. Repurchased shares have been accounted for as treasury stock using the cost method. Subsequent to year end, through March 11, 2009, we have repurchased an additional 127,742 shares for $411 thousand.

NOTE 10 EMPLOYEE BENEFIT PLANS

We maintain several employee benefit plans for our employees. As of December 27, 2008, a total of 13.3 million shares of common stock were reserved for issuance under our stock option and employee benefit plans.

Retirement Savings Plan

We maintain a retirement savings plan which permits employees to contribute up to 92% of pre-tax annual compensation up to annual statutory limitations. The discretionary company match for employee contributions to the plan is 100% of up to the first 4% of the participant’s earnings contributed to the plan. Our matching contributions to the plan were approximately $0.2 million, $1.0 million and $1.4 million in 2008, 2007 and 2006, respectively.

In 2000, the stockholders approved the issuance of up to 425,000 shares of our common stock to our employees participating in our retirement saving plan. To date, no shares have been issued under this plan.

Incentive Stock Plan

In 2007, our shareholders approved the 2007 Omnibus Equity and Incentive Plan, or 2007 Stock Plan, which supersedes and replaces our previous incentive stock plans. All other incentive stock plans will remain in effect with respect to outstanding awards issued under those plans. Accordingly, we have one plan for both employees

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and directors related to both stock option and restricted stock awards. In connection with the approval of the 2007 Stock Plan, shareholders approved an additional 2.5 million shares of common stock and the transfer of all shares which were available for issuance under the prior incentive stock plans to be available for issuance under the new plan. As of December 27, 2008, we had 12.5 million shares of common stock reserved for the issuance of common stock upon the exercise of outstanding options, future grants of options or restricted stock under our incentive stock plans.

Under our incentive stock plans, we have granted options to employees and directors entitling them to purchase shares of common stock within seven to ten years of the date of grant. The options have generally been granted at exercise prices equal to the fair market value of the underlying common stock on the date of grant. Options granted to employees under our stock incentive plan typically become exercisable over four years in equal annual installments after the date of grant, and to non-employee directors become fully exercisable after six months or in equal quarterly installments over one year, subject to, in all cases, continuous service with the Company. Certain option awards are subject to accelerated vesting. Non-employee directors may elect to be paid their annual retainer as a director in whole or in part in shares of our common stock if approved in advance by our Board of Directors. The number of shares issued if this election is made is the director’s annual cash retainer divided by the closing price of our common stock on the date the annual retainer is awarded.

We began issuing restricted stock awards in 2006. Awards issued generally vest over periods from two to four years, or are contingent on the achievement of certain performance goals.

Employee Stock Purchase Plan

Under the Nabi Employee Stock Purchase Plan, or the ESPP, qualified employees may purchase our common stock at a price equal to 85% of the lower of the closing price at the beginning or end of each semi-annual stock purchase period. We issued 27,796 shares, 97,305 shares and 224,353 shares of common stock during 2008, 2007 and 2006, respectively, pursuant to this plan at an average price per common share of $3.35, $3.62 and $3.37, respectively. As of December 27, 2008, we had 0.5 million shares reserved for future issuance under the ESPP.

Accounting for Equity-Based Compensation

Equity-based compensation expense for the three years ended December 27, 2008, including amounts reclassified to discontinued operations, was comprised of:

	For the Years Ended
(In thousands)	December 27, 2008	December 29, 2007	December 30, 2006
Stock option expense	$1,569	$3,717	$4,406
Employee stock purchase plan expense	39	135	500
Restricted stock expense	1,125	1,129	521
Stock compensation to directors	—	40	72

Total equity-based compensation	$2,733	$5,021	$5,499

In September 2007, we approved certain compensation-related actions in connection with the sale of our Biologics SBU to Biotest. The actions included additional benefits provided to employees whose employment would terminate as a result of the asset sale, related to the acceleration of vesting of all their unvested stock options, acceleration of vesting of all their restricted stock that would have vested in 2008 or 2009 and the modification of all their outstanding options to extend the post-termination of employment exercise period from 90 days to six months. There were approximately 174 employees affected by these actions, resulting in the immediate vesting of 783,094 options and 77,448 restricted stock awards that originally had vesting terms of over three or four years. The 2007 stock option expense and restricted stock expense in the table above includes

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expense of $1.6 million and $0.2 million, respectively, related to these benefits, of which $0.1 million was associated with the modification of the options to add three months to the post termination exercise term, while the remainder related to the vesting acceleration. This total charge of $1.8 million was recorded as a reduction of the gain on the sale of Biologics SBU in discontinued operations.

As required by SFAS 123R, we estimate forfeitures of stock options and restricted stock awards and recognize compensation cost for only those awards expected to vest. Forfeiture rates are determined for three groups of non-employee directors, senior management and all other employees based on historical experience. Estimated forfeiture rates are adjusted from time to time based on actual forfeiture experience and expected future trends.

Our equity-based compensation expense is reflected in our Consolidated Statements of Operations as follows:

	For the Years Ended
(in thousands)	December 27, 2008	December 29, 2007	December 30, 2006
Selling, general and administrative expense	$1,824	$1,819	$2,645
Research and development expense	909	951	1,703

Total continuing operations	2,733	2,770	4,348
Discontinued operations	—	2,251	1,151

Total employee stock compensation expense	$2,733	$5,021	$5,499

Stock Options

In applying SFAS 123R, we determine the fair value of each stock option on the date of grant using the Black-Scholes option-pricing formula and record the resulting expense over the option’s vesting period using the straight-line attribution approach. Below are the calculated weighted average fair values for the years ended December 27, 2008, December 29, 2007 and December 30, 2006 as well as the assumptions used in calculating those values:

	For the Years Ended
	December 27, 2008	December 29, 2007	December 30, 2006
Weighted average fair value (per share)	$2.49	$3.23	$3.48
Assumptions:
Expected term (in years)	4.5 - 6.3	4.9 - 6.3	2.2 -8.1
Risk-free interest rate	2.48% - 3.45%	3.41% - 4.91%	4.47% - 5.70%
Expected volatility	73.34% - 76.4%	73.4% -76.9%	81.4% - 98.4%
Expected dividend yield	0%	0%	0%

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding based on the historical experience of our employees.

Risk-Free Interest Rate: The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award’s expected term.

Expected Volatility: The volatility factor is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award.

Expected Dividend Yield: We do not intend to pay dividends on common stock for the foreseeable future. Accordingly, we used a dividend yield of 0% in the assumptions.

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A summary of option activity under our stock plans as of December 27, 2008 and the changes during fiscal 2008 is presented below:

Stock Options	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($000’s)
Outstanding at December 29, 2007	6,207,678	$7.60	3.19	$79
Granted	612,250	3.91
Exercised	(119,750)	3.10
Forfeited	(198,130)	4.24
Expired	(2,361,844)	8.12

Outstanding at December 27, 2008	4,140,204	$7.04	3.71	$44

Vested and expected to vest at December 27, 2008	3,654,102	$7.47	3.43	$44

Exercisable at December 27, 2008	3,041,503	$8.05	3.04	$44

As of December 27, 2008, there was $1.3 million of unrecognized compensation cost related to the stock options granted under our stock plans which is expected to be recognized over a weighted-average period of 1.8 years. The total intrinsic value of stock options exercised was $0.1 million, $0.3 million and $0.8 million in 2008, 2007 and 2006, respectively. Cash received from the exercise of stock options for 2008, 2007 and 2006 was $0.4 million, $1.0 million and $2.3 million, respectively (including $0.4 million and $0.5 million from discontinued operations in 2007 and 2006, respectively).

Restricted Stock

A summary of the status of our restricted stock awards as of December 27, 2008 and changes during fiscal 2008 is presented below:

Restricted Stock	Number of Shares	Weighted- Average Fair Value at Grant Date
Nonvested at December 29, 2007	582,793	$4.55
Granted	195,700	3.90
Vested	(347,242)	4.27
Forfeited	(63,803)	3.91

Nonvested at December 27, 2008	367,448	$4.22

As of December 27, 2008, there was $0.7 million of total unrecognized compensation cost related to restricted stock awards granted under our stock plans. That cost is expected to be recognized over a weighted-average period of 1.6 years. The total fair value of shares vested during 2008 and 2007 was $1.3 million and $0.8 million, respectively. No shares vested during 2006.

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NOTE 11 INCOME TAXES

The provision (benefit) for income taxes from continuing operations consists of the following:

	For the Years Ended
(in thousands)	December 27, 2008	December 29, 2007	December 30, 2006
Current:
Federal	$—	$—	$(69)
State	—	201	—

	—	201	(69)
Deferred:
Federal	(5,712)	(420)	(23,511)
State	(635)	(22)	(1,238)

	(6,347)	(442)	(24,749)

Total	(6,347)	(241)	(24,818)
Change in valuation allowance	6,347	442	24,749

Total, net before intra-period allocation	$—	$201	$(69)
Intra-period tax allocation	(2,765)	(14,466)	(684)

Total, net	$(2,765)	$(14,265)	$(753)

The following table includes deferred tax assets and liabilities from both continuing and discontinued operations as of December 27, 2008 and December 29, 2007, respectively:

(in thousands)	December 27, 2008	December 29, 2007
Deferred tax assets:
Federal net operating loss carryforwards	$37,129	$30,893
State net operating loss carryforwards	1,437	518
Research and experimental tax credit	15,963	15,870
Inventory reserve and capitalization	1,921	1,921
Sale of Phoslo assets	8,020	9,006
Deferred research and experimental costs	7,928	9,250
Depreciation	1,302	1,201
Alternative minimum tax credit	2,438	2,438
Accrued compensated-related costs	5,352	6,087
Other	5,218	6,071

Deferred tax assets	86,708	83,255

Deferred tax liabilities:
Other	(74)	(192)

Deferred tax liabilities	(74)	(192)

Net deferred tax assets	86,634	83,063
Valuation allowance	(86,634)	(83,063)

Net deferred tax assets	$—	$—

As of December 27, 2008, we have Federal net operating loss carryforwards of approximately $124.2 million that expire at various dates through 2028. Approximately $18.3 million of our net operating loss carryforwards are related to the exercise of employee stock options, and we will record a tax benefit of approximately $7.2 million through capital in excess of par value to the extent such losses can be used to reduce

B-I-22

current taxes payable. We have Federal research and experimental tax credit carryforwards of approximately $18.8 million that expire in varying amounts through 2028. We have Federal alternative minimum tax credit carryforwards of $2.4 million that are available to offset future regular tax liabilities and do not expire. Under Section 382 of the Internal Revenue Code of 1986, as amended, or IRC, certain significant changes in ownership may restrict the future utilization of our tax loss carryforwards and tax credit carryforwards. The annual limitation is equal to the value of our stock immediately before the ownership change, multiplied by the long-term tax-exempt rate (i.e., the highest of the adjusted Federal long-term rates in effect for any month in the three-calendar-month period ending with the calendar month in which the change date occurs). Based upon preliminary calculations, we estimate that the utilization of $15 million of remaining tax losses for federal income tax purposes would be limited to approximately $14.2 million per year. This limitation may be increased under the IRC Section 338 Approach (IRS approved methodology for determining recognized Built-In Gain). As a result, federal net operating losses and tax credits may expire before we are able to fully utilize them.

We have determined that a full valuation allowance is required against all our deferred tax assets that we do not expect to be offset by deferred tax liabilities. As a result, we recorded $86.6 million and $83.1 million valuation allowance as of December 27, 2008 and December 29, 2007, respectively.

The following table reconciles our losses from continuing operations before income taxes by jurisdiction:

	For the Years Ended
(in thousands)	December 27, 2008	December 29, 2007	December 30, 2006
Pre-tax (loss) income:
U.S.	$(17,692)	$(38,839)	$(59,302)
Foreign	(34)	56	(1,404)

Total	$(17,726)	$(38,783)	$(60,706)

The significant elements contributing to the difference between the federal statutory tax rate and the effective tax rate are as follows:

	For the Years Ended
	December 27, 2008	December 29, 2007	December 30, 2006
Federal statutory rate	(34.0)%	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(5.4)	(3.3)	(3.3)
Foreign tax rate differential	(0.1)	(0.1)	0.9
Tax credits	(0.5)	(0.3)	(0.4)
Valuation allowance	35.8	37.4	36.9
Other	4.2	0.8	(0.2)

Total before intra-period allocation	—%	0.5%	(0.1)%
Intra-period tax allocation	15.6	37.2	1.1

Total	15.6%	37.7%	1.0%

We paid no income taxes in 2007 or 2006. In 2008 we paid approximately $1.3 million of income taxes to federal and state jurisdictions relating to taxable income generated in 2007 from the sale of our Biologics SBU.

Uncertain Income Tax Positions

We are subject to income taxes in the U.S., various states and numerous foreign jurisdictions. Significant judgment is required in evaluating our tax positions and determining our provision for income taxes. We establish reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional

B-I-23

taxes will be due. These reserves are established when we believe that certain positions might be challenged despite our belief that our tax return positions are fully supportable. We adjust these reserves in light of changing facts and circumstances, such as the outcome of a tax audit. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.

We are subject to tax audits in all jurisdictions for which we file tax returns. Tax audits by their very nature are often complex and can require several years to complete. Under the tax statute of limitations applicable to the Internal Revenue Code, we are no longer subject to U.S. federal income tax examinations by the Internal Revenue Service for years before 2003. However, because we are carrying forward income tax attributes, such as net operating losses and tax credits from 2002 and earlier tax years, these attributes can still be audited when used on returns filed in the future. Under the statutes of limitation applicable to most state income tax laws, we are no longer subject to state income tax examinations by tax authorities for years before 2003 in states in which we have filed income tax returns. Certain states may take the position that we are subject to income tax in such states even though we have not filed income tax returns in such states and, depending on the varying state income tax statutes and administrative practices, the statute of limitations in such states may extend to years before 2003. We began foreign operations in 2004. We are subject to foreign tax examinations by tax authorities for all years of operation.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits for the 2008 year (in thousands):

Unrecognized tax benefit - opening balance	$7,718
Gross increases	432
Gross decreases	—

Unrecognized tax benefit—ending balance	$8,150

As of December 27, 2008 accrued interest and penalties on unrecognized tax benefits were $0.1 million.

NOTE 12 LEASES

Aggregate minimum commitments under non-cancelable operating leases, primarily for office and laboratory space and equipment rentals, at December 27, 2008 were as follows:

2009	$910
2010	791
2011	870
2012	113
2013 and thereafter	339

Rent expense for continuing operations was approximately $1.5 million, $1.5 million and $0.9 million for the years ended December 27, 2008, December 29, 2007 and December 30, 2006, respectively.

NOTE 13 LICENSES AND ROYALTY AGREEMENTS

We have entered into licenses and royalty agreements for our products in development.

National Institute of Allergy and Infectious Diseases

We have entered into a collaboration agreement with the NIAID to conduct pre-clinical toxicological evaluations of two new antigens related to PentaStaph.

B-I-24

National Institute for Drug Abuse

We have received grants from the NIDA that in the past has supported clinical development of NicVAX. We do not anticipate significant additional funding from these grants.

Department of Defense

We have entered into a CRADA with the Department of Defense to conduct a series of clinical trials for PentaStaph.

National Institutes of Health

The development of our PentaStaph product was initially based upon an exclusive license from the NIH of the worldwide right to use their patented conjugation process to manufacture vaccines against staphylococcal infections. Since obtaining that license, we have developed our own extensive global portfolio of issued patents and pending patent applications relating to both our novel vaccine products and methods of using such products. The initial NIH license remains in effect until the expiration of the last-to-expire licensed patent, which is April 20, 2010, and no further royalties will be due to NIH for use of the subject technology after that date.

Under a later license agreement with NIH, we have a non-exclusive, worldwide right to use the rEPA carrier protein technology to develop, manufacture and commercialize vaccines for uses other than vaccines against staphylococcal infections. Under the terms of this agreement NicVAX is subject to a 0.5% royalty upon commercialization.

University of Maryland, Baltimore County

Under a license agreement with the University of Maryland, Baltimore County, or UMBC, we have an exclusive, worldwide right to use UMBC’s patented ring-expanded nucleosides and nucleotides, or RENs for use in humans. During the term of the license, we are obligated to pay UMBC a 2% royalty based on net sales of license products covered by patent rights which are sold by us. This agreement remains in effect until the expiration of the last-to-expire licensed patent, which is January 13, 2021, and no further royalties will be due to UMBC for use of the subject technology after that date. We are responsible for prosecution and maintenance of the patent portfolio. We currently do not plan to significantly advance development of RENs until we find a suitable partner.

NOTE 14 COMMITMENTS AND CONTINGENCIES

During 2006, we engaged an outside consultant to assess our pricing programs under Medicare/Medicaid and other governmental pricing programs during the period from 2002 through the second quarter of 2006. In connection with this review, we identified additional liabilities related to discontinued operations for possible overbilling under Medicare/Medicaid and other governmental pricing programs, of which our estimate of the remaining amounts due were approximately $2.1 million and $2.5 million respectively at December 27, 2008 and December 29, 2007, which are included in the amounts recorded as accrued rebates. We are paying these obligations as they are rebilled to us. The calculated amount due assumes that we will be successful in rebilling ineligible entities that improperly received best prices.

In January 2008, we announced that we had retained a prominent investment bank to assist with our continued exploration of the full range of strategic alternatives available to us to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company. We have agreed to pay the bank 1.1% of the value of a qualifying transaction with a minimum of $1.8 million upon the

B-I-25

successful completion of a strategic transaction as defined in our agreement with them. In October 2008, we engaged the services of a life sciences strategic advisory firm to assist with the strategic alternatives process. We have agreed to pay this firm a fee of up to $3.5 million upon the successful completion of a strategic transaction. In January 2009, we engaged an industry consultant to further assist in these initiatives. We have granted this consultant options to acquire up to 100,000 shares of our common stock, subject to performance-based vesting requirements.

We have agreements with certain members of our senior management that include certain cash payments and equity-based award modifications in the event of a termination of employment or a change in control of the Company.

Litigation

We are parties to legal proceedings that we believe to be ordinary, routine litigation incidental to the business of present or former operations. It is management’s opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on our financial condition, results of operations or cash flows.

In July 2006, we commenced an arbitration proceeding against Inhibitex, Inc., or Inhibitex, arising in connection with a specific Production Agreement. In August 2006, Inhibitex asserted certain counterclaims in the arbitration proceeding, which was subsequently dismissed by the arbitrator. In February 2007, the arbitrator entered an award in our favor in the amount of $4.5 million. We subsequently moved to confirm the award in the Supreme Court of New York and Inhibitex moved to vacate the award. In October 2007, the court issued a decision denying our petition with respect to $3.3 million in cancellation fees, but affirmed the arbitrator’s award in the amount of $1.2 million, which amount was received by us in January 2008. We appealed the decision of the court with respect to the cancellation fees. In August 2008 we settled the arbitration with Inhibitex. Under the terms of the settlement, Inhibitex agreed to pay us $2.2 million, which we received in 2008.

NOTE 15 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

We determined in connection with the preparation of our 2008 consolidated financial statements that our 2007 and 2006 consolidated financial statements required restatement to correct errors in the allocation of the income tax provision between continuing and discontinued operations. We previously did not consider income we reported from discontinued operations for purposes of determining the amount of income tax benefit that results from a loss from continuing operations and that should be allocated to continuing operations. As a result of these errors, we restated our consolidated financial statements for the years ended December 29, 2007 and December 30, 2006.

The adjustments did not have any impact on our consolidated net income (loss) for any period. Accordingly, there was no cumulative effect of the adjustment on our consolidated balance sheet as of December 29, 2007.

As Originally Reported:

(in thousands, except per share data)	March 29, 2008	June 28, 2008	Sept. 27, 2008	Dec. 27, 2008
Loss from continuing operations	$(6,735)	$(3,672)	$(4,307)	$(3,012)
Income from discontinued operations	494	3,296	2,593	627
Net loss	(6,241)	(376)	(1,714)	(2,385)

Basic and diluted loss per share:
Continuing operations	$(0.13)	$(0.07)	$(0.08)	$(0.06)
Net income (loss)	(0.12)	(0.01)	(0.03)	(0.05)

B-I-26

	For the Fiscal 2007 Quarters Ended
(in thousands, except per share data)	March 31, 2007	June 30, 2007	Sept. 29, 2007	Dec. 29, 2007
Loss from continuing operations	$(13,873)	$(10,498)	$(10,382)	$(4,231)
Income (loss) from discontinued operations	2,844	5,720	(5,492)	82,981
Net (loss) income	(11,029)	(4,778)	(15,874)	78,750

Basic and diluted (loss) income per share:
Continuing operations	$(0.23)	$(0.17)	$(0.17)	$(0.07)
Net (loss) income	(0.18)	(0.08)	(0.26)	1.32

Due to rounding the quarterly per share amounts may not add to the annual amount.

As Restated:

	For the Fiscal 2008 Quarters Ended
(in thousands, except per share data)	March 29, 2008	June 28, 2008	Sept. 27, 2008	Dec. 27, 2008
Loss from continuing operations	$(6,539)	$(2,372)	$(3,285)	$(2,765)
Income from discontinued operations	299	1,996	1,570	380
Net loss	(6,240)	(376)	(1,715)	(2,385)

Basic and diluted loss per share:
Continuing operations	$(0.13)	$(0.05)	$(0.06)	$(0.05)
Net income (loss)	(0.12)	(0.01)	(0.03)	(0.05)

	For the Fiscal 2007 Quarters Ended
(in thousands, except per share data)	March 31, 2007	June 30, 2007	Sept. 29, 2007	Dec. 29, 2007
Loss from continuing operations	$(13,401)	$(9,549)	$(11,293)	$9,725
Income (loss) from discontinued operations	2,372	4,771	(4,581)	69,025
Net (loss) income	(11,029)	(4,778)	(15,874)	78,750

Basic and diluted (loss) income per share:
Continuing operations	$(0.22)	$(0.16)	$(0.18)	$0.16
Net (loss) income	(0.18)	(0.08)	(0.26)	1.32

Due to rounding the quarterly per share amounts may not add to the annual amount.

We disposed of our Biologics SBU, Aloprim product line and PhosLo product line in the fourth quarter of 2007, second quarter of 2007 and fourth quarter of 2006, respectively. The results from these operations have been reclassified to discontinued operations for all the periods above. Included in income from discontinued operations in the fourth quarter of 2007 is a net gain of $65.2 million associated with the sale of our Biologics SBU. Included in income from discontinued operations in the second quarter of 2007 is a gain of $2.6 million associated with the disposal of Aloprim.

B-I-27

Nabi Biopharmaceuticals

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FROM TOTAL OPERATIONS

(in thousands)

Classification	Balance at Beginning of Period	Additions		Deductions		Balance at End of Period
		Charged to Costs and Expenses	Charged to Other Accounts	Write-Offs Charged Against Reserve	Other (1)
Year ended December 27, 2008:
Allowance for doubtful accounts	$11	$—	$—	$(11)	$—	$—
Inventory valuation allowance	$4,870	—	—	(4,870)	—	—
Net deferred tax asset valuation allowance	$83,063	3,571	—	—	—	86,634

Year ended December 29, 2007:
Allowance for doubtful accounts	$20	$33	$—	$(42)	$—	$11
Inventory valuation allowance	13,622	244	—	(3,949)	(5,047)	4,870
Net deferred tax asset valuation allowance	103,295	—	—	—	(20,232)	83,063

Year ended December 30, 2006:
Allowance for doubtful accounts	$6	$7	$—	$7	$—	$20
Inventory valuation allowance	11,750	2,143	—	(271)	—	13,622
Net deferred tax asset valuation allowance	78,556	24,739	—	—	—	103,295

(1)	Other consists of the reversal of reserves no longer required, primarily due to the sale of businesses.

B-I-28

ANNEX B-II

Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

II.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended March 28, 2009

B-II-1

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 28, 2009	December 27, 2008 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$114,190	$106,438
Marketable securities	9,135	23,900
Prepaid expenses and other current assets	1,464	1,430
Assets of discontinued operations (including restricted cash)	10,358	10,409

Total current assets	135,147	142,177
Property and equipment, net	1,200	1,315
Other assets	756	730

Total assets	$137,103	$144,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,486	$1,226
Accrued expenses and other current liabilities	2,225	3,030
Current liabilities of discontinued operations	3,358	3,381

Total current liabilities	7,069	7,637
2.875% convertible senior notes, net	15,423	15,202

Total liabilities	22,492	22,839
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	6,247	6,239
Capital in excess of par value	363,705	363,001
Treasury stock	(42,598)	(42,187)
Other comprehensive income	1	60
Accumulated deficit	(212,744)	(205,730)

Total stockholders’ equity	114,611	121,383

Total liabilities and stockholders’ equity	$137,103	$144,222

See accompanying notes to condensed consolidated financial statements.

B-II-2

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	March 28, 2009	March 29, 2008 (as adjusted)
Operating expenses:
General and administrative expenses	$3,090	$5,133
Research and development expenses	3,766	3,205

Operating loss	(6,856)	(8,338)
Interest income	187	2,038
Interest expense	(361)	(1,552)
Other income (expense), net	(16)	131

Loss from continuing operations before income taxes	(7,046)	(7,721)
Benefit from income taxes	—	195

Loss from continuing operations	(7,046)	(7,526)
Discontinued operations:
Income from discontinued operations, net of tax provision	—	299

Income from discontinued operations	—	299

Net loss	$(7,046)	$(7,227)

Basic and diluted (loss) income per share:
Continuing operations	$(0.14)	$(0.14)
Discontinued operations	0.00	0.01

Basic and diluted (loss) income per share	$(0.14)	$(0.13)

Basic and diluted weighted average shares outstanding	51,130	52,973

See accompanying notes to condensed consolidated financial statements.

B-II-3

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	March 28, 2009	March 29, 2008 (as adjusted)
Cash flow from operating activities:
Loss from continuing operations	$(7,046)	$(7,526)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	135	148
Non-cash intra-period tax allocation	—	(195)
Accretion of discount on convertible senior notes	221	900
Non-cash compensation	452	1,307
Other	—	66
Changes in assets and liabilities:
Prepaid expenses and other assets	(80)	196
Accounts payable, accrued expenses and other	(214)	(210)

Total adjustments	514	2,212

Net cash used in operating activities from continuing operations	(6,532)	(5,314)
Net cash provided by operating activities from discontinued operations	28	2,838

Net cash used in operating activities	(6,504)	(2,476)

Cash flow from investing activities:
Proceeds from sales and maturities of marketable securities, net	14,737	1,600
Capital expenditures	—	(20)
Proceeds from sales of assets	—	91

Net cash provided by investing activities from continuing operations	14,737	1,671
Net cash provided by investing activities from discontinued operations	—	—

Net cash provided by investing activities	14,737	1,671

Cash flow from financing activities:
Proceeds from issuances of common stock for employee benefit plans	262	3
Purchase of common stock for treasury	(743)	(18,658)
Other financing activities	—	(82)

Net cash used in financing activities from continuing operations	(481)	(18,737)
Net cash used in financing activities from discontinued operations	—	(340)

Net cash used in financing activities	(481)	(19,077)

Net increase (decrease) in cash and cash equivalents	7,752	(19,882)
Cash and cash equivalents at beginning of period	106,438	217,606

Cash and cash equivalents at end of period	$114,190	$197,724

See accompanying notes to condensed consolidated financial statements.

B-II-4

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 COMPANY OVERVIEW

We are a biopharmaceutical company focused on the development of products that address unmet medical needs in the areas of nicotine addiction and infectious disease. We leverage our experience and knowledge in powering the human immune system to target serious medical conditions in these areas. Our products in development are NicVAX® [Nicotine Conjugate Vaccine], an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse, and PentaStaph™ [Pentavalent S.aureus Vaccine], a new pentavalent vaccine designed to prevent S.aureus infections including those infections caused by the most dangerous antibiotic-resistant strains of S.aureus. We were incorporated in Delaware in 1969 and our operations are located in Rockville, Maryland.

Products in Development

NicVAX is an investigational vaccine based on patented technology. Nicotine, a non-immunogenic small molecule, can cross the blood-brain barrier and reach specific receptors in the brain, thereby leading to the highly addictive pleasure sensation experienced by smokers and users of nicotine products. NicVAX is designed to stimulate the immune system to produce highly specific antibodies that bind to nicotine. A nicotine molecule attached to an antibody is too large to cross the blood-brain barrier, and thus is unable to reach the receptors in the brain and trigger pleasure sensations. In November 2007, we announced the successful completion of a Phase IIb “proof-of-concept” clinical trial for NicVAX that showed statistically significant rates of smoking cessation and continuous long-term smoking abstinence at 6 and 12 months for subjects injected with NicVAX as compared with subjects injected with placebo. In October 2008, we announced the results of a Phase II schedule optimization immunogenicity study assessing the antibody response and safety of a six-dose immunization schedule. This study showed that significantly higher antibody levels can be generated earlier in a higher percentage of subjects than in previous studies and that the revised dose regimen continued to be well-tolerated. These key results have confirmed the basis of our design for the NicVAX Phase III trials. In December 2008, we announced that we had reached agreement with the U.S. Food and Drug Administration, or FDA on a Special Protocol Assessment, or SPA for the pivotal Phase III clinical trials for NicVAX, which we are in a position to initiate in 2009. The SPA forms the foundation to support approval of a New Drug Application, or NDA. We are seeking a partner who will assist in further development of the vaccine including the Phase III trials and future commercialization.

PentaStaph is an investigational vaccine based on patented technology, including technology that we have licensed on an exclusive basis from the National Institute of Health, or NIH. We are developing PentaStaph for use in patients who are at high risk of S.aureus infection and who are able to respond to a vaccine by producing their own antibodies. PentaStaph requires additional development, including preclinical testing and human studies, as well as regulatory approvals before it can be marketed. We announced two significant events in 2008 that will help advance the development of PentaStaph. In September 2008, we entered into a collaboration agreement with the National Institute of Allergy and Infectious Diseases, or NIAID to conduct pre-clinical toxicology evaluations of two new antigens designed to protect against two of the most virulent and debilitating toxins produced by the bacteria. This testing which is funded by the NIAID will enable the initiation of Phase I clinical trials for these new antigens in 2009. Additionally, in December 2008, we entered into a research and development agreement with the U.S. Department of Defense to conduct a series of collaborative clinical trials for PentaStaph. The U.S. Department of Defense will be responsible for certain aspects of the trial including clinical site costs. With these agreements in place, we will be able to advance the development of PentaStaph much further and faster than we could on our own. Further clinical development of PentaStaph and its components beyond that contemplated by our collaborations with NIAID and with the U.S. Department of Defense will require additional commercialization and development partners or additional commitments from existing partners.

B-II-5

Strategic Initiatives

In 2006, we began to explore strategic initiatives to enhance shareholder value. In November 2006, we sold our PhosLo (calcium acetate) product and the product’s related assets to a U.S. subsidiary of Fresenius Medical Care, or Fresenius. Under the sale agreement, we received $65.0 million in cash at closing and received an additional $13.0 million of milestones as of March 28, 2009. We can also receive up to $72.5 million in milestone payments and royalties. The royalties relate to sales of a new product formulation over a base amount for 10 years after the closing date. In June 2007, we sold certain assets related to our product Aloprim (allopurinol sodium for Injection) of $3.7 million. On December 4, 2007, we sold our Biologics SBU and certain corporate shared services assets to Biotest Pharmaceuticals Corporation, or Biotest, for $185.0 million ($10.0 million of which has been escrowed for indemnification claims—see Note 4 for further discussion of Biotest claims). As a result of these strategic actions, as of December 29, 2007 we had sold all of our marketed products, moved our corporate headquarters to Rockville, Maryland and focused our efforts on developing and partnering our NicVAX and PentaStaph products.

In 2008, we announced that we had retained a prominent investment bank to assist with our continued exploration of the full range of strategic alternatives available to us to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company. In addition, we have engaged several other life science strategic advisors to assist with the process.

NOTE 2 RETROSPECTIVE APPLICATION OF FSP APB 14-1 TO PRIOR PERIOD CONSOLIDATED FINANCIAL STATEMENTS

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” (“FSP 14-1”). FSP 14-1 clarifies that (1) convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, are not considered debt instruments within the scope of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” (“APB 14”) and (2) issuers of such instruments should separately account for the liability and equity components of those instruments by allocating the proceeds from issuance of the instrument between the liability component and the embedded conversion option (i.e., the equity component). FSP 14-1 is effective for fiscal years beginning after December 15, 2008 and is required to be applied retrospectively to convertible debt instruments that are within the scope of this guidance and were outstanding during any period presented in the financial statements. We adopted FSP 14-1 in the first quarter 2009 and it had a material impact on our prior and current period financial statements, as presented below.

(In thousands, except per share amounts)	As Previously Reported	FSP APB 14-1 Adoption Adjustments	After Retrospective Application
For the Three Months Ended March 29, 2008:
Interest expense	$(565)	$(987)	$(1,552)
Loss from continuing operations before income taxes	(6,734)	(987)	(7,721)
Loss from continuing operations	(6,539)	(987)	(7,526)
Net loss	$(6,240)	$(987)	$(7,227)

Basic and diluted loss per share
Continuing operations	$(0.13)	$(0.01)	$(0.14)
Basic and diluted loss per share	$(0.12)	$(0.01)	$(0.13)

At December 27, 2008:
Other assets	$657	$72	$729
Total assets	144,149	72	144,221

2.875% convertible senior notes, net	16,024	(822)	15,202
Total liabilities	23,661	(822)	22,839

Capital in excess of par	336,691	26,312	363,003
Accumulated deficit	(180,315)	(25,418)	(205,733)
Total stockholders’ equity	120,488	894	121,382
Total liabilities and stockholders’ equity	$144,149	$72	$144,221

B-II-6

The cumulative effect of the adoption of FSP 14-1 as of December 30, 2007 (the first day of our 2008 fiscal year) was a $25.4 million increase in capital in excess of par, a $17.4 million increase in accumulated deficit, a $7.3 million net increase in the convertible note balance and a $0.7 million net increase in other assets with no effect on our net consolidated cash and cash equivalents or our cash interest payments for the period. The effect of the adoption on the three months ended March 28, 2009 was a $0.2 million increase in interest expense.

NOTE 3 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly our financial position, results of operations and cash flows. The condensed consolidated balance sheet at December 27, 2008 has been derived from audited consolidated financial statements at that date, and has been revised to reflect the retrospective application of FSP 14-1. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and Notes included in our Annual Report on Form 10-K for the year ended December 27, 2008 filed with the Securities and Exchange Commission.

Principles of consolidation and presentation: The consolidated financial statements include the accounts of Nabi Biopharmaceuticals and our wholly-owned subsidiaries (referred to as “Nabi,” the “Company,” “us,” or “we” throughout this report). All significant inter-company accounts and transactions are eliminated in consolidation. All our wholly-owned subsidiaries are dormant or are otherwise non-operative. Our fiscal quarter ended on the last Saturday of March. Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period, including such amounts related to discontinued operations. Actual results could differ from those estimates.

Collaborative arrangements: We are an active participant with exposure to significant risks and rewards of commercialization relating to the development of several of our pipeline products. For costs incurred and revenues generated from third parties where we are deemed to be the principal participant, we recognize revenues and costs using the gross basis of accounting; otherwise we use the net basis of accounting.

Research and development expenses: Except for advance payments, research and development costs are expensed as incurred. We use our research and development resources, including employees, equipment and facilities, across multiple drug development programs. Research and development expenses include direct labor costs as well as the costs of contractors and other direct and indirect expenses (including an allocation of the costs of facilities). We expense amounts payable to third parties under collaborative product development agreements at the earlier of the milestone achievement or as payments become contractually due. In circumstances where we receive grant income (which is a reimbursement to research and development costs incurred), we record the income as an offset to the related expense.

Comprehensive income (loss): We calculate comprehensive income (loss) as the total of our net income (loss) and all other changes in equity (other than transactions with owners), including foreign currency translation adjustments and unrealized gains (losses) on our available for sale marketable securities.

Income (loss) per share: Basic income (loss) per share is computed by dividing consolidated net income (loss) by the weighted average number of common shares outstanding during the year, excluding unvested restricted stock. For the periods presented in the accompanying Consolidated Statements of Operations, diluted income (loss) per share is calculated similarly because the impact of all potentially dilutive securities is anti-dilutive due to our net

B-II-7

loss from continuing operations each year. When the effects are not anti-dilutive, diluted earnings per share is computed by dividing our net income (loss) by the weighted average number of shares outstanding and the impact of all potentially dilutive securities, consisting primarily of stock options, restricted stock grants and the common shares underlying our Convertible Senior Notes.

Financial instruments: The carrying amounts of financial instruments including cash equivalents, marketable securities, accounts receivable and accounts payable approximated fair value as of March 28, 2009 and December 27, 2008, because of the relatively short-term maturity of these instruments. The carrying value of our Convertible Senior Notes, at March 28, 2009 and December 27, 2008 was $15.4 million and $15.2 million, respectively, compared to the approximate fair value of $15.2 million and $14.2 million, respectively, based on quoted market prices. Subsequent to quarter end through April 24, 2009, we have repurchased an additional $10.4 million of our Convertible Senior Notes; we paid $10.1 million for the notes.

Cash, cash equivalents and marketable securities: Cash equivalents consist of investments in highly liquid securities with original maturities of three months or less. Marketable securities consist of short-term available-for-sale securities. Our cash equivalents and marketable securities are carried at market values using quoted market prices. We have investment policies and procedures that are reviewed periodically to minimize credit risk.

Restricted cash: Restricted cash related to discontinued operations at both March 28, 2009 and December 27, 2008 of $10.2 million relates to cash held in escrow plus interest to support any valid indemnification claims that may be made by Biotest related to the 2007 sale of our Biologics SBU. On March 31, 2009, Biotest asserted certain indemnification claims; see Note 4 for more information regarding the Biotest claims.

Equity-based compensation: We currently account for equity-based compensation under the fair value recognition provisions of SFAS No. 123R, “Share-Based Payment,” which establish accounting for share-based awards in exchange for employee services and require companies to expense the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income taxes: We follow SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of these benefits is more likely than not. We periodically evaluate the realizability of our net deferred tax assets. A valuation allowance is established when the Company believes that it is more likely than not that its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. We consider discontinued operations for purposes of determining the amount of tax benefits that results from a loss from continuing operations.

Segment information: We currently operate in a single business segment.

New accounting pronouncements:

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, “Business Combinations,” (“SFAS 141R”). SFAS 141R requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their fair values, changes the recognition of assets acquired and liabilities assumed arising from contingencies, changes the recognition and measurement of contingent consideration, and requires the expensing of acquisition-related costs as incurred. SFAS 141R also requires additional disclosure of information surrounding a business combination, so that users of the financial statements can fully understand the nature and financial impact of the business

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combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R will only impact our financial statements if we are a party to a business combination.

Recently Adopted Accounting Pronouncements:

We adopted FSP 14-1 in the first quarter 2009 and it had a material impact on our prior and current period financial statements. See Note 2 for further discussion.

In June 2008, the EITF issued EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,” (“EITF 07-5”). EITF 07-5 applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative pursuant to SFAS 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in SFAS 133. EITF 07-5 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative, for purposes of determining whether the instrument is within the scope of EITF Issue No. 00-19. We adopted EITF 07-5 in the first quarter 2009 and it did not have a material impact on our financial statements.

In November 2007, the EITF issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements,” (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. We adopted EITF 07-1 in the first quarter 2009 and it did not have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. In February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13,” (“FSP 157-1”) and FSP No. 157-2, “Effective Date of FASB Statement No. 157,” (“FSP 157-2”), as amendments to SFAS No. 157. FSP 157-1 and FSP 157-2 exclude lease transactions from the scope of SFAS No. 157 and also defer the effective date of the adoption of SFAS 157 for certain non-financial assets and non-financial liabilities. In October of 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of Financial Assets When the Market for That Asset is Not Active,” (“FSP 15-3”) as an amendment to SFAS No. 157, clarifying the application of SFAS No. 157 in a non-active market. We adopted FSP 157-1 and FSP 157-3 in the first quarter 2009 and they did not have a material impact on our financial statements, other than additional disclosure. See Note 6 for further discussion.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51,” (“SFAS 160”). SFAS No. 160 amends APB’s Accounting Research Bulletin No. 51 and establishes accounting and reporting standards for non-controlling interests (i.e., minority interests) in a subsidiary and for the deconsolidation of a subsidiary. We adopted SFAS No. 160 in the first quarter 2009 and it did not have a material impact on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 133,” (“SFAS 161”). SFAS 161 states that entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”) and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. We adopted SFAS 161 in the first quarter 2009 and it did not have a material impact on our financial statements.

B-II-9

NOTE 4 COMMITMENTS AND CONTINGENCIES

Litigation

We are parties to legal proceedings that we believe to be ordinary, routine litigation incidental to the business of present or former operations. It is management’s opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on our financial condition, results of operations or cash flows.

Medicare/Medicaid Contingencies

During 2006, we engaged an outside consultant to assess our pricing programs under Medicare/Medicaid and other governmental pricing programs during the period from 2002 through the second quarter of 2006. In connection with this review, we identified additional liabilities related to discontinued operations for possible overbilling under Medicare/Medicaid and other governmental pricing programs, of which the remaining amounts due were approximately $2.1 million at March 28, 2009 and December 27, 2008, which are included in the amounts recorded as accrued rebates. We are paying these obligations as they are rebilled to us. The calculated amount due assumes that we will be successful in rebilling ineligible entities that improperly received best prices.

Biotest Claims

On March 31, 2009, we received a notice of indemnification claims from Biotest seeking indemnification for losses relating to alleged breaches of representations and warranties under the terms of the Asset Purchase Agreement dated as of September 11, 2007 between us and Biotest. In the notice, Biotest estimated that its losses may total approximately $56 million under certain circumstances. Biotest seeks indemnification for losses in connection with two alleged breaches by Nabi of representations in the Asset Purchase Agreement. The first alleged breach relates to a contract we assigned to Biotest. After consultation with legal counsel, we believe that Biotest’s indemnification claims based on this alleged breach, which account for approximately $50.4 million of Biotest’s estimated losses, are without merit. The second alleged breach relates to local permits for construction of our manufacturing facility in Boca Raton, which was transferred to Biotest. To date, Biotest has not produced information substantiating this second claim, which accounts for approximately $5.6 million of Biotest’s estimate. After consultation with legal counsel, we believe that Biotest’s estimated losses based on the permit-related claim are speculative and appear to be based on claimed delays that have yet to occur. Biotest’s claims notice had the effect of preventing the April 15, 2009 scheduled release of the $10 million in cash sale proceeds that was escrowed to support our indemnification obligations. As a result of Biotest’s claims notice, release of the escrowed funds is now dependent upon resolution of those claims. We have responded to Biotest by denying any liability with respect to the claims, demanding that Biotest provide us with information related to its claims, reserving all of our available remedies and counterclaims against Biotest, and demanding that the $10 million in escrowed funds be released to us immediately. Under the Asset Purchase Agreement with Biotest our maximum liability for indemnification claims relating to breaches of representations and warranties is capped at 25% of the purchase price paid to us, or approximately $46 million. Our agreement with Biotest requires that any disputes between us will be subject to binding arbitration. To date, no arbitration proceeding has been commenced. We intend to vigorously contest and defend against Biotest’s claims and seek release of the escrowed funds in their entirety.

NOTE 5 INCOME TAXES

We file income tax returns in the U.S. federal jurisdiction, with various states and with various foreign jurisdictions. We are subject to tax audits in all jurisdictions for which we file tax returns. Tax audits by their very nature are often complex and can require several years to complete. As of March 28, 2009 we have recorded a valuation allowance against all of our deferred tax assets. As a result of this valuation allowance, we expect our full year effective tax rate for 2009 to be 0%.

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NOTE 6 FAIR VALUE DISCLOSURES

SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. The Company adopted the provisions of SFAS 157 in 2008 and adopted the provisions of FSP 157-2 in the first quarter 2009. Although the adoption of SFAS 157 did not materially impact the Company’s financial position or results of operations, the Company is now required to provide additional disclosures as part of its financial statements.

SFAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include (i) Level 1, defined as observable inputs such as quoted prices in active markets for identical assets, (ii) Level 2, defined as observable inputs other than Level 1 prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and (iii) Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

All cash and cash equivalents are recorded at fair market value at March 28, 2009. The inputs used in measuring the fair value of these instruments are considered to be Level 1 in accordance with the SFAS 157 fair value hierarchy. The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the Company’s funds deposited in institutional money market mutual funds with the remainder held in regular interest bearing and non-interest bearing depository accounts with commercial banks.

NOTE 7 TREASURY STOCK

In 2007 our Board of Directors approved the repurchase of up to $65 million of our common stock in the open market or in privately negotiated transactions. In the first quarter 2009 the Company purchased 127,742 shares for $411 thousand at an average cost per share of $3.22. Since the inception of the program through March 28, 2009 we have acquired a total of 10.2 million shares for a total cost of $37.3 million. Repurchased shares have been accounted for as treasury stock using the cost method.

NOTE 8 STOCK BASED COMPENSATION

Stock Options

A summary of option activity under our stock compensation plans as of March 28, 2009, and the changes during the first three months of 2009 is presented below:

Options	Number of Options
Outstanding at December 27, 2008	4,140,204
Granted	1,000
Exercised	(91,873)
Forfeited	(95,297)
Expired	(130,000)

Outstanding at March 28, 2009	3,824,034

Exercisable at March 28, 2009	3,037,231

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We recognized $0.3 million and $0.7 million of expense related to stock option awards in the first quarters 2009 and 2008, respectively. We granted options to purchase 1,000 shares at an exercise price of $3.83 during the first quarter 2009, with an average fair value of $2.37. These grants become exercisable over four years in equal annual installments after the date of grant. We estimated the fair value of each stock option on the date of grant using a Black-Scholes option-pricing formula, applying the following assumptions and amortize expense over the option’s vesting period using the straight-line attribution approach:

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding based on the historical experience of our employees. We used an expected term of 4.5 years.

Risk-Free Interest Rate: The Company based the risk-free interest rate used in the assumptions on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award’s expected term. We used a risk-free interest rate of 1.45% per annum.

Expected Volatility: The volatility factor used in the assumptions is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award. We used an expected volatility of 80.33%.

Expected Dividend Yield: We do not intend to pay dividends on common stock for the foreseeable future. Accordingly, we used a dividend yield of zero in the assumptions.

Restricted Stock

A summary of our restricted stock awards as of March 28, 2009 and the changes during the first quarter 2009 is presented below:

Number of Shares
Nonvested at December 27, 2008	386,627
Granted	—
Vested	(102,299)
Forfeited	(21,313)

Nonvested at March 28, 2009	263,015

We recognized $0.1 million and $0.6 million of expense related to restricted stock awards in the first quarters of 2009 and 2008, respectively. We granted no restricted shares during the first quarter 2009.

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ANNEX B-III

Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

III.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended June 27, 2009

B-III-1

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 27, 2009	December 27, 2008 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$107,658	$106,438
Marketable securities	1,034	23,900
Prepaid expenses and other current assets	2,121	1,430
Assets of discontinued operations (including restricted cash)	5,888	10,409

Total current assets	116,701	142,177
Property and equipment, net	1,083	1,315
Other assets	383	730

Total assets	$118,167	$144,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,333	$1,226
Accrued expenses and other current liabilities	1,555	3,030
Current liabilities of discontinued operations	3,350	3,381

Total current liabilities	6,238	7,637
2.875% convertible senior notes, net	5,775	15,202

Total liabilities	12,013	22,839
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	6,271	6,239
Capital in excess of par value	363,759	363,001
Treasury stock	(45,321)	(42,187)
Other comprehensive income (loss)	(2)	60
Accumulated deficit	(218,553)	(205,730)

Total stockholders’ equity	106,154	121,383

Total liabilities and stockholders’ equity	$118,167	$144,222

See accompanying notes to condensed consolidated financial statements.

B-III-2

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008 (as adjusted)	June 27, 2009	June 28, 2008 (as adjusted)
Operating expenses:
General and administrative expenses	$2,355	$2,927	$5,445	$8,060
Research and development expenses	3,440	3,344	7,206	6,549

Operating loss	(5,795)	(6,271)	(12,651)	(14,609)
Interest income	83	1,217	270	3,255
Interest expense	(136)	(1,118)	(497)	(2,670)
Other income (expense), net	40	(853)	24	(722)

Loss from continuing operations before income taxes	(5,808)	(7,025)	(12,854)	(14,746)
Benefit from income taxes	—	1,300	—	1,495

Loss from continuing operations	(5,808)	(5,725)	(12,854)	(13,251)
Discontinued operations:
Income from discontinued operations, net of tax provision	—	1,996	—	2,295

Income from discontinued operations	—	1,996	—	2,295

Net loss	$(5,808)	$(3,729)	$(12,854)	$(10,956)

Basic and diluted (loss) income per share:
Continuing operations	$(0.11)	$(0.11)	$(0.25)	$(0.25)
Discontinued operations	0.00	0.04	0.00	0.04

Basic and diluted (loss) income per share	$(0.11)	$(0.07)	$(0.25)	$(0.21)

Basic and diluted weighted average shares outstanding	50,974	51,498	51,094	52,235

See accompanying notes to condensed consolidated financial statements.

B-III-3

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	June 27, 2009	June 28, 2008 (as adjusted)
Cash flow from operating activities:
Loss from continuing operations	$(12,854)	$(13,251)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	255	291
Non-cash intra-period tax allocation	—	(1,495)
Accretion of discount on convertible senior notes	306	1,555
Non-cash compensation	904	1,943
Other	6	945
Changes in assets and liabilities:
Prepaid expenses and other assets	(426)	747
Accounts payable, accrued expenses and other	(1,035)	(3,822)

Total adjustments	10	164

Net cash used in operating activities from continuing operations	(12,844)	(13,087)
Net cash provided by (used in) operating activities from discontinued operations	4,488	(517)

Net cash used in operating activities	(8,356)	(13,604)

Cash flow from investing activities:
Proceeds from sales and maturities of marketable securities, net	22,836	1,600
Capital expenditures	—	(20)
Other	—	91

Net cash provided by investing activities from continuing operations	22,836	1,671
Net cash provided by investing activities from discontinued operations	—	2,500

Net cash provided by investing activities	22,836	4,171

Cash flow from financing activities:
Proceeds from issuances of common stock for employee benefit plans	297	54
Purchase of common stock for treasury	(3,466)	(18,658)
Other financing activities	(10,091)	(28,996)

Net cash used in financing activities from continuing operations	(13,260)	(47,600)
Net cash used in financing activities from discontinued operations	—	(23)

Net cash used in financing activities	(13,260)	(47,623)

Net increase (decrease) in cash and cash equivalents	1,220	(57,056)
Cash and cash equivalents at beginning of period	106,438	217,606

Cash and cash equivalents at end of period	$107,658	$160,550

See accompanying notes to condensed consolidated financial statements.

B-III-4

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 COMPANY OVERVIEW

We are a biopharmaceutical company focused on the development of products that address unmet medical needs in the areas of nicotine addiction and infectious disease. We leverage our experience and knowledge in powering the human immune system to target serious medical conditions in these areas. Our products in development are NicVAX ® [Nicotine Conjugate Vaccine], an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse, and PentaStaph™ [Pentavalent S.aureus Vaccine], a new pentavalent vaccine designed to prevent S.aureus infections including those infections caused by the most dangerous antibiotic-resistant strains of S.aureus. We were incorporated in Delaware in 1969 and our operations are located in Rockville, Maryland.

Products in Development

NicVAX is an investigational vaccine based on patented technology. Nicotine, a non-immunogenic small molecule, can cross the blood-brain barrier and reach specific receptors in the brain, thereby leading to the highly addictive pleasure sensation experienced by smokers and users of nicotine products. NicVAX is designed to stimulate the immune system to produce highly specific antibodies that bind to nicotine. A nicotine molecule attached to an antibody is too large to cross the blood-brain barrier, and thus is unable to reach the receptors in the brain and trigger pleasure sensations. In November 2007, we announced the successful completion of a Phase IIb “proof-of-concept” clinical trial for NicVAX that showed statistically significant rates of smoking cessation and continuous long-term smoking abstinence at 6 and 12 months for subjects injected with NicVAX as compared with subjects injected with placebo. In October 2008, we announced the results of a Phase II schedule optimization immunogenicity study assessing the antibody response and safety of a six-dose immunization schedule. This study showed that significantly higher antibody levels can be generated earlier in a higher percentage of subjects than in previous studies and that the revised dose regimen continued to be well-tolerated. These key results have confirmed the basis of our design for the NicVAX Phase III trials. In December 2008, we announced that we had reached agreement with the U.S. Food and Drug Administration, or FDA, on a Special Protocol Assessment, or SPA, for the pivotal Phase III clinical trials for NicVAX, which we are in a position to initiate in 2009. The SPA forms the foundation to support approval of a New Drug Application, or NDA. In June 2009, we received scientific advice on NicVAX from the European Medicines Agency, or EMEA, regarding the requirements for marketing authorization submission relating to the appropriate design of the Phase III clinical studies and safety data. This advice confirms and supports our current Phase III design that was agreed to in the SPA. We are seeking a partner who will assist in further development of the vaccine including the Phase III trials and future commercialization.

PentaStaph is an investigational vaccine based on patented technology, including technology that we have licensed on an exclusive basis from the National Institute of Health, or NIH. We are developing PentaStaph for use in patients who are at high risk of S.aureus infection and who are able to respond to a vaccine by producing their own antibodies. PentaStaph requires additional development, including preclinical testing and human studies, as well as regulatory approvals before it can be marketed. We announced two significant events in 2008 that will help advance the development of PentaStaph. In September 2008, we entered into a collaboration agreement with the National Institute of Allergy and Infectious Diseases, or NIAID, to conduct pre-clinical toxicology evaluations of two new antigens designed to protect against two of the most virulent and debilitating toxins produced by the bacteria. This testing, which is funded by the NIAID, will enable the initiation of Phase I clinical trials for these new antigens in 2009. Additionally, in December 2008, we entered into a research and development agreement with the U.S. Department of Defense to conduct a series of collaborative clinical trials for PentaStaph. The U.S. Department of Defense will be responsible for certain aspects of the trial including the clinical site costs. With these agreements in place, we will be able to advance the development of PentaStaph much further and faster than we could on our own. Further clinical development of PentaStaph and its components beyond that contemplated by our collaborations with NIAID and with the U.S. Department of Defense will require additional commercialization and development partners or additional commitments from existing partners.

B-III-5

Strategic Initiatives

In 2006, we began to explore strategic initiatives to enhance shareholder value. In November 2006, we sold our PhosLo (calcium acetate) product and the product’s related assets to a U.S. subsidiary of Fresenius Medical Care, or Fresenius. Under the sale agreement, we received $65.0 million in cash at closing and received an additional $13.0 million of milestone payments as of June 27, 2009. We can also receive royalties and additional milestone payments of up to $72.5 million. The royalties relate to sales of a new product formulation over a base amount for 10 years after the closing date. In June 2007, we sold certain assets related to our product Aloprim (allopurinol sodium for Injection) for $3.7 million. On December 4, 2007, we sold our Biologics SBU and certain corporate shared services assets to Biotest Pharmaceuticals Corporation, or Biotest, for $185.0 million ($5.7 million of which remains escrowed for indemnification claims - see Note 4 for further discussion). As a result of these strategic actions, we sold all of our marketed products and are focusing our efforts on developing and partnering our NicVAX and PentaStaph products.

We are continuing with our life science strategic advisors to explore the full range of strategic alternatives available to us to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company.

NOTE 2 RETROSPECTIVE APPLICATION OF FSP APB 14-1 TO PRIOR PERIOD CONSOLIDATED FINANCIAL STATEMENTS

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” (“FSP APB 14-1”). FSP APB 14-1 clarifies that (1) convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, are not considered debt instruments within the scope of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” (“APB 14”) and (2) issuers of such instruments should separately account for the liability and equity components of those instruments by allocating the proceeds from issuance of the instrument between the liability component and the embedded conversion option (i.e., the equity component). FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 and is required to be applied retrospectively to convertible debt instruments that are within the scope of this guidance and were outstanding during any period presented in the financial statements. We adopted FSP APB 14-1 in the first quarter 2009. The cumulative effect of the adoption as of December 30, 2007 (the first day of our 2008 fiscal year) was a $25.4 million increase in capital in excess of par, a $17.4 million increase in accumulated deficit, a $7.3 million net increase in the convertible note balance and a $0.7 million net increase in other assets with no effect on our net consolidated cash and cash equivalents or our cash interest payments for the period. The effect of the adoption on the three- and six-month periods ended June 27, 2009 was a $0.1 million and $0.3 million increase in interest expense, respectively.

NOTE 3 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly our financial position, results of operations and cash flows. The condensed consolidated balance sheet at December 27, 2008 has been derived from audited consolidated financial statements at that date, and has been revised to reflect the retrospective application of FSP APB 14-1. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and Notes included in our Annual Report on Form 10-K for the year ended December 27, 2008 filed with the Securities and Exchange Commission.

Principles of consolidation and presentation: The consolidated financial statements include the accounts of Nabi Biopharmaceuticals and our wholly-owned subsidiaries (referred to as “Nabi,” the “Company,” “us,” or “we” throughout this report). All significant inter-company accounts and transactions are eliminated in consolidation. All of our wholly-owned subsidiaries are dormant or are otherwise non-operative. Certain prior period amounts have been reclassified to conform to the current year’s presentation.

B-III-6

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period, including such amounts related to discontinued operations. Actual results could differ from those estimates.

Collaborative arrangements: We are an active participant with exposure to significant risks and rewards of commercialization relating to the development of several of our pipeline products. For costs incurred and revenues generated from third parties where we are deemed to be the principal participant, we recognize revenues and costs using the gross basis of accounting; otherwise we use the net basis of accounting.

Research and development expenses: Except for advance payments, research and development costs are expensed as incurred. We use our research and development resources, including employees, equipment and facilities, across multiple drug development programs. Research and development expenses include direct labor costs as well as the costs of contractors and other direct and indirect expenses (including an allocation of the costs of facilities). We expense amounts payable to third parties under collaborative product development agreements at the earlier of the milestone achievement or as payments become contractually due. In circumstances where we receive grant income (which is a reimbursement to research and development costs incurred), we record the income as an offset to the related expense.

Comprehensive income (loss): We calculate comprehensive income (loss) as the total of our net income (loss) and all other changes in equity (other than transactions with owners), including foreign currency translation adjustments and unrealized gains (losses) on our available for sale marketable securities.

Income (loss) per share: Basic income (loss) per share is computed by dividing consolidated net income (loss) by the weighted average number of common shares outstanding during the year, excluding unvested restricted stock. For the periods presented in the accompanying Consolidated Statements of Operations, diluted income (loss) per share is calculated similarly because the impact of all potentially dilutive securities is anti-dilutive due to our net loss from continuing operations for each period. When the effects are not anti-dilutive, diluted earnings per share is computed by dividing our net income (loss) by the weighted average number of shares outstanding and the impact of all potentially dilutive securities, consisting primarily of stock options, restricted stock grants and the common shares underlying our Convertible Senior Notes.

Financial instruments: The carrying amounts of financial instruments including cash equivalents, marketable securities, and accounts payable approximated fair value as of June 27, 2009 and December 27, 2008, because of the relatively short-term maturity of these instruments. The carrying value of our Convertible Senior Notes, at June 27, 2009 and December 27, 2008 was $5.8 million and $15.2 million, respectively, compared to the approximate fair value of $5.7 million and $14.2 million, respectively, based on quoted market prices.

Cash, cash equivalents and marketable securities: Cash equivalents consist of investments in highly liquid securities with original maturities of three months or less. Marketable securities consist of investment grade government agency and corporate debt securities due within one year. Marketable securities are classified as available-for-sale and recorded at market value. Unrealized gains and losses are reflected in other comprehensive income (loss). We assess the risk of impairment related to securities held in our investment portfolio on a regular basis and noted no “permanent” or “other than temporary” impairment during the three and six months ended June 27, 2009. We have investment policies and procedures that are reviewed periodically to minimize credit risk.

Restricted cash: Restricted cash related to discontinued operations at June 27, 2009 and December 27, 2008 of $5.7 million and $10.2 million, respectively, relates to cash held in escrow plus interest to support any valid indemnification claims that may be made by Biotest related to the 2007 sale of our Biologics SBU. On March 31, 2009, Biotest asserted certain indemnification claims; see Note 4 for more information regarding the Biotest claims.

B-III-7

Equity-based compensation: We currently account for equity-based compensation under the fair value recognition provisions of SFAS No. 123R, “Share-Based Payment,” which establish accounting for share-based awards in exchange for employee services and require companies to expense the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income taxes: We follow SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of these benefits is more likely than not. We periodically evaluate the realizability of our net deferred tax assets. A valuation allowance is established when the Company believes that it is more likely than not that its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. We consider discontinued operations for purposes of determining the amount of tax benefits that result from a loss from continuing operations.

Segment information: We currently operate in a single business segment.

NOTE 4 COMMITMENTS AND CONTINGENCIES

Litigation

We are parties to legal proceedings that we believe to be ordinary, routine litigation incidental to the business of present or former operations. It is management’s opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on our financial condition, results of operations or cash flows.

Medicare/Medicaid Contingencies

During 2006, we engaged an outside consultant to assess our pricing programs under Medicare/Medicaid and other governmental pricing programs during the period from 2002 through the second quarter of 2006. In connection with this review, we identified additional liabilities related to discontinued operations for possible overbilling under Medicare/Medicaid and other governmental pricing programs, of which the remaining amounts due were approximately $2.1 million at June 27, 2009 and December 27, 2008, which are included in the amounts recorded as accrued rebates. We are paying these obligations as they are rebilled to us. The calculated amount due assumes that we will be successful in rebilling ineligible entities that improperly received best prices.

Biotest Claim

On March 31, 2009, Biotest made two claims against us seeking indemnification for possible losses totaling $56 million relating to alleged breaches of representations and warranties under the terms of the Asset Purchase Agreement dated as of September 11, 2007 between us and Biotest. The claims had the effect of delaying the release of $10 million of escrowed purchase price (plus interest) that was scheduled to be released in April 2009. We responded to Biotest by strongly denying any liability with respect to the claims, demanding that Biotest provide us with information related to its claims, reserving all of our available remedies and counterclaims against Biotest, and demanding that the $10 million (plus interest) in escrowed funds be released to us immediately. In May, Biotest withdrew its largest claim for possible losses of up to $50.4 million relating to a contract that we assigned to Biotest and authorized the release to us of $4.5 million of escrowed funds (including interest). Biotest’s remaining indemnification claim for possible losses of up to $5.7 million relating to local permitting on the construction of our manufacturing facility in Boca Raton, Florida that we transferred to Biotest remains pending. We are vigorously opposing the claim and seeking release of the remaining $5.7 million in escrowed funds.

Under the Asset Purchase Agreement with Biotest, resolution of the remaining claim would be subject to binding arbitration. To date, no arbitration proceeding has been commenced.

B-III-8

NOTE 5 INCOME TAXES

We file income tax returns in the U.S. federal jurisdiction, with various states and with various foreign jurisdictions. We are subject to tax audits in all jurisdictions for which we file tax returns. Tax audits by their very nature are often complex and can require several years to complete. As of June 27, 2009 we have recorded a valuation allowance against all of our deferred tax assets. As a result of this valuation allowance, we expect our full year effective tax rate for 2009 to be 0%.

NOTE 6 FAIR VALUE DISCLOSURES

SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, expands disclosures about fair value measurements, and establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. These tiers include (i) Level 1, defined as observable inputs such as quoted prices in active markets for identical assets, (ii) Level 2, defined as observable inputs other than Level 1 prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and (iii) Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

All cash, cash equivalents and marketable securities are recorded at fair market value at June 27, 2009. The inputs used in measuring the fair value of these instruments are considered to be Level 1 in accordance with the SFAS 157 fair value hierarchy. The fair market values are based on quoted market prices as provided in period-end statements supplied by the various banks and brokers that held the Company’s investments.

NOTE 7 TREASURY STOCK AND CONVERTIBLE SENIOR NOTES

In 2007 our Board of Directors approved the repurchase of up to $65 million of our common stock in the open market or in privately negotiated transactions. In the first six months of 2009 the Company purchased 1,064,997 shares for $3.1 million at an average cost per share of $2.94. Since the inception of the program through June 27, 2009 we have acquired a total of 11,141,074 shares for a total cost of $40.0 million. Repurchased shares have been accounted for as treasury stock using the cost method.

In the second quarter of 2009, we repurchased $10.4 million face value of our Convertible Senior Notes for $10.2 million in cash (which included approximately $0.1 million of accrued interest). The repurchase resulted in the reversal of approximately $0.7 million of deferred issuance costs and original issue discount and $0.4 million of capital in excess of par value related to the equity component of the embedded conversion option. Since the inception of the program, we have repurchased a total of $106.4 million of our notes at a total cost of $95.8 million including accrued interest. At June 27, 2009, we have approximately $6.1 million face value of our Convertible Senior Notes outstanding.

NOTE 8 STOCK BASED COMPENSATION

Stock Options

A summary of option activity under our stock compensation plans as of June 27, 2009, and the changes during the first six months of 2009 is presented below:

Outstanding at December 27, 2008	4,140,204
Granted	751,941
Exercised	(91,877)
Forfeited	(95,297)
Expired	(1,082,034)

Outstanding at June 27, 2009	3,622,937

Exercisable at June 27, 2009	2,271,473

B-III-9

We recognized $0.3 million and $0.6 million of expense related to stock option awards in the three- and six-month periods ended June 27, 2009, respectively, and $0.4 million and $1.0 million in the three- and six-month periods ended June 28, 2008, respectively. We granted options to purchase 751,941 shares at an exercise price of $3.52 during the first six months of 2009, with an average fair value of $2.25. These grants become exercisable over four years in equal annual installments after the date of grant. We estimate the fair value of each stock option on the date of grant using a Black-Scholes option-pricing formula, applying the following assumptions and amortize expense over the option’s vesting period using the straight-line attribution approach:

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding based on the historical experience of our employees. We used an expected term of 4.5 – 6.29 years.

Risk-Free Interest Rate: The Company based the risk-free interest rate used in the assumptions on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award’s expected term. We used a risk-free interest rate of 1.65% - 2.96% per annum.

Expected Volatility: The volatility factor used in the assumptions is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award. We used an expected volatility of 74.94% - 82.32%.

Expected Dividend Yield: We do not intend to pay dividends on common stock for the foreseeable future. Accordingly, we used a dividend yield of zero in the assumptions.

Restricted Stock

A summary of our restricted stock awards as of June 27, 2009 and the changes during the first six months of 2009 is presented below:

Nonvested at December 27, 2008	386,627
Granted	207,415
Vested	(147,708)
Forfeited	(21,313)

Nonvested at June 27, 2009	425,021

We recognized $0.2 million and $0.3 million of expense related to restricted stock awards in the three- and six- month period ended June 27, 2009, respectively, and $0.2 million and $0.9 million in the three- and six- month periods ended June 28, 2008, respectively. During the first half of 2009, we granted 207,415 restricted shares with a calculated average fair value of $3.78, which vest over four years in equal installments after the date of the grant.

NOTE 9 SUBSEQUENT EVENTS

On August 5, 2009, we entered into an asset purchase agreement for the sale of PentaStaph and related assets to GlaxoSmithKline PLC. Pursuant to the terms of the agreement and subject to customary closing conditions, the Company has agreed to sell all the assets, including all intellectual property and related rights, to its PentaStaph pipeline product in exchange for total cash consideration of up to $46 million. Under the terms of the agreement, Nabi will receive an initial cash payment of $20 million when the transaction closes plus an additional $26 million contingent upon four milestone accomplishments.

Management performed an evaluation of Company activity through August 6, 2009, the date the unaudited, condensed and consolidated financial statements were available to be issued. Management concluded that, other than the event described above, there are no significant subsequent events requiring disclosure.

B-III-10

ANNEX B-IV

Historical Consolidated Financial Statements of Nabi Biopharmaceuticals

IV.	Unaudited Condensed Consolidated Financial Statements from Quarterly Report filed on Form 10-Q for the quarter ended September 26, 2009

B-IV-1

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 26, 2009	December 27, 2008 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$28,148	$106,438
Marketable securities	75,145	23,900
Prepaid expenses and other current assets	1,863	1,430
Assets of discontinued operations (including restricted cash)	5,677	10,409

Total current assets	110,833	142,177

Property and equipment, net	966	1,315
Other assets	376	730

Total assets	$112,175	$144,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,505	$1,226
Accrued expenses and other current liabilities	2,164	3,030
Current liabilities of discontinued operations	3,016	3,381

Total current liabilities	6,685	7,637

2.875% convertible senior notes, net	5,862	15,202

Total liabilities	12,547	22,839
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	6,271	6,239
Capital in excess of par value	364,201	363,001
Treasury stock	(45,321)	(42,187)
Other comprehensive income	12	60
Accumulated deficit	(225,535)	(205,730)

Total stockholders’ equity	99,628	121,383

Total liabilities and stockholders’ equity	$112,175	$144,222

See accompanying notes to condensed consolidated financial statements.

B-IV-2

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2009	September 27, 2008 (as adjusted)	September 26, 2009	September 27, 2008 (as adjusted)
Operating expenses:
General and administrative expenses	$2,351	$2,086	$7,796	$10,146
Research and development expenses	4,651	3,356	11,857	9,905

Operating loss	(7,002)	(5,442)	(19,653)	(20,051)
Interest income	50	831	320	4,086
Interest expense	(139)	(799)	(636)	(3,502)
Other income (expense), net	108	(183)	132	(905)

Loss from continuing operations before income taxes	(6,983)	(5,593)	(19,837)	(20,372)
Benefit from income taxes	—	1,023	—	2,518

Loss from continuing operations	(6,983)	(4,570)	(19,837)	(17,854)
Discontinued operations:
Income from discontinued operations, net of tax provision	—	1,570	—	3,865

Income from discontinued operations	—	1,570	—	3,865

Net loss	$(6,983)	$(3,000)	$(19,837)	$(13,989)

Basic and diluted (loss) income per share:
Continuing operations	$(0.14)	$(0.09)	$(0.39)	$(0.34)
Discontinued operations	0.00	0.03	0.00	$0.07

Basic and diluted (loss) income per share	$(0.14)	$(0.06)	$(0.39)	$(0.27)

Basic and diluted weighted average shares outstanding	50,339	51,592	50,802	52,021

See accompanying notes to condensed consolidated financial statements.

B-IV-3

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	September 26, 2009	September 27, 2008 (as adjusted)
Cash flow from operating activities:
Loss from continuing operations	$(19,837)	$(17,854)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	380	464
Non-cash intra-period tax allocation	—	(2,518)
Accretion of discount on convertible senior notes	393	2,025
Non-cash compensation	1,347	2,526
Other	6	1,122
Changes in assets and liabilities:
Prepaid expenses and other assets	(168)	1,560
Accounts payable, accrued expenses and other	(255)	(3,338)

Total adjustments	1,703	1,841

Net cash used in operating activities from continuing operations	(18,134)	(16,013)
Net cash provided by operating activities from discontinued operations	4,366	299

Net cash used in operating activities	(13,768)	(15,714)

Cash flow from investing activities:
Proceeds from sales of marketable securities	240	1,600
Purchases of marketable securities	(75,963)	—
Maturities of marketable securities	24,461	—
Capital expenditures	—	(20)
Other	—	91

Net cash provided by (used in) investing activities from continuing operations	(51,262)	1,671
Net cash provided by investing activities from discontinued operations	—	2,500

Net cash provided by (used in) investing activities	(51,262)	4,171

Cash flow from financing activities:
Proceeds from issuances of common stock for employee benefit plans	297	69
Purchase of common stock for treasury	(3,466)	(18,658)
Repurchase of convertible senior notes	(10,091)	(35,119)
Other financing activities	—	(83)

Net cash used in financing activities from continuing operations	(13,260)	(53,791)
Net cash used in financing activities from discontinued operations	—	(23)

Net cash used in financing activities	(13,260)	(53,814)

Net decrease in cash and cash equivalents	(78,290)	(65,357)
Cash and cash equivalents at beginning of period	106,438	217,606

Cash and cash equivalents at end of period	$28,148	$152,249

See accompanying notes to condensed consolidated financial statements.

B-IV-4

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 COMPANY OVERVIEW

We are a biopharmaceutical company focused on the development of products that address unmet medical needs in the areas of nicotine addiction and infectious disease. We leverage our experience and knowledge in powering the human immune system to target serious medical conditions in these areas. Our products in development are NicVAX ® [Nicotine Conjugate Vaccine], an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse, and PentaStaph™ [Pentavalent S.aureus Vaccine], a new pentavalent vaccine designed to prevent S.aureus infections including those infections caused by the most dangerous antibiotic-resistant strains of S.aureus. We were incorporated in Delaware in 1969 and our operations are located in Rockville, Maryland.

Products in Development

NicVAX is an investigational vaccine based on patented technology. Nicotine, a non-immunogenic small molecule, can cross the blood-brain barrier and reach specific receptors in the brain, thereby leading to the highly addictive pleasure sensation experienced by smokers and users of nicotine products. NicVAX is designed to stimulate the immune system to produce highly specific antibodies that bind to nicotine. A nicotine molecule attached to an antibody is too large to cross the blood-brain barrier, and thus is unable to reach the receptors in the brain and trigger pleasure sensations. In November 2007, we announced the successful completion of a Phase IIb “proof-of-concept” clinical trial for NicVAX that showed statistically significant rates of smoking cessation and continuous long-term smoking abstinence at 6 and 12 months for subjects injected with NicVAX as compared with subjects injected with placebo. In October 2008, we announced the results of a Phase II schedule optimization immunogenicity study assessing the antibody response and safety of a six-dose immunization schedule. This study showed that significantly higher antibody levels can be generated earlier in a higher percentage of subjects than in previous studies and that the revised dose regimen continued to be well-tolerated. These key results have guided our design for the NicVAX Phase III trials. In December 2008, we announced that we had reached agreement with the U.S. Food and Drug Administration, or FDA on a Special Protocol Assessment, or SPA for the pivotal Phase III clinical trials for NicVAX. The SPA forms the foundation to support approval of a New Drug Application, or NDA. In June 2009, we announced that we received scientific advice on NicVAX from the European Medicines Agency, or EMEA, regarding the requirements for marketing authorization submission relating to the appropriate design of the Phase III clinical studies and safety data. This advice confirms and supports our current Phase III design that was agreed to in the SPA. In September 2009 we announced that the U.S. National Institute on Drug Abuse, or NIDA, part of the National Institutes of Health, or NIH, granted us $10 million to partially fund our first NicVAX pivotal Phase III trial, which we initiated during the fourth quarter of 2009. We continue to seek a partner who will assist in further development and future commercialization of NicVAX.

PentaStaph is an investigational vaccine based on patented technology, including certain technology that we have licensed on an exclusive basis from NIH. We are developing PentaStaph for use in patients who are at high risk of S.aureus infection and who are able to respond to a vaccine by producing their own antibodies. PentaStaph requires additional development, including human clinical studies, as well as regulatory approvals before it can be marketed. We announced two significant events in 2008 that help advance the development of PentaStaph. In September 2008, we entered into a collaboration agreement with the National Institute of Allergy and Infectious Diseases, or NIAID, to conduct pre-clinical toxicology evaluations of two new antigens designed to protect against two of the most virulent and debilitating toxins produced by the bacteria. This testing, which was completed in 2009, was funded by the NIAID and is a pre-requisite for the initiation of Phase I clinical trials for these new antigens in 2009. Additionally, in December 2008, we entered into a research and development agreement with the U.S. Department of Defense to conduct a series of collaborative clinical trials for PentaStaph.

B-IV-5

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The U.S. Department of Defense will be responsible for certain aspects of the trial including the clinical site costs. In November 2009, we completed the sale to GlaxoSmithKline Biological S.A., or GSK, of all the assets, including intellectual property and related rights, to our Staph program (including S.aureus and S.epidermidis) and received $21.5 million in cash pursuant to the terms of our asset purchase agreement with GSK dated August 5, 2009, as amended. Under the terms of the asset purchase agreement, we have the right to receive up to an additional $26 million contingent upon certain milestone accomplishments. At the closing, we also entered into a transition services agreement with GSK to provide services to GSK related to the planned Phase I clinical trial and technology transfer related to the assets sold to GSK. We will be reimbursed for our cost of services provided under this agreement.

Strategic Initiatives

In 2006, we began to explore strategic initiatives to enhance shareholder value. In November 2006, we sold our PhosLo (calcium acetate) product and the product’s related assets to a U.S. subsidiary of Fresenius Medical Care, or Fresenius. Under the sale agreement, we received $65.0 million in cash at closing and received an additional $13.0 million of milestone payments as of September 26, 2009. We can also receive royalties and additional milestone payments of up to $72.5 million. The royalties relate to sales of a new product formulation over a base amount for 10 years after the closing date. In June 2007, we sold certain assets related to our product Aloprim (allopurinol sodium for Injection) for $3.7 million. On December 4, 2007, we sold our Biologics SBU and certain corporate shared services assets to Biotest Pharmaceuticals Corporation, or Biotest, for $185.0 million. In November 2009, we completed the sale to GSK of all assets, including intellectual property and related rights, to our Staph program (including S.aureus and S.epidermidis) and received $21.5 million in cash at closing.

As a result of these strategic actions, we sold all of our marketed products as well as our Staph vaccine development program and are focused on developing and partnering our NicVAX product. In September 2009, we were granted $10 million by NIDA to partially fund our Phase III trial for NicVAX. We are continuing to explore the full range of strategic alternatives available to us to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or further development arrangements for NicVAX, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company.

NOTE 2 RETROSPECTIVE APPLICATION OF NEW ACCOUNTING GUIDANCE RELATED TO OUR CONVERTIBLE SENIOR NOTES TO PRIOR PERIOD CONSOLIDATED FINANCIAL STATEMENTS

Effective January 1, 2009, we adopted new accounting guidance relating to our Convertible Senior Notes. The new accounting guidance clarifies that (1) convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, are not considered conventional debt instruments and (2) issuers of such instruments should separately account for the liability and equity components of those instruments by allocating the proceeds from issuance of the instrument between the liability component and the embedded conversion option (i.e., the equity component). The new accounting guidance is effective for fiscal years beginning after December 15, 2008 and is required to be applied retrospectively to convertible debt instruments that are within the scope of this guidance and were outstanding during any period presented in the financial statements. We adopted the new guidance in the first quarter of 2009. The cumulative effect of the adoption as of December 30, 2007 (the first day of our 2008 fiscal year) was a $25.4 million increase in capital in excess of par, a $17.4 million increase in accumulated deficit, a $7.3 million net increase in the convertible note balance and a

B-IV-6

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

$0.7 million net increase in other assets with no effect on our net consolidated cash and cash equivalents or our cash interest payments for the period. The effect of the adoption on the three- and nine-month periods ended September 26, 2009 was a $0.1 million and $0.4 million increase in interest expense, respectively.

NOTE 3 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to fairly present our financial position, results of operations and cash flows. The condensed consolidated balance sheet at December 27, 2008 has been derived from audited consolidated financial statements at that date, and has been revised to reflect the retrospective application of the new accounting guidance related to our Convertible Senior Notes. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and Notes included in our Annual Report on Form 10-K for the year ended December 27, 2008 filed with the Securities and Exchange Commission.

Principles of consolidation and presentation: The consolidated financial statements include the accounts of Nabi Biopharmaceuticals and our wholly-owned subsidiaries (referred to as “Nabi,” the “Company,” “us,” or “we” throughout this report). All significant inter-company accounts and transactions are eliminated in consolidation. All of our wholly-owned subsidiaries are dormant or are otherwise non-operative.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period, including such amounts related to discontinued operations. Actual results could differ from those estimates.

Collaborative arrangements: We are an active participant with exposure to significant risks and rewards of commercialization relating to the development of our pipeline products. For costs incurred and revenues generated from third parties where we are deemed to be the principal participant, we recognize revenues and costs using the gross basis of accounting; otherwise we use the net basis of accounting.

Research and development expenses: Except for advance payments, research and development costs are expensed as incurred. We use our research and development resources, including employees, equipment and facilities, across multiple drug development programs. Research and development expenses include direct labor costs as well as the costs of contractors and other direct and indirect expenses (including an allocation of the costs of facilities). We expense amounts payable to third parties under collaborative product development agreements at the earlier of the milestone achievement or as payments become contractually due. In circumstances where we receive grant income (which is a reimbursement of research and development costs incurred), we record the income as an offset to the related expense.

Comprehensive income (loss): We calculate comprehensive income (loss) as the total of our net income (loss) and all other changes in equity (other than transactions with owners), including foreign currency translation adjustments and unrealized gains (losses) on our available for sale marketable securities.

Income (loss) per share: Basic income (loss) per share is computed by dividing consolidated net income (loss) by the weighted average number of common shares outstanding during the year, excluding unvested restricted stock. For the periods presented in the accompanying Consolidated Statements of Operations, diluted income (loss) per

B-IV-7

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

share is calculated similarly because the impact of all potentially dilutive securities is anti-dilutive due to our net loss from continuing operations for each period. When the effects are not anti-dilutive, diluted earnings per share is computed by dividing our net income (loss) by the weighted average number of shares outstanding and the impact of all potentially dilutive securities, consisting primarily of stock options, restricted stock grants and the common shares underlying our Convertible Senior Notes.

Financial instruments: The carrying amounts of financial instruments including cash equivalents, marketable securities, and accounts payable approximated fair value as of September 26, 2009 and December 27, 2008, because of the relatively short-term maturity of these instruments. The carrying value of our Convertible Senior Notes, at September 26, 2009 and December 27, 2008 was $5.9 million and $15.2 million, respectively, compared to the approximate fair value of $5.7 million and $14.2 million, respectively, based on quoted market prices.

Cash, cash equivalents and marketable securities: Cash equivalents consist of investments in highly liquid securities with original maturities of three months or less. Marketable securities consist of investment grade government agency and corporate debt securities due within one year. Marketable securities are classified as available-for-sale and recorded at market value. Unrealized gains and losses are reflected in other comprehensive income (loss). We assess the risk of impairment related to securities held in our investment portfolio on a regular basis and noted no “permanent” or “other than temporary” impairment during the three and nine months ended September 26, 2009. We have investment policies and procedures that are reviewed periodically to minimize credit risk.

Restricted cash: Restricted cash related to discontinued operations at September 26, 2009 and December 27, 2008 of $5.7 million and $10.2 million, respectively, relates to cash held in escrow plus interest to support any valid indemnification claims that may be made by Biotest related to the 2007 sale of our Biologics SBU. On March 31, 2009, Biotest asserted certain indemnification claims which were finally settled in November 2009 resulting in the release to us of all remaining restricted cash; see Note 4 for more information regarding the Biotest claims.

Equity-based compensation: We currently account for equity-based compensation at fair value; accordingly we expense the estimated fair value of share-based awards made in exchange for employee services over the requisite employee service period. Share-based compensation cost is determined at the grant date using an option pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income taxes: We follow the asset and liability approach for financial accounting and reporting of income taxes, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of these benefits is more likely than not. We periodically evaluate the realizability of our net deferred tax assets. A valuation allowance is established when the Company believes that it is more likely than not that its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. We consider discontinued operations for purposes of determining the amount of tax benefits that result from a loss from continuing operations.

Segment information: We currently operate in a single business segment.

B-IV-8

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

NOTE 4 COMMITMENTS AND CONTINGENCIES

Litigation

We are parties to legal proceedings that we believe to be ordinary, routine litigation incidental to the business of present or former operations. It is management’s opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on our financial condition, results of operations or cash flows.

Medicare/Medicaid Contingencies

During 2006, we engaged an outside consultant to assess our pricing programs under Medicare/Medicaid and other governmental pricing programs during the period from 2002 through the second quarter of 2006. In connection with this review, we identified additional liabilities related to discontinued operations for possible overbilling under Medicare/Medicaid and other governmental pricing programs, of which the remaining amounts due were approximately $2.1 million at September 26, 2009 and December 27, 2008, which are included in the amounts recorded as current liabilities from discontinued operations. We are paying these obligations as they are rebilled to us. The calculated amount due assumes that we will be successful in rebilling ineligible entities that improperly received best prices.

Biotest Claim

In November 2009, we settled with Biotest our dispute which arose on March 31, 2009 when Biotest made two claims against us seeking indemnification for possible losses relating to alleged breaches of representations and warranties under the terms of the Asset Purchase Agreement dated as of September 11, 2007 between us and Biotest. In connection with the settlement, Biotest withdrew its remaining indemnification claim for possible losses of up to $5.7 million and authorized the release to us of the full $5.7 million of escrowed purchase price which had remained in escrow pending resolution of the claim. Previously, in May 2009, Biotest withdrew its other indemnification claim for possible losses of up to $50.4 million. Also in connection with the settlement, Nabi and Biotest exchanged releases and Nabi agreed to pay Biotest $80 thousand related to net outstanding amounts under the transition services agreement between Nabi and Biotest.

NOTE 5 INCOME TAXES

We file income tax returns in the U.S. federal jurisdiction, with various states and with various foreign jurisdictions. We are subject to tax audits in all jurisdictions for which we file tax returns. Tax audits by their very nature are often complex and can require several years to complete. As of September 26, 2009 we have recorded a valuation allowance against all of our deferred tax assets. As a result of this valuation allowance, we expect our full year effective tax rate for 2009 to be 0%.

NOTE 6 FAIR VALUE DISCLOSURES

We follow a three-tier fair value hierarchy which prioritizes the inputs used in measuring the fair value of our assets and liabilities. These tiers include (i) Level 1, defined as observable inputs such as quoted prices in active markets for identical assets, (ii) Level 2, defined as observable inputs other than Level 1 prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and (iii) Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

B-IV-9

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

All cash, cash equivalents and marketable securities are recorded at fair value at September 26, 2009. The inputs used in measuring the fair value of these instruments are considered to be Level 1 in accordance with the fair value hierarchy. The fair values are based on quoted market prices as provided in period-end statements supplied by the various banks and brokers that held the Company’s investments.

NOTE 7 TREASURY STOCK AND CONVERTIBLE SENIOR NOTES

In 2007 our Board of Directors approved the repurchase of up to $65 million of our common stock in the open market or in privately negotiated transactions. In the first nine months of 2009 the Company purchased 1,064,997 shares for $3.1 million at an average cost per share of $2.94. Since the inception of the program through September 26, 2009 we have acquired a total of 11,141,074 shares for a total cost of $40.0 million. Repurchased shares have been accounted for as treasury stock using the cost method.

In 2009, we repurchased $10.4 million face value of our Convertible Senior Notes for $10.2 million in cash (which included approximately $0.1 million of accrued interest). The repurchase resulted in the expensing of approximately $0.7 million of deferred issuance costs and original issue discount and the reversal of $0.4 million of capital in excess of par value related to the equity component of the embedded conversion option. Since the inception of the program, we have repurchased a total of $106.4 million face value of our notes at a total cost of $95.8 million plus accrued interest. At September 26, 2009, we have approximately $6.1 million face value of our Convertible Senior Notes outstanding.

NOTE 8 STOCK BASED COMPENSATION

Stock Options

A summary of option activity under our stock compensation plans as of September 26, 2009, and the changes during the first nine months of 2009 is presented below:

Options	Number of Options
Outstanding at December 27, 2008	4,140,204
Granted	753,941
Exercised	(91,877)
Forfeited	(95,297)
Expired	(1,082,034)

Outstanding at September 26, 2009	3,624,937

Exercisable at September 26, 2009	2,329,473

We recognized $0.3 million and $0.9 million of expense related to stock option awards in the three- and nine-month periods ended September 26, 2009, respectively, and $0.4 million and $1.4 million in the three- and nine-month periods ended September 27, 2008, respectively. We granted options to purchase 753,941 shares at a weighted average exercise price of $3.47 during the first nine months of 2009, with a weighted average fair value of $2.24 per share. These grants become exercisable over four years in equal annual installments after the date of grant. We estimate the fair value of each stock option on the date of grant using a Black-Scholes option-pricing formula, applying the following assumptions and amortize expense over the option’s vesting period using the straight-line attribution approach:

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding based on the historical experience of our employees. We used an expected term of 4.5 - 6.29 years.

B-IV-10

Nabi Biopharmaceuticals

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Risk-Free Interest Rate: The Company based the risk-free interest rate used in the assumptions on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award’s expected term. We used a risk-free interest rate of 1.65% - 2.96% per annum.

Expected Volatility: The volatility factor used in the assumptions is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award. We used an expected volatility of 74.94% - 82.82%.

Expected Dividend Yield: We do not intend to pay dividends on common stock for the foreseeable future. Accordingly, we used a dividend yield of zero in the assumptions.

Restricted Stock

A summary of our restricted stock awards as of September 26, 2009 and the changes during the first nine months of 2009 is presented below:

Awards	Number of Awards
Nonvested at December 27, 2008	386,627
Granted	207,415
Vested	(150,833)
Forfeited	(21,313)

Nonvested at September 26, 2009	421,896

We recognized $0.1 million and $0.4 million of expense related to restricted stock awards in the three- and nine- month periods ended September 26, 2009, respectively, and $0.2 million and $1.1 million in the three- and nine- month periods ended September 27, 2008, respectively. During the first nine months of 2009, we granted 207,415 restricted shares with a calculated average fair value of $3.78, which vest over four years in equal installments after the date of the grant.

NOTE 9 SUBSEQUENT EVENTS

In November 2009, we completed the sale to GSK of all the assets, including intellectual property and related rights, to our Staph program (including S.aureus and S.epidermidis) and received $21.5 million in cash pursuant to the terms of our asset purchase agreement with GSK dated August 5, 2009, as amended. Under the terms of the asset purchase agreement, we have the right to receive up to an additional $26 million contingent upon certain milestone accomplishments. At the closing, we also entered into a transition services agreement with GSK to provide services to GSK related to the planned Phase I trial and technology transfer related to the assets sold to GSK. We will be reimbursed for our cost of services provided under this agreement.

In November 2009, we settled Biotest’s remaining indemnification claim regarding alleged breaches of representations and warranties under the terms of the Asset Purchase Agreement dated as of September 11, 2007 between us and Biotest. In connection with the settlement, Biotest withdrew its remaining indemnification claim for possible losses of up to $5.7 million and authorized the release to us of the full $5.7 million of escrowed purchase price which had remained in escrow pending resolution of the claim. See Note 4 for more information.

Management performed an evaluation of Company activity through November 5, 2009, the date the unaudited, condensed and consolidated financial statements were available to be issued. Management concluded that, other than the events described above, there are no significant subsequent events requiring disclosure.

B-IV-11

SPECIAL MEETING OF STOCKHOLDERS OF

NABI BIOPHARMACEUTICALS

March 2, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100445&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 00030000300000000000 1	030210

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	To approve the exclusive option and license agreement between the Company and GlaxoSmithKline Biologicals S.A. attached as Annex A to the Company’s Proxy Statement for the special meeting and the transactions contemplated thereby, including, without limitation, the exclusive options and licenses to develop, commercialize and manufacture the Company’s nicotine conjugate vaccine candidate (NicVAX®) and certain related potential alternative forms of NicVAX® and future generation candidate vaccines based on NicVAX® intellectual property to be granted thereunder.	FOR AGAINST ABSTAIN ☐ ☐ ☐

		2.	To approve adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.	☐ ☐ ☐

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR PROPOSALS 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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SPECIAL MEETING OF STOCKHOLDERS OF

NABI BIOPHARMACEUTICALS

March 2, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100445&p=proxy

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢ 00030000300000000000 1	030210

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	To approve the exclusive option and license agreement between the Company and GlaxoSmithKline Biologicals S.A. attached as Annex A to the Company’s Proxy Statement for the special meeting and the transactions contemplated thereby, including, without limitation, the exclusive options and licenses to develop, commercialize and manufacture the Company’s nicotine conjugate vaccine candidate (NicVAX®) and certain related potential alternative forms of NicVAX® and future generation candidate vaccines based on NicVAX® intellectual property to be granted thereunder.	FOR AGAINST ABSTAIN ☐ ☐ ☐

		2.	To approve adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.	☐ ☐ ☐

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR PROPOSALS 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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0                        ¢

NABI BIOPHARMACEUTICALS

12276 Wilkins Avenue, Rockville, Maryland 20852

Special Meeting of Stockholders to be held on March 2, 2010

This Proxy is Solicited on Behalf of the Board of Directors, which Recommends

Approval of the Proposals Contained Herein

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoint(s) Paul Kessler, M.D. and Matthew W. Kalnik, Ph.D., and each of them, as Proxies of the undersigned, each with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Nabi Biopharmaceuticals (the “Company”), to be held on March 2, 2010 at 10:00 a.m., local time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, and all adjournments and postponements thereof (the “Meeting”). The undersigned acknowledge(s) receipt of the Company’s Proxy Statement. If shares of the Company’s Common Stock are issued to or held for the account of the undersigned under any of the Company’s employee benefit plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby direct(s) the respective fiduciary of each applicable Voting Plan to vote all shares of the Company’s Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein at the Meeting on all matters properly coming before the Meeting, including but not limited to the matters set forth on the reverse side.

¢	(Continued and to be signed on the reverse side)	14475 ¢